As filed with the U.S. Securities and Exchange Commission on December 2, 2022.
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-1
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
Alchemy Investments Acquisition Corp 1
(Exact name of registrant as specified in its charter)
Cayman Islands (State or other jurisdiction of incorporation or organization)	6770 (Primary Standard Industrial Classification Code Number)	N/A (I.R.S. Employer Identification Number)
850 Library Avenue, Suite 204-F
Newark, DE 19711
Tel: (212) 877-1588
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Puglisi & Associates
850 Library Avenue, Suite 204
Newark, DE 19711
Tel: (302) 738-6680
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Tamar Donikyan, Esq. Kirkland & Ellis LLP 601 Lexington Avenue New York, NY 10022 (212) 446-4800	Douglas S. Ellenoff, Esq. Stuart Neuhauser, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, NY 10105 (212) 370-1300
Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
PRELIMINARY PROSPECTUSSUBJECT TO COMPLETION, DATED DECEMBER 2, 2022
Alchemy Investments Acquisition Corp 1
$100,000,000
10,000,000 Units
Alchemy Investments Acquisition Corp 1 is a special purpose acquisition company incorporated under the laws of the Cayman Islands as an exempted company for the purpose of completing a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses, which we refer to as our initial business combination throughout this prospectus. We have not selected any specific business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any business combination target. While we may pursue an initial business combination opportunity in any business, industry, sector or geographical location, we intend to look at deep technology with a focus on data analytics. We plan to focus on companies acquiring, processing, analyzing, and utilizing data acquired from a variety of systems and sources. This data may be used to enable and deliver applications such as: remote sensing, telecommunications, financial trading, environmental monitoring, greenhouse gas emissions monitoring, business intelligence, precision agriculture, infrastructure monitoring, space traffic monitoring and management, data science, and their adjacent industries.
This is an initial public offering of our securities. Each unit has an offering price of $10.00 and consists of one Class A Ordinary Share and one-half of one redeemable warrant. Each whole warrant entitles the holder thereof to purchase one Class A Ordinary Share at a price of $11.50 per share, subject to adjustment as described herein. Each whole warrant will become exercisable on the later of: (i) thirty (30) days after the completion of an initial business combination and (ii) one (1) year from the date of this prospectus, and will expire five (5) years after the completion of an initial business combination, or earlier upon redemption. The underwriters have a 45-day option from the date of this prospectus to purchase up to an additional 1,500,000 units to cover over-allotments, if any.
We will provide our public shareholders with the opportunity to redeem all or a portion of their Class A Ordinary Shares upon the completion of our initial business combination, subject to the limitations described herein. We have 15 months from the closing of this offering to consummate our initial business combination. If we anticipate that we may not be able to consummate our initial business combination within such 15 month period, we may seek shareholder approval of the amendments to our second amended and restated memorandum and articles of association (which we refer to as our “amended and restated memorandum and articles of association” throughout this prospectus) for any extension beyond 15 months at a meeting called for such purpose. Public shareholders will be offered the opportunity to vote on and redeem their shares in connection with any such extension. Alternatively, or in the event that there is an unsuccessful effort to obtain shareholder approval for the proposed extension(s), we may, but are not obligated to, extend the period in which we must complete our initial business combination three times, for an additional one month each time, up to an aggregate of 18 months, by depositing into the trust account for each one-month extension $330,000, or $379,500 if the underwriters’ over-allotment option is exercised in full ($0.033 per public share in either case). Public shareholders, in this situation, will not be offered the opportunity to vote on or redeem their shares. If we are unable to complete our initial business combination within 15 months from the closing of this offering (or up to 18 months from the closing of this offering if we extend the period of time to consummate a business combination as described in more detail in this prospectus), we will redeem 100% of the public shares at a per share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (less taxes payable and up to $100,000 of interest to pay dissolution expenses), divided by the number of then issued and outstanding public shares, subject to applicable law and certain conditions as further described herein.
Our sponsor, Alchemy DeepTech Capital LLC, has agreed to purchase an aggregate of 543,000 placement shares (or 595,500 placement shares if the over-allotment option is exercised in full) at a price of $10.00 per placement share, for an aggregate purchase price of $5,430,000 (or $5,955,000 if the over-allotment option is exercised in full), in a private placement that will close simultaneously with the closing of this offering. Cantor Fitzgerald & Co. (“Cantor”) has also agreed to purchase an aggregate of 50,000 placement shares (or 57,500 placement shares if the over-allotment option is exercised in full) at a price of $10.00 per placement share, for an aggregate purchase price of $500,000 (or $575,000 if the over-allotment option is exercised in full), in a private placement that will close simultaneously with the closing of this offering. The placement shares purchased by our sponsor and Cantor are identical to the Class A Ordinary Shares included in the units sold in this offering, subject to certain limited exceptions as described in this prospectus.
Our sponsor owns 4,025,000 of our Class B Ordinary Shares (up to 525,000 shares of which are subject to forfeiture depending on the extent to which the underwriters’ over-allotment option is exercised), which will automatically convert into Class A Ordinary Shares at the time of the consummation of our initial business combination, on a one-for-one basis, subject to adjustment as described herein. On all matters submitted to a vote of our shareholders, holders of our Class A Ordinary Shares and holders of our Class B Ordinary Shares will vote together as a single class, except as required by the laws of the Cayman Islands.
Currently, there is no public market for our units, Class A Ordinary Shares or warrants. We intend to apply to have our units listed on The Nasdaq Global Market, or Nasdaq, under the symbol “ALCYU” on or promptly after the date of this prospectus. We cannot guarantee that our securities will be approved for listing on Nasdaq. We expect the Class A Ordinary Shares and warrants comprising the units will begin separate trading on the 52nd day following the date of this prospectus unless Cantor, the representative of the underwriters of this offering, informs us of its decision to allow earlier separate trading, subject to our satisfaction of certain conditions. Once the securities comprising the units begin separate trading, we expect that the Class A Ordinary Shares and warrants will be listed on Nasdaq under the symbols “ALCY” and “ALCYW,” respectively.
We are an “emerging growth company” under applicable federal securities laws and will be subject to reduced public company reporting requirements. Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 35 for a discussion of information that should be considered in connection with an investment in our securities. Investors will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings.
Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
	Per Unit	Total
	($)
Public offering price	10.00	100,000,000
Underwriting discounts and commissions(1)	0.65	6,500,000
Proceeds, before expenses, to Alchemy Investments Acquisition Corp 1	9.35	93,500,000

Note: —
(1)
Includes $0.20 per unit, or $2,000,000 (or $2,300,000 if the over-allotment option is exercised in full) in the aggregate, payable to Cantor Fitzgerald & Co. upon the closing of this offering. Also includes $0.45 per unit, or $4,500,000 in the aggregate, payable to Cantor Fitzgerald & Co. for its own account for deferred underwriting commissions to be placed in a trust account located in the United States as described herein. If the underwriters’ over-allotment option is exercised, $0.45 per over-allotment unit (or up to $5,175,000 in the aggregate) will be deposited in the trust account as deferred underwriting commissions. The deferred commissions will be released to Cantor Fitzgerald & Co. for its own account only on completion of an initial business combination, as described in this prospectus. Does not include certain fees and expenses payable to the underwriters in connection with this offering. See the section of this prospectus entitled “Underwriting” beginning on page 159 for a description of compensation and other items of value payable to the underwriters.

Of the proceeds we receive from this offering and the sale of the placement shares described in this prospectus, $102,000,000, or $117,300,000 if the underwriters’ over-allotment option is exercised in full ($10.20 per share in either case) will be deposited into a trust account in the United States with Continental Stock Transfer & Trust Company acting as trustee. Except with respect to interest earned on the funds held in the trust account that may be released to us to pay taxes payable and up to $100,000 of dissolution expenses, if any, the funds held in the trust account will not be released from the trust account until the earliest to occur of: (i) the completion of our initial business combination; (ii) the redemption of any public shares properly tendered in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to provide holders of our Class A ordinary shares the right to have their shares redeemed in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 15 months from the closing of this offering (or up to 18 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus), or (B) with respect to any other material provisions relating to shareholders’ rights or pre-initial business combination activity; or (iii) absent our completing an initial business combination within 15 months from the closing of this offering (or up to 18 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus), our return of the funds held in the trust account to our public shareholders as part of our redemption of the public shares. The proceeds deposited in the trust account could become subject to the claims of our creditors, if any, which could have priority over the claims of our public shareholders.
The underwriters are offering the units for sale on a firm commitment basis. The underwriters expect to deliver the units to the purchasers on or about           , 2022.
Sole Book-Running Manager
CANTOR
The date of this prospectus is            , 2022

We are responsible for the information contained in this prospectus. We have not authorized anyone to provide you with different information, and we take no responsibility for any other information others may give to you. We are not, and the underwriters are not, making an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.
This prospectus includes estimates regarding market and industry data and forecasts which are based on publicly available information, industry reports and publications, reports from government agencies and management’s estimates based on third-party data. Third-party industry publications and forecasts generally state that the information contained therein has been obtained from sources generally believed to be reliable. The third-party industry sources referenced in this prospectus include, among others, Research and Markets Report. We have not independently verified such third-party information, nor have we ascertained the underlying economic assumptions relied upon in those sources, and we cannot assure you of the accuracy or completeness of such information contained in this prospectus. Such data involve risks and uncertainties and is subject to change based on various factors. See “Risk Factors.”
This prospectus contains trademarks, service marks and trade names of other companies which are the property of their respective owners. We do not intend our use or display of such names or marks to imply relationships with, or endorsements of us by, any other company.

i

SUMMARY
This summary only highlights the more detailed information appearing elsewhere in this prospectus. You should read this entire prospectus carefully, including the information under the section of this prospectus entitled “Risk Factors” and our financial statements and the related notes included elsewhere in this prospectus, before investing.
Unless otherwise stated in this prospectus, or the context otherwise requires, references to:
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“we,” “us,” “company” or “our company” are to Alchemy Investments Acquisition Corp 1, a Cayman Islands exempted company;

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“amended and restated memorandum and article of association” are to the second amended and restated memorandum and articles of association that the company will adopt prior to the consummation of this offering;

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“board of directors” are to the board of directors of the company (including our director nominee who will become a director in connection with the consummation of this offering);

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“CCM” are to Cohen & Company Capital Markets, a division of J.V.B. Financial Group, LLC, whom we have engaged to provide consulting and advisory services in connection with this offering. CCM is a broker dealer subsidiary of Cohen & Company Inc. Affiliates of CCM have and manage investment vehicles with a passive investment in our sponsor;

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“Class A Ordinary Shares” are to our Class A Ordinary Shares of par value $0.0001 per share in the share capital of the company;

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“Class B Ordinary Shares” are to our Class B Ordinary Shares of par value $0.0001 per share in the share capital of the company;

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“Companies Act” are to the Companies Act (As Revised) of the Cayman Islands, as the same may be amended from time to time;

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“directors” are to our current directors and director nominee;

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“founder shares” are to our Class B Ordinary Shares initially purchased by our sponsor in a private placement prior to this offering, and our Class A Ordinary Shares issuable upon the conversion thereof as provided herein;

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“management” or our “management team” are to our officers and directors;

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“Non-Executive Chairman” are to the director on a board of directors of a company organized under the laws of the Cayman Islands that assumes the roles and responsibilities typically associated with a chairman of a board of directors, but is neither an officer nor formally appointed as chairman of the board of directors of such company under Cayman Islands law;

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“Ordinary Shares” are to our Class A Ordinary Shares and our Class B Ordinary Shares, collectively;

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“placement shares” are to the shares being purchased by our sponsor and Cantor in the private placement;

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“private placement” are to the private placement to our sponsor and Cantor of an aggregate of 593,000 placement shares (up to 653,000 placement shares if the over-allotment option is exercised in full) at a price of $10.00 per placement share, for an aggregate purchase price of $5,930,000 (up to $6,530,000 if the over-allotment option is exercised in full), which will occur simultaneously with the completion of this offering;

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“public shares” are to our Class A Ordinary Shares sold as part of the units in this offering (whether they are purchased in this offering or thereafter in the open market);

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“public shareholders” are to the holders of our public shares, including our sponsor and management team to the extent our sponsor and/or members of our management team purchase public shares, provided that our sponsor’s and member of our management team’s status as a “public shareholder” shall only exist with respect to such public shares;

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“public warrants” or “warrants” are to our redeemable warrants sold as part of the units in this offering (whether they are purchased in this offering or thereafter in the open market, including warrants that may be acquired by our sponsor or its affiliates in this offering or thereafter in the open market);

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“representative” or “Cantor” are to Cantor Fitzgerald & Co., the representative of the underwriters in this offering;

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“sponsor” are to Alchemy DeepTech Capital LLC, a Delaware limited liability company;

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“underwriters” are to the underwriters of this offering, for which the representative is acting as representative; and

Any forfeiture of shares described in this prospectus will take effect as a surrender of shares for no consideration of such shares as a matter of Cayman Islands law. Any conversion of the Class B ordinary shares described in this prospectus will take effect as a compulsory redemption of Class B ordinary shares and an issuance of Class A ordinary shares as a matter of Cayman Islands law. Any share dividends described in this prospectus will take effect as share capitalizations as a matter of Cayman Islands law.
Unless we tell you otherwise, the information in this prospectus assumes that the underwriters will not exercise their over-allotment option.
General
We are a newly-organized blank check company incorporated on October 27, 2021 as a Cayman Islands exempted company for the purpose of completing a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses, which we refer to as our initial business combination. To date, our efforts have been limited to organizational activities as well as activities related to this offering. We have not selected any specific business combination target and we have not, nor has anyone on our behalf, engaged in any substantive discussions, directly or indirectly, with any business combination target with respect to an initial business combination with us.
While we may pursue an initial business combination opportunity in any business, industry, sector or geographical location, we intend to look at deep technology with a focus on data analytics. We plan to focus on companies acquiring, processing, analyzing, and utilizing data acquired from a variety of systems and sources. This data may be used to enable and deliver applications such as: remote sensing, telecommunications, financial trading, environmental monitoring, greenhouse gas emissions monitoring, business intelligence, precision agriculture, infrastructure monitoring, space traffic monitoring and management, data science, and their adjacent industries.
Our Management Team
We will seek to capitalize on the experience and networks of our management team. Our team consists of seasoned and experienced professionals who have experience in equity investments, finance, business operations and management, as well as deal negotiation. We believe our team has the ability to source attractive deals and find good investment opportunities from private and public sources in their networks.
Other members of our management also have extensive experience in sourcing and evaluating potential investment targets, and have developed a proprietary network of business leaders, investors and intermediaries that we believe can generate deal flow for us.
Our management team is led by Steven M. Wasserman, our Non-Executive Chairman, Mattia Tomba and Vittorio Savoia, our Co-Chief Executive Officers (“co-CEOs”).
Steven M. Wasserman is the co-founder and managing partner of Alchemy Investment Management, an affiliate of our sponsor, and has been our director since November 19, 2021 and our Non-Executive Chairman since November 2022. Mr. Wasserman has been a principal in MSP Sports Capital, LP., an investment fund specializing in professional sports businesses, since 2019. He served as Vice Chairman of The Roosevelt Investment Group, Inc. an investment advisory firm, from 2018 to 2021 and was previously Chief Executive Officer of Seaport Investment Management, LLC, an investment management firm, from 2015 to 2018 and helped Seaport develop new investment strategies during his tenure. Since 2017,

Mr. Wasserman has been a senior advisor to a New York based hedge fund with respect to special situations/credit opportunity investments and has also been an advisor to BlockWorks Group, LLC, a blockchain/cryptocurrency communications company. From 2011 to 2014 he was Senior Managing Director of the Beige Group, LLC, a family office where he was responsible for identifying, analyzing and executing investment opportunities. Mr. Wasserman is also a director for byNordic, a SPAC currently listed on Nasdaq and previously was Chief Executive Officer of Alpha Security Group Corporation, a special purpose acquisition company, from 2005 to 2009. He has also served as an advisor to various other special purpose acquisition companies including, but not limited to, Energy Infrastructure Acquisition Corp. from March 2006 to March 2008, Seanergy Acquisition Corp. from November 2007 to September 2008, and Starbulk Acquisition Corp. from April 2008 to March 2009. From 2004 to 2008, Mr. Wasserman also served as the managing partner of AMT Ventures LLC, an entity primarily engaged in public and private equity and debt investments on a principal basis. During his tenure AMT portfolio investments included: Ktech Corporation, a provider of technical support services, scientific and engineering services and management expertise to a variety of government defense and industry clients; Nanodetex Corporation, a leader in lab-on-chip (LOC) platform technologies for gas phase chemical analysis and explosive detection; Agent Science Technologies Incorporated, a provider of neural information management software solutions to the defense industry; and Link One, LLC, a technology transfer advisory group to Los Alamos National Laboratory. Mr. Wasserman is also a licensed attorney.
Mattia Tomba is the co-founder and managing partner of Alchemy Investment Management, an affiliate of our sponsor, and has been our director since October 27, 2021 and our co-CEO since November 2022. He has been a founding investor and the head of International Markets at Tradeteq since 2017. He has also been a Partner at M&M Investments Pte. Ltd., a holding company that invests in technology companies globally and provides debt and equity advice since 2016. He is a research affiliate at the Middle East Institute in Singapore (MEI), while from 2016 to 2018, Mr. Tomba was a senior fellow, and from 2015 to 2016, Mr. Tomba was a visiting senior fellow at MEI, where he focused on Asia – Middle East relations. He has also been sitting on the Advisory Council of the Center for Sovereign Wealth and Global Capital at The Fletcher School, Tufts University, since 2013. Mr. Tomba has experience in evaluating, negotiating, and structuring direct investments globally across all parts of the capital structure, in public and private markets. Mr. Tomba served as an Investment Manager at Qatar’s Sovereign Wealth Fund (Qatari Diar), where he managed an equity portfolio and worked on large private equity and real estate transactions worldwide from 2008 to 2016. Prior to that, in 2003, Mr. Tomba joined the Goldman Sachs group, where he was involved in the investment and portfolio management of the real estate funds managed by the bank until 2008. Mr. Tomba began his private equity and investment management career in 2002 with the Private Wealth Management team of Merrill Lynch. He studied business administration and international affairs at Bocconi University, Sciences Po, and Fletcher School.
Vittorio Savoia is the co-founder and managing partner of Alchemy Investment Management, an affiliate of our sponsor, and has been our director since November 19, 2021 and our co-CEO since November 2022. Since 2017, he has been the founder, managing director and CEO of FIDES Holdings, a multi-asset alternative investment firm that is active in real estate, venture capital, private equity, middle-market direct lending, sustainable civil and structural engineering, and facilities & maintenance solutions. Mr. Savoia has over 15 years of experience in investment management, alternative asset management, and advising families and financial institutions on complex transactions across Europe and North America. Mr. Savoia served as the managing partner of VIS Partners, a Luxembourg-based independent GP, from 2016 to 2020. At VIS Partners, he led investment practices mainly focused on uncorrelated long-term value strategies across different asset classes and geographies. Mr. Savoia is an executive member of the Italian Family Offices Association. Mr. Savoia is a member of the Harvard Alumni Entrepreneurs and Investment Industry Association and an alumnus and faculty member of the Harvard Real Estate Alumni Organization. Mr. Savoia received a master’s degree in Business Management, Finance and Control from Harvard University in 2010. He also received a bachelor’s degree with Honours in Business Management from Westminster Business School, UK in 2008, and Rennes School of Business, France in 2007.
The other members of our board of directors are:
Debbie S. Zoldan has been our independent director since November 19, 2021. Ms. Zoldan has been the Chief Compliance Officer of Seaport Securities Corporation since 2000. Prior to that she served as a

Partner at Seaport Securities Corporation from 1987 to 2000. Ms. Zoldan holds Series 4, 7, 8, 14, 24, 55, and 63 FINRA Registrations. She is licensed as a registered representative with Seaport Securities Corporation, which is a registered securities broker/dealer and a member of the Financial Industry Regulatory Authority, or FINRA, New York Stock Exchange, or NYSE, and the Securities Investors Protection Corporation, or SIPC. Ms. Zoldan sits on the NYSE Acceptability Board and the NYSE Hearing Board. She is also a member of the FINRA roster, to serve as a Non-Public FINRA Arbitrator. Ms. Zoldan received a Bachelor of Business Administration degree from CUNY-Baruch College in New York in 1992.
Pablo Terpolilli has been our independent director since November 19, 2021. Mr. Terpolilli is currently the founder and CEO of vabble Ltd., a startup that is building a neo-bank platform to help emerging market companies connect with institutional investors since 2021. Additionally, Mr. Terpolilli has been the founder and an executive of PACT-AM, an advisory and independent sponsor that is active in Europe and the Americas since 2019. Mr. Terpolilli has held various banking roles and has served in senior management roles at various industrial companies. In 2020, he co-headed the rollout of alternative investments for Santander Bank International, a major private bank based in Geneva, Switzerland. Between June 2017 and December 2018, Mr. Terpolilli led the private financing for the Western Hemisphere-Europe, the Middle East and Africa and the Americas at Standard Chartered Bank Plc. Mr. Terpolilli has also served on the board of directors of Valuable Insights since 2015. Since 2015, Mr. Terpolilli has held various advisory and consulting positions as well. From 2013 to 2014, he was the head of the corporate finance group at The Klesch Group, a large family-office-owned industrial conglomerate that operates in oil refining, shipping, commodities trading, petrochemicals and metals. In 2009, he joined UBS where he worked with the Special Situations Financing group until 2012. From 2004 to 2009, Mr. Terpolilli served in various banking roles in leveraged finance and distressed trading at Goldman, Sachs & Co. in both London and New York. In 1998, Mr. Terpolilli joined the high yield division of Donaldson, Lufkin & Jenrette, an investment bank, in New York. Mr. Terpolilli received an MBA from Babson College in 1998, where he graduated magna cum laude, a JD from University of Buenos Aires in Argentina in 1995 and an undergraduate research degree in International Trade and Economics from Argentine University of Enterprise in 1991.
With their support, we intend to conduct a disciplined process of deal origination and evaluation, due diligence, and investment.
Our group of independent directors will provide public company governance, executive leadership, operational oversight, private equity investment management and capital markets experience. Our board members have extensive experience, having served as directors or officers for numerous publicly-listed and privately-owned companies. Our directors have experience with acquisitions, divestitures and corporate strategy and implementation, which we believe will significantly benefit us as we evaluate potential acquisition or merger candidates as well as following the completion of our initial business combination.
We believe our management team is uniquely positioned to take advantage of the growing set of acquisition opportunities in the remote sensing, telecommunications, financial trading, environmental monitoring, greenhouse gas emissions monitoring, business intelligence, precision agriculture, infrastructure monitoring, space traffic monitoring and management, data science, including their adjacent industries and that our contacts and relationships, ranging from owners and management teams of private and public companies, private equity funds, investment bankers, attorneys, to accountants and business brokers will allow us to generate an attractive transaction for our shareholders.
The past performance of the members of our management team or their affiliates is not a guarantee that we will be able to identify a suitable candidate for our initial business combination or of success with respect to any business combination we may consummate and certain members of our management team do not have previous experience with special purpose acquisition companies or blank check companies. However, we believe that the skills and professional network of our management team will enable us to identify, structure and consummate a business combination. You should not rely on the historical record of the performance of our management team or any of its affiliates’ performance as indicative of our future performance.
Business Strategy
While we may pursue an initial business combination opportunity in any business, industry, sector or geographical location, we intend to look at deep technology with a focus on data analytics. We plan to focus on companies acquiring, processing, analyzing, and utilizing data acquired from a variety of systems and sources. This data may be used to enable and deliver applications such as: remote sensing, telecommunications, financial trading, environmental monitoring, greenhouse gas emissions monitoring, business intelligence, precision agriculture, infrastructure monitoring, space traffic monitoring and management, data science, and their adjacent industries.
We believe there is a diverse set of opportunities globally where value can be unlocked by accessing international capital markets. We believe our management team is uniquely qualified to use its extensive networks and experience to source and execute a business combination. Possible acquisitions may involve special situations in which significant value can be created by recapitalization, providing growth capital and allowing the company to use its listing to engage in additional consolidations in its industry.
We intend to capitalize on the operating experience and contacts of Steven M. Wasserman, our Non-Executive Chairman, and Mattia Tomba and Vittorio Savoia, our co-CEOs, along with the other members of our management team in consummating an initial business combination. These individuals have extensive transactional experience and a broad network of contacts to assist in our search for a target business.
Competitive Advantages
We intend to capitalize on the following competitive advantages in our pursuit of a target company:
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Leadership of an Experienced Management Team.   Our management team is led by Steven M. Wasserman, our Non-Executive Chairman, Mattia Tomba and Vittorio Savoia, our co-CEOs. See “— Our Management Team.”

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We have the flexibility to explore upstream and downstream business combination opportunities.   We believe we are well positioned to take advantage of both upstream and downstream business combination opportunities. If we pursue an upstream business combination, we will seek a business combination with a company that already has operational assets in space. However, we do not intend to pursue a business combination with traditional space companies which focus on the institutional space business. If we pursue a downstream business combination with a data-analytics company, we may then pursue further M&A transactions to merge with, or acquire, a company that has the ability to source data.

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Status as a Publicly Listed Acquisition Company.   We believe our structure will make us an attractive business combination partner to prospective target businesses. As a publicly listed company, we will offer a target business an alternative to the traditional initial public offering process. We believe that target businesses will favor this alternative, which we believe is less expensive, while offering greater certainty of execution, than the traditional initial public offering process. During an initial public offering, there are typically underwriting fees and marketing expenses, which would be costlier than a business combination with us. Furthermore, once a proposed business combination is approved by our shareholders (if applicable) and the transaction is consummated, the target business will have effectively become public, whereas an initial public offering is always subject to the underwriter’s ability to complete the offering, as well as general market conditions that could prevent the offering from occurring. Once public, we believe our target business would have greater access to capital and additional means of creating management incentives that are better aligned with shareholders’ interests than it would as a private company. This can offer further benefits by augmenting a company’s profile among potential new customers and vendors and aid in attracting talented management staffs.

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Established Deal Sourcing Network.   We believe the strong track record of our management team will provide access to quality initial business combination partners. In addition, through our management team, we believe we have contacts and sources from which to generate acquisition opportunities and possibly seek complementary follow-on business arrangements. These contacts and sources include those in government, private and public companies, private equity and venture capital funds, investment bankers, attorneys and accountants.

•
Strong Financial Position and Flexibility.   With the funds held in our trust account, we can offer a target business a variety of options to facilitate a business combination and fund future expansion and growth of its business. Because we are able to consummate a business combination using the cash proceeds from this offering, our share capital, debt or a combination of the foregoing, we have the flexibility to use an efficient structure allowing us to tailor the consideration to be paid to the target business to address the needs of the parties. However, if a business combination requires us to use substantially all of our cash to pay for the purchase price, we may need to arrange third party financing to help fund our business combination. Since we have no specific business combination under consideration, we have not taken any steps to secure third party financing.
Industry Opportunity
The deep tech industry is emerging as one of the most promising industries globally, with significant economic potential in many different areas of application. The deep tech industry refers to economic activities related to the development and application of technology solutions that represent a substantial scientific or engineering challenge.
Our focus will be in particular on data analytics, which is the process of sourcing, extracting and examining data sets to find trends and draw conclusions about the information they contain. This represents possible applications for a lot of industries, such as energy, agriculture, telecommunications, financial services, aerospace, logistics and pharmaceuticals. The market size related to data analytics market was already valued in 2021 at over $240 billion and is expected to have a significant growth that will lead to a market value of over $650 billion by 2029. Data analytics development relies on the development of artificial intelligence technologies such as machine learning, deep reinforcement learning, computer vision and natural language processing. According to the McKinsey “Technology Trends Outlook 2022”, the applied AI sector has the highest innovation score of all the trends studied, and is one of the main areas of investments, having attracted an estimated $165 billion in 2021.
Acquisition Criteria
The focus of our management team is to create shareholder value by leveraging its experience to improve the efficiency of the business while implementing strategies to grow revenue and profits organically and/or through acquisitions. Consistent with our strategy, we have identified the following general criteria and guidelines that we believe are important in evaluating prospective target businesses. While we intend to use these criteria and guidelines in evaluating prospective businesses, we may deviate from these criteria and guidelines should we see fit to do so:
•
Strong Growth Potential.   As a result of the space and data economy and related services’ strong growth over the past several decades, there are a large number of domestic and regional companies with principal business operations which are serving the ever-increasing emerging needs of the economy. In addition, we intend to target businesses that have historically demonstrated revenue growth and possess favorable future growth characteristics, combined with a durable business model that is resistant to macroeconomic volatility. We will seek target businesses for which we can provide strategic advice, access to sufficient capital and effective operational expertise, to grow the business.

•
Unique Market Position.    We intend to seek target businesses with an industry or businesses that have leading competitive technology, unique brand equity and/or product competences. In particular, we intend to seek businesses that may be at a point of achieving high growth and require additional expertise or capital to help drive their further expansion.

•
Benefit from Capital Markets.    We intend to seek to acquire a target with an experienced operating management team that may lack experience with the capital markets but that has the ambition to take advantage of the improved liquidity and additional capital that can come from a successful listing in the United States. The access to the capital markets could allow such a target business to accelerate its growth and build capital profile.

•
Middle-Market Businesses.    We intend to seek target businesses with a total enterprise value of at least $500 million. We believe there are a considerable number of potential target businesses within this valuation range that can benefit from new capital for scalable operations to generate substantial revenue and earnings growth.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial business combination may be based, to the extent relevant, on these general guidelines as well as other considerations, factors and criteria that our management may deem relevant.
Initial Business Combination
We are not presently engaged in, and we will not engage in, any substantive commercial business for an indefinite period of time following this offering. We intend to utilize cash derived from the proceeds of this offering and the placement shares, as well as our equity, debt or a combination of these, in effecting a business combination which has not yet been identified. Accordingly, investors in this offering are investing without first having an opportunity to evaluate the specific merits or risks of any one or more business combinations. A business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital but which desires to establish a public trading market for its shares, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself. These include time delays, significant expense, loss of voting control and compliance with various federal and state securities laws. In the alternative, we may seek to consummate a business combination with a company that may be financially unstable or in its early stages of development or growth. While we may seek to effect simultaneous business combinations with more than one target business, we will probably have the ability, as a result of our limited resources, to effect only a single business combination.
We will either (1) seek shareholder approval of our initial business combination at a general meeting called for such purpose at which shareholders may seek to redeem their shares, regardless of whether they vote for or against the proposed business combination or do not vote at all, into their pro rata share of the aggregate amount then on deposit in the trust account (less taxes payable), or (2) provide our shareholders with the opportunity to sell their shares to us by means of a tender offer (and thereby avoid the need for a shareholder vote) for an amount equal to their pro rata share of the aggregate amount then on deposit in the trust account (less taxes payable), in each case subject to the limitations described herein. The decision as to whether we will seek shareholder approval of our proposed business combination or allow shareholders to sell their shares to us in a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require us to seek shareholder approval. If we decide to allow shareholders to sell their shares to us in a tender offer, we will file tender offer documents with the SEC which will contain substantially the same financial and other information about the initial business combination as is required under the SEC’s proxy rules. If we seek shareholder approval of our initial business combination, we will consummate our initial business combination only if approved as an ordinary resolution under Cayman Islands law, which requires the affirmative vote of a majority of the shares held by shareholders who attend and vote at a general meeting of the company to approve the business combination or as a special resolution under Cayman Islands law, which requires the affirmative vote of at least a two-thirds (2/3) majority of the shares held by shareholders who attend and vote at a general meeting of the company to approve the business combination to the extent that such business combination is structured as a merger.
We have 15 months from the closing of this offering to consummate our initial business combination. If we anticipate that we may not be able to consummate our initial business combination within such 15 month period, we may seek shareholder approval of amendments to our amended and restated memorandum and articles of association for any extension beyond 15 months at a meeting called for such purpose. Public shareholders will be offered the opportunity to vote on and redeem their shares in connection with any such extension. As described herein, our sponsor, officers and directors have agreed that they will not propose any such amendment unless we provide our public shareholders with the opportunity to redeem their public shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (less taxes payable), divided by the number of then-outstanding public shares, subject to the limitations described herein. Alternatively, or in the event that there is an unsuccessful effort to obtain shareholder approval for the proposed extension(s), we may, but are not obligated to, extend the period in which we must complete our initial business combination three times, for an additional one month each time, up to an aggregate of 18 months, by depositing into the trust account for each one-month extension $330,000, or $379,500 if the underwriters’ over-allotment option is exercised in full ($0.033 per public share in either case). Public shareholders, in this situation, will not be offered the opportunity to vote on or redeem their shares.

In accordance with the provisions of our amended and restated memorandum and articles of association and the trust agreement to be entered into between us and Continental Stock Transfer & Trust Company on the date of this prospectus, in order for the time available for us to consummate our initial business combination to be extended, our sponsor or its affiliates or designees, upon five days’ advance notice prior to the applicable deadline, must deposit into the trust account $330,000 or $379,500 if the underwriters’ over-allotment option is exercised in full ($0.033 per public share in either case, up to an aggregate of $990,000 or $1,138,500 if the underwriter’s over-allotment option is exercised in full), on or prior to the date of the applicable deadline, for each of the available one-month extensions. In the event that we receive notice from our sponsor five days prior to the deadline of its wish for us to effect an extension, we intend to issue a press release announcing such intention at least three days prior to the deadline. In addition, we intend to issue a press release the day after the deadline announcing whether or not the funds have been timely deposited. Any such payments would be made in the form of non-interest bearing extension loans. If we complete our initial business combination, we will, at the option of our sponsor, repay such loaned amounts out of the proceeds of the trust account released to us or convert a portion or all of the total extension loan amount into shares of the post-business combination entity at a price of $10.00 per share, which shares will be identical to the placement shares. If we do not complete a business combination, we will repay such loans only from funds held outside of the trust account. Any such extension loans would be in addition to any working capital loans made to us. Our sponsor and its affiliates or designees are not obligated to fund the trust account to extend the time for us to complete our initial business combination.
If we are unable to consummate an initial business combination within the applicable time period, we will redeem 100% of our issued and outstanding public shares for a pro rata portion of the funds held in the trust account, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account (less taxes payable and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, subject to applicable law and as further described herein, and then seek to liquidate and dissolve. Assuming we do not deposit additional funds into the trust account to extend the time period in which we are required to consummate our initial business combination, we expect the pro rata redemption price to be approximately $10.20 per Class A Ordinary Share (regardless of whether or not the underwriter exercises its over-allotment option), without taking into account any interest earned on such funds. However, we cannot assure you that we will in fact be able to distribute such amounts as a result of claims of creditors which may take priority over the claims of our public shareholders.
Nasdaq rules require that we must complete one or more business combinations having an aggregate fair market value of at least 80% of the value of the assets held in the trust account (excluding the deferred underwriting commissions and taxes payable on the interest earned on the trust account) at the time of our signing a definitive agreement in connection with our initial business combination. Our board of directors will make the determination as to the fair market value of our initial business combination. If our board of directors is not able to independently determine the fair market value of our initial business combination, we will obtain an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions with respect to the satisfaction of such criteria. While we consider it unlikely that our board of directors will not be able to make an independent determination of the fair market value of our initial business combination, it may be unable to do so if it is less familiar or experienced with the business of a particular target or if there is a significant amount of uncertainty as to the value of a target’s assets or prospects. Additionally, pursuant to Nasdaq rules, any initial business combination must be approved by a majority of our independent directors.
We anticipate structuring our initial business combination so that the post-transaction company in which our public shareholders own shares will own or acquire 100% of the equity interests or assets of the target business or businesses. We may, however, structure our initial business combination such that the post-transaction company owns or acquires less than 100% of such interests or assets of the target business in order to meet certain objectives of the prior owners of the target business, the target management team or shareholders or for other reasons, but we will only complete such business combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our shareholders prior to the business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital share, shares or other equity interests of a target. In this case, we would acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our shareholders immediately prior to our initial business combination could own less than a majority of our issued and outstanding shares subsequent to our initial business combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% fair market value test. If the business combination involves more than one target business, the 80% fair market value test will be based on the aggregate value of all of the target businesses and we will treat the target businesses together as our initial business combination for purposes of a tender offer or for seeking shareholder approval, as applicable.
To the extent we effect our initial business combination with a company or business that may be financially unstable or in its early stages of development or growth, we may be affected by numerous risks inherent in such company or business. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.
In evaluating a prospective target business, we expect to conduct a thorough due diligence review which will encompass, among other things, meetings with incumbent management and employees, document reviews, inspection of facilities, as well as a review of financial, operational, legal and other information which will be made available to us.
The time required to select and evaluate a target business and to structure and complete our initial business combination, and the costs associated with this process, are not currently ascertainable with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which our initial business combination is not ultimately completed will result in our incurring losses and will reduce the funds we can use to complete another business combination.
Sourcing of Potential Initial Business Combination Targets
Certain members of our management team have spent significant portions of their careers working with businesses or government agencies involving remote sensing, telecommunications, financial trading, environmental monitoring, greenhouse gas emissions monitoring, business intelligence, precision agriculture, infrastructure monitoring, space traffic monitoring and management, data science, including their adjacent industries, and have developed a wide network of professional services contacts and business relationships in those industries.
We believe that the network of contacts and relationships of our management team will provide us with an important source of acquisition opportunities. In addition, we anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment market participants, private equity groups, investment banks, consultants, accounting firms and large business enterprises.
We currently do not have any specific business combination under consideration. Our officers and directors have neither individually selected nor considered a target business, nor have they had any substantive discussions regarding possible target businesses among themselves or with our underwriter or other advisors. Our management team is regularly made aware of potential business opportunities, one or more of which we may desire to pursue for a business combination, but we have not (nor has anyone on our behalf) contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to a business combination transaction with our company. Additionally, we have not, nor has anyone on our behalf, taken any substantive measure, directly or indirectly, to identify or locate any suitable acquisition candidate for us, nor have we engaged or retained any agent or other representative to identify or locate any such acquisition candidate.
Members of our management team and our independent directors will directly or indirectly own founder shares and/or placement shares following this offering and, accordingly, may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination. The low price that the members of our management team paid for the founder shares creates an incentive whereby our officers and directors could potentially make a substantial profit even if the company selects an acquisition target that subsequently declines in value and is unprofitable for public investors. In the event we do not consummate a business combination within 15 months from the closing of this offering (or up to 18 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus), the founder shares and placement shares will expire worthless which could create an incentive for our officers and directors to complete a transaction even if the company selects an acquisition target that subsequently declines in value and is unprofitable for public investors. Further, each of our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination.
In addition, each of our officers and directors presently has, and any of them in the future may have additional, fiduciary or contractual obligations to other entities pursuant to which such officer or director is or will be required to present a business combination opportunity to such entity. We do not believe, however, that the fiduciary duties or contractual obligations of our officers or directors will materially affect our ability to complete our initial business combination. Our amended and restated memorandum and articles of association will provide that, to the fullest extent permitted by applicable law: (i) no individual serving as a director or an officer shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us; and (ii) we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for any director or officer, on the one hand, and us, on the other.
In addition, certain of our officers and directors presently sponsor and any of them or our sponsor may in the future sponsor or form other special purpose acquisition companies similar to ours or may pursue other business or investment ventures during the period in which we are seeking an initial business combination. Any such companies, businesses or investments may present additional conflicts of interest in pursuing an initial business combination. However, we do not believe that any such potential conflicts would materially affect our ability to complete our initial business combination.
Prior to the date of this prospectus, we will file a Registration Statement on Form 8-A with the SEC to voluntarily register our securities under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, we will be subject to the rules and regulations promulgated under the Exchange Act. We have no current intention of filing a Form 15 to suspend our reporting or other obligations under the Exchange Act prior or subsequent to the consummation of our initial business combination.
Corporate Information
Our registered office is at 4th Floor, Harbour Place, 103 South Church Street, P.O. Box 10240, KY1-1002, Grand Cayman, Cayman Islands. Our principal executive offices are located at 850 Library Avenue, Suite 204-F, Newark, DE 19711 and our telephone number is (212) 877-1588.
We are a Cayman Islands exempted company. Exempted companies are Cayman Islands companies conducting business mainly outside the Cayman Islands and, as such, are exempted from complying with certain provisions of the Companies Law. As an exempted company, we have applied for and received a tax exemption undertaking from the Cayman Islands government that, in accordance with Section 6 of the Tax Concessions Law (2018 Revision) of the Cayman Islands, for a period of 20 years from the date of the undertaking, no law which is enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations will apply to us or our operations and, in addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax will be payable (i) on or in respect of our shares, debentures or other obligations or (ii) by way of the withholding in whole or in part of a payment of dividend or other distribution of income or capital by us to our shareholders or a payment of principal or interest or other sums due under a debenture or other obligation of us.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.
In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.
We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Class A Ordinary Shares that is held by non-affiliates exceeds $700 million as of the prior June 30, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period. References herein to emerging growth company will have the meaning associated with it in the JOBS Act. Additionally, we are a “smaller reporting company” as defined in Rule 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our Class A Ordinary Shares held by non-affiliates equals or exceeds $250 million as of the end of the prior June 30, or (2) our annual revenues equaled or exceeded $100 million during such completed fiscal year and the market value of our Class A Ordinary Shares held by non-affiliates exceeds $700 million as of the prior June 30.

The Offering
In deciding whether to invest in our securities, you should take into account not only the backgrounds of the members of our management team, but also the special risks we face as a blank check company and the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act. You will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section of this prospectus entitled “Risk Factors.”
Securities offered
10,000,000 units (or 11,500,000 units if the underwriters’ over-allotment option is exercised in full), at $10.00 per unit, each unit consisting of:
•
one Class A Ordinary Share; and

•
one-half of one redeemable warrant to purchase one Class A Ordinary Share.

Proposed Nasdaq symbols
Units: “ALCYU”
Class A Ordinary Shares: “ALCY”
Warrants: “ALCYW”
Trading commencement and separation of Class A Ordinary Shares and warrants
The units will begin trading on or promptly after the date of this prospectus. We expect the Class A Ordinary Shares and warrants comprising the units will begin separate trading on the 52nd day following the date of this prospectus unless Cantor Fitzgerald & Co. informs us of its decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. Once the Class A Ordinary Shares and warrants commence separate trading, holders will have the option to continue to hold units or separate their units into the component securities. Holders will need to have their brokers contact our transfer agent in order to separate the units into Class A Ordinary Shares and warrants. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Accordingly, unless you purchase at least two units, you will not be able to receive or trade a whole warrant.
Additionally, the units will automatically separate into their component parts and will not be traded after completion of our initial business combination.
Separate trading of the Class A Ordinary Shares and warrants is prohibited until we have filed a Current Report on
Form 8-K
In no event will the Class A Ordinary Shares and warrants be traded separately until we have filed a Current Report on Form 8-K with the Securities Exchange Commission (the “SEC”) containing an audited balance sheet reflecting our receipt of the gross proceeds at the closing of this offering. We will file the Current Report on Form 8-K promptly after the closing of this offering, which is anticipated to take place three business days from the date of this prospectus. If the underwriters’ over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the underwriters’ over-allotment option.

Units:
Number outstanding before this offering and the private placement
0
Number outstanding after this offering
10,000,000(1)
Ordinary shares:
Number outstanding before this offering
4,025,000 Class B Ordinary Shares(2)
Number of placement shares to be sold in a private placement simultaneously with this offering
593,000(1)(3)
Number outstanding after this offering and the private placement
14,093,000 Class A Ordinary Shares and Class B Ordinary Shares(1)(4)
Warrants:
Number outstanding before this offering
0
Number of warrants to be outstanding after this
offering
5,000,000(1)

(1)
Assumes no exercise of the underwriters’ over-allotment option and the forfeiture by our sponsor of 525,000 founder shares.

(2)
Includes up to 525,000 founder shares that will be surrendered to us for no consideration depending on the extent to which the underwriters’ over-allotment option is exercised.

(3)
Our sponsor has agreed to purchase an aggregate of 543,000 placement shares (or 595,500 placement shares if the over-allotment option is exercised in full) for an aggregate purchase price of $5,430,000 ($5,955,000 if the over-allotment option is exercised in full). Cantor has also agreed to purchase an aggregate of 50,000 placement shares (or 57,500 placement shares if the over- allotment option is exercised in full) for an aggregate purchase price of $500,000, or $575,000 if the over-allotment option is exercised in full. Each placement share will be identical to the Class A Ordinary Shares included in the units sold in this offering, except as described in this prospectus. The placement shares are not subject to forfeiture but will be subject to transfer restrictions as described in “Principal Shareholders — Restrictions on Transfers of Founder Shares and Placement Shares.”

(4)
Comprised of 10,593,000 Class A Ordinary Shares (included 593,000 placement shares) and 3,500,000 Class B Ordinary Shares (or founder shares). The Class B Ordinary Shares are convertible into shares of our Class A Ordinary Shares on a one-for-one basis, subject to adjustment as described below adjacent to the caption “Founder shares conversion and anti-dilution rights.”

Exercisability
Each whole warrant is exercisable to purchase one share of our Class A Ordinary Shares, subject to adjustment as provided herein.
We structured each unit to contain one-half of one redeemable warrant, with each whole warrant exercisable for one Class A ordinary share, in order to reduce the dilutive effect of the warrants upon completion of our initial business combination, thus making us, we believe, a more attractive business combination partner for target businesses.
Exercise price
$11.50 per share, subject to adjustment as described herein. In addition, if for capital raising purposes related to the closing of an initial business combination: (i) we issue equity or equity-linked securities at an issue price or with an exercise or conversion price, of less than $10.00 per Ordinary Share (as adjusted for share splits, share dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like) (such price the “minimum issue price”); or (ii) the target entity of our initial business combination issues equity or equity-linked securities which, following the closing of the business combination, entitles the holder to receive equity or equity-linked securities of the post-business combination company (the “combined company”) at an issue price or with an exercise or conversion price of less than the minimum issue price; or (iii) we, the sponsor or the target entity of our initial business combination, directly or indirectly, enters into an arrangement to transfer to any third-party investor securities, cash or other property to effectively reduce the issue price, or exercise price or conversion price, as applicable, to a price less than the minimum issue price, then the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the greater of (x) the volume weighted average reported last sale price of the shares of the combined company on the principal market on which the shares are then traded during the measurement period of 20 out of 30 consecutive trading days commencing 150 days following the closing of the business combination (the “measurement Period”) and (y) $3.00 (such price, the “adjusted warrant exercise price”); provided, however, that in no case may the adjusted warrant exercise price be greater than $11.50. In addition, in the event the exercise price of the warrants is adjusted as provided above, the $18.00 per share redemption trigger price described below under “Redemption of warrants” will be adjusted (to the nearest cent) to be equal to the adjusted warrant exercise price plus $6.50 (such adjusted redemption trigger price, the “new redemption trigger price”). Notwithstanding anything to the contrary herein, the adjustment above shall not take into account any issuance of shares of the combined company to our sponsor or its affiliates pursuant to the conversion of founder shares issued to our sponsor prior to our initial public offering. Any determination as to whether the conditions above have been met shall be determined in good faith by the board of directors of the combined company based on the information known to the board of directors of the combined company at the time of the consummation of the business combination; the board of directors shall be entitled to rely on the information provided to it without further inquiry. Following the determination by the board of directors, the combined company shall provide prompt public notice of the adjusted warrant exercise price and the new redemption trigger price when and as determined.
Exercise period
The warrants will become exercisable on the later of:
•
one year after the date that the registration statement for the Offering is declared effective by the SEC; and the

•
30 days after the consummation by us of a business combination,

provided in each case that we have an effective registration statement under the Securities Act covering the Class A Ordinary Shares issuable upon exercise of the warrants and a current prospectus relating to them is available (or we permit holders to exercise their warrants on a cashless basis under the circumstances specified in the warrant agreement).
We are not registering the Class A Ordinary Shares issuable upon exercise of the warrants at this time. However, we have agreed we will use our best efforts to file with the SEC a registration statement covering the issuance of the Class A Ordinary Shares issuable upon exercise of the warrants, to cause such registration statement to become effective within 60 business days following our initial business combination and to maintain a current prospectus relating to those Class A Ordinary Shares until the warrants expire or are redeemed, as specified in the warrant agreement. If a registration statement covering the issuance of the Class A Ordinary Shares issuable upon exercise of the warrants is not effective by the 60th business day after the closing of our initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when we will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis.
The warrants will expire at 5:00 p.m., New York City time, five (5) years after the completion of our initial business combination or earlier upon redemption or liquidation. On the exercise of any warrant, the warrant exercise price will be paid directly to us and not placed in the trust account.
Redemption of warrants
Once the warrants become exercisable, we may redeem the outstanding warrants:
•
at a price of $0.01 per warrant;

•
upon not less than 30 days’ prior written notice of redemption given after the warrants become exercisable (the “30-day redemption period”) to each warrant holder; and

•
if, and only if, the reported last sale price of the Class A Ordinary Shares equals or exceeds $18.00 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period commencing 150 days following the closing of the business combination and ending on the third trading day before we send the notice of redemption to the warrant holders.
We will not redeem the warrants as described above unless a registration statement under the Securities Act covering the issuance of the Class A Ordinary Shares issuable upon exercise of the warrants is then effective and a current prospectus relating to those Class A Ordinary Shares is available throughout the measurement period. If and when the warrants become redeemable by us, we may not exercise our redemption right if the issuance of Class A Ordinary Shares upon exercise of the warrants is not exempt from registration or qualification under applicable state blue sky laws or we are unable to effect such registration or qualification. We will use our best efforts to register or qualify such Class A Ordinary Shares under the blue sky laws of the state of residence in those states in which the warrants were offered by us in this offering.
If we call the warrants for redemption as described above, our management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of warrants that are outstanding and the dilutive effect on our shareholders of issuing the maximum number of Class A Ordinary Shares issuable upon the exercise of our warrants. In such event, each holder would pay the exercise price by surrendering the warrants for that number of Class A Ordinary Shares equal to the quotient obtained by dividing (x) the product of the number of Class A Ordinary Shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” for this purpose shall mean the average reported last sale price of the Class A Ordinary Shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.
Please see the section of this prospectus entitled “Description of Securities — Redeemable Warrants” for additional information.
Founder shares
On December 6, 2021, our sponsor acquired an aggregate of 4,312,500 founder shares for a total consideration of $50,000, or approximately $0.0116 per share. The per share purchase price of the founder shares was determined by dividing the amount of cash contributed to the company by the aggregate number of founder shares issued. On October 26, 2022, 287,500 founder shares were surrendered and thereupon cancelled by the Company resulting in a decrease in the total number of founder shares outstanding from 4,312,500 shares to 4,025,000 shares. The number of founder shares surrendered was determined based on the expectation that following the surrender the issued and outstanding founder shares would represent 35.0% of the issued and outstanding public shares upon completion of this offering. If we increase or decrease the size of the offering we will effect a share dividend or a share contribution back to capital or other appropriate mechanism, as applicable, with respect to our Class B Ordinary Shares immediately prior to the consummation of the offering in such amount so that the founder shares would represent 35.0% of our issued and outstanding public shares upon the consummation of this offering. Up to 525,000 founder shares held by our sponsor will be subject to forfeiture by our sponsor depending on the extent to which the underwriters’ over-allotment option is exercised.
The founder shares are identical to the Class A Ordinary Shares included in the units being sold in this offering, except that:
•
the founder shares are Class B Ordinary Shares that automatically convert into our Class A Ordinary Shares at the time of the consummation of our initial business combination, on a one-for-one basis, subject to adjustment pursuant to certain anti-dilution rights, as described herein;

•
the founder shares are subject to certain transfer restrictions, as described in more detail below;

•
our sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to (i) waive their redemption rights with respect to any founder shares and public shares held by them in connection with the completion of our initial business combination, (ii) waive their redemption rights with respect to any founder shares and public shares held by them in connection with a shareholder vote to approve an amendment to our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or certain amendments to our charter prior thereto or to redeem 100% of our public shares if we do not complete our initial business combination within 15 months from the closing of this offering (or up to 18 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus) or (B) with respect to any other material provisions relating to shareholders’ rights or pre-initial business combination activity and (iii) waive their rights to liquidating distributions from the trust account with respect to any founder shares held by them if we fail to complete our initial business combination within 15 months from the closing of this offering (or up to 18 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus), although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within the prescribed time frame;

•
pursuant to the letter agreement, our sponsor, officers and directors have agreed to vote any founder shares held by them and any public shares they may acquire during or after this offering (including in open market and privately negotiated transactions) in favor of our initial business combination. If we submit our initial business combination to our public shareholders for a vote, we will complete our initial business combination only if approved as an ordinary resolution under Cayman Islands law, which requires the affirmative vote of a majority of the shares held by shareholders who attend and vote at a general meeting of the company to approve the business combination. As a result, in the event that all outstanding shares are present at a shareholders’ meeting held to vote on our initial business combination, in addition to our sponsor’s founder shares and our sponsor’s placement shares, we would need only 3,003,501 or 30.04%, of the 10,000,000 public shares sold in this offering to be voted in favor of an initial business combination in order to have our initial business combination approved (assuming the over-allotment option is not exercised); and
•
the founder shares are entitled to registration rights.

Any conversion of Class B Ordinary Shares described herein will take effect as a compulsory redemption of Class B Ordinary Shares and an issuance of Class A Ordinary Shares as a matter of Cayman Islands law.
Transfer restrictions on founder shares
Our sponsor has agreed not to transfer, assign or sell any of its founder shares (or Ordinary Shares issuable upon conversion thereof) until the earlier to occur of: (A) one (1) year after the completion of our initial business combination and (B) the date on which we complete a liquidation, merger, share exchange or other similar transfer after our initial business combination that results in all of our public shareholders having the right to exchange their Ordinary Shares for cash, securities or other property. Notwithstanding the foregoing, the founder shares (or Ordinary Shares issuable upon conversion thereof) will be released from the lock-up if, subsequent to our initial business combination, the reported last sale price of our Class A Ordinary Shares equals or exceeds $12.00 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination (except as described herein under the section of this prospectus entitled “Principal Shareholders —  Restrictions on Transfers of Founder Shares and Placement Shares”). Any permitted transferees will be subject to the same restrictions and other agreements of our sponsor with respect to any founder shares. We refer to such transfer restrictions throughout this prospectus as the lock-up.
Founder shares conversion and anti-dilution rights
The Class B Ordinary Shares will automatically convert into our Class A Ordinary Shares at the time of the consummation of our initial business combination on a one-for-one basis, subject to adjustment for share splits, share dividends, reorganizations, recapitalizations and the like, and subject to further adjustment as provided herein. In the case that additional Class A Ordinary Shares, or equity-linked securities, are issued or deemed issued in excess of the amounts offered in this prospectus and related to the closing of the initial business combination, the ratio at which Class B Ordinary Shares shall convert into Class A Ordinary Shares will be adjusted (unless the holders of a majority of the outstanding Class B Ordinary Shares agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of Class A

Ordinary Shares issuable upon conversion of all Class B Ordinary Shares will equal, in the aggregate, on an as-converted basis, 35.0% of the sum of the total number of all public shares outstanding upon the completion of this offering plus all Class A Ordinary Shares and equity-linked securities issued or deemed issued in connection with the initial business combination (excluding any shares or equity-linked securities issued, or to be issued, to any seller in the initial business combination or placement equivalent warrants to our sponsor or its affiliates upon conversion of working capital loans made to us). The term “equity-linked securities” refers to any debt or equity securities that are convertible, exercisable or exchangeable for Class A Ordinary Shares issued in a financing transaction in connection with our initial business combination, including but not limited to a private placement of equity or debt. Securities could be “deemed issued” for purposes of the conversion rate adjustment if such shares are issuable upon the conversion or exercise of convertible securities, warrants or similar securities.
Voting Rights
Holders of record of the Class A Ordinary Shares and holders of record of the Class B Ordinary Shares will vote together as a single class on all matters submitted to a vote of our shareholders, with each Ordinary Share entitling the holder to one vote, except as required by law.
Placement shares
Our sponsor has agreed to purchase an aggregate of 543,000 placement shares (or 595,500 placement shares if the over-allotment option is exercised in full) at a price of $10.00 per placement share, for an aggregate purchase price of $5,430,000, or $5,955,000 if the over-allotment option is exercised in full. Cantor has also agreed to purchase an aggregate of 50,000 placement shares (or 57,500 placement shares if the over-allotment option is exercised in full) at a price of $10.00 per placement share, for an aggregate purchase price of $500,000, or $575,000 if the over-allotment option is exercised in full. A portion of the purchase price of the placement shares will be added to the proceeds from this offering to be held in the trust account such that at the time of closing $102,000,000 (or $117,300,000 if the underwriters exercise their over-allotment option in full) will be held in the trust account. If we do not complete our initial business combination within 15 months from the closing of this offering (or up to 18 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus), the proceeds from the sale of the placement shares held in the trust account will be used to fund the redemption of our public shares (subject to the requirements of applicable law) and the placement shares will expire worthless.
The placement shares are identical to the Class A Ordinary Shares included in the units being sold in this offering, except that:
•
the placement shares will not be transferable, assignable or salable until 30 days after the completion of our initial business combination (except as described under the section of this prospectus entitled “Principal Stockholders — Restrictions on Transfers of Founder Shares and Placement Shares”);

•
our sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to

(i) waive their redemption rights with respect to any placement shares held by them in connection with the completion of our initial business combination, (ii) waive their redemption rights with respect to any placement shares held by them in connection with a shareholder vote to approve an amendment to our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or certain amendments to our charter prior thereto or to redeem 100% of our public shares if we do not complete our initial business combination within 15 months from the closing of this offering (or up to 18 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus) or (B) with respect to any other material provisions relating to shareholders’ rights or pre-initial business combination activity and (iii) waive their rights to liquidating distributions from the trust account with respect to any placement shares held by them if we fail to complete our initial business combination within 15 months from the closing of this offering (or up to 18 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus);
•
pursuant to the letter agreement, our sponsor, officers and directors have agreed to vote any placement shares held by them in favor of our initial business combination. If we submit our initial business combination to our public shareholders for a vote, we will complete our initial business combination only if approved as an ordinary resolution under Cayman Islands law, which requires the affirmative vote of a majority of the shares held by shareholders who attend and vote at a general meeting of the company to approve the business combination. As a result, in the event that all outstanding shares are present at a shareholders’ meeting held to vote on our initial business combination, in addition to our sponsor’s founder shares and our sponsor’s placement shares, we would need only 3,003,501 or 30.04%, of the 10,000,000 public shares sold in this offering to be voted in favor of an initial business combination in order to have our initial business combination approved (assuming the over-allotment option is not exercised); and

•
the placement shares are entitled to registration rights.

Conflicts of Interest
Certain members of our management team may have potential conflicts of interest as identified below:
•
Members of our management team and our independent directors will directly or indirectly own founder shares and/or placement shares following this offering and, accordingly, may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination.

•
The low price that the members of our management team paid for the founder shares creates an incentive whereby our officers and directors could potentially make a substantial profit even if the company selects an acquisition target that subsequently declines in value and is unprofitable for public investors.
•
In the event we do not consummate a business combination within 15 months from the closing of this offering (or up to 18 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus), the founder shares and placement shares will expire worthless which could create an incentive our officers and directors to complete a transaction even if the company selects an acquisition target that subsequently declines in value and is unprofitable for public investors.

•
Each of our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination.

•
Each of our officers and directors presently has, and any of them in the future may have additional, fiduciary or contractual obligations to other entities pursuant to which such officer or director is or will be required to present a business combination opportunity to such entity.

•
Certain of our officers and directors presently sponsor and any of them or our sponsor may in the future sponsor or form other special purpose acquisition companies similar to ours or may pursue other business or investment ventures during the period in which we are seeking an initial business combination.

•
Our officers and directors are not required to commit any specified amount of time to our affairs, and, accordingly, may have conflicts of interest in allocating management time among various business activities, including selecting a business combination target and monitoring the related due diligence. See “Risk Factors — Our officers and directors will allocate their time to other businesses thereby potentially limiting the amount of time they devote to our affairs. This conflict of interest could have a negative impact on our ability to complete our initial business combination.”

Proceeds to be held in trust account
Nasdaq rules provide that at least 90% of the gross proceeds from this offering and the sale of the placement shares be deposited in a trust account. Of the net proceeds of this offering and the sale of the placement shares, $102,000,000, or $10.20 per unit ($117,300,000 or $10.20 per unit, if the underwriters’ over-allotment option is exercised in full), will be placed into a trust account with Continental Stock Transfer & Trust Company acting as trustee.
These proceeds include $4,500,000 (or $5,175,000 if the underwriters’ over-allotment option is exercised in full) in deferred underwriting commissions.

Except with respect to interest earned on the funds held in the trust account that may be released to us to pay our tax obligations, and up to $100,000 of interest that may be used for our dissolution expenses, the proceeds from this offering and the sale of the placement shares held in the trust account will not be released from the trust account until the earliest to occur of: (a) the completion of our initial business combination, (b) the redemption of any public shares properly submitted in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (i) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or certain amendments to our charter prior thereto or to redeem 100% of our public shares if we do not complete our initial business combination within 15 months from the closing of this offering (or up to 18 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus) or (ii) with respect to any other material provisions relating to shareholders’ rights or pre-initial business combination activity, and (c) the redemption of our public shares if we are unable to complete our initial business combination within 15 months from the closing of this offering (or up to 18 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus), subject to applicable law. The proceeds deposited in the trust account could become subject to the claims of our creditors, if any, which could have priority over the claims of our public shareholders.
Anticipated expenses and funding sources
Unless and until we complete our initial business combination, no proceeds held in the trust account will be available for our use, except the withdrawal of interest to pay our taxes. The proceeds held in the trust account will be invested only in U.S. government securities with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. We will disclose in each quarterly and annual report filed with the SEC prior to our initial business combination whether the proceeds deposited in the trust account are invested in U.S. government treasury obligations or money market funds or a combination thereof. Based upon current interest rates, we expect the trust account to generate approximately $3,570,000 of pre-tax interest annually assuming an interest rate of 3.5% per year; however, we can provide no assurances regarding this amount.
Unless and until we complete our initial business combination, we may pay our expenses only from:
•
the net proceeds of this offering and the sale of the placement shares not held in the trust account, which will be approximately $1,215,000 in working capital after the payment of approximately $715,000 in expenses relating to this offering; and

•
any loans or additional investments from our sponsor, members of our management team or their affiliates or other third parties, although they are under no obligation to advance funds or invest in us, and provided that any such loans will not have any claim on the proceeds held in the trust account unless such proceeds are released to us upon completion of an initial business combination.
Expression of Interest
Cantor Fitzgerald & Co. has informed us that it, its affiliates, or certain accounts over which it or its affiliates have discretionary authority have expressed an interest in purchasing up to 7.5% of the units to be sold in this offering. However, because indications of interest are not binding agreements or commitments to purchase and are simply expressions of intent, these entities may determine to purchase fewer or no units at all in the offering or may purchase more units than they indicate an interest in purchasing (although all such entities combined have indicated that they will not purchase more than an aggregate of 9.99% of the units offered in this offering). In addition, Cantor may allocate fewer or no units offered in this offering to any of these entities. The underwriters will receive the same underwriting discount on any units purchased by these entities as they will on any other units sold to the public in this offering. If any such entity purchases any units in this offering or otherwise in the open market, it has no obligation to (i) vote the underlying shares in favor of any business combination, (ii) refrain from exercising any redemption rights with respect to any shares underlying the units offered in this offering or (iii) hold any such units or underlying shares beyond the consummation of an initial business combination, if any. Any trading decisions made by any of the foregoing entities will be made by them based on market conditions at the time of the proposed sale or redemption. Cantor’s affiliates will not receive any economic or other interest in our sponsor.
Conditions to completing our initial business combination
Nasdaq rules require that we must complete one or more business combinations having an aggregate fair market value of at least 80% of the value of the assets held in the trust account (excluding the deferred underwriting commissions and taxes payable on the interest earned on the trust account) at the time of our signing a definitive agreement in connection with our initial business combination. Our board of directors will make the determination as to the fair market value of our initial business combination. If our board of directors is not able to independently determine the fair market value of our initial business combination target, we will obtain an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions with respect to the satisfaction of such criteria. While we consider it unlikely that our board of directors will not be able to make an independent determination of the fair market value of our initial business combination target, it may be unable to do so if it is less familiar or experienced with the business of a particular target or if there is a significant amount of uncertainty as to the value of a target’s assets or prospects. There is no limitation on our ability to raise funds privately, or through loans in connection with our initial business combination. Additionally, pursuant to Nasdaq rules, any initial business combination must be approved by a majority of our independent directors.
We anticipate structuring our initial business combination either (i) in such a way so that the post-transaction company in which our public shareholders own shares will own or acquire 100% of the equity interests or assets of the target business or businesses, or (ii) in such a way so that the post-transaction company owns or acquires less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or shareholders, or for other reasons. However, we will only complete an initial business combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act.
Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our shareholders prior to the initial business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in the initial business combination. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital share of a target.
In this case, we would acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our shareholders immediately prior to our initial business combination could own less than a majority of our outstanding shares subsequent to our initial business combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be taken into account for purposes of Nasdaq’s 80% fair market value test. If the initial business combination involves more than one target business, the 80% fair market value test will be based on the aggregate value of all of the transactions and we will treat the target businesses together as the initial business combination for purposes of a tender offer or for seeking shareholder approval, as applicable.
Permitted purchases of public shares and public warrants by our affiliates
If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, directors, officers, advisors or their affiliates may purchase public shares or public warrants in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination where otherwise permissible under applicable law, rules and regulations. Additionally, at any time at or prior to our initial business combination, subject to applicable securities laws (including with respect to material nonpublic information), our sponsor, directors, officers, advisors or their affiliates may enter into transactions with investors and others to provide them with incentives to acquire public shares or not redeem their public shares. However, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. If they engage in such transactions, they will not make any such purchases when they are in possession of any material nonpublic information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules. We expect that any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements.
None of the funds held in the trust account will be used to purchase shares or public warrants in such transactions prior to completion of our initial business combination. See “Proposed Business — Permitted purchases of our securities” for a description of how our sponsor, directors, officers or any of their affiliates will select which shareholders to purchase securities from in any private transaction.
The purpose of any such transaction could be to (1) reduce the number of public warrants outstanding or vote such warrants on any matters submitted to the warrant holders for approval in connection with our initial business combination or (2) satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of our initial business combination, where it appears that such requirement would otherwise not be met. Any such purchases of our securities may result in the completion of our initial business combination that may not otherwise have been possible. In addition, if such purchases are made, the public “float” of our Class A Ordinary Shares or warrants may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange.
Redemption rights for public shareholders upon completion of our initial business combination
We will provide our public shareholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of our initial business combination, including interest earned on the funds held in the trust account (less taxes payable), divided by the number of then outstanding public shares, subject to the limitations described herein. The amount in the trust account is initially anticipated to be $10.20 per public share, however, there is no guarantee that investors will receive $10.20 per share upon redemption. The per-share amount we will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commissions we will pay to the underwriters. There will be no redemption rights upon the completion of our initial business combination with respect to our warrants. Our sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to any founder shares and placement shares held by them and any public shares they may acquire during or after this offering in connection with the completion of our initial business combination or otherwise. Cantor has agreed to waive its redemption rights with respect to any placement shares in connection with the completion of our initial business combination or otherwise.
Manner of conducting redemptions
We will provide our public shareholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination either (i) in connection with a shareholder meeting called to approve the initial business combination or (ii) by means of a tender offer. The decision as to whether we will seek shareholder approval of a proposed initial business combination or conduct a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would require us to seek shareholder approval under applicable law or stock exchange listing requirements. Under Nasdaq rules, asset acquisitions and share purchases would not typically require shareholder approval while direct mergers with our company where we do not survive and any transactions where we issue more than 20% of our outstanding ordinary shares or seek to amend our amended and restated memorandum and articles of association would typically require shareholder approval. We may conduct redemptions without a shareholder vote pursuant to the tender offer rules of the SEC unless shareholder approval is required by law or stock exchange listing requirements or we choose to seek shareholder approval for business or other legal reasons. So long as we obtain and maintain a listing for our securities on Nasdaq, we will be required to comply with Nasdaq’s shareholder approval rules.
If shareholder approval of the transaction is required by law or stock exchange listing requirements, or we decide to obtain shareholder approval for business or other legal reasons, we will:
•
conduct the redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A of the Exchange Act, which regulates the solicitation of proxies, and not pursuant to the tender offer rules, and

•
file proxy materials with the SEC.

If we seek shareholder approval, we will complete our initial business combination only if approved as an ordinary resolution under Cayman Islands law, which requires the affirmative vote of a majority of the shares held by shareholders who attend and vote at a general meeting of the company to approve the business combination. A quorum for such meeting will consist of the holders present in person or by proxy of our outstanding Ordinary Shares representing a majority of the voting power of our all our outstanding Ordinary Shares entitled to vote at such meeting. Our sponsor will count towards this quorum and, pursuant to the letter agreement, our sponsor, officers and directors have agreed to vote any founder shares and placement shares held by them and any public shares acquired by them during or after this offering (including in open market and privately negotiated transactions) in favor of our initial business combination. For purposes of seeking approval of the majority of our outstanding Ordinary Shares voted, non-votes will have no effect on the approval of our initial business combination once a quorum is obtained. As a result, in addition to our sponsor’s founder shares and our sponsor’s placement shares, we would need only 3,003,501 or 30.04%, of the 10,000,000 public shares sold in this offering to be voted in favor of an initial business combination in order to have our initial business combination approved (assuming all outstanding shares are voted and the over-allotment option is not exercised).
These quorum and voting thresholds, and the voting agreements of our sponsor, officers and directors, may make it more likely that we will consummate our initial business combination. Each public shareholder may elect to redeem its public shares irrespective of whether they vote for or against the proposed transaction.
If a shareholder vote is not required and we do not decide to hold a shareholder vote for business or other legal reasons, we will, pursuant to our amended and restated memorandum and articles of association:
•
conduct the redemptions pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers, and

•
file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act, which regulates the solicitation of proxies.

Whether or not we maintain our registration under the Exchange Act or our listing on Nasdaq, we will provide our public shareholders with the opportunity to redeem their public shares by one of the two methods listed above. Upon the public announcement of our initial business combination, if we elect to conduct redemptions pursuant to the tender offer rules, we or our sponsor will terminate any plan established in accordance with Rule 10b5-1 to purchase our Class A Ordinary Shares in the open market, in order to comply with Rule 14e-5 under the Exchange Act.
In the event we conduct redemptions pursuant to the tender offer rules, our offer to redeem will remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act, and we will not be permitted to complete our initial business combination until the expiration of the tender offer period. If public shareholders tender more shares than we have offered to purchase, we will withdraw the tender offer and not complete the initial business combination.
We may require our public shareholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to tender their certificates to our transfer agent either prior to the date set forth in the tender offer documents mailed to such holders, or prior to the date set forth in the proxy material on the proposal to approve the initial business combination in the event we distribute proxy materials, or to deliver their shares to the transfer agent electronically. We believe that this will allow our transfer agent to efficiently process any redemptions without the need for further communication or action from the redeeming public shareholders, which could delay redemptions and result in additional administrative cost. If the proposed initial business combination is not approved and we continue to search for a target company, we will promptly return any certificates delivered, or shares tendered electronically, by public shareholders who elected to redeem their shares.
Limitation on redemption rights of shareholders holding more than 15% of the shares sold in this offering if we hold shareholder vote
Notwithstanding the foregoing redemption rights, if we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated memorandum and articles of association will provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the public shares sold in this offering, without our prior consent. We believe the restriction described above will discourage shareholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to redeem their shares as a means to force us or our management to purchase their shares at a significant premium to the then-current market price or on other undesirable terms. By limiting our shareholders’ ability to redeem to no more than 15% of the shares sold in this offering, we believe we will limit the ability of a small group of shareholders to unreasonably attempt to block our ability to complete our initial business combination, particularly in connection with an initial business combination with a target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. However, we would not be restricting our shareholders’ ability to vote all of their shares (including all shares held by those shareholders that hold more than 15% of the shares sold in this offering) for or against our initial business combination.
Redemption rights in connection with proposed amendments to our memorandum and articles of association
We will provide our ordinary shareholders with the right to require us to redeem all or a portion of their Ordinary Shares in connection with a shareholder vote to amend the amended and restated memorandum and articles of association (i) to modify the substance or timing of our obligation to provide ordinary shareholders the right to have their Ordinary Shares redeemed in connection with the business combination or to redeem 100% of the Ordinary Shares if a business combination is not completed by the business combination deadline or (ii) with respect to any other material provisions relating to shareholders’ rights or pre-initial business combination activity.

Release of funds in trust account on closing of our initial business combination
On the completion of our initial business combination, the funds held in the trust account will be used to pay amounts due to any public shareholders who exercise their redemption rights as described above under “Redemption rights for public shareholders upon completion of our initial business combination.” We will use the remaining funds to pay the underwriters their deferred underwriting commissions, to pay all or a portion of the consideration payable to the target or owners of the target of our initial business combination and to pay other expenses associated with our initial business combination. If our initial business combination is paid for using equity or debt securities, or not all of the funds released from the trust account are used for payment of the consideration in connection with our initial business combination, we may apply the balance of the cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of post-transaction businesses, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other companies or for working capital.
Redemption of public shares and distribution and liquidation if no initial business combination
Our amended and restated memorandum and articles of association will provide that we will have only 15 months from the closing of this offering to complete our initial business combination (or up to 18 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus). If we are unable to complete our initial business combination within such 15-month period (or up to 18-month period if we extend the period of time to consummate a business combination, as described in more detail in this prospectus), we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account (less taxes payable and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in the case of clauses (ii) and (iii) above to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to our warrants, which will expire worthless if we fail to complete our initial business combination within the 15-month time period (or up to 21-month time period if we extend the period of time to consummate a business combination, as described in more detail in this prospectus).

Our sponsor, officers and directors have entered into a letter agreement with us pursuant to which they have agreed to waive their rights to liquidation distributions from the trust account with respect to any founder shares and placement shares, and Cantor has agreed to waive its rights to liquidation distributions from the trust account with respect to its placement shares, if we are unable to complete an initial business combination within 15 months from the closing of this offering to complete our initial business combination (or up to 18 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus) and are forced to liquidate. The underwriters have agreed to waive their rights to their deferred underwriting commission in the event we do not complete our initial business combination and subsequently liquidate and, in such event, the deferred fees will be included with the funds held in the trust account that will be available to fund the redemption of our public shares.
Ability to extend time to complete business combination
If we anticipate that we may not be able to consummate our initial business combination within 15 months from the consummation of this offering, we may, by resolution of our board if requested by our sponsor, extend the period of time to consummate a business combination up to three times, each by an additional one month (for a total of up to 18 months to complete a business combination), subject to the sponsor or its affiliates or designees depositing additional funds into the trust account as set out below. Public shareholders, in this situation, will not be offered the opportunity to vote on or redeem their shares. As a result, we may conduct such an extension even though a majority of our public shareholders do not support such an extension and will not be able to redeem their shares in connection therewith. This feature is different than the traditional special purpose acquisition company structure, in which any extension of the company’s period to complete a business combination requires a vote of the company’s shareholders and shareholders have the right to redeem their public shares in connection with such vote. Pursuant to the terms of our amended and restated memorandum and articles of association and the trust agreement to be entered into between us and Continental Stock Transfer & Trust Company on the date of this prospectus, in order for the time available for us to consummate our initial business combination to be extended, our sponsor or its affiliates or designees, upon no less than five days’ advance notice prior to the applicable deadline, must deposit into the trust account $330,000 or $379,500 if the underwriters’ over-allotment option is exercised in full ($0.033 per public share in either case), on or prior to the date of the applicable deadline, for each of the available one-month extensions, providing a total possible business combination period of 18 months at a total payment value of $990,000 or $1,138,500 if the underwriters’ over-allotment option is exercised in full ($0.033 per public share in either case). In the event that we receive notice from our sponsor five days prior to the deadline of its wish for us to effect an extension, we intend to issue a press release announcing such intention at least three days prior to the deadline. In addition, we intend to issue a press release the day after the deadline announcing whether or not the funds have been timely deposited. Any such payments would be made in the form of non-interest bearing extension loans. If we complete our initial business combination, we will, at the option of our sponsor, repay such loaned amounts out of the proceeds of the trust account released to us or convert a portion or all of the total loan amount into shares of the post-business combination entity at a price of $10.00 per share, which shares will be identical to the placement shares. If we do not complete a business combination, we will repay such loans only from funds held outside of the trust account. Our sponsor and its affiliates or designees are not obligated to fund the trust account to extend the time for us to complete our initial business combination.
Limited payments to insiders
There will be no finder’s fees, reimbursement, consulting fee, non-cash payments, monies in respect of any payment of a loan or other compensation paid by us to our sponsor, officers or directors or any affiliate of our sponsor, officers or directors prior to, or in connection with any services rendered in order to effectuate, the consummation of our initial business combination (regardless of the type of transaction that it is). However, the following payments will be made to our sponsor, officers or directors, or our or their affiliates, none of which will be made from the proceeds of this offering and the sale of the placement shares held in the trust account prior to the completion of our initial business combination:
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Repayment of up to an aggregate of $300,000 in loans made to us by Alchemy Investment Management LLC, an affiliate of our sponsor, to cover offering-related and organizational expenses;

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Payment to Alchemy Investment Management LLC, an affiliate of our sponsor, of $10,000 per month, for up to 15 months (or up to 18 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus), for office space, utilities and secretarial and administrative support;

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Reimbursement for any out-of-pocket expenses related to identifying, investigating and completing an initial business combination;

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Repayment of non-interest bearing extension loans in an amount up to an aggregate of $990,000 (or up to $1,138,500 if the underwriter’s over-allotment option is exercised in full) made by our sponsor or its affiliates or designees, if we extend the period of time to consummate an initial business combination by up to an additional three months. The loan will be convertible into shares of the post-business combination entity at a price of $10.00 per share or repaid in cash upon the closing of our initial business combination (or any combination thereof) at the option of our sponsor; and

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Repayment of non-interest bearing loans which may be made by our sponsor or an affiliate of our sponsor or certain of our officers and directors to finance transaction costs in connection with an intended initial business combination, the terms of which (other than as described above) have not been determined nor have any written agreements been executed with respect thereto. Up to $1,500,000 of such working capital loans may be convertible into shares of the post-business combination entity at a price of $10.00 per share (which, for example, would result in the holders being issued 150,000 shares if $1,500,000 of notes were so converted), at the option of the lender. Such shares would be identical to the placement shares. The terms of such working capital loans by our sponsor or its affiliates, or our officers and directors, if any, have not been determined and no written agreements exist with respect to such loans.
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Payment of $1,350,000 (or $1,552,500 if the underwriter’s over-allotment option is exercised in full) to CCM, an affiliate of a passive member of the sponsor, upon the closing of our initial business combination.

Our audit committee will review on a quarterly basis all payments that were made to our sponsor, officers or directors or our or their affiliates.
Audit Committee
We will, prior to the consummation of this offering, establish and maintain an audit committee composed entirely of independent directors. Our audit committee will, among other things, review on a quarterly basis all payments that were made by us to our sponsor, officers or directors, or their affiliates and monitor compliance with the other terms relating to this offering. If any noncompliance is identified, then the audit committee will be charged with the responsibility to promptly take all action necessary to rectify such noncompliance or otherwise to cause compliance with the terms of this offering. For more information, see the section entitled “Management — Committees of the Board of Directors — Audit Committee.”
Indemnity
Our sponsor has agreed that it will be liable to us if and to the extent any claims by a third party for services rendered or products sold to us, or a prospective target business with which we have entered into a written letter of intent, confidentiality or similar agreement or business combination agreement, or any claim by a taxing authority, reduce the amount of funds in the trust account to below the lesser of (i) $10.20 per public share and (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account, if less than $10.20 per public share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the trust account (whether or not such waiver is enforceable) nor will it apply to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. However, we have not asked our sponsor to reserve for such indemnification obligations, nor have we independently verified whether our sponsor has sufficient funds to satisfy its indemnity obligations and believe that our sponsor’s only assets are securities of our company. Therefore, we cannot assure you that our sponsor would be able to satisfy those obligations. None of our officers or directors will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

Engagement of Advisor
We have engaged CCM to provide consulting and advisory services to us in connection with this offering, for which it will receive an advisory fee equal to 0.6% of the aggregate net proceeds of this offering (including the proceeds of the exercise of the over-allotment option, if any), excluding underwriting compensation. We will also engage CCM as an advisor in connection with our initial business combination for which it will earn an advisory fee of 1.35% of the proceeds of this offering (including the proceeds of the exercise of the overallotment option, if any) payable at closing of our initial business combination. CCM’s fee will be reimbursed from a portion of the cash fees paid to the underwriters.
CCM is engaged to represent our interests only and is not participating in this offering as defined in FINRA Rule 5110(j)(16). CCM is acting as an independent financial adviser as defined in FINRA Rule 5110(j)(9). As such, CCM is not acting as an underwriter in connection with this offering. CCM will not identify or solicit potential investors in this offering or otherwise be involved in the distribution of this offering.
Risks
We are a newly formed company that has conducted no operations and has generated no revenues. Until we complete our initial business combination, we will have no operations and will generate no operating revenues. In making your decision whether to invest in our securities, you should take into account not only the background of our management team, but also the special risks we face as a blank check company. This offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act. Accordingly, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. For additional information concerning how Rule 419 blank check offerings differ from this offering, please see the section of this prospectus entitled “Proposed Business — Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419.” You should carefully consider these and the other risks set forth in the section of this prospectus entitled “Risk Factors” beginning on page 35 of this prospectus.
Summary of Risk Factors
Our business is subject to numerous risks and uncertainties, including those highlighted in the section title “Risk Factors,” that represent challenges that we face in connection with the successful implementation of our strategy. The occurrence of one or more of the events or circumstances described in the section titled “Risk Factors,” alone or in combination with other events or circumstances, may adversely affect our ability to effect a business combination, and may have an adverse effect on our business, cash flows, financial condition and results of operations. Such risks include, but are not limited to:
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we are a newly formed company without an operating history;

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as a result of the low initial price paid by our sponsor for the founder shares, our sponsor, its affiliates, and our management team stand to make a substantial profit even if an initial business combination subsequently declines in value or is unprofitable for our public shareholders;

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in the event we do not consummate a business combination within 15 months from the closing of this offering (or up to 18 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus), the founders shares and placement shares will expire worthless giving them incentive to enter into a transaction that may not be profitable for our public shareholders;

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our ability to continue as a “going concern;”

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lack of opportunity to vote on our proposed business combination;

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lack of protections afforded to investors of blank check companies;

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issuance of equity and/or debt securities to complete a business combination;

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lack of working capital;

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third-party claims reducing the per-share redemption price;

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negative interest rate for securities in which we invest the funds held in the trust account;

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our shareholders being held liable for claims by third parties against us;

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failure to enforce our sponsor’s indemnification obligations;

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the ability of warrant holders to obtain a favorable judicial forum for disputes with our company;

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dependence on key personnel;

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conflicts of interest of our sponsor, officers and directors and the representative;

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the delisting of our securities by Nasdaq;

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dependence on a single target business with a limited number of products or services;

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shares being redeemed and warrants becoming worthless;

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our competitors with advantages over us in seeking business combinations;

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our ability to obtain additional financing;

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the issuance of shares to investors in connection with our initial business combination at a price that is less than the prevailing market price of our shares at that time;

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our sponsor controlling a substantial interest in us;

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warrants’ and founder shares’ adverse effect on the market price of our ordinary shares;

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disadvantageous timing for redeeming warrants;

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registration rights’ adverse effect on the market price of our ordinary shares;

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impact of COVID-19 and related risks;

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business combination with a company located in a foreign jurisdiction; and

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changes in laws or regulations; tax consequences to business combinations.

RISK FACTORS
An investment in our securities involves a high degree of risk. You should consider carefully the material risks described below, which we believe represent the material risks related to the offering, together with the other information contained in this prospectus, before making a decision to invest in our units. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of specific factors, including the risks described below.
Risks Associated with Our Business
We are a blank check company with no operating history and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objective.
We are a blank check company with no operating results to date. Therefore, our ability to commence operations is dependent upon obtaining financing through the public offering of our securities. Since we do not have an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to acquire an operating business. We have not conducted any discussions and we have no plans, arrangements or understandings with any prospective acquisition candidates. We will not generate any revenues until, at the earliest, after the consummation of a business combination.
Our independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about our ability to continue as a “going concern.”
As of September 30, 2022, we had $0 in cash and a working capital deficit of $728,568. Further, we have incurred and expect to continue to incur significant costs in pursuit of our financing and acquisition plans. Management’s plans to address this need for capital through this offering are discussed in the section of this prospectus titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” We cannot assure you that our plans to raise capital or to consummate an initial business combination will be successful. These factors, among others, raise substantial doubt about our ability to continue as a going concern. The financial statements contained elsewhere in this prospectus do not include any adjustments that might result from our inability to consummate this offering or our inability to continue as a going concern.
If we are unable to consummate a business combination, our public shareholders may be forced to wait more than 15 months before receiving liquidation distributions.
We have 15 months from the consummation of this offering in which to complete a business combination (or up to 18 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus). We have no obligation to return funds to investors prior to such date unless we consummate a business combination prior thereto and only then in cases where investors have sought to redeem their shares. Only after the expiration of this full time period will public shareholders be entitled to liquidation distributions if we are unable to complete a business combination. Accordingly, investors’ funds may be unavailable to them until after such date and to liquidate your investment, you may be forced to sell your securities potentially at a loss.
The requirement that we complete an initial business combination within a specific period of time may give potential target businesses leverage over us in negotiating our initial business combination and may limit the amount of time we have to conduct due diligence on potential business combination targets as we approach our dissolution deadline, which could undermine our ability to consummate our initial business combination on terms that would produce value for our shareholders.
We have 15 months from the consummation of this offering to complete an initial business combination (or up to 18 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus). Any potential target business with which we enter into negotiations concerning a business combination will be aware of this requirement. Consequently, such target business may obtain leverage over us in negotiating a business combination, knowing that if we do not complete a business combination with that particular target business, we may be unable to complete a business combination with any other target business. This risk will increase as we get closer to the time limits referenced above. In addition, we may have limited time to conduct due diligence and may enter into our initial business combination on terms that we would have rejected upon a more comprehensive investigation.
You will not be entitled to protections normally afforded to investors of blank check companies.
Since the net proceeds of this offering are intended to be used to complete a business combination with a target business that has not been identified, we may be deemed to be a “blank check” company under the United States securities laws. However, we are exempt from rules promulgated by the SEC to protect investors in blank check companies, such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules which would, for example, completely restrict the transferability of our securities, restrict the use of interest earned on the funds held in the trust account and require us to complete a business combination within 15 months from the closing of the offering (or up to 18 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus). Because we are not subject to Rule 419, our units will be immediately tradable, we will be entitled to withdraw amounts from the funds held in the trust account prior to the completion of a business combination and we may have more time to complete an initial business combination.
Our sponsor paid an aggregate of $50,000 for the founder shares, or approximately $0.0116 per founder share. As a result of this low initial price, our sponsor, its affiliates and our management team stand to make a substantial profit even if an initial business combination subsequently declines in value or is unprofitable for our public shareholders.
As a result of the low acquisition cost of our founder shares, our sponsor, its affiliates and our management team could make a substantial profit even if we select and consummate an initial business combination with an acquisition target that subsequently declines in value or is unprofitable for our public shareholders. Thus, such parties may have more of an economic incentive for us to enter into an initial business combination with a riskier, weaker-performing or financially unstable business, or an entity lack an established record of revenues or earnings, than would be the case if such parties had paid the full offering price for their founder shares.
In the event that we do not consummate a business combination within 15 months from the closing of this offering (or up to 18 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus), the founders shares and placement shares will expire worthless.
In the event the company does not consummate a business combination within 15 months from the closing of this offering (or up to 18 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus), the founder shares and placement shares will expire worthless which could create an incentive for our officers and directors to complete a transaction even if the company selects an acquisition target that subsequently declines in value and is unprofitable for public investors.
We may issue additional Ordinary Shares, preference shares or debt securities to complete a business combination, which would reduce the equity interest of our shareholders and likely cause a change in control of our ownership.
Immediately after this offering (assuming no exercise of the underwriters’ over-allotment option), there will be 459,907,000 authorized but unissued Class A Ordinary Shares available for issuance (after appropriate reservation for the issuance of the shares underlying the founder shares and the public warrants). Although we have no commitment as of the date of this offering, we may issue a substantial number of additional Class A Ordinary Shares, Class B Ordinary Shares or preference shares, or a combination of Class A Ordinary Shares, Class B Ordinary Shares and preference shares, to complete a business combination. The issuance of additional Class A Ordinary Shares, Class B Ordinary Shares or preference shares:
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may significantly reduce the equity interest of investors in this offering;

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may subordinate the rights of holders of Ordinary Shares if we issue preference shares with rights senior to those afforded to our Ordinary Shares;

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may cause a change in control if a substantial number of Ordinary Shares are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors; and

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may adversely affect prevailing market prices for our Ordinary Shares.

Similarly, if we issue debt securities, it could result in:
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default and foreclosure on our assets if our operating revenues after a business combination are insufficient to repay our debt obligations;

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acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

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our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;

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our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding.

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our inability to pay dividends on our Ordinary Shares;

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using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our Ordinary Shares if declared, expenses, capital expenditures, acquisitions and other general corporate purposes;

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limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

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increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

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limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

We may be unable to obtain additional financing, if required, to complete a business combination or to fund the operations and growth of the target business, which could compel us to restructure or abandon a particular business combination.
Since we have not yet identified any prospective target business, we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering prove to be insufficient, either because of the size of the business combination, the depletion of the available net proceeds in search of a target business, or the obligation to redeem for cash (or purchase in any tender offer) a significant number of shares from redeeming shareholders, we will be required to seek additional financing. Such financing may not be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, we would be compelled to either restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. In addition, if we consummate a business combination, we may require additional financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or shareholders is required to provide any financing to us in connection with or after a business combination.
If third parties bring claims against us, the proceeds held in trust could be reduced and the per-share liquidation price received by shareholders may be less than $10.20.
Our placing of funds in the trust account may not protect those funds from third-party claims against us. Although we will seek to have all vendors, service providers, prospective target businesses and other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public shareholders, such parties may not execute such agreements, or even if they execute such agreements, they may not be prevented from bringing claims against the trust account, including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain advantage with respect to a claim against our assets, including the funds held in the trust account. If any third-party refuses to execute an agreement waiving such claims to the monies held in the trust account, our management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third-party that has not executed a waiver if management believes that such third-party’s engagement would be significantly more beneficial to us than any alternative.
Examples of possible instances where we may engage a third-party that refuses to execute a waiver include the engagement of a third-party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Upon redemption of our public shares, if we have not consummated an initial business combination within 15 months from the closing of this offering (or up to 18 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus), or upon the exercise of a redemption right in connection with our initial business combination, we will be required to provide for payment of claims of creditors that were not waived that may be brought against us within the ten years following redemption. Accordingly, the per-share redemption amount received by public shareholders could be less than the $10.20 per public share initially held in the trust account, due to claims of such creditors. Pursuant to the letter agreement the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part, our sponsor has agreed that it will be liable to us if and to the extent any claims by a third-party for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, or any claim by a taxing authority, reduce the amounts in the trust account to below the lesser of (i) $10.20 per public share and (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account if less than $10.20 per public share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third-party or prospective target business that executed a waiver of any and all rights to seek access to the trust account nor will it apply to any claims under our indemnity of the underwriter of this offering against certain liabilities, including liabilities under the Securities Act and liabilities related to our initial business combination. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third-party, our sponsor will not be responsible to the extent of any liability for such third-party claims.
However, we have not asked our sponsor to reserve for such indemnification obligations, nor have we independently verified whether our sponsor has sufficient funds to satisfy its indemnity obligations and we believe that our sponsor’s only assets are securities of our company. Therefore, we cannot assure you that our sponsor would be able to satisfy those obligations. As a result, if any such claims were successfully made against the trust account, the funds available for our initial business combination and redemptions could be reduced to less than $10.20 per public share. In such event, we may not be able to complete our initial business combination, and you would receive such lesser amount per share in connection with any redemption of your public shares. None of our officers or directors will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.
Our shareholders may be held liable for claims by third parties against us to the extent of distributions received by them.
Our amended and restated memorandum and articles of association will provide that we will continue in existence only until 15 months from the consummation of this offering (or up to 18 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus) if a business combination has not been consummated by such time. If we are unable to complete an initial business combination during such time period, it will trigger our automatic winding up, liquidation and dissolution. As such, our shareholders could potentially be liable for any claims to the extent of distributions received by them pursuant to such process and any liability of our shareholders may extend beyond the date of such distribution. Accordingly, we cannot assure you that third parties, or us under the control of an official liquidator, will not seek to recover from our shareholders amounts owed to them by us.
If we are forced to enter into an insolvent liquidation, any distributions received by shareholders could be viewed as an unlawful payment if it was proved that immediately following the date on which the distribution was made, we were unable to pay our debts as they fall due in the ordinary course of business. As a result, a liquidator could seek to recover all amounts received by our shareholders. Furthermore, our directors may be viewed as having breached their fiduciary duties to us or our creditors and/or may have acted in bad faith, thereby exposing themselves and our company to claims, by paying public shareholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons. We and our directors and officers who knowingly and willfully authorized or permitted any distribution to be paid out of our share premium account while we were unable to pay our debts as they fall due in the ordinary course of business would be guilty of an offense and may be liable to pay a fine and/or subject to imprisonment.
Changes in the market for directors and officers liability insurance could make it more difficult and more expensive for us to negotiate and complete an initial business combination.
In recent months, the market for directors and officers liability insurance for special purpose acquisition companies has changed. The premiums charged for such policies have generally increased and the terms of such policies have generally become less favorable. There can be no assurance that these trends will not continue.
The increased cost and decreased availability of directors and officers liability insurance could make it more difficult and more expensive for us to negotiate an initial business combination. In order to obtain directors and officers liability insurance or modify its coverage as a result of becoming a public company, the post-business combination entity might need to incur greater expense, accept less favorable terms or both. However, any failure to obtain adequate directors and officers liability insurance could have an adverse impact on the post-business combination’s ability to attract and retain qualified officers and directors.
In addition, even after we were to complete an initial business combination, our directors and officers could still be subject to potential liability from claims arising from conduct alleged to have occurred prior to the initial business combination. As a result, in order to protect our directors and officers, the post-business combination entity will likely need to purchase additional insurance with respect to any such claims (“run-off insurance”). The need for run-off insurance would be an added expense for the post-business combination entity, and could interfere with or frustrate our ability to consummate an initial business combination on terms favorable to our investors.
Changes to laws or regulations or in how such laws or regulations are interpreted or applied, or a failure to comply with any laws, regulations, interpretations or applications, may adversely affect our business, including our ability to negotiate and complete our initial business combination.
We are subject to the laws and regulations, and interpretations and applications of such laws and regulations, of national, regional, state and local governments and applicable non-U.S. jurisdictions. In particular, we are required to comply with certain SEC and potentially other legal and regulatory requirements, and our consummation of an initial business combination may be contingent upon our ability to comply with certain laws, regulations, interpretations and applications and any post-business combination company may be subject to additional laws, regulations, interpretations and applications. Compliance with, and monitoring of, the foregoing may be difficult, time consuming and costly. Those laws and regulations and their interpretation and application may also change from time to time, and those changes could have a material adverse effect on our business, including our ability to negotiate and complete an initial business combination. A failure to comply with applicable laws or regulations, as interpreted and applied, could have a material adverse effect on our business, including our ability to negotiate and complete an initial business combination.

On March 30, 2022, the SEC issued proposed rules that would, among other items, impose additional disclosure requirements in initial public offerings by SPACs and business combination transactions involving SPACs and private operating companies; amend the financial statement requirements applicable to business combination transactions involving such companies; update and expand guidance regarding the general use of projections in SEC filings, as well as when projections are disclosed in connection with proposed business combination transactions; increase the potential liability of certain participants in proposed business combination transactions; and impact the extent to which SPACs could become subject to regulation under the Investment Company Act of 1940. These rules, if adopted, whether in the form proposed or in revised form, may materially adversely affect our business, including our ability to negotiate and complete our initial business combination and may increase the costs and time related thereto.
Recent increases in inflation and interest rates in the United States and elsewhere could make it more difficult for us to consummate an initial business combination.
Recent increases in inflation and interest rates in the United States and elsewhere may lead to (i) increased price volatility for publicly traded securities, including ours, (ii) other national, regional and international economic disruptions, and (iii) uncertainty regarding the valuation of target businesses, any of which could make it more difficult for us to consummate an initial business combination.
Our search for a business combination, and any target business with which we ultimately consummate a business combination, may be materially adversely affected by the recent and ongoing military action between Russia and Ukraine.
On February 24, 2022, Russian military forces launched a military action in Ukraine, and sustained conflict and disruption in the region is likely. Although the length, impact and outcome of the ongoing military conflict in Ukraine is highly unpredictable, this conflict could lead to significant market and other disruptions, including significant volatility in commodity prices and supply of energy resources, instability in financial markets, supply chain interruptions, political and social instability, changes in consumer or purchaser preferences as well as increase in cyberattacks and espionage. Russia’s recognition of two separatist republics in the Donetsk and Luhansk regions of Ukraine and subsequent military action against Ukraine have led to an unprecedented expansion of sanction programs imposed by the United States, the European Union, the United Kingdom, Canada, Switzerland, Japan and other countries against Russia, Belarus, the Crimea Region of Ukraine, the so-called Donetsk People’s Republic and the so-called Luhansk People’s Republic.
The situation is rapidly evolving as a result of the conflict in Ukraine, and the United States, the European Union, the United Kingdom and other countries may implement additional sanctions, export controls or other measures against Russia, Belarus and other countries, regions, officials, individuals or industries in the respective territories. Such sanctions and other measures, as well as the existing and potential further responses from Russia or other countries to such sanctions, tensions and military actions, could adversely affect the global economy and financial markets and could adversely affect our ability to search for a business combination or finance such business combination, and the business, financial condition and results of operations of any target business with which we ultimately consummate a business combination may be materially adversely affected.
Resources could be wasted in researching acquisitions that are not completed, which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. If we have not completed our initial business combination within the required time period, our public shareholders may receive only approximately $10.20 per share, or less than such amount in certain circumstances, on the liquidation of our trust account and our warrants will expire worthless.
We anticipate that the investigation of each specific target business and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys, consultants and others. If we decide not to complete a specific initial business combination, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, if we reach an agreement relating to a specific target business, we may fail to complete our initial business combination for any number of reasons, including those beyond our control. Any such event will result in a loss to us of the related costs incurred, which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. If we have not completed our initial business combination within the required time period, our public shareholders may receive only approximately $10.20 per share, or less in certain circumstances, on the liquidation of our trust account and our warrants will expire worthless.
Holders of warrants will not have redemption rights if we are unable to complete an initial business combination within the required time period.
If we are unable to complete an initial business combination within the required time period and we redeem the funds held in the trust account, the warrants will expire and holders will not receive any of such proceeds with respect to the warrants.
We have no obligation to net cash settle the warrants.
In no event will we have any obligation to net cash settle the warrants. Accordingly, the warrants may expire worthless.
If we do not maintain a current and effective prospectus relating to the Ordinary Shares issuable upon exercise of the redeemable warrants, holders will only be able to exercise such redeemable warrants on a “cashless basis” which would result in a fewer number of shares being issued to the holder had such holder exercised the redeemable warrants for cash.
Except as set forth below, if we do not maintain a current and effective prospectus relating to the Ordinary Shares issuable upon exercise of the warrants at the time that holders wish to exercise such warrants, they will only be able to exercise them on a “cashless basis,” provided that an exemption from registration is available. As a result, the number of Ordinary Shares that a holder will receive upon exercise of its warrants will be fewer than it would have been had such holder exercised its warrant for cash. Further, if an exemption from registration is not available, holders would not be able to exercise their warrants on a cashless basis and would only be able to exercise their warrants for cash if a current and effective prospectus relating to the Ordinary Shares issuable upon exercise of the warrants is available. Under the terms of the warrant agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current and effective prospectus relating to the Ordinary Shares issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so. If we are unable to do so, the potential “upside” of the holder’s investment in our company may be reduced or the warrants may expire worthless.
An investor will only be able to exercise warrants if the issuance of Ordinary Shares upon such exercise has been registered or qualified or is deemed exempt under the securities laws of the state of residence of the holder of the warrants.
No warrants will be exercisable for cash and we will not be obligated to issue Ordinary Shares unless the Ordinary Shares issuable upon such exercise have been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. At the time that the warrants become exercisable, we expect to continue to be listed on a national securities exchange, which would provide an exemption from registration in every state. However, we cannot assure you of this fact. If the Ordinary Shares issuable upon exercise of the warrants are not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, the warrants may be deprived of any value, the market for the warrants may be limited and they may expire worthless if they cannot be sold.
Our management’s ability to require holders of our redeemable warrants to exercise such redeemable warrants on a cashless basis will cause holders to receive fewer Ordinary Shares upon their exercise of the redeemable warrants than they would have received had they been able to exercise their redeemable warrants for cash.
If we call our warrants for redemption after the redemption criteria described elsewhere in this prospectus have been satisfied, our management will have the option to require any holder that wishes to exercise his warrants (including any warrants held by our sponsor or its permitted transferees) to do so on a “cashless basis.” If our management chooses to require holders to exercise their warrants on a cashless basis, the number of Ordinary Shares received by a holder upon exercise will be fewer than it would have been had such holder exercised his warrants for cash. This will have the effect of reducing the potential “upside” of the holder’s investment in our company.
The requirement that the target business or businesses that we acquire must collectively have a fair market value equal to at least 80% of the balance of the funds in the trust account (less any deferred underwriting commissions and taxes payable on the interest earned on the trust account) at the time of the execution of a definitive agreement for our initial business combination may limit the type and number of companies that we may complete such a business combination with.
Pursuant to the Nasdaq listing rules, the target business or businesses that we acquire must collectively have a fair market value equal to at least 80% of the balance of the funds in the trust account (excluding any deferred underwriting commissions and taxes payable on the income earned on the trust account) at the time of the execution of a definitive agreement for our initial business combination. This restriction may limit the type and number of companies with which we may complete a business combination. If we are unable to locate a target business or businesses that satisfy this fair market value test, we may be forced to liquidate and you will only be entitled to receive your pro rata portion of the funds in the trust account.
If Nasdaq delists our securities from trading on its exchange after this offering, we would not be required to satisfy the fair market value requirement described above and could complete a business combination with a target business having a fair market value substantially below 80% of the balance in the trust account.
Our ability to successfully effect a business combination and to be successful thereafter will be entirely dependent upon the efforts of our key personnel, some of whom may join us following a business combination. While we intend to closely scrutinize any individuals we engage after a business combination, we cannot assure you that our assessment of these individuals will prove to be correct.
Our ability to successfully effect a business combination is dependent upon the efforts of our key personnel. We believe that our success depends on the continued service of our key personnel, at least until we have consummated our initial business combination. We cannot assure you that any of our key personnel will remain with us for the immediate or foreseeable future. In addition, none of our officers are required to commit any specified amount of time to our affairs and, accordingly, they will have conflicts of interest in allocating management time among various business activities, including identifying potential business combinations and monitoring the related due diligence. We do not have employment agreements with, or key-man insurance on the life of, any of our officers. The unexpected loss of the services of our key personnel could have a detrimental effect on us.
The role of our key personnel in the target business, however, cannot presently be ascertained. Although some of our key personnel may remain with the target business in senior management or advisory positions following a business combination, it is likely that some or all of the management of the target business will remain in place or be hired after consummation of the business combination. While we intend to closely scrutinize any individuals we engage after a business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a public company which could cause us to have to expend time and resources helping them become familiar with such requirements. This could be expensive and time-consuming and could lead to various regulatory issues which may adversely affect our operations.
Our officers and directors may not have significant experience or knowledge regarding industry of the target business we may seek to acquire.
While we intend to focus our search for target businesses within the industries as described in this prospectus, we may consummate a business combination with a target business in any industry we choose. We cannot assure you that our officers and directors will have enough experience or have sufficient knowledge relating to the jurisdiction of the target or its industry to make an informed decision regarding a business combination. If we become aware of a potential business combination outside of the industry where our officers and directors have the most experience, our management may retain consultants and advisors with experience in such industries to assist in the evaluation of such business combination and in our determination of whether or not to proceed with such a business combination. However, our management is not required to engage consultants or advisors in any situation. If they do not engage any consultants or advisors to assist them in the evaluation of a particular target business or business combination, our management may not properly analyze the risks attendant with such target business or business combination. Even if our management does engage consultants or advisors to assist in the evaluation of a particular target business or business combination, we cannot assure you that such consultants or advisors will properly analyze the risks attendant with such target business or business combination. As a result, we may enter into a business combination that is not in our shareholders’ best interests.
Our key personnel may negotiate employment or consulting agreements with a target business in connection with a particular business combination. These agreements may provide for them to receive compensation following a business combination and as a result, may cause them to have conflicts of interest in determining whether a particular business combination is the most advantageous.
Our key personnel will be able to remain with the company after the consummation of a business combination only if they are able to negotiate employment or consulting agreements or other arrangements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to the company after the consummation of the business combination. The personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business.
Our officers and directors will allocate their time to other businesses thereby potentially limiting the amount of time they devote to our affairs. This conflict of interest could have a negative impact on our ability to consummate our initial business combination.
Our officers and directors are not required to commit their full time to our affairs, which could create a conflict of interest when allocating their time between our operations and their other commitments. We presently expect each of our employees to devote such amount of time as they reasonably believe is necessary to our business (which could range from only a few hours a week while we are trying to locate a potential target business to a majority of their time as we move into serious negotiations with a target business for a business combination). We do not intend to have any full time employees prior to the consummation of our initial business combination. All of our officers and directors are engaged in several other business endeavors and are not obligated to devote any specific number of hours to our affairs. If our officers’ and directors’ other business affairs require them to devote more substantial amounts of time to such affairs, it could limit their ability to devote time to our affairs and could have a negative impact on our ability to consummate our initial business combination. We cannot assure you these conflicts will be resolved in our favor.
Our officers and directors have pre-existing fiduciary and contractual obligations and accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.
Our officers and directors have pre-existing fiduciary and contractual obligations to other companies, including other companies that are engaged in business activities similar to those intended to be conducted by us. Accordingly, they may participate in transactions and have obligations that may be in conflict or competition with our consummation of our initial business combination. As a result, a potential target business may be presented by our management team to another entity prior to its presentation to us and we may not be afforded the opportunity to engage in a transaction with such target business. For a more detailed description of the pre-existing fiduciary and contractual obligations of our management team, and the potential conflicts of interest that such obligations may present, see the section titled “Management — Conflicts of Interest.”
Our officers’ and directors’ personal and financial interests may influence their motivation in determining whether a particular target business is appropriate for a business combination.
Our sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to any founder shares and placement shares held by them and any public shares they may acquire during or after this offering in connection with the completion of our initial business combination or otherwise. Furthermore, sponsor, officers and directors have agreed to waive their right to receive liquidation distributions from the trust account with respect to any founder shares and placement shares upon our liquidate if we are unable to consummate our initial business combination. Accordingly, these securities will be worthless if we do not consummate our initial business combination. In addition, our officers and directors may loan funds to us after this offering and may be owed reimbursement for expenses incurred in connection with certain activities on our behalf which would only be repaid if we complete an initial business combination. The personal and financial interests of our directors and officers may influence their motivation in timely identifying and selecting a target business and completing a business combination, subject to their fiduciary duties under Cayman Islands law. Consequently, our directors’ and officers’ discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our shareholders’ best interest. If this were the case, it would be a breach of their fiduciary duties to us as a matter of Cayman Islands law and we might have a claim against such individuals. However, we might not ultimately be successful in any claim we may make against them for such reason.
Members of our management team and board of directors have significant experience as founders, board members, officers, executives or employees of other companies. Certain of those persons have been, may be, or may become, involved in litigation, investigations or other proceedings, including related to those companies or otherwise. The defense or prosecution of these matters could be time-consuming and could divert our management’s attention, and may have an adverse effect on us, which may impede our ability to consummate an initial business combination.
During the course of their careers, members of our management team and board of directors have had significant experience as founders, board members, officers, executives or employees of other companies. As a result of their involvement and positions in these companies, certain of those persons have been, may be or may in the future become involved in litigation, investigations or other proceedings, including relating to the business affairs of such companies, transactions entered into by such companies, or otherwise. Individual members of our management team and board of directors also may become involved in litigation, investigations or other proceedings involving claims or allegations related to or as a result of their personal conduct, either in their capacity as a corporate officer or director or otherwise, and may be personally named in such actions and potentially subject to personal liability. Any such liability may or may not be covered by insurance and/or indemnification, depending on the facts and circumstances. The defense or prosecution of these matters could be time-consuming. Any litigation, investigations or other proceedings and the potential outcomes of such actions may divert the attention and resources of our management team and board of directors away from identifying and selecting a target business or businesses for our initial business combination and may negatively affect our reputation, which may impede our ability to complete an initial business combination.
Nasdaq may delist our securities from trading on its exchange which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.
We anticipate that our securities will be listed on the Nasdaq Global Market, a national securities exchange, upon consummation of this offering. Although, after giving effect to this offering, we meet on a pro forma basis the minimum initial listing standards of Nasdaq, which generally only requires that we meet certain requirements relating to shareholders’ equity, market capitalization, aggregate market value of publicly held shares and distribution requirements, we cannot assure you that our securities will continue to be listed on Nasdaq in the future prior to an initial business combination. Additionally, in connection with our initial business combination, it is likely that Nasdaq will require us to file a new initial listing application and meet its initial listing requirements as opposed to its more lenient continued listing requirements. We cannot assure you that we will be able to meet those initial listing requirements at that time.
If Nasdaq delists our securities from trading on its exchange, we could face significant material adverse consequences, including:
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a limited availability of market quotations for our securities;

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reduced liquidity with respect to our securities;

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a determination that our Ordinary Shares are “penny shares” which will require brokers trading in our Ordinary Shares to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our Ordinary Shares;

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a limited amount of news and analyst coverage for our company; and

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a decreased ability to issue additional securities or obtain additional financing in the future.

We may only be able to complete one business combination with the proceeds of this offering, which will cause us to be solely dependent on a single business which may have a limited number of products or services.
We may only be able to complete one business combination with the proceeds of this offering. By consummating a business combination with only a single entity, our lack of diversification may subject us to numerous economic, competitive and regulatory developments. Further, we would not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry. Accordingly, the prospects for our success may be:
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solely dependent upon the performance of a single business, or

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dependent upon the development or market acceptance of a single or limited number of products, processes or services.

This lack of diversification may subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination.
Alternatively, if we determine to simultaneously acquire several businesses and such businesses are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other business combinations, which may make it more difficult for us, and delay our ability, to complete the business combination. With multiple business combinations, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business. If we are unable to adequately address these risks, it could negatively impact our profitability and results of operations.
We may be unable to consummate a business combination if a target business requires that we have cash in excess of the minimum amount we are required to have at closing and public shareholders may have to remain shareholders of our company and wait until our liquidation to receive a pro rata share of the trust account or attempt to sell their shares in the open market.
A potential target may make it a closing condition to our business combination that we have a certain amount of cash available at the time of closing. If the number of our shareholders electing to exercise their redemption rights or sell their shares to us in a tender offer has the effect of reducing the amount of money available to us to consummate a business combination below such minimum amount required by the target business and we are not able to locate an alternative source of funding, we will not be able to consummate such business combination and we may not be able to locate another suitable target within the applicable time period, if at all. In that case, public shareholders may have to remain shareholders of our company and wait the full 15 months (or up to 18 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus) in order to be able to receive a pro rata portion of the trust account, or attempt to sell their shares in the open market prior to such time, in which case they may receive less than a pro rata share of the trust account for their shares.
Our public shareholders may not be afforded an opportunity to vote on our proposed business combination, which means we may consummate our initial business combination even though a majority of our public shareholders do not support such a combination.
We intend to hold a shareholder vote before we consummate our initial business combination. However, if a shareholder vote is not required, for business or legal reasons, we may conduct redemptions via a tender offer and not offer our shareholders the opportunity to vote on a proposed business combination. Accordingly, we may consummate our initial business combination even if holders of a majority of our public shares do not approve of the business combination.
If we seek shareholder approval of our initial business combination, our sponsor has agreed to vote in favor of such initial business combination, regardless of how our public shareholders vote.
Pursuant to a letter agreement with us, our sponsor has agreed to vote its shares, including any shares it may acquire during or after this offering (including in open market and privately negotiated transactions), in favor of our initial business combination. As a result, in addition to our sponsor’s founder shares and our sponsor’s placement shares, we would need only 3,003,501 or 30.04%, of the 10,000,000 public shares sold in this offering to be voted in favor of an initial business combination in order to have our initial business combination approved (assuming all outstanding shares are voted and the over-allotment option is not exercised). Accordingly, if we seek shareholder approval of our initial business combination, the agreement by our sponsor to vote in favor of our initial business combination will increase the likelihood that we will receive the requisite shareholder approval for such initial business combination.
In connection with any meeting held to approve an initial business combination, we will offer each public shareholder the option to vote in favor of a proposed business combination and still seek redemption of his, her or its public shares, which may make it more likely that we will consummate a business combination.
In connection with any meeting held to approve an initial business combination, we will offer each public shareholder the right to have his, her or its public shares redeemed for cash (subject to the limitations described elsewhere in this prospectus) regardless of whether such shareholder votes for or against such proposed business combination. Furthermore, we will consummate our initial business combination only if approved as an ordinary resolution under Cayman Islands law, which requires the affirmative vote of a majority of the shares held by shareholders who attend and vote at a general meeting of the company to approve the business combination or as a special resolution under Cayman Islands law, which requires the affirmative vote of at least a two-thirds (2/3) majority of the shares held by shareholders who attend and vote at a general meeting of the company to approve the business combination to the extent that such business combination is structured as a merger. Accordingly, public shareholders owning shares sold in this offering may exercise their redemption rights and we could still consummate a proposed business combination so long as a majority of shares voted at the meeting are voted in favor of the proposed business combination. This is different than other similarly structured blank check companies where shareholders are offered the right to redeem their shares only when they vote against a proposed business combination. This is also different than other similarly structured blank check companies where there is a specific number of shares sold in the offering which must not exercise redemption rights for the company to complete a business combination. The lack of such a threshold and the ability to seek redemption while voting in favor of a proposed business combination may make it more likely that we will consummate our initial business combination.
In connection with any shareholder meeting called to approve a proposed initial business combination, we may require shareholders who wish to redeem their public shares to comply with specific requirements for redemption that may make it more difficult for them to exercise their redemption rights prior to the deadline for exercising their rights.
In connection with any shareholder meeting called to approve a proposed initial business combination, each public shareholder will have the right, regardless of whether it is voting for or against such proposed business combination, to demand that we redeem its public shares into a share of the trust account. Such redemption will be effectuated under Cayman Islands law and our amended and restated memorandum and articles of association as a redemption of the shares, with the redemption price to be paid being the applicable pro rata portion of the monies held in the trust account. We may require public shareholders who wish to redeem their public shares in connection with a proposed business combination to either tender their certificates (if any) to our transfer agent or to deliver their shares to the transfer agent electronically using the Depository Trust Company’s (“DTC”) Deposit/Withdrawal At Custodian (“DWAC”) System, at the holder’s option, at any time at or prior to the date set forth in the proxy material on the proposal to approve the initial business combination or prior to the date set forth in the tender offer documents mailed to such holder. In order to obtain a physical share certificate, a shareholder’s broker and/or clearing broker, DTC and our transfer agent will need to act to facilitate this request. It is our understanding that shareholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, because we do not have any control over this process or over the brokers or DTC, it may take significantly longer than two weeks to obtain a physical share certificate. It is also our understanding that it takes a short time to deliver shares through the DWAC System. However, this too may not be the case. Accordingly, if it takes longer than we anticipate for shareholders to deliver their shares, shareholders who wish to redeem may be unable to meet the deadline for exercising their redemption rights and thus may be unable to redeem their shares.
Investors may not have sufficient time to comply with the delivery requirements for redemption.
Pursuant to our amended and restated memorandum and articles of association, we are required to give a minimum of only five clear days’ notice for each general meeting. As a result, if we require public shareholders who wish to redeem their public shares into the right to receive a pro rata portion of the funds in the trust account to comply with specific delivery requirements for redemption, holders may not have sufficient time to receive the notice and deliver their shares for redemption. Accordingly, investors may not be able to exercise their redemption rights and may be forced to retain our securities when they otherwise would not want to.
If we require public shareholders who wish to redeem their public shares to comply with the delivery requirements for redemption, such redeeming shareholders may be unable to sell their securities when they wish to in the event that the proposed business combination is not approved.
If we require public shareholders who wish to redeem their public shares to comply with specific delivery requirements for redemption described above and such proposed business combination is not consummated, we will promptly return such certificates to the tendering public shareholders. Accordingly, investors who attempted to redeem their shares in such a circumstance will be unable to sell their securities after the failed acquisition until we have returned their securities to them. The market price for our shares may decline during this time and you may not be able to sell your securities when you wish to, even while other shareholders that did not seek redemption may be able to sell their securities.
As a result of our limited resources and the significant competition for business combination opportunities, it may be more difficult for us to consummate an attractive business combination. Further, as the number of SPACs evaluating targets increases, attractive targets may become scarcer and there may be more competition for attractive targets. This could increase the cost of our initial business combination and could even result in our inability to find a target or to consummate an initial business combination.
We expect to encounter intense competition from other entities having a business objective similar to ours, including venture capital funds, leveraged buyout funds, other blank check companies and operating businesses competing for acquisitions. Many of these entities are well established and have extensive experience in identifying and effecting business combinations directly or through affiliates. Many of these competitors possess similar or greater technical, human and other resources than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. In addition, certain of our officers and directors presently sponsor and any of them or our sponsor may in the future sponsor or form other special purpose acquisition companies similar to ours. Steven M. Wasserman serves as a director on the board of byNordic Acquisition Corporation, a special purposes acquisition company.
While we believe that there are numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. In addition, there has been increased activity in the SPAC market over the past years, which has significantly increased competition for business combinations. As a result of a greater number of SPACs pursuing business combinations, our ability to source an attractive business combination for our shareholders may be limited. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Furthermore, seeking shareholder approval of a business combination may delay or prevent the consummation of a transaction, a risk a target business may not be willing to accept. Additionally, our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses. Any of the foregoing may place us at a competitive disadvantage in successfully negotiating a business combination.
In recent years, and especially since the second half of 2020, the number of SPACs that have been formed has increased substantially. Many potential targets for SPACs have already entered into an initial business combination, and there are still many SPACs seeking targets for their initial business combination, as well as many such companies currently in registration. As a result, at times, fewer attractive targets may be available, and it may require more time, more effort and more resources to identify a suitable target and to consummate an initial business combination.
In addition, because there are more SPACs seeking to enter into an initial business combination with available targets, the competition for available targets with attractive fundamentals or business models may increase, which could cause target companies to demand improved financial terms. Attractive deals could also become scarcer for other reasons, such as economic or industry sector downturns, geopolitical tensions, or increases in the cost of additional capital needed to close business combinations or operate targets post-business combination. This could increase the cost of, delay or otherwise complicate or frustrate our ability to find and consummate an initial business combination, and may result in our inability to consummate an initial business combination on terms favorable to our investors altogether.
We may issue our shares to investors in connection with our initial business combination at a price that is less than the prevailing market price of our shares at that time.
In connection with our initial business combination, we may issue shares to investors in private placement transactions (so-called PIPE transactions) at a price of $10.00 per share or which approximates the per-share amounts in our trust account at such time. The purpose of such issuances will be to enable us to provide sufficient liquidity to the post-business combination entity. The price of the shares we issue may therefore be less, and potentially significantly less, than the market price for our shares at such time. Any such issuances could dilute the interests of our shareholders.
Our sponsor paid a nominal price for its shares and, accordingly, you will experience immediate and substantial dilution from the purchase of our Class A Ordinary Shares.
The difference between the public offering price per share (allocating all the unit purchase price to the Class A Ordinary Shares and none to the warrant included in the unit) and the pro forma net tangible book value per Class A Ordinary Shares after this offering constitutes the dilution to you and the other investors in this offering. Our sponsor acquired its shares for a nominal price, significantly contributing to this dilution. Upon closing of this offering, and assuming no value is ascribed to the warrants included in the units, you and the other public shareholders will incur an immediate and substantial dilution of approximately 108.3% or $10.83 per share, assuming no exercise of the underwriters’ over-allotment option), the difference between the pro forma net tangible book value per share after this offering of $0.83 and the initial offering price of $10.00 per unit. This dilution would increase to the extent that the anti-dilution provisions of the founder shares result in the issuance of Class A Ordinary Shares on a greater than one-to-one basis upon conversion of the founder shares at the time of our initial business combination and would become exacerbated to the extent that public shareholders seek redemptions from the trust for their public shares. In addition, because of the anti-dilution protection in the founder shares, any equity or equity-linked securities issued in connection with our initial business combination would be disproportionately dilutive to our Class A Ordinary Shares.
The nominal purchase price paid by our sponsor for the founder shares may result in significant dilution to the implied value of your public shares upon the consummation of our initial business combination.
We are offering our units at an offering price of $10.00 per unit and the amount in our trust account is initially anticipated to be $10.20 per public share, implying an initial value of $10.20 per public share. However, prior to this offering, our sponsor paid a nominal aggregate purchase price of $50,000 for the founder shares, or approximately $0.0116 per share. As a result, the value of your public shares may be significantly diluted upon the consummation of our initial business combination, when the founder shares are converted into Class A ordinary shares. For example, the following table shows the dilutive effect of the founder shares on the implied value of the public shares upon the consummation of our initial business combination, assuming that our equity value at that time is $97,500,000, which is the amount we would have for our initial business combination in the trust account after payment of $4,500,000 of deferred underwriting discounts, assuming the underwriters’ over-allotment option is not exercised, no interest is earned on the funds held in the trust account, and no public shares are redeemed in connection with our initial business combination, and without taking into account any other potential impacts on our valuation at such time, such as the trading price of our public shares, the business combination transaction costs, any equity issued or cash paid to the target’s sellers or other third parties, or the target’s business itself, including its assets, liabilities, management and prospects. At such valuation, each of our Ordinary Shares would have an implied value of $7.22 per share upon consummation of our initial business combination, which would be a 29.22% decrease as compared to the initial implied value per public share of $10.20 (the price per unit in this offering, assuming no value to the public warrants).
Public shares	10,000,000
Founder shares(1)	3,500,000
Total shares	13,500,000
Total funds in trust available for initial business combination (less deferred underwriting commissions)	$97,500,000
Initial implied value per public share	$10.20
Implied value per share upon consummation of initial business combination	$7.22

Notes: —
(1)
Assumes over-allotment option has not been exercised and 525,000 shares were forfeited by our sponsor.

The value of the founder shares following completion of our initial business combination is likely to be substantially higher than the nominal price paid for them, even if the trading price of our ordinary shares at such time is substantially less than $10.00 per share.
Upon the closing of this offering, assuming no exercise of the underwriters’ over-allotment option, our sponsor will have invested in us an aggregate of $5,480,000, comprised of the $50,000 purchase price for the founder shares and the $5,430,000 purchase price for the placement shares. Assuming a trading price of $10.00 per share upon consummation of our initial business combination, the 3,500,000 founder shares would have an aggregate implied value of $35,000,000. Even if the trading price of our Class A Ordinary Shares was as low as approximately $1.57 per share, and the placement shares were worthless, the value of the founder shares would be equal to the sponsor’s initial investment in us. As a result, our sponsor is likely to be able to recoup its investment in us and make a substantial profit on that investment, even if our public shares have lost significant value. Accordingly, our management team, which owns interests in our sponsor, may have an economic incentive that differs from that of the public shareholders to pursue and consummate an initial business combination rather than to liquidate and to return all of the cash in the trust to the public shareholders, even if that business combination were with a riskier or less-established target business. For the foregoing reasons, you should consider our management team’s financial incentive to complete an initial business combination when evaluating whether to redeem your shares prior to or in connection with the initial business combination.
Unlike some other similarly structured special purpose acquisition companies, our sponsor will receive additional Class A Ordinary Shares if we issue certain shares to consummate an initial business combination.
The founder shares will automatically convert into Class A Ordinary Shares upon the consummation of our initial business combination on a one-for-one basis, subject to adjustment for share splits, share dividends, reorganizations, recapitalizations and the like, and subject to further adjustment as provided herein. In the case that additional Class A Ordinary Shares or equity-linked securities are issued or deemed issued in connection with our initial business combination, the number of Class A Ordinary Shares issuable upon conversion of all founder shares will equal, in the aggregate, on an as-converted basis, 35.0% of the total number of public shares outstanding after such conversion, including the total number of Class A Ordinary Shares issued, or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the company in connection with or in relation to the consummation of the initial business combination, excluding any Class A Ordinary Shares or equity-linked securities or rights exercisable for or convertible into Class A Ordinary Shares issued, or to be issued, to any seller in the initial business combination and any placement shares issued to our sponsor, officers or directors upon conversion of working capital loans, provided that such conversion of founder shares will never occur on a less than one-for-one basis. This is different than some other similarly structured special purpose acquisition companies in which their initial shareholders will only be issued an aggregate of 20% of the total number of shares to be outstanding prior to our initial business combination. Additionally, the aforementioned adjustment will not take into account any Class A Ordinary Shares redeemed in connection with the business combination. Accordingly, the holders of the founder shares could receive additional Class A Ordinary Shares even if the additional Class A Ordinary Shares, or equity-linked securities convertible or exercisable for Class A Ordinary Shares, are issued or deemed issued solely to replace those shares that were redeemed in connection with the business combination. The foregoing may make it more difficult and expensive for us to consummate an initial business combination.
We may amend the terms of the warrants in a manner that may be adverse to holders of public warrants with the approval by the holders of at least a majority of the then outstanding public warrants, respectively. As a result, the exercise price of your warrants could be increased, the exercise period could be shortened and the number of Class A Ordinary Shares purchasable upon exercise of a warrant could be decreased, all without your approval.
Our warrants will be issued in registered form under a warrant agreement, each between Continental Stock Transfer & Trust Company, as the warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of the then outstanding public warrants to make any change that adversely affects the interests of the registered holders of public warrants. Accordingly, we may amend the terms of the public warrants in a manner adverse to a holder if holders of at least a majority of the then outstanding public warrants approve of such amendment. Although our ability to amend the terms of the public warrants with the consent of at least a majority of the then outstanding public warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the warrants, convert the warrants into cash or shares (at a ratio different than initially provided), or shorten the exercise period or decrease the number of Class A Ordinary Shares purchasable upon exercise of a warrant.
Our warrant agreement will designate the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of our warrants, which could limit the ability of warrant holders to obtain a favorable judicial forum for disputes with our company.
Our warrant agreement will provide that, subject to applicable law, (i) any action, proceeding or claim against us arising out of or relating in any way to the warrant agreement, including under the Securities Act, will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and (ii) that we irrevocably submit to such jurisdiction, which jurisdiction shall be the exclusive forum for any such action, proceeding or claim. We will waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. There is uncertainty as to whether a court would enforce such exclusive forum provision. Investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder.
Notwithstanding the foregoing, these provisions of the warrant agreement will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum. Any person or entity purchasing or otherwise acquiring any interest in any of our warrants shall be deemed to have notice of and to have consented to the forum provisions in our warrant agreement. If any action, the subject matter of which is within the scope the forum provisions of the warrant agreement, is filed in a court other than a court of the State of New York or the United States District Court for the Southern District of New York (a “foreign action”) in the name of any holder of our warrants, such holder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located in the State of New York in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”), and (y) having service of process made upon such warrant holder in any such enforcement action by service upon such warrant holder’s counsel in the foreign action as agent for such warrant holder.
This choice-of-forum provision may limit a warrant holder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with our company, which may discourage such lawsuits. Alternatively, if a court were to find this provision of our warrant agreement inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect our business, financial condition and results of operations and result in a diversion of the time and resources of our management and board of directors.
We may redeem your unexpired warrants prior to their exercise at a time that is disadvantageous to you, thereby making your warrants worthless.
We have the ability to redeem outstanding warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the reported last sale price of our Class A Ordinary Shares equals or exceeds $18.00 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30 trading-day period commencing 150 days following the closing of the business combination and ending on the third trading day prior to the date on which we give proper notice of such redemption and provided certain other conditions are met, including, that we will not redeem the warrants as described above unless a registration statement under the Securities Act covering the issuance of the Class A Ordinary Shares issuable upon exercise of the warrants is then effective and a current prospectus relating to those Class A Ordinary Shares is available throughout the measurement period. If and when the warrants become redeemable by us, we may not exercise our redemption right if the issuance of Ordinary Shares upon exercise of the warrants is not exempt from registration or qualification under applicable state blue sky laws or we are unable to effect such registration or qualification. We will use our best efforts to register or qualify such Ordinary Shares under the blue sky laws of the state of residence in those states in which the warrants were offered by us in this offering. Redemption of the outstanding warrants could force you (i) to exercise your warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (ii) to sell your warrants at the then-current market price when you might otherwise wish to hold your warrants or (iii) to accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of your warrants.
Our and outstanding warrants may have an adverse effect on the market price of our Ordinary Shares and make it more difficult to effect a business combination.
We will be issuing warrants that will result in the issuance of up to 5,000,000 Class A Ordinary Shares, as part of the units offered by this prospectus, assuming no exercise of the over-allotment option. To the extent we issue Class A Ordinary Shares to effectuate a business combination, the potential for the issuance of a substantial number of additional Ordinary Shares upon exercise of the warrants could make us a less attractive acquisition vehicle in the eyes of a target business. Such securities, when converted, will increase the number of issued and outstanding Ordinary Shares and reduce the value of the shares issued to complete the business combination. Accordingly, our warrants may make it more difficult to effectuate a business combination or increase the cost of acquiring the target business. Additionally, the sale, or even the possibility of sale, of the shares underlying the warrants could have an adverse effect on the market price for our securities or on our ability to obtain future financing. If and to the extent these warrants are exercised, you may experience dilution to your holdings.
We may not be able to complete an initial business combination since such initial business combination may be subject to regulatory review and approval requirement, including foreign investment regulations and review by government entities such as the Committee on Foreign Investment in the United States (“CFIUS”), or may be ultimately prohibited.
Our initial business combination may be subject to regulatory review and approval requirements by governmental entities, or ultimately prohibited. For example, CFIUS has authority to review direct or indirect foreign investments in U.S. companies. Among other things, CFIUS is empowered to require certain foreign investors to make mandatory filings, to charge filing fees related to such filings, and to self-initiate national security reviews of foreign direct and indirect investments in U.S. companies if the parties to that investment choose not to file voluntarily. In the case that CFIUS determines an investment to be a threat to national security, CFIUS has the power to unwind or place restrictions on the investment. Whether CFIUS has jurisdiction to review an acquisition or investment transaction depends on — among other factors — the nature and structure of the transaction, including the level of beneficial ownership interest and the nature of any information or governance rights involved. For example, investments that result in “control” of a U.S. business by a foreign person always are subject to CFIUS jurisdiction. CFIUS’s expanded jurisdiction under the Foreign Investment Risk Review Modernization Act of 2018 and implementing regulations that became effective on February 13, 2020 further includes investments that do not result in control of a U.S. business by a foreign person but afford certain foreign investors certain information or governance rights in a U.S. business that has a nexus to “critical technologies,” “critical infrastructure” and/or “sensitive personal data.”
Our sponsor, Alchemy Deeptech Capital LLC is controlled by non-U.S. persons. Our sponsor will own approximately 28.56% of our issued and outstanding Ordinary Shares following this offering (assuming the underwriters’ over-allotment option is exercised in full). For so long as our sponsor retains a material ownership interest in us, and/or control rights with respect to us, we may be deemed a “foreign person” under the regulations relating to CFIUS. As such, an initial business combination with a U.S. business or foreign business with U.S. subsidiaries that we may wish to pursue may be subject to CFIUS review. If a particular proposed initial business combination with a U.S. business falls within CFIUS’s jurisdiction, we may determine that we are required to make a mandatory filing or that we will submit to CFIUS review on a voluntary basis, or to proceed with the transaction without submitting to CFIUS and risk CFIUS intervention, before or after closing the transaction. CFIUS may decide to block or delay our proposed initial business combination, impose conditions with respect to such initial business combination or request the President of the United States to order us to divest all or a portion of the U.S. target business of our initial business combination that we acquired without first obtaining CFIUS approval, which may limit the attractiveness of, delay or prevent us from pursuing certain target companies that we believe would otherwise be beneficial to us and our shareholders. As a result, the pool of potential targets with which we could complete an initial business combination may be limited and we may be adversely affected in terms of competing with other special purpose acquisition companies which do not have similar foreign ownership issues. In addition, certain federally licensed businesses may be subject to rules or regulations that limit foreign ownership.
The process of government review, whether by CFIUS or otherwise, could be lengthy. Because we have only a limited time to complete our initial business combination, our failure to obtain any required approvals within the requisite time period may require us to liquidate. If we are unable to consummate our initial business combination within the applicable time period required under our amended and restated memorandum and articles of association, including as a result of extended regulatory review of a potential initial business combination, we will, as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares for a pro rata portion of the funds held in the trust account and as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. In such event, our shareholders will miss the opportunity to benefit from an investment in a target company and the appreciation in value of such investment. Additionally, our warrants will be worthless.
We may not seek an opinion from an unaffiliated third party as to the fair market value of the target business we acquire.
We are not required to obtain an opinion from an unaffiliated third party that the target business we select has a fair market value in excess of at least 80% of the balance of the trust account (excluding any deferred underwriting commissions and taxes payable on the income earned on the trust account) unless our board of directors cannot make such determination on its own. We are also not required to obtain an opinion from an unaffiliated third party indicating that the price we are paying is fair to our shareholders from a financial point of view unless the target is affiliated with our officers, directors, sponsor or their affiliates. If no opinion is obtained, our shareholders will be relying on the judgment of our board of directors, whose collective experience in business evaluations for blank check companies like ours is not significant. Furthermore, our directors may have a conflict of interest in analyzing the transaction due to their personal and financial interests.
We may acquire a target business that is affiliated with our officers, directors, sponsor or their affiliates.
While we do not currently intend to pursue an initial business combination with a company that is affiliated with our officers, directors, sponsor or their affiliates, we are not prohibited from pursuing such a transaction, nor are we prohibited from consummating a business combination where any of our officers, directors, sponsor or their affiliates acquire a minority interest in the target business alongside our acquisition, provided in each case we or a committee of our independent and disinterested directors, obtains an opinion from an independent investment banking firm, or from an independent entity that commonly renders valuation opinions that the business combination is fair to our shareholders from a financial point of view. These affiliations could cause our officers or directors to have a conflict of interest in analyzing such transactions due to their personal and financial interests.
A provision of our warrant agreement may make it more difficult for us to consummate an initial business combination.
Unlike most blank check companies, if for capital raising purposes related to the closing of an initial business combination:
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we issue equity or equity-linked securities at an issue price or with an exercise or conversion price, of less than $10.00 per Ordinary Share (as adjusted for share splits, share dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like) (such price the “minimum issue price”); or

•
the target entity of our initial business combination issues equity or equity-linked securities which, following the closing of the business combination, entitles the holder to receive equity or equity-linked securities of the combined company at an issue price or with an exercise or conversion price of less than the minimum issue price; or

•
we, the sponsor or the target entity of our initial business combination, directly or indirectly, enters into an arrangement to transfer to any third-party investor securities, cash or other property to effectively reduce the issue price, or exercise price or conversion price, as applicable, to a price less than the minimum issue price the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the greater of (x) the volume weighted average reported last sale price of the shares of the combined company on the principal market on which the shares are then traded during the measurement period of 20 out of 30 consecutive trading days commencing 150 days following the closing of the business combination and (y) $3.00; provided, however, that in no case may the adjusted warrant exercise price be greater than $11.50. In addition, in the event the exercise price of the warrants is adjusted as provided above, the $18.00 per share redemption trigger price described below under “Redemption of warrants” will be adjusted (to the nearest cent) to be equal to the adjusted warrant exercise price plus $6.50. This may make it more difficult for us to consummate an initial business combination with a target business.
The determination of the offering price of our units is more arbitrary than the pricing of securities for an operating company in a particular industry.
Prior to this offering, there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the representative of the underwriters. Factors considered in determining the prices and terms of the units, including the Ordinary Shares and warrants underlying the units, include:
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the history and prospects of companies whose principal business is the acquisition of other companies;

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prior offerings of those companies;

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our prospects for acquiring an operating business at attractive values;

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our capital structure;

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the per share amount of net proceeds being placed in the trust account;

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an assessment of our management and their experience in identifying operating companies; and

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general conditions of the securities markets at the time of the offering.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since we have no historical operations or financial results to compare them to.
An investment in this offering may result in uncertain or adverse U.S. federal income tax consequences.
An investment in this offering may result in uncertain U.S. federal income tax consequences. For instance, because there are no authorities that directly address instruments similar to the units we are issuing in this offering, the allocation an investor makes with respect to the purchase price of a unit between the Class A Ordinary Shares and the one-half of a warrant to purchase one Class A Ordinary Share included in each unit could be challenged by the United States Internal Revenue Service (“IRS”) or courts. Furthermore, the U.S. federal income tax consequences of a cashless exercise of warrants included in the units we are issuing in this offering is unclear under current law. Finally, it is unclear whether the redemption rights with respect to our Class A Ordinary Shares suspend the running of a U.S. Holder’s (as defined below in “Taxation — United States Federal Income Tax Considerations — General”) holding period for purposes of determining whether any gain or loss realized by such holder on the sale or exchange of Class A Ordinary Shares is long-term capital gain or loss and for determining whether any dividend we pay would be considered “qualified dividends” for U.S. federal income tax purposes. See the section titled “Taxation — United States Federal Income Tax Considerations” for a summary of the U.S. federal income tax considerations of an investment in our securities. Prospective investors are urged to consult their tax advisors with respect to these and other tax consequences when purchasing, holding or disposing of our securities.
We may be a passive foreign investment company, or “PFIC,” which could result in adverse U.S. federal income tax consequences to U.S. investors.
If we are a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder (as defined in the section of this prospectus captioned “Taxation — United States Federal Income Tax Considerations — General”) of our Class A Ordinary Shares or warrants, the U.S. Holder may be subject to adverse U.S. federal income tax consequences and may be subject to additional reporting requirements. Our PFIC status for our current and subsequent taxable years may depend upon the status of an acquired company pursuant to a business combination and whether we qualify for the PFIC start-up exception (see the section of this prospectus captioned “Taxation — United States Federal Income Tax Considerations — U.S. Holders — Passive Foreign Investment Company Rules”). Depending on the particular circumstances, the application of the start-up exception may be subject to uncertainty, and there cannot be any assurance that we will qualify for the start-up exception. In addition, our actual PFIC status for any taxable year will not be determinable until after the end of such taxable year. Accordingly, there can be no assurances with respect to our status as a PFIC for our current taxable year or any subsequent taxable year. If we determine we are a PFIC for any taxable year, upon written request, we will endeavor to provide to a U.S. Holder such information as the IRS may require, including a PFIC annual information statement (“Annual Information Statement”), in order to enable the U.S. Holder to make and maintain a “qualified electing fund” election, but there can be no assurance that we will timely provide such required information, and such election would be unavailable with respect to our warrants in all cases. We urge U.S. investors to consult their tax advisors regarding the possible application of the PFIC rules. For a more detailed discussion of the tax consequences of PFIC classification to U.S. Holders, see the section of this prospectus captioned “Taxation — United States Federal Income Tax Considerations — U.S. Holders — Passive Foreign Investment Company Rules.”
We may reincorporate in another jurisdiction in connection with our initial business combination and such reincorporation may result in taxes imposed on shareholders.
We may, in connection with our initial business combination and subject to requisite shareholder approval under the Companies Law, reincorporate in the jurisdiction in which the target company or business is located or in another jurisdiction. The transaction may require a shareholder or warrant holder to recognize taxable income in the jurisdiction in which the shareholder or warrant holder is a tax resident or in which its members are resident if it is a tax transparent entity. We do not intend to make any cash distributions to shareholders or warrant holders to pay such taxes. Shareholders or warrant holders may be subject to withholding taxes or other taxes with respect to their ownership of us after the reincorporation.
There is currently no market for our securities and a market for our securities may not develop, which would adversely affect the liquidity and price of our securities.
There is currently no market for our securities. Shareholders therefore have no access to information about prior market history on which to base their investment decision. Following this offering, the price of our securities may vary significantly due to one or more potential business combinations and general market or economic conditions. Furthermore, an active trading market for our securities may never develop or, if developed, it may not be sustained. You may be unable to sell your securities unless a market can be established and sustained.
Provisions in our amended and restated memorandum and articles of association and Cayman Islands law may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for our Class A Ordinary Shares and could entrench management.
Our amended and restated memorandum and articles of association will contain provisions that may discourage unsolicited takeover proposals that shareholders may consider to be in their best interests. These provisions include a staggered board of directors and the ability of the board of directors to designate the terms of and issue new series of preference shares, which may make the removal of management more difficult and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.
Regarding a Cayman Islands company such as us, when a takeover offer is made and accepted by holders of 90% of the shares to whom the offer is made within four months, the offeror may, within a two-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed unless there is evidence of fraud, bad faith, collusion or inequitable treatment of the shareholders.
Further, transactions similar to a merger, reconstruction and/or an amalgamation may in some circumstances be achieved through other means to these statutory provisions, such as a share capital exchange, asset acquisition or control, through contractual arrangements, of an operating business.
As we are incorporated under the laws of the Cayman Islands, our shareholders may face difficulties in protecting their interests, and their ability to protect their rights through the U.S. federal courts may be limited
We are an exempted company incorporated under the laws of the Cayman Islands. As a result, it may be difficult for investors to effect service of process within the United States upon our directors or executive officers, or enforce judgments obtained in the United States courts against our directors or officers.
Our corporate affairs will be governed by our amended and restated memorandum and articles of association, the Companies Act (as the same may be supplemented or amended from time to time) and the common law of the Cayman Islands. We will also be subject to the federal securities laws of the United States.
The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary responsibilities of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law, the decisions of whose courts are of persuasive authority, but are not binding on a court in the Cayman Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under Cayman Islands law are different from what they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a different body of securities laws as compared to the United States. In addition, Cayman Islands companies may not have standing to initiate a shareholders derivative action in a Federal court of the United States.

We have been advised by Harney Westwood & Riegels, our Cayman Islands legal counsel, that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the federal securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.
As a result of all of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the Board of Directors or controlling shareholders than they would as public shareholders of a United States company.
We may effect a business combination with a company located outside of the United States and if we do, we would be subject to a variety of additional risks that may negatively impact our business operations and financial results.
If we consummate a business combination with a target business located outside of the United States, we would be subject to any special considerations or risks associated with companies operating in the target business’ governing jurisdiction, including any of the following:
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rules and regulations or currency redemption or corporate withholding taxes on individuals;

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tariffs and trade barriers;

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regulations related to customs and import/export matters;

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longer payment cycles than in the United States;

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inflation;

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economic policies and market conditions;

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unexpected changes in regulatory requirements;

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challenges in managing and staffing international operations;

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tax issues, such as tax law changes and variations in tax laws as compared to the United States;

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currency fluctuations;

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challenges in collecting accounts receivable;

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cultural and language differences;

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protection of intellectual property; and

•
employment regulations.

We cannot assure you that we would be able to adequately address these additional risks. If we were unable to do so, our operations might suffer.
Our search for a business combination, and any target business with which we ultimately consummate a business combination, may be materially adversely affected by the novel coronavirus (“COVID-19”) pandemic.
The COVID-19 pandemic worldwide and resulting epidemic in the United States has resulted in a widespread health crisis that has adversely affected the economy and financial markets, and the business of any potential target business with which we consummate a business combination could be materially and adversely affected. We may be unable to complete a business combination if continued concerns relating to COVID-19 restrict travel, limit the ability to have meetings with potential investors or the target company’s personnel, vendors and services providers are unavailable to negotiate and consummate a transaction in a timely manner. The extent to which COVID-19 impacts our search for a business combination will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of COVID-19 and the actions to contain COVID-19 or treat its impact, among others. If the disruptions posed by COVID-19 or other matters of global concern continue for an extensive period of time, our ability to consummate a business combination, or the operations of a target business with which we ultimately consummate a business combination, may be materially adversely affected.
If we effect a business combination with a company located outside of the United States, the laws applicable to such company will likely govern all of our material agreements and we may not be able to enforce our legal rights.
If we effect a business combination with a company located outside of the United States, the laws of the country in which such company operates will govern almost all of the material agreements relating to its operations. We cannot assure you that the target business will be able to enforce any of its material agreements or that remedies will be available in this new jurisdiction. The system of laws and the enforcement of existing laws in such jurisdiction may not be as certain in implementation and interpretation as in the United States. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital. Additionally, if we acquire a company located outside of the United States, it is likely that substantially all of our assets would be located outside of the United States and some of our officers and directors might reside outside of the United States. As a result, it may not be possible for investors in the United States to enforce their legal rights, to effect service of process upon our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties of our directors and officers under Federal securities laws.
Because we must furnish our shareholders with financial statements of the target business prepared in accordance with principles generally accepted in the United States of America (“U.S. GAAP”) or international financial reporting standards (“IFRS”) as issued by the International Accounting Standards Board or reconciled to U.S. GAAP, we may not be able to complete an initial business combination with some prospective target businesses.
We will be required to provide historical and pro forma financial statement disclosure relating to our target business to our shareholders. These financial statements may be required to be prepared in accordance with, or be reconciled to, U.S. GAAP, or IFRS, depending on the circumstances, and the historical financial statements may be required to be audited in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”). The financial statements may also be required to be prepared in accordance with U.S. GAAP for the Form 8-K announcing the closing of an initial business combination, which would need to be filed within four business days after closing. These financial statement requirements may limit the pool of potential target businesses we may acquire.
Compliance with the Sarbanes-Oxley Act will require substantial financial and management resources and may increase the time and costs of completing an acquisition.
Section 404 of the Sarbanes-Oxley Act requires that we evaluate and report on our system of internal controls and may require us to have such system audited by an independent registered public accounting firm. If we fail to maintain the adequacy of our internal controls, we could be subject to regulatory scrutiny, civil or criminal penalties and/or shareholder litigation. Any inability to provide reliable financial reports could harm our business. A target business may also not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition. Furthermore, any failure to implement required new or improved controls, or difficulties encountered in the implementation of adequate controls over our financial processes and reporting in the future, could harm our operating results or cause us to fail to meet our reporting obligations. Inferior internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our securities.
We are an “emerging growth company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our securities less attractive to investors.
We are an “emerging growth company,” as defined in the JOBS Act. We will remain an “emerging growth company” for up to five years. However, if our non-convertible debt issued within a three-year period exceeds $1 billion, or the market value of our Ordinary Shares that are held by non-affiliates exceeds $700 million on the last day of the second fiscal quarter of any given fiscal year, or if we have total annual gross revenue of at least $1.235 billion in any given fiscal year, we would cease to be an emerging growth company as of the following fiscal year. As an emerging growth company, we are not being required to comply with the auditor attestation requirements of section 404 of the Sarbanes-Oxley Act, we have reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and we are exempt from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. Additionally, as an emerging growth company, we have elected to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As such, our financial statements may not be comparable to companies that comply with public company effective dates. We cannot predict if investors will find our shares less attractive because we may rely on these provisions. If some investors find our shares less attractive as a result, there may be a less active trading market for our shares and our share price may be more volatile.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, will not adopt the new or revised standard until the time private companies are required to adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accountant standards used.
If our management following a business combination is unfamiliar with United States securities laws, they may have to expend time and resources becoming familiar with such laws which could lead to various regulatory issues.
Following a business combination, our management will likely resign from their positions as officers of the company and the management of the target business at the time of the business combination will remain in place. We cannot assure you that management of the target business will be familiar with United States securities laws. If new management is unfamiliar with our laws, they may have to expend time and resources becoming familiar with such laws. This could be expensive and time-consuming and could lead to various regulatory issues which may adversely affect our operations.
Our shareholders may be held liable for claims by third parties against us to the extent of distributions received by them upon redemption of their shares.
If we are forced to enter into an insolvent liquidation, any distributions received by shareholders could be viewed as an unlawful payment if it was proved that immediately following the date on which the distribution was made, we were unable to pay our debts as they fall due in the ordinary course of business. As a result, a liquidator could seek to recover some or all amounts received by our shareholders. Furthermore, our directors may be viewed as having breached their fiduciary duties to us or our creditors and/or may have acted in bad faith, thereby exposing themselves and our company to claims, by paying public shareholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons. We and our directors and officers who knowingly and willfully authorized or permitted any distribution to be paid out of our share premium account while we were unable to pay our debts as they fall due in the ordinary course of business would be guilty of an offence and may be liable for a fine of $18,292.68 and imprisonment for five years in the Cayman Islands.
The provisions of our amended and restated memorandum and articles of association that relate to the rights of holders of our Class A Ordinary Shares may be amended with the approval of a special resolution which requires the approval of the holders of at least two-thirds of our Ordinary Shares who attend and vote at a shareholder meeting of the company, which is a lower amendment threshold than that of some other blank check companies. It may be easier for us, therefore, to amend our amended and restated memorandum and articles of association to facilitate the completion of an initial business combination that some of our shareholders may not support.
Our amended and restated memorandum and articles of association will provide that any of its provisions related to the rights of holders of our Class A Ordinary Shares (including the requirement to deposit proceeds of this offering and the private placement of warrants into the trust account and not release such amounts except in specified circumstances, and to provide redemption rights to public shareholders as described herein) may be amended if approved by special resolution, meaning holders of at least two-thirds of our Ordinary Shares who attend and vote at a shareholder meeting of the company, and corresponding provisions of the trust agreement governing the release of funds from our trust account may be amended if approved by holders of at least a majority of our Ordinary Shares. Our sponsor, directors, officers and their permitted transferees, if any, who will collectively beneficially own, on an as-converted basis, 28.69% of our Class A Ordinary Shares upon the closing of this offering (assuming the overallotment option is not exercised and it does not purchase any units in this offering), will participate in any vote to amend our amended and restated memorandum and articles of association and/or trust agreement and will have the discretion to vote in any manner they choose. As a result, we may be able to amend the provisions of our amended and restated memorandum and articles of association which govern our pre-business combination behavior more easily than some other blank check companies, and this may increase our ability to complete a business combination with which you do not agree. Our shareholders may pursue remedies against us for any breach of our amended and restated memorandum and articles of association.
Our sponsor, executive officers, advisors and directors, as applicable, have agreed, pursuant to agreements with us, that they will not propose any amendment to our amended and restated memorandum and articles of association (A) that would modify the substance or timing of our obligation to provide holders of our Class A Ordinary Shares the right to have their shares redeemed in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 15 months from the closing of this offering or (B) with respect to any other material provisions relating to the shareholders’ rights or pre-initial business combination activity, unless we provide our public shareholders with the opportunity to redeem their Class A Ordinary Shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (less taxes payable), divided by the number of the then-outstanding public shares. Our shareholders are not parties to, or third-party beneficiaries of, this agreement and, as a result, will not have the ability to pursue remedies against our sponsor, executive officers, advisors or directors, as applicable, for any breach of this agreement. As a result, in the event of a breach, our shareholders would need to pursue a shareholder derivative action, subject to applicable law.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain statements in this prospectus may constitute “forward-looking statements” for purposes of the federal securities laws. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:
•
our ability to select an appropriate target business or businesses in our target industry or otherwise;

•
our ability to complete our initial business combination in our target industry or otherwise;

•
our expectations around the performance of the prospective target business or businesses in the remote sensing, telecommunications, financial trading, environmental monitoring, greenhouse gas emissions monitoring, business intelligence, precision agriculture, infrastructure monitoring, space traffic monitoring and management, data science, including their adjacent industries;

•
our success in retaining or recruiting, or changes required in, our officers, key employees or directors following our initial business combination;

•
our officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business or in approving our initial business combination, as a result of which they would then receive expense reimbursements;

•
our potential ability to obtain additional financing to complete our initial business combination;

•
our pool of prospective target businesses in remote sensing, telecommunications, financial trading, environmental monitoring, greenhouse gas emissions monitoring, business intelligence, precision agriculture, infrastructure monitoring, space traffic monitoring and management, data science, including their adjacent industries;

•
our ability to consummate an initial business combination due to the uncertainty resulting from the recent COVID-19 pandemic;

•
the ability of our officers and directors to generate a number of potential business combination opportunities;

•
our public securities’ potential liquidity and trading;

•
the lack of a market for our securities;

•
the use of proceeds not held in the trust account or available to us from interest income on the trust account balance;

•
the trust account not being subject to claims of third parties; or

•
our financial performance following this offering.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the section of this prospectus entitled “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

USE OF PROCEEDS
We are offering 10,000,000 units at an offering price of $10.00 per unit. We estimate that the net proceeds of this offering together with the funds we will receive from the sale of the placement shares will be used as set forth in the following table.
	Without Over-Allotment Option	Over-Allotment Option Exercised
Gross proceeds
From offering	$100,000,000	115,000,000
From private placement	5,930,000	6,530,000
Total gross proceeds	105,930,000	121,530,000
Offering expenses(1)
Underwriting discount (2.0% of gross proceeds from offering, excluding deferred fee of 4.5% of gross proceeds from offering)(2)	2,000,000	2,300,000
Legal fees and expenses	350,000	350,000
Nasdaq listing and filing fees (including deferred amount)(3)	75,000	75,000
Printing and engraving expenses	40,000	40,000
Accounting fees and expenses	70,000	70,000
Audit fees and expenses	100,000	100,000
SEC and FINRA expenses	30,423	30,423
Miscellaneous expenses	49,577	49,577
Total offering expenses (not including underwriting discounts and commissions)	715,000	715,000
Net proceeds of the offering and private placement(4)
Held in trust(5)	102,000,000	117,300,000
% of public offering size	102%	102%
Not held in trust	1,215,000	1,215,000
Total net proceeds (including commissions paid on the offering but excluding deferred underwriting discounts and commissions)	103,215,000	118,515,000

Notes: —
(1)
A portion of the offering expenses, including the SEC registration fee, the FINRA filing fee, the non-refundable portion of the Nasdaq listing fee and a portion of the legal and audit fees, have been paid from the funds we borrowed from our sponsor, described below. These funds will be repaid out of the proceeds of this offering available to us. If we determine not to proceed with the offering, such amounts would not be repaid.

(2)
The fee for CCM in the amount of $600,000 (or $690,000 if the underwriter’s over-allotment option is exercised in full) will be reimbursed from a portion of the $2,000,000 (or $2,300,000 if the underwriter’s over-allotment option is exercised in full) underwriting fee payable to the underwriters upon the closing of this offering.

(3)
Includes payment of $70,000, which payment is deferred for one year from the date of our listing on Nasdaq.

(4)
No discounts or commissions will be paid with respect to the purchase of the placement shares.

(5)
The underwriters have agreed to defer underwriting commissions equal to 4.5% of the gross proceeds of this offering. Upon completion of our initial business combination, $4,500,000, which constitutes the underwriters’ deferred commissions (or $5,175,000 if the underwriters’ over-allotment option is exercised in full) will be paid to Cantor Fitzgerald & Co. from the funds held in the trust account, and the remaining funds, less amounts released to the trustee to pay redeeming shareholders, will be released to us and can be used to pay all or a portion of the purchase price of the business or businesses with which our initial business combination occurs or for general corporate purposes, including payment of principal or interest on indebtedness incurred in connection with our initial business combination, to fund the purchases of other companies or for working capital. The underwriters will not be entitled to any interest accrued on the deferred underwriting discounts and commissions.
The following table shows the use of the estimated $1,215,000 of net proceeds not held in the trust account.(1)(2)
	Amount	% of Total
Legal, accounting, due diligence, travel and other expenses in connection with any business combination	$220,000	18%
Director & Officer liability insurance premiums	600,000	49%
Legal and accounting fees related to regulatory reporting obligations	160,000	13%
Expenses for office space, utilities, administrative and other support services(3)	150,000	15%
Working capital to cover miscellaneous expenses, general corporate purposes, liquidation obligations and reserves	85,000	5%
Total	1,215,000	100%

Notes: —
(1)
The amount of proceeds not held in trust will remain constant at $1,215,000 even if the over-allotment is exercised.

(2)
These are estimates only. Our actual expenditures for some or all of these items may differ from the estimates set forth herein. For example, we may incur greater legal and accounting expenses than our current estimates in connection with negotiating and structuring our initial business combination based upon the level of complexity of that business combination. We do not anticipate any change in our intended use of proceeds, other than fluctuations among the current categories of allocated expenses, which fluctuations, to the extent they exceed current estimates for any specific category of expenses, would be deducted from our excess working capital.

(3)
Commencing on the date of this prospectus, we have agreed to pay Alchemy Investment Management LLC, an affiliate of our sponsor, a total of $10,000 per month for office space, utilities and secretarial and administrative support.

Of the net proceeds of this offering and the sale of the placement shares, $102,000,000 (or $117,300,000 if the underwriters’ over-allotment option is exercised in full), including $4,500,000 (or $5,175,000 if the underwriters’ over-allotment option is exercised in full) of deferred underwriting commissions, will be placed in a trust account in the United States with Continental Stock Transfer & Trust Company acting as trustee, and will be invested only in U.S. government treasury bills with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. We estimate that the pre-tax interest earned on the trust account will be approximately $3,570,000 per year, assuming an interest rate of 3.5% per year; however, we can provide no assurance regarding this amount.
Except with respect to interest earned on the funds held in the trust account that may be released to us to pay our tax obligations and up to $100,000 of interest that may be used for our dissolution expenses, the proceeds from this offering and the sale of the placement shares will not be released from the trust account until the earliest to occur of: (a) the completion of our initial business combination, (b) the redemption of any public shares properly submitted in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or certain amendments to our charter prior thereto or to redeem 100% of our public shares if we do not complete our initial business combination within 15 months from the closing of this offering (or up to 18 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus) or (B) with respect to any other material provisions relating to shareholders’ rights or pre-initial business combination activity, and (c) the redemption of our public shares if we are unable to complete our initial business combination within 15 months from the closing of this offering (or up to 18 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus), subject to applicable law.
The net proceeds held in the trust account may be used as consideration to pay the sellers of a target business with which we ultimately complete our initial business combination. If our initial business combination is paid for using equity or debt securities, or not all of the funds released from the trust account are used for payment of the consideration in connection with our initial business combination, we may apply the balance of the cash released from the trust account for general corporate purposes, including for maintenance or expansion of operations of the post-transaction company, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other companies or for working capital. There is no limitation on our ability to raise funds privately or through loans in connection with our initial business combination.
We believe that amounts not held in trust will be sufficient to pay the costs and expenses to which such proceeds are allocated. This belief is based on the fact that while we may begin preliminary due diligence of a target business in connection with an indication of interest, we intend to undertake in-depth due diligence, depending on the circumstances of the relevant prospective business combination, only after we have negotiated and signed a letter of intent or other preliminary agreement that addresses the terms of an initial business combination. However, if our estimate of the costs of undertaking in-depth due diligence and negotiating an initial business combination is less than the actual amount necessary to do so, we may be required to raise additional capital, the amount, availability and cost of which is currently unascertainable. If we are required to seek additional capital, we could seek such additional capital through loans or additional investments from our sponsor, members of our management team or their affiliates, but such persons are not under any obligation to advance funds to, or invest in, us.
Commencing on the date of this prospectus, we have agreed to pay Alchemy Investment Management LLC, an affiliate of our sponsor, a total of $10,000 per month for office space, utilities and secretarial and administrative support. Upon completion of our initial business combination or our liquidation, we will cease paying these monthly fees.
Prior to the closing of this offering, Alchemy Investment Management LLC, an affiliate of our sponsor agreed to loan us up to $300,000 to be used for a portion of the expenses of this offering. As of September 30, 2022, we had borrowed $262,049 (of up to $300,000 available to us) under the promissory note with an affiliate of our sponsor. These loans are non-interest bearing, unsecured and are due at the earlier of December 31, 2022 or the closing of this offering. The loan will be repaid upon the closing of this offering out of the offering proceeds not held in the trust account.
In addition, in order to finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds on a non-interest bearing basis as may be required. If we complete our initial business combination, we would repay such loaned amounts out of the proceeds of the trust account released to us. Otherwise, such loans would be repaid only out of funds held outside the trust account. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used to repay such loaned amounts. Up to $1,500,000 of such working capital loans may be convertible into shares of the post-business combination entity at a price of $10.00 per share (which, for example, would result in the holders being issued 150,000 shares if $1,500,000 of notes were so converted), at the option of the lender. Such shares would be identical to the placement shares. The terms of such working capital loans by our sponsor or its affiliates, or our officers and directors, if any, have not been determined and no written agreements exist with respect to such loans. We do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.
If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, directors, officers, advisors or their affiliates may purchase public shares or public warrants in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination where otherwise permissible under applicable law, rules and regulations. Additionally, at any time at or prior to our initial business combination, subject to applicable securities laws (including with respect to material nonpublic information), our sponsor, directors, officers, advisors or their affiliates may enter into transactions with investors and others to provide them with incentives to acquire public shares or not redeem their public shares. However, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. If they engage in such transactions, they will not make any such purchases when they are in possession of any material nonpublic information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements. None of the funds held in the trust account will be used to purchase shares or public warrants in such transactions prior to completion of our initial business combination. See “Proposed Business — Permitted purchases of our securities” for a description of how our sponsor, directors, officers or any of their affiliates will select which shareholders to purchase securities from in any private transaction.
The purpose of any such transaction could be to (1) reduce the number of public warrants outstanding or vote such warrants on any matters submitted to the warrant holders for approval in connection with our initial business combination or (2) satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of our initial business combination, where it appears that such requirement would otherwise not be met. Any such purchases of our securities may result in the completion of our initial business combination that may not otherwise have been possible. In addition, if such purchases are made, the public “float” of our Class A Ordinary Shares or warrants may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange.
A public shareholder will be entitled to receive funds from the trust account only upon the earliest to occur of: (i) our completion of an initial business combination, (ii) the redemption of any public shares properly submitted in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or certain amendments to our charter prior thereto or to redeem 100% of our public shares if we do not complete our initial business combination within 15 months from the closing of this offering (or up to 18 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus) or (B) with respect to any other material provisions relating to shareholders’ rights or pre-initial business combination activity, and (iii) the redemption of our public shares if we are unable to complete our initial business combination within 15 months following the closing of this offering (or up to 18 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus), subject to applicable law and as further described herein and any limitations (including but not limited to cash requirements) created by the terms of the proposed initial business combination. In no other circumstances will a public shareholder have any right or interest of any kind to or in the trust account.
Our sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to any founder shares, placement shares and any public shares held by them in connection with the completion of our initial business combination. In addition, our sponsor has agreed to waive its rights to liquidating distributions from the trust account with respect to any founder shares and placement shares held by it if we fail to complete our initial business combination within the prescribed time frame. However, if our sponsor or any of our officers, directors or affiliates acquires public shares in or after this offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination within the prescribed time frame.

DIVIDEND POLICY
We have not paid any cash dividends on our ordinary shares to date and do not intend to pay cash dividends prior to the completion of our initial business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of our initial business combination. If we increase or decrease the size of the offering we will effect a share dividend or a share contribution back to capital or other appropriate mechanism, as applicable, with respect to our Class B Ordinary Shares immediately prior to the consummation of the offering in such amount so that the founder shares would represent 35.0% of our issued and outstanding public shares upon the consummation of this offering. Further, if we incur any indebtedness in connection with our initial business combination, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith. Any share dividends described in this registration statement will take effect as share capitalizations as a matter of Cayman Islands law.

DILUTION
The difference between the public offering price per Class A Ordinary Shares, assuming no value is attributed to the warrants included in the units we are offering pursuant to this prospectus or the placement shares, and the pro forma net tangible book value per Class A Ordinary Shares after this offering constitutes the dilution to investors in this offering. Such calculation does not reflect any dilution associated with the sale and exercise of warrants, the conversion of the placement shares, which would cause the actual dilution to the public shareholders to be higher, particularly where a cashless exercise is utilized. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of Class A Ordinary Shares which may be redeemed for cash), by the number of our outstanding Class A Ordinary Shares.
At September 30, 2022, our net tangible book (deficit) was $728,568, or approximately $(0.18) per share. After giving effect to the sale of 10,000,000 Class A ordinary shares included in the units we are offering by this prospectus (or 11,500,000 Class A ordinary shares if the underwriters’ over-allotment option is exercised in full),the sale of the private placement shares and the deduction of underwriting commissions and estimated expenses of this offering, our pro forma net tangible book value at September 30, 2022 would have been $(3,378,750) or $(0.83) per share (or $(3,918,750) or $(0.84) per share if the underwriters’ over-allotment option is exercised in full), representing an immediate increase in net tangible book value (as decreased by the value of 10,000,000 units of our Class A ordinary shares that may be redeemed for cash or 11,500,000 units of our Class A ordinary shares if the underwriters’ over-allotment option is exercised in full) of $(0.65) per share (or $(0.66) per share to our sponsor as of the date of this prospectus. Total dilution to public shareholders from this offering will be $10.83 per share (or $10.84 if the underwriters’ over-allotment option is exercised in full).
The following table illustrates the dilution to the public shareholders on a per-share basis, assuming no value is attributed to the warrants included in the units or the placement shares:
	No exercise of over-allotment option	Exercise of over-allotment option in full
Public offering price	$10.00	$10.00
Net tangible book value before this offering	(0.18)	(0.18)
Decrease attributable to public shareholders and sale of the placement shares	(0.65)	(0.66)
Pro forma net tangible book value after this offering	(0.83)	(0.84)
Dilution to public shareholders	10.83	10.84
Percentage of dilution to public shareholders	108.3%	108.4%
For purposes of presentation, we have reduced our pro forma net tangible book value after this offering (assuming no exercise of the underwriter’s over-allotment option) by $102,000,000 because holders of up to approximately 100% of our public shares may redeem their shares for a pro rata share of the aggregate amount then on deposit in the trust account at a per share redemption price equal to the amount in the trust account as set forth in our tender offer or proxy materials (initially anticipated to be the aggregate amount held in trust two business days prior to the commencement of our tender offer or shareholders meeting, including interest earned on the funds held in the trust account (which interest shall be net of taxes payable)), divided by the number of Class A Ordinary Shares sold in this offering.
The following table sets forth information with respect to our sponsor and the public shareholders:
	Number	Percentage	Amount	Percentage	Average Price Per Share
Class B ordinary shares(1)(2)	3,500,000	24.8%	$50,000	0.047%	$0.014
Private Placement Shares	543,000	3.9%	5,430,000	5.124%	10.00
Representative shares	50,000	0.4%	500,000	0.472%	10.00
Public Shares	10,000,000	71.0%	100,000,000	94.357%	$10.00
	14,093,000	100.0%	$105,980,000	100.00%

Notes: —
(1)
Assumes the full forfeiture of 525,000 Class B Ordinary Shares that are subject to forfeiture depending on the extent to which the underwriters’ over-allotment option is exercised.

(2)
Assumes conversion of Class B Ordinary Shares on a one-for-one basis. The dilution to public shareholders would increase to the extent that the anti-dilution provisions of the Class B Ordinary Shares result in the issuance of Class A Ordinary Shares on a greater than one-to-one basis upon such conversion.

The pro forma net tangible book value per share after the offering is calculated as follows:
	Without Over-Allotment Option	Over-Allotment Option Exercised
Numerator:
Net tangible book deficit before this offering	$(728,568)	$	((728,568)
Net proceeds from this offering and sale of the placement shares, net of expenses(1)	103,215,000		118,515,000
Plus: Offering costs paid in advance, excluded from tangible book value	769,818		769,818
Less: Overallotment liability	(135,000)		—
Less: Deferred underwriting commissions	(4,500,000)		(5,175,000)
Less: Proceeds held in trust subject to redemption(2)	(102,000,000)		(117,300,000)
	$(3,378,750)		$(3,918,750)
Denominator:
Class B Ordinary Shares outstanding prior to this offering	4,025,000		4,025,000
Class B Ordinary Shares forfeited if over-allotment is not exercised	(525,000)		—
Class A Ordinary Shares included in the units offered	10,000,000		11,500,000
Private Placement Shares	543,000		595,500
Representative Shares	50,000		57,500
Less: Shares subject to redemption	(10,000,000)		(11,500,000)
	4,093,000		4,678,000

Notes: —
(1)
Expenses applied against gross proceeds include offering expenses of $715,000 and underwriting commissions of $2,000,000 (or $2,300,000 if the over-allotment option is exercised in full) (excluding deferred underwriting fees). See “Use of Proceeds.”

(2)
If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, directors, executive officers, advisors or their affiliates may purchase public shares or public warrants in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. In the event of any such purchases of our shares prior to the completion of our initial business combination, the number of Class A Ordinary Shares subject to redemption will be reduced by the amount of any such purchases, increasing the pro forma net tangible book value per share. See “Proposed Business — Effecting Our Initial business combination — Permitted Purchases of Our Securities.”

CAPITALIZATION
The following table sets forth our capitalization at September 30, 2022, and as adjusted to give effect to the filing of our amended and restated memorandum and articles of association, the sale of our units in this offering and the sale of the placement shares and the application of the estimated net proceeds derived from the sale of such securities, assuming no exercise by the underwriters of their over-allotment option:
	September 30, 2022
	Actual	As Adjusted
Notes payable to related party(1)	$262,049	$—
Overallotment liability(2)	—	135,000
Deferred underwriting commissions	—	4,500,000
Class A Ordinary Shares, $0.0001 par value, 479,000,000 shares authorized; -0- and 10,000,000 ordinary shares are subject to possible redemption, actual and as adjusted, respectively(3)	—	$102,000,000
Shareholder’s Equity (Deficit)
Preference shares, $0.0001 par value, 1,000,000 shares authorized; none issued and outstanding, actual and as adjusted	—	—
Ordinary Shares:
Class A Ordinary Shares, $0.0001 par value, 479,000,000 shares authorized; -0- and 593,000 shares issued and outstanding (excluding -0- and 10,000,000 shares subject to possible redemption), actual and as adjusted, respectively	—	59
Class B Ordinary Shares, $0.0001 par value, 20,000,000 shares authorized, 4,025,000 and 3,500,000 shares issued and outstanding, actual and as adjusted, respectively(4)	402	350
Additional paid-in capital	49,598	—
Accumulated deficit	(8,750)	(3,379,159)
Total shareholder’s equity (deficit)	41,250	(3,378,750)
Total capitalization	$303,299	$103,256,251

Notes: —
(1)
Alchemy Investment Management LLC, an affiliate of our sponsor agreed to loan us up to $300,000 to be used for a portion of the expenses of this offering. The “as adjusted” information gives effect to the repayment of this note out of the proceeds from this offering. As of September 30, 2022, we have borrowed $262,049 under the promissory note with an affiliate of our sponsor.

(2)
This represents the fair value of the 1,500,000 units, consisting of 1,500,000 shares of redeemable Class A Ordinary Shares and 750,000 public warrants, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any. This liability is subject to re-measurement at each balance sheet date. With each such re-measurement, the overallotment liability will be adjusted to fair value, with the change in fair value recognized in our statement of operations.

(3)
All of the 10,000,000 Class A Ordinary Shares sold as part of the units in the offering contain a redemption feature which allows for the redemption of such public shares in connection with our liquidation, if there is a shareholders’ vote or tender offer in connection the initial business combination and in connection with certain amendments to our amended and restated memorandum and articles of association. In accordance with SEC and its guidance on redeemable equity instruments, which has been codified in ASC 480-10-S99, redemption provisions not solely within the control of a company require ordinary shares subject to redemption to be classified outside of permanent equity. Given that the 10,000,000 Class A Ordinary Shares sold as part of the units in the offering will be issued with other freestanding instruments (i.e., public warrants), the initial carrying value of Class A Ordinary Shares classified as temporary equity will be the allocated proceeds determined in accordance with ASC 470-20. Our Class A Ordinary Shares are subject to ASC 480-10-S99. If it is not probable that the equity instrument will become redeemable, we have the option to either (i) accrete changes in the redemption value over the period from the date of issuance (or from the date that it becomes probable that the instrument will become redeemable, if later) to the earliest redemption date of the instrument or (ii) recognize changes in the redemption value immediately as they occur and adjust the carrying amount of the instrument to equal the redemption value at the end of each reporting period. We have elected to recognize the changes immediately. The accretion or remeasurement will be treated as a deemed dividend (i.e., a reduction to retained earnings, or in absence of retained earnings, additional paid-in capital).
(4)
Actual share amount is prior to any forfeiture of founder shares and as adjusted shares amount assumes no exercise of the underwriters’ over-allotment option.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS
Overview
We are a blank check company incorporated on October 27, 2021 as a Cayman Islands exempted company and formed for the purpose of completing a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination. While our efforts to identify a target business may span many industries and regions worldwide, we intend to focus our search for prospects within the remote sensing, telecommunications, financial trading, environmental monitoring, greenhouse gas emissions monitoring, business intelligence, precision agriculture, infrastructure monitoring, space traffic monitoring and management, data science, including their adjacent industries. We have not selected any specific business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any business combination target. We intend to effectuate our initial business combination using cash from the proceeds of this offering and the sale of the placement shares, the proceeds of the sale of our shares in connection with our initial business combination (including pursuant to backstop agreements we may enter into following the consummation of this offering or otherwise), shares issued to the owners of the target, debt issued to bank or other lenders or the owners of the target, or a combination of the foregoing.
The issuance of additional shares in connection with an initial business combination to the owners of the target or other investors:
•
may significantly reduce the equity interest of our shareholders;

•
may subordinate the rights of holders of our ordinary shares if preference share is issued with rights senior to those afforded our ordinary shares;

•
could cause a change in control if a substantial number of our ordinary shares is issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors;

•
may have the effect of delaying or preventing a change of control of us by diluting the share ownership or voting rights of a person seeking to obtain control of us; and

•
may adversely affect prevailing market prices for our securities.

Similarly, if we issue debt securities or otherwise incur significant debt to bank or other lenders or the owners of a target, it could result in:
•
default and foreclosure on our assets if our operating revenues after an initial business combination are insufficient to repay our debt obligations;

•
acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•
our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;

•
our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt is outstanding;

•
our inability to pay dividends on our ordinary shares;

•
using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our ordinary shares if declared, our ability to pay expenses, make capital expenditures and acquisitions, and fund other general corporate purposes;

•
limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

•
increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation;

•
limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, and execution of our strategy; and

•
other purposes and other disadvantages compared to our competitors who have less debt.

As indicated in the accompanying financial statements, at September 30, 2022, we had $0 cash and deferred offering costs of $769,818. Further, we expect to continue to incur significant costs in the pursuit of our initial business combination plans. We cannot assure you that our plans to raise capital or to complete our initial business combination will be successful.
Results of Operations and Known Trends or Future Events
We have neither engaged in any operations nor generated any revenues to date. Our only activities since inception have been organizational activities and those necessary to prepare for this offering. Following this offering, we will not generate any operating revenues until after completion of our initial business combination. We will generate non-operating income in the form of interest income on cash and cash equivalents after this offering. There has been no significant change in our financial or trading position and no material adverse change has occurred since the date of our audited financial statements. After this offering, we expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as expenses as we conduct due diligence on prospective business combination candidates. We expect our expenses to increase substantially after the closing of this offering.
Liquidity and Capital Resources
As indicated in the accompanying financial statements, at September 30, 2022, we had $0 cash and a working capital deficit of $728,568. Further, we have incurred and expect to continue to incur significant costs in pursuit of our financing and acquisition plans. We cannot assure you that our plans to raise capital or to consummate an initial business combination will be successful. These factors, among others, raise substantial doubt about our ability to continue as a going concern.
Our liquidity needs have been satisfied prior to the completion of this offering through a capital contribution from our sponsor of $50,000 for the founder shares and up to $300,000 in loans available from Alchemy Investment Management LLC, an affiliate of our sponsor, under an unsecured promissory note. We estimate that the net proceeds from (i) the sale of the units in this offering, after deducting offering expenses of approximately $715,000, underwriting commissions of $2,000,000 ($2,300,000 if the underwriters’ over-allotment option is exercised in full) (excluding deferred underwriting commissions of $4,500,000 (or $5,175,000 if the underwriters’ over-allotment option is exercised in full)), and (ii) the sale of the placement shares for a purchase price of $5,930,000 (or $6,530,000 if the underwriters’ over-allotment option is exercised in full), will be $103,215,000 (or $118,515,000 if the underwriters’ over-allotment option is exercised in full). Of this amount, $102,000,000 (or $117,300,000 if the underwriters’ over-allotment option is exercised in full) will be held in the trust account, which includes $4,500,000 (or $5,175,000 if the underwriters’ over-allotment option is exercised in full) of deferred underwriting commissions. Our sponsor will contribute $2,000,000 to the trust account (or $2,300,000 if the underwriters’ over-allotment option is exercised in full). The proceeds held in the trust account will be invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. The remaining approximately $1,215,000 (whether or not the over-allotment is exercised in full) will not be held in the trust account. In the event that our offering expenses exceed our estimate of $715,000, we may fund such excess with funds not to be held in the trust account. In such case, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of $715,000, the amount of funds we intend to be held outside the trust account would increase by a corresponding amount.
We intend to use substantially all of the funds held in the trust account, including any amounts representing interest earned on the trust account (less deferred underwriting commissions), to complete our initial business combination and to pay deferred underwriting discounts and commissions payable to the representative in an amount up to 4.5% of the total gross proceeds raised in the offering upon consummation of our initial business combination. We may withdraw interest to pay taxes. Our annual income tax obligations will depend on the amount of interest and other income earned on the amounts held in the trust account. We expect the interest earned on the amount in the trust account will be sufficient to pay our income taxes. To the extent that our capital share or debt is used, in whole or in part, as consideration to complete our initial business combination, the remaining proceeds held in the trust account will be used as working capital to finance the operations of the target business or businesses, make other acquisitions and pursue our growth strategies. Such funds could also be used to repay any operating expenses or finders’ fees which we had incurred prior to the completion of our initial business combination if the funds available to us outside of the trust account were insufficient to cover such expenses.
Prior to the completion of our initial business combination, we will have available to us the approximately $1,215,000 of proceeds held outside the trust account. We will use these funds to identify and evaluate target businesses, perform business due diligence on prospective target businesses, travel to and from the offices, plants or similar locations of prospective target businesses or their representatives or owners, review corporate documents and material agreements of prospective target businesses, and structure, negotiate and complete an initial business combination.
In order to fund working capital deficiencies or finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds on a non-interest bearing basis as may be required. If we complete our initial business combination, we would repay such loaned amounts. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such up to $1,500,000 of such working capital loans may be convertible into shares of the post-business combination entity at a price of $10.00 per share (which, for example, would result in the holders being issued 150,000 shares if $1,500,000 of notes were so converted), at the option of the lender. Such shares would be identical to the placement shares. The terms of such working capital loans by our sponsor or its affiliates, or our officers and directors, if any, have not been determined and no written agreements exist with respect to such loans. We do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.
Over the next 15 months (or up to 18 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus) (assuming a business combination is not consummated prior thereto), we will be using the funds held outside of the trust account for identifying and evaluating prospective acquisition candidates, performing business due diligence on prospective target businesses, traveling to and from the offices, plants or similar locations of prospective target businesses, reviewing corporate documents and material agreements of prospective target businesses, selecting the target business to acquire and structuring, negotiating and consummating the business combination. Out of the funds available outside the trust account, we anticipate that we will incur approximately:
•
$220,000 of expenses for the legal, accounting, due diligence, travel and other expenses in connection with any business combination;

•
$150,000 of expenses to pay Alchemy Investment Management LLC, an affiliate of our sponsor, a total of $10,000 per month for office space, utilities, administrative and other support services;

•
$600,000 for Director and Officer liability insurance premiums;

•
$160,000 of expenses in legal and accounting fees related to regulatory reporting obligations; and

•
$85,000 for general working capital to cover miscellaneous expenses, general corporate purposes, liquidation obligations and reserves.

These amounts are estimates and may differ materially from our actual expenses. In addition, we could use a portion of the funds not being placed in trust to pay commitment fees for financing, fees to consultants to assist us with our search for a target business or as a down payment or to fund a “no-shop” provision (a provision designed to keep target businesses from “shopping” around for transactions with other companies or investors on terms more favorable to such target businesses) with respect to a particular proposed initial business combination, although we do not have any current intention to do so. If we entered into an agreement where we paid for the right to receive exclusivity from a target business, the amount that would be used as a down payment or to fund a “no-shop” provision would be determined based on the terms of the specific business combination and the amount of our available funds at the time. Our forfeiture of such funds (whether as a result of our breach or otherwise) could result in our not having sufficient funds to continue searching for, or conducting due diligence with respect to, prospective target businesses.
We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, if our estimates of the costs of identifying a target business, undertaking in-depth due diligence and negotiating an initial business combination are less than the actual amount necessary to do so, we may have insufficient funds available to operate our business prior to our initial business combination. Moreover, we may need to obtain additional financing either to complete our initial business combination or because we become obligated to redeem a significant number of our public shares upon completion of our initial business combination, in which case we may issue additional securities or incur debt in connection with such business combination. If we raise additional funds through equity or convertible debt issuances, our existing shareholders may suffer significant dilution and these securities could have rights that rank senior to our Class A Ordinary Shares. In addition, we intend to target businesses larger than we could acquire with the net proceeds of this offering and the sale of the placement shares, and may as a result be required to seek additional financing to complete such proposed initial business combination. Subject to compliance with applicable securities laws, we would only complete such financing simultaneously with the completion of our initial business combination. If we are unable to complete our initial business combination because we do not have sufficient funds available to us, we will be forced to cease operations and liquidate the trust account. In addition, following our initial business combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations.
Controls and Procedures
We are not currently required to certify and report on internal controls as defined by Section 404 of the Sarbanes-Oxley Act. We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2022. Only in the event that we are deemed to be a large accelerated filer or an accelerated filer would we be required to comply with the independent registered public accounting firm attestation requirement. Further, for as long as we remain an emerging growth company as defined in the JOBS Act, we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirement.
Prior to the closing of this offering, we have not completed an assessment, nor has our independent registered public accounting firm tested our systems, of internal controls. We expect to assess the internal controls of our target business or businesses prior to the completion of our initial business combination and, if necessary, to implement and test additional controls as we may determine are necessary in order to state that we maintain an effective system of internal controls. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of internal controls. Many small and mid-sized target businesses we may consider for our initial business combination may have internal controls that need improvement in areas such as:
•
staffing for financial, accounting and external reporting areas, including segregation of duties;

•
reconciliation of accounts;

•
proper recording of expenses and liabilities in the period to which they relate;

•
evidence of internal review and approval of accounting transactions;

•
documentation of processes, assumptions and conclusions underlying significant estimates; and

•
documentation of accounting policies and procedures.

Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operation of a target business, we may incur significant expense in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing, or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financing reporting.
Once our management’s report on internal controls is complete, we will retain our independent registered public accounting firm to audit and render an opinion on such report when required by Section 404 of the Sarbanes-Oxley Act. The independent registered public accounting firm may identify additional issues concerning a target business’s internal controls while performing their audit of internal control over financial reporting.
Quantitative and Qualitative Disclosures about Market Risk
The net proceeds of this offering and the sale of the placement shares held in the trust account will be invested in U.S. government treasury bills with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.
Related Party Transactions
On December 6, 2021, our sponsor acquired an aggregate of 4,312,500 founder shares for a total consideration of $50,000, or approximately $0.0116 per share. The per share purchase price of the founder shares was determined by dividing the amount of cash contributed to the company by the aggregate number of founder shares issued. On October 26, 2022, 287,500 founder shares were surrendered and thereupon cancelled by the Company resulting in a decrease in the total number of founder shares outstanding from 4,312,500 shares to 4,025,000 shares. The number of founder shares surrendered was determined based on the expectation that following the surrender the issued and outstanding founder shares would represent 35.0% of the issued and outstanding public shares upon completion of this offering. If we increase or decrease the size of the offering we will effect a share dividend or a share contribution back to capital or other appropriate mechanism, as applicable, with respect to our Class B Ordinary Shares immediately prior to the consummation of the offering in such amount so that the founder shares would represent 35.0% of our issued and outstanding public shares upon the consummation of this offering. Up to 525,000 founder shares held by our sponsor are subject to forfeiture by our sponsor depending on the extent to which the underwriters’ over-allotment option is exercised. The founder shares (including the Class A Ordinary Shares issuable upon exercise thereof) may not, subject to certain limited exceptions, be transferred, assigned or sold by the holder.
Commencing on the date of this prospectus, we have agreed to pay Alchemy Investment Management LLC, an affiliate of our sponsor, a total of $10,000 per month for office space, utilities and secretarial and administrative support. Upon completion of our initial business combination or our liquidation, we will cease paying these monthly fees.
Our sponsor, officers and directors, or any of their respective affiliates, will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made to our sponsor, officers or directors or our or their affiliates and will determine which expenses and the amount of expenses that will be reimbursed. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on our behalf.
Prior to the consummation of this offering, Alchemy Investment Management LLC, an affiliate of our sponsor, agreed to loan us up to $300,000 to be used for a portion of the expenses of this offering. As of September 30, 2022, $262,049 was outstanding under such note. These loans are non-interest bearing, unsecured and are due at the earlier of December 31, 2022 or the closing of this offering. The loan will be repaid upon the closing of this offering out of the $715,000 that has been allocated to the payment of offering expenses (other than underwriting commissions).

In addition, in order to finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete our initial business combination, we would repay such loaned amounts. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment. Up to $1,500,000 of such working capital loans may be convertible into shares of the post-business combination entity at a price of $10.00 per share (which, for example, would result in the holders being issued 150,000 shares if $1,500,000 of notes were so converted), at the option of the lender. Such shares would be identical to the placement shares. The terms of such working capital loans by our sponsor or its affiliates, or our officers and directors, if any, have not been determined and no written agreements exist with respect to such loans. We do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.
If we anticipate that we may not be able to consummate our initial business combination within 15 months, we may, by resolution of our board if requested by our sponsor, extend the period of time to consummate a business combination up to three times, each by an additional one month (for a total of up to 18 months to complete a business combination), subject to the sponsor depositing additional funds into the trust account as set out below. Pursuant to the terms of our amended and restated memorandum and articles of association and the trust agreement to be entered into between us and Continental Stock Transfer & Trust Company on the date of this prospectus, in order for the time available for us to consummate our initial business combination to be extended, our sponsor or its affiliates or designees, upon five days’ advance notice prior to the applicable deadline, must deposit into the trust account $330,000 or $379,500 if the underwriters’ over-allotment option is exercised in full ($0.033 per public share in either case) on or prior to the date of the applicable deadline, for each one-month extension, providing a total possible business combination period of 18 months at a total payment value of $990,000 or $1,138,500 if the underwriters’ over-allotment option is exercised in full. Any such payments would be made in the form of non-interest bearing loans. If we complete our initial business combination, we will, at the option of our sponsor, repay such loaned amounts out of the proceeds of the trust account released to us or convert a portion or all of the total loan amount into shares of the post-business combination entity at a price of $10.00 per share, which shares will be identical to the placement shares. If we do not complete a business combination, we will repay such loans only from funds held outside of the trust account. Our sponsor and its affiliates or designees are not obligated to fund the trust account to extend the time for us to complete our initial business combination.
Our sponsor has agreed to purchase an aggregate of 543,000 placement shares (or 595,500 placement shares if the over-allotment option is exercised in full) at a price of $10.00 per placement share, for an aggregate purchase price of $5,430,000, or $5,955,000 if the over-allotment option is exercised in full. Cantor has also agreed to purchase an aggregate of 50,000 placement shares (or 57,500 placement shares if the over- allotment option is exercised in full) at a price of $10.00 per placement share, for an aggregate purchase price of $500,000, or $575,000 if the over-allotment option is exercised in full. There will be no redemption rights or liquidating distributions from the trust account with respect to the founder shares and placement shares, which will expire worthless if we do not consummate a business combination within 15 months from the closing of this offering (or up to 18 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus). The placement shares are identical to the Class A Ordinary Shares sold in this offering except that the placement shares and their component securities will not be transferable, assignable or saleable until 30 days after the consummation of our initial business combination except to permitted transferees.
Our sponsor has agreed to waive its redemption rights with respect to their founder shares (i) in connection with the consummation of a business combination, (ii) in connection with a shareholder vote to amend our amended and restated memorandum and articles of association to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or certain amendments to our charter prior thereto or to redeem 100% of our public shares if we do not complete our initial business combination within 15 months from the completion of this offering (or up to 18 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus) and (iii) if we fail to consummate a business combination within 15 months from the completion of this offering (or up to 18 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus) or if we liquidate prior to the expiration of the 15-month period (or up to 18 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus).
However, our sponsor will be entitled to redemption rights with respect to any public shares held by it if we fail to consummate a business combination or liquidate within the 15-month period (or up to 21-month-period from the closing of this offering at the election of the company subject to satisfaction of certain conditions or as extended by our shareholders in accordance with our amended and restated memorandum and articles of association).
Pursuant to a registration rights agreement we will enter into with our sponsor on or prior to the closing of this offering, we may be required to register certain securities for sale under the Securities Act. These holders, and holders of units issued upon conversion of working capital loans, if any, are entitled under the registration rights agreement to make up to three demands that we register certain of our securities held by them for sale under the Securities Act and to have the securities covered thereby registered for resale pursuant to Rule 415 under the Securities Act. In addition, these holders have the right to include their securities in other registration statements filed by us. We will bear the costs and expenses of filing any such registration statements. See the section of this prospectus entitled “Certain Relationships and Related Party Transactions.”
Off-Balance Sheet Arrangements; Commitments and Contractual Obligations; Quarterly Results
As of the date of this prospectus, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K and did not have any commitments or contractual obligations. No unaudited quarterly operating data is included in this prospectus, as we have conducted no operations to date.
Our sponsor has agreed to purchase an aggregate of 543,000 placement shares (or 595,500 placement shares if the over-allotment option is exercised in full) at a price of $10.00 per placement share, for an aggregate purchase price of $5,430,000, or $5,955,000 if the over-allotment option is exercised in full. Cantor has also agreed to purchase an aggregate of 50,000 placement shares (or 57,500 placement shares if the over-allotment option is exercised in full) at a price of $10.00 per placement share, for an aggregate purchase price of $500,000, or $575,000 if the over-allotment option is exercised in full.These additional placement shares will be purchased in a private placement that will occur simultaneously with the purchase of units resulting from the exercise of the over-allotment option.
If needed to finance transaction costs in connection with searching for a target business or consummating an intended initial business combination, our sponsor, officers, directors or their affiliates may, but are not obligated to, loan us funds as may be required. In the event that the initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts, but no proceeds from our trust account would be used for such repayment. Such loans would be evidenced by promissory notes. The notes would either be paid upon consummation of our initial business combination, without interest, or, at the lender’s discretion, up to $1,500,000 of the notes may be converted upon consummation of our business combination into placement shares at a price of $10.00 per share. We believe the purchase price of these placement shares will approximate the fair value of such placement shares when issued. However, if it is determined, at the time of issuance, that the fair value of such placement shares exceeds the purchase price, we would record compensation expense for the excess of the fair value of the units on the day of issuance over the purchase price in accordance with Accounting Standards Codification (“ASC”) 718 — Compensation — Share Compensation.
JOBS Act
On April 5, 2012, the JOBS Act was signed into law. The JOBS Act contains provisions that, among other things, relax certain reporting requirements for qualifying public companies. We will qualify as an “emerging growth company” and under the JOBS Act will be allowed to comply with new or revised accounting pronouncements based on the effective date for private (not publicly traded) companies. We are electing to delay the adoption of new or revised accounting standards, and as a result, we may not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. As a result, our financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.
Additionally, we are in the process of evaluating the benefits of relying on the other reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, if, as an “emerging growth company”, we choose to rely on such exemptions we may not be required to, among other things, (i) provide an independent registered public accounting firm’s attestation report on our system of internal controls over financial reporting pursuant to Section 404, (ii) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act, (iii) comply with any requirement that may be adopted by the PCAOB regarding mandatory audit firm rotation or a supplement to the report of independent registered public accounting firm providing additional information about the audit and the financial statements (auditor discussion and analysis), and (iv) disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the co-CEOs’ compensation to median employee compensation. These exemptions will apply for a period of five years following the completion of this offering or until we are no longer an “emerging growth company,” whichever is earlier.

PROPOSED BUSINESS
General
We are a newly-organized blank check company incorporated on October 27, 2021 as a Cayman Islands exempted company whose business purpose is to effect a merger, capital share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses, which we refer to as our initial business combination. To date, our efforts have been limited to organizational activities as well as activities related to this offering. We have not selected any specific business combination target and we have not, nor has anyone on our behalf, engaged in any substantive discussions, directly or indirectly, with any business combination target with respect to an initial business combination with us.
While we may pursue an initial business combination opportunity in any business, industry, sector or geographical location, we intend to look at deep technology with a focus on data analytics. We plan to focus on companies acquiring, processing, analyzing, and utilizing data acquired from a variety of systems and sources. This data may be used to enable and deliver applications such as: remote sensing, telecommunications, financial trading, environmental monitoring, greenhouse gas emissions monitoring, business intelligence, precision agriculture, infrastructure monitoring, space traffic monitoring and management, data science, and their adjacent industries.
Our Management Team
We will seek to capitalize on the experience and networks of our management team. Our team consists of seasoned and experienced professionals who have experience in equity investments, finance, business operations and management, as well as deal negotiation. We believe our team has the ability to source attractive deals and find good investment opportunities from private and public sources in their networks.
Other members of our management also have extensive experience in sourcing and evaluating potential investment targets, and have developed a proprietary network of business leaders, investors and intermediaries that we believe can generate deal flow for us.
Our management team is led by Steven M. Wasserman, our Non-Executive Chairman, Mattia Tomba and Vittorio Savoia, our co-CEOs.
Steven M. Wasserman is the co-founder and managing partner of Alchemy Investment Management, an affiliate of our sponsor, and has been our director since November 19, 2021 and our Non-Executive Chairman since November 2022. Mr. Wasserman has been a principal in MSP Sports Capital, LP., an investment fund specializing in professional sports businesses, since 2019. He served as Vice Chairman of The Roosevelt Investment Group, Inc. an investment advisory firm, from 2018 to 2021 and was previously Chief Executive Officer of Seaport Investment Management, LLC, an investment management firm, from 2015 to 2018 and helped Seaport develop new investment strategies during his tenure. Since 2017, Mr. Wasserman has been a senior advisor to a New York based hedge fund with respect to special situations/credit opportunity investments and has also been an advisor to BlockWorks Group, LLC, a blockchain/cryptocurrency communications company. From 2011 to 2014 he was Senior Managing Director of the Beige Group, LLC, a family office where he was responsible for identifying, analyzing and executing investment opportunities. Mr. Wasserman is also a director for byNordic, a SPAC currently listed on Nasdaq and previously was Chief Executive Officer of Alpha Security Group Corporation, a special purpose acquisition company, from 2005 to 2009. He has also served as an advisor to various other special purpose acquisition companies including, but not limited to, Energy Infrastructure Acquisition Corp. from March 2006 to March 2008, Seanergy Acquisition Corp. from November 2007 to September 2008, and Starbulk Acquisition Corp. from April 2008 to March 2009. From 2004 to 2008, Mr. Wasserman also served as the managing partner of AMT Ventures LLC, an entity primarily engaged in public and private equity and debt investments on a principal basis. During his tenure AMT portfolio investments included: Ktech Corporation, a provider of technical support services, scientific and engineering services and management expertise to a variety of government defense and industry clients; Nanodetex Corporation, a leader in lab-on-chip (LOC) platform technologies for gas phase chemical analysis and explosive detection; Agent Science Technologies Incorporated, a provider of neural information management software solutions to the defense industry; and

Link One, LLC, a technology transfer advisory group to Los Alamos National Laboratory. Mr. Wasserman is also a licensed attorney.
We believe Mr. Wasserman’s executive leadership and management experience particularly with other SPACs makes him well-qualified to sit on our board of directors.
Mattia Tomba is the co-founder and managing partner of Alchemy Investment Management, an affiliate of our sponsor, and has been our director since October 27, 2021 and our co-CEO since November 2022. He has been a founding investor and the head of International Markets at Tradeteq since 2017. He has also been a Partner at M&M Investments Pte. Ltd., a holding company that invests in technology companies globally and provides debt and equity advice since 2016. He is a research affiliate at the Middle East Institute in Singapore (MEI), while from 2016 to 2018, Mr. Tomba was a senior fellow, and from 2015 to 2016, Mr. Tomba was a visiting senior fellow at MEI, where he focused on Asia – Middle East relations. He has also been sitting on the Advisory Council of the Center for Sovereign Wealth and Global Capital at The Fletcher School, Tufts University, since 2013. Mr. Tomba has experience in evaluating, negotiating, and structuring direct investments globally across all parts of the capital structure, in public and private markets. Mr. Tomba served as an Investment Manager at Qatar’s Sovereign Wealth Fund (Qatari Diar), where he managed an equity portfolio and worked on large private equity and real estate transactions worldwide from 2008 to 2016. Prior to that, in 2003, Mr. Tomba joined the Goldman Sachs group, where he was involved in the investment and portfolio management of the real estate funds managed by the bank until 2008. Mr. Tomba began his private equity and investment management career in 2002 with the Private Wealth Management team of Merrill Lynch. He studied business administration and international affairs at Bocconi University, Sciences Po, and Fletcher School.
We believe Mr. Tomba’s extensive history of leading value-creating transactions and extensive expertise in the area of finance makes him well-qualified to sit on our board of directors.
Vittorio Savoia is the co-founder and managing partner of Alchemy Investment Management, an affiliate of our sponsor, and has been our director since November 19, 2021 and our co-CEO since November 2022. Since 2017, he has been the founder, managing director and CEO of FIDES Holdings, a multi-asset alternative investment firm that is active in real estate, venture capital, private equity, middle-market direct lending, sustainable civil and structural engineering, and facilities & maintenance solutions. Mr. Savoia has over 15 years of experience in investment management, alternative asset management, and advising families and financial institutions on complex transactions across Europe and North America. Mr. Savoia served as the managing partner of VIS Partners, a Luxembourg-based independent GP, from 2016 to 2020. At VIS Partners, he led investment practices mainly focused on uncorrelated long-term value strategies across different asset classes and geographies. Mr. Savoia is an executive member of the Italian Family Offices Association. Mr. Savoia is a member of the Harvard Alumni Entrepreneurs and Investment Industry Association and an alumnus and faculty member of the Harvard Real Estate Alumni Organization. Mr. Savoia received a master’s degree in Business Management, Finance and Control from Harvard University in 2010. He also received a bachelor’s degree with Honours in Business Management from Westminster Business School, UK in 2008, and Rennes School of Business, France in 2007.
We believe Mr. Savoia’s experience in investment management and experience as the founder and CEO of FIDES Holdings makes him well-qualified to sit on our board of directors.
The other members of our board of directors are:
Debbie S. Zoldan has been our independent director since November 19, 2021. Ms. Zoldan has been the Chief Compliance Officer of Seaport Securities Corporation since 2000. Prior to that she served as a Partner at Seaport Securities Corporation from 1987 to 2000. Ms. Zoldan holds Series 4, 7, 8, 14, 24, 55, and 63 FINRA Registrations. She is licensed as a registered representative with Seaport Securities Corporation, which is a registered securities broker/dealer and a member of the Financial Industry Regulatory Authority, or FINRA, New York Stock Exchange, or NYSE, and the Securities Investors Protection Corporation, or SIPC. Ms. Zoldan sits on the NYSE Acceptability Board and the NYSE Hearing Board. She is also a member of the FINRA roster, to serve as a Non-Public FINRA Arbitrator. Ms. Zoldan received a Bachelor of Business Administration degree from CUNY-Baruch College in New York in 1992.

We believe Ms. Zoldan’s over 30 years of management experience and expertise in financial regulation makes her well-qualified to sit on our board of directors.
Pablo Terpolilli has been our independent director since November 19, 2021. Mr. Terpolilli is currently the founder and CEO of vabble Ltd., a startup that is building a neo-bank platform to help emerging market companies connect with institutional investors since 2021. Additionally, Mr. Terpolilli has been the founder and an executive of PACT-AM, an advisory and independent sponsor that is active in Europe and the Americas since 2019. Mr. Terpolilli has held various banking roles and has served in senior management roles at various industrial companies. In 2020, he co-headed the rollout of alternative investments for Santander Bank International, a major private bank based in Geneva, Switzerland. Between June 2017 and December 2018, Mr. Terpolilli led the private financing for the Western Hemisphere-Europe, the Middle East and Africa and the Americas at Standard Chartered Bank Plc. Mr. Terpolilli has also served on the board of directors of Valuable Insights since 2015. Since 2015, Mr. Terpolilli has held various advisory and consulting positions as well. From 2013 to 2014, he was the head of the corporate finance group at The Klesch Group, a large family-office-owned industrial conglomerate that operates in oil refining, shipping, commodities trading, petrochemicals and metals. In 2009, he joined UBS where he worked with the Special Situations Financing group until 2012. From 2004 to 2009, Mr. Terpolilli served in various banking roles in leveraged finance and distressed trading at Goldman, Sachs & Co. in both London and New York. In 1998, Mr. Terpolilli joined the high yield division of Donaldson, Lufkin & Jenrette, an investment bank, in New York. Mr. Terpolilli received an MBA from Babson College in 1998, where he graduated magna cum laude, a JD from University of Buenos Aires in Argentina in 1995 and an undergraduate research degree in International Trade and Economics from Argentine University of Enterprise in 1991.
We believe Mr. Terpolilli’s business experience and experience in deal execution and multi-industry banking makes him well-qualified to sit on our board of directors.
With their support, we intend to conduct a disciplined process of deal origination and evaluation, due diligence, and investment.
Our group of independent directors will provide public company governance, executive leadership, operational oversight, private equity investment management and capital markets experience. Our board members have extensive experience, having served as directors or officers for numerous publicly-listed and privately-owned companies. Our directors have experience with acquisitions, divestitures and corporate strategy and implementation, which we believe will significantly benefit us as we evaluate potential acquisition or merger candidates as well as following the completion of our initial business combination.
We believe our management team is uniquely positioned to take advantage of the growing set of acquisition opportunities in the remote sensing, telecommunications, financial trading, environmental monitoring, greenhouse gas emissions monitoring, business intelligence, precision agriculture, infrastructure monitoring, space traffic monitoring and management, data science, including their adjacent industries, and that our contacts and relationships, ranging from owners and management teams of private and public companies, private equity funds, investment bankers, attorneys, to accountants and business brokers will allow us to generate an attractive transaction for our shareholders.
The past performance of the members of our management team or their affiliates is not a guarantee that we will be able to identify a suitable candidate for our initial business combination or of success with respect to any business combination we may consummate and certain members of our management team do not have previous experience with special purpose acquisition companies or blank check companies. However, we believe that the skills and professional network of our management team will enable us to identify, structure and consummate a business combination. You should not rely on the historical record of the performance of our management team or any of its affiliates’ performance as indicative of our future performance.
Business Strategy
While we may pursue an initial business combination opportunity in any business, industry, sector or geographical location, we intend to look at deep technology with a focus on data analytics. We plan to focus on companies acquiring, processing, analyzing, and utilizing data acquired from a variety of systems and sources. This data may be used to enable and deliver applications such as: remote sensing, telecommunications, financial trading, environmental monitoring, greenhouse gas emissions monitoring, business intelligence, precision agriculture, infrastructure monitoring, space traffic monitoring and management, data science, and their adjacent industries.
We believe there is a diverse set of opportunities globally where value can be unlocked by accessing international capital markets. We believe our management team is uniquely qualified to use its extensive networks and experience to source and execute a business combination. Possible acquisitions may involve special situations in which significant value can be created by recapitalization, providing growth capital and allowing the company to use its listing to engage in additional consolidations in its industry.
We intend to capitalize on the operating experience and contacts of Steven M. Wasserman, our Non-Executive Chairman, and Mattia Tomba and Vittorio Savoia, our co-CEOs, along with the other members of our management team in consummating an initial business combination. These individuals have extensive transactional experience and a broad network of contacts to assist in our search for a target business.
Competitive Advantages
We intend to capitalize on the following competitive advantages in our pursuit of a target company:
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Leadership of an Experienced Management Team.   Our management team is led by Steven M. Wasserman, our Non-Executive Chairman, Mattia Tomba and Vittorio Savoia, our co-CEOs. See “— Our Management Team.”

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We have the flexibility to explore upstream and downstream business combination opportunities.   We believe we are well positioned to take advantage of both upstream and downstream business combination opportunities. If we pursue an upstream business combination, we will seek a business combination with a company that already has operational assets in space. However, we do not intend to pursue a business combination with traditional space companies which focus on the institutional space business. If we pursue a downstream business combination with a data-analytics company, we may then pursue further M&A transactions to merge with, or acquire, a company that has the ability to source data.

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Status as a Publicly Listed Acquisition Company.   We believe our structure will make us an attractive business combination partner to prospective target businesses. As a publicly listed company, we will offer a target business an alternative to the traditional initial public offering process. We believe that target businesses will favor this alternative, which we believe is less expensive, while offering greater certainty of execution than the traditional initial public offering process. During an initial public offering, there are typically underwriting fees and marketing expenses, which would be costlier than a business combination with us. Furthermore, once a proposed business combination is approved by our shareholders (if applicable) and the transaction is consummated, the target business will have effectively become public, whereas an initial public offering is always subject to the underwriter’s ability to complete the offering, as well as general market conditions that could prevent the offering from occurring. Once public, we believe our target business would have greater access to capital and additional means of creating management incentives that are better aligned with shareholders’ interests than it would as a private company. This can offer further benefits by augmenting a company’s profile among potential new customers and vendors and aid in attracting talented management staffs.

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Established Deal Sourcing Network.   We believe the strong track record of our management team will provide access to quality initial business combination partners. In addition, through our management team, we believe we have contacts and sources from which to generate acquisition opportunities and possibly seek complementary follow-on business arrangements. These contacts and sources include those in government, private and public companies, private equity and venture capital funds, investment bankers, attorneys and accountants.

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Strong Financial Position and Flexibility.   With the funds held in our trust account, we can offer a target business a variety of options to facilitate a business combination and fund future expansion and growth of its business. Because we are able to consummate a business combination using the cash proceeds from this offering, our share capital, debt or a combination of the foregoing, we have the flexibility to use an efficient structure allowing us to tailor the consideration to be paid to the target business to address the needs of the parties. However, if a business combination requires us to use substantially all of our cash to pay for the purchase price, we may need to arrange third party financing to help fund our business combination. Since we have no specific business combination under consideration, we have not taken any steps to secure third party financing.
Industry Opportunity
The deep tech industry is emerging as one of the most promising industries globally, with significant economic potential in many different areas of application. The deep tech industry refers to economic activities related to the development and application of technology solutions that represent a substantial scientific or engineering challenge.
Our focus will be in particular on data analytics, which is the process of sourcing, extracting and examining data sets to find trends and draw conclusions about the information they contain. This represents possible applications for a lot of industries, such as energy, agriculture, telecommunications, financial services, aerospace, logistics and pharmaceuticals. The market size related to data analytics market was already valued in 2021 at over $240 billion and is expected to have a significant growth that will lead to a market value of over $650 billion by 2029. Data analytics development relies on the development of artificial intelligence technologies such as machine learning, deep reinforcement learning, computer vision and natural language processing. According to the McKinsey “Technology Trends Outlook 2022”, the applied AI sector has the highest innovation score of all the trends studied, and is one of the main areas of investments, having attracted an estimated $165 billion in 2021.
Acquisition Criteria
The focus of our management team is to create shareholder value by leveraging its experience to improve the efficiency of the business while implementing strategies to grow revenue and profits organically and/or through acquisitions. Consistent with our strategy, we have identified the following general criteria and guidelines that we believe are important in evaluating prospective target businesses. While we intend to use these criteria and guidelines in evaluating prospective businesses, we may deviate from these criteria and guidelines should we see fit to do so:
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Strong Growth Potential.   As a result of the space and data economy and related services’ strong growth over the past several decades, there are a large number of domestic and regional companies with principal business operations which are serving the ever-increasing emerging needs of the economy. In addition, we intend to target businesses that have historically demonstrated revenue growth and possess favorable future growth characteristics, combined with a durable business model that is resistant to macroeconomic volatility. We will seek target businesses for which we can provide strategic advice, access to sufficient capital and effective operational expertise, to grow the business.

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Unique Market Position.   We intend to seek target businesses with an industry or businesses that have leading competitive technology, unique brand equity and/or product competences. In particular, we intend to seek businesses that may be at a point of achieving high growth and require additional expertise or capital to help drive their further expansion.

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Benefit from Capital Markets.   We intend to seek to acquire a target with an experienced operating management team that may lack experience with the capital markets but that has the ambition to take advantage of the improved liquidity and additional capital that can come from a successful listing in the United States. The access to the capital markets could allow such a target business to accelerate its growth and build capital profile.

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Middle-Market Businesses.   We intend to seek target businesses with a total enterprise value at least $500 million. We believe there are a considerable number of potential target businesses within this valuation range that can benefit from new capital for scalable operations to generate substantial revenue and earnings growth.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial business combination may be based, to the extent relevant, on these general guidelines as well as other considerations, factors and criteria that our management may deem relevant.
Initial Business Combination
Nasdaq rules require that we must complete one or more business combinations having an aggregate fair market value of at least 80% of the value of the assets held in the trust account (excluding the deferred underwriting commissions and taxes payable on the interest earned on the trust account) at the time of our signing a definitive agreement in connection with our initial business combination. Our board of directors will make the determination as to the fair market value of our initial business combination. If our board of directors is not able to independently determine the fair market value of our initial business combination, we will obtain an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions with respect to the satisfaction of such criteria. While we consider it unlikely that our board of directors will not be able to make an independent determination of the fair market value of our initial business combination, it may be unable to do so if it is less familiar or experienced with the business of a particular target or if there is a significant amount of uncertainty as to the value of a target’s assets or prospects. Additionally, pursuant to Nasdaq rules, any initial business combination must be approved by a majority of our independent directors.
We anticipate structuring our initial business combination so that the post-transaction company in which our public shareholders own shares will own or acquire 100% of the equity interests or assets of the target business or businesses. We may, however, structure our initial business combination such that the post-transaction company owns or acquires less than 100% of such interests or assets of the target business in order to meet certain objectives of the prior owners of the target business, the target management team or shareholders or for other reasons, but we will only complete such business combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our shareholders prior to the business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital share, shares or other equity interests of a target. In this case, we would acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our shareholders immediately prior to our initial business combination could own less than a majority of our issued and outstanding shares subsequent to our initial business combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% fair market value test. If the business combination involves more than one target business, the 80% fair market value test will be based on the aggregate value of all of the target businesses and we will treat the target businesses together as our initial business combination for purposes of a tender offer or for seeking shareholder approval, as applicable.
To the extent we effect our initial business combination with a company or business that may be financially unstable or in its early stages of development or growth, we may be affected by numerous risks inherent in such company or business. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.
In evaluating a prospective target business, we expect to conduct a thorough due diligence review which will encompass, among other things, meetings with incumbent management and employees, document reviews, inspection of facilities, as well as a review of financial, operational, legal and other information which will be made available to us.
The time required to select and evaluate a target business and to structure and complete our initial business combination, and the costs associated with this process, are not currently ascertainable with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which our initial business combination is not ultimately completed will result in our incurring losses and will reduce the funds we can use to complete another business combination.
Sourcing of Potential Initial Business Combination Targets
Certain members of our management team have spent significant portions of their careers working with businesses or government agencies involving remote sensing, telecommunications, financial trading, environmental monitoring, greenhouse gas emissions monitoring, business intelligence, precision agriculture, infrastructure monitoring, space traffic monitoring and management, data science, including their adjacent industries, and have developed a wide network of professional services contacts and business relationships in those industries.
We believe that the network of contacts and relationships of our management team will provide us with an important source of acquisition opportunities. In addition, we anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment market participants, private equity groups, investment banks, consultants, accounting firms and large business enterprises.
We currently do not have any specific business combination under consideration. Our officers and directors have neither individually selected nor considered a target business, nor have they had any substantive discussions regarding possible target businesses among themselves or with our underwriter or other advisors. Our management team is regularly made aware of potential business opportunities, one or more of which we may desire to pursue for a business combination, but we have not (nor has anyone on our behalf) contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to a business combination transaction with our company. Additionally, we have not, nor has anyone on our behalf, taken any substantive measure, directly or indirectly, to identify or locate any suitable acquisition candidate for us, nor have we engaged or retained any agent or other representative to identify or locate any such acquisition candidate.
Members of our management team and our independent directors will directly or indirectly own founder shares and/or placement shares following this offering and, accordingly, may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination. The low price that the members of our management team paid for the founder shares creates an incentive whereby our officers and directors could potentially make a substantial profit even if the company selects an acquisition target that subsequently declines in value and is unprofitable for public investors. In the event we do not consummate a business combination within 15 months from the closing of this offering (or up to 18 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus), the founder shares and placement shares will expire worthless which could create an incentive for our officers and directors to complete a transaction even if the company selects an acquisition target that subsequently declines in value and is unprofitable for public investors. Further, each of our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination.
In addition, each of our officers and directors presently has, and any of them in the future may have additional, fiduciary or contractual obligations to other entities pursuant to which such officer or director is or will be required to present a business combination opportunity to such entity. We do not believe, however, that the fiduciary duties or contractual obligations of our officers or directors will materially affect our ability to complete our initial business combination. Our amended and restated memorandum and articles of association will provide that, to the fullest extent permitted by applicable law: (i) no individual serving as a director or an officer shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us; and (ii) we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for any director or officer, on the one hand, and us, on the other.

In addition, certain of our officers and directors presently sponsor and any of them or our sponsor may in the future sponsor or form other special purpose acquisition companies similar to ours or may pursue other business or investment ventures during the period in which we are seeking an initial business combination. Any such companies, businesses or investments may present additional conflicts of interest in pursuing an initial business combination. However, we do not believe that any such potential conflicts would materially affect our ability to complete our initial business combination.
Status as a Public Company
We believe our structure will make us an attractive business combination partner to target businesses. As a public company, we offer a target business an alternative to the traditional initial public offering through a merger or other business combination with us. Following an initial business combination, we believe the target business would have greater access to capital and additional means of creating management incentives that are better aligned with shareholders’ interests than it would as a private company. A target business can further benefit by augmenting its profile among potential new customers and vendors and aid in attracting talented employees. In a business combination transaction with us, the owners of the target business may, for example, exchange their shares in the target business for our Class A Ordinary Shares (or shares of a new holding company) or for a combination of our Class A Ordinary Shares and cash, allowing us to tailor the consideration to the specific needs of the sellers.
Although there are various costs and obligations associated with being a public company, we believe target businesses will find this method a more expeditious and cost effective method to becoming a public company than the typical initial public offering. The typical initial public offering process takes a significantly longer period of time than the typical business combination transaction process, and there are significant expenses in the initial public offering process, including underwriting discounts and commissions, marketing and road show efforts that may not be present to the same extent in connection with an initial business combination with us.
Furthermore, once a proposed initial business combination is completed, the target business will have effectively become public, whereas an initial public offering is always subject to the underwriters’ ability to complete the offering, as well as general market conditions, which could delay or prevent the offering from occurring or could have negative valuation consequences. Following an initial business combination, we believe the target business would then have greater access to capital and an additional means of providing management incentives consistent with shareholders’ interests and the ability to use its shares as currency for acquisitions. Being a public company can offer further benefits by augmenting a company’s profile among potential new customers and vendors and aid in attracting talented employees.
While we believe that our structure and our management team’s backgrounds will make us an attractive business partner, some potential target businesses may view our status as a blank check company, such as our lack of an operating history and our ability to seek shareholder approval of any proposed initial business combination, negatively.
We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.
In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.

We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Class A Ordinary Shares that is held by non-affiliates exceeds $700 million as of the prior June 30, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.
Additionally, we are a “smaller reporting company” as defined in Rule 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our Class A Ordinary Shares held by non-affiliates equals or exceeds $250 million as of the end of the prior June 30, or (2) our annual revenues equaled or exceeded $100 million during such completed fiscal year and the market value of our Class A Ordinary Shares held by non-affiliates exceeds $700 million as of the prior June 30.
Financial Position
With funds available for an initial business combination in the trust account initially in the amount of $97,500,000 (assuming no redemptions) after payment of $4,500,000 of deferred underwriting fees (or $112,125,000 (assuming no redemptions) after payment of $5,175,000 of deferred underwriting fees if the underwriters’ over-allotment option is exercised in full), in each case before fees and expenses associated with our initial business combination (other than deferred underwriting fees), we offer a target business a variety of options such as creating a liquidity event for its owners, providing capital for the potential growth and expansion of its operations or strengthening its balance sheet by reducing its debt or leverage ratio. Because we are able to complete our initial business combination using our cash, debt or equity securities, or a combination of the foregoing, we have the flexibility to use the most efficient combination that will allow us to tailor the consideration to be paid to the target business to fit its needs and desires. However, we have not taken any steps to secure third party financing and there can be no assurance it will be available to us.
Effecting Our Initial Business Combination
We are not presently engaged in, and we will not engage in, any substantive commercial business for an indefinite period of time following this offering. We intend to utilize cash derived from the proceeds of this offering and the private placement of private shares, as well as our equity, debt or a combination of these, in effecting a business combination which has not yet been identified. Accordingly, investors in this offering are investing without first having an opportunity to evaluate the specific merits or risks of any one or more business combinations. A business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital but which desires to establish a public trading market for its shares, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself. These include time delays, significant expense, loss of voting control and compliance with various federal and state securities laws. In the alternative, we may seek to consummate a business combination with a company that may be financially unstable or in its early stages of development or growth. While we may seek to effect simultaneous business combinations with more than one target business, we will probably have the ability, as a result of our limited resources, to effect only a single business combination.
We will either (1) seek shareholder approval of our initial business combination at a general meeting called for such purpose at which shareholders may seek to redeem their shares, regardless of whether they vote for or against the proposed business combination or do not vote at all, into their pro rata share of the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (less taxes payable), or (2) provide our shareholders with the opportunity to sell their shares to us by means of a tender offer (and thereby avoid the need for a shareholder vote) for an amount equal to their pro rata share of the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (less taxes payable), in each case subject to the limitations described herein. The decision as to whether we will seek shareholder approval of our proposed business combination or allow shareholders to sell their shares to us in a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require us to seek shareholder approval. If we decide to allow shareholders to sell their shares to us in a tender offer, we will file tender offer documents with the SEC which will contain substantially the same financial and other information about the initial business combination as is required under the SEC’s proxy rules. If we seek shareholder approval of our initial business combination, we will consummate our initial business combination only if approved as an ordinary resolution under Cayman Islands law, which requires the affirmative vote of a majority of the shares held by shareholders who attend and vote at a general meeting of the company to approve the business combination or as a special resolution under Cayman Islands law, which requires the affirmative vote of at least a two-thirds (2/3) majority of the shares held by shareholders who attend and vote at a general meeting of the company to approve the business combination to the extent that such business combination is structured as a merger.
We have 15 months from the closing of this offering to consummate our initial business combination. If we anticipate that we may not be able to consummate our initial business combination within such 15 month period, we may seek shareholder approval of the amendments to our amended and restated memorandum and articles of association for any extension beyond 15 months at a meeting called for such purpose. Public shareholders will be offered the opportunity to vote on and redeem their shares in connection with any such extension. As described herein, our sponsor, officers and directors have agreed that they will not propose any such amendment unless we provide our public shareholders with the opportunity to redeem their public shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (less taxes payable), divided by the number of then-outstanding public shares, subject to the limitations described herein. Alternatively, or in the event that there is an unsuccessful effort to obtain shareholder approval for the proposed extension(s), we may, but are not obligated to, extend the period in which we must complete our initial business combination three times, for an additional one month each time, up to an aggregate of 18 months, by depositing into the trust account for each one month extension $330,000, or $379,500 if the underwriters’ over-allotment option is exercised in full ($0.033 per public share in either case). Public shareholders, in this situation, will not be offered the opportunity to vote on or redeem their shares.
In accordance with the provisions of our amended and restated memorandum and articles of association and the trust agreement to be entered into between us and Continental Stock Transfer & Trust Company on the date of this prospectus, in order for the time available for us to consummate our initial business combination to be extended, our sponsor or its affiliates or designees, upon five days’ advance notice prior to the applicable deadline, must deposit into the trust account $330,000 or $379,500 if the underwriters’ over-allotment option is exercised in full ($0.033 per public share in either case, up to an aggregate of $990,000 or $1,138,500 if the underwriter’s over-allotment option is exercised in full), on or prior to the date of the applicable deadline, for each of the available one-month extensions. In the event that we receive notice from our sponsor five days prior to the deadline of its wish for us to effect an extension, we intend to issue a press release announcing such intention at least three days prior to the deadline. In addition, we intend to issue a press release the day after the deadline announcing whether or not the funds have been timely deposited. Any such payments would be made in the form of non-interest bearing extension loans. If we complete our initial business combination, we will, at the option of our sponsor, repay such loaned amounts out of the proceeds of the trust account released to us or convert a portion or all of the total extension loan amount into shares of the post- business combination entity at a price of $10.00 per share, which shares will be identical to the placement shares. If we do not complete a business combination, we will repay such loans only from funds held outside of the trust account. Any such extension loans would be in addition to any working capital loans made to us. Our sponsor and its affiliates or designees are not obligated to fund the trust account to extend the time for us to complete our initial business combination.
If we are unable to consummate an initial business combination within the applicable time period, we will redeem 100% of our issued and outstanding public shares for a pro rata portion of the funds held in the trust account, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account (less taxes payable and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, subject to applicable law and as further described herein, and then seek to liquidate and dissolve. Assuming we do not deposit additional funds into the trust account to extend the time period in which we are required to consummate our initial business combination, we expect the pro rata redemption price to be approximately $10.20 per Class A Ordinary Share (regardless of whether or not the underwriter exercises its over-allotment option), without taking into account any interest earned on such funds. However, we cannot assure you that we will in fact be able to distribute such amounts as a result of claims of creditors which may take priority over the claims of our public shareholders.
If our initial business combination is paid for using equity or debt securities, or not all of the funds released from the trust account are used for payment of the consideration in connection with our initial business combination or used for redemptions of our Class A Ordinary Shares, we may apply the balance of the cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of the post-transaction company, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other companies or for working capital.
We may seek to raise additional funds through a private offering of debt or equity securities in connection with the completion of our initial business combination, and we may effectuate our initial business combination using the proceeds of such offering rather than using the amounts held in the trust account. If we raise additional funds through equity or convertible debt issuances, our existing shareholders may suffer significant dilution and these securities could have rights that rank senior to our Class A Ordinary Shares. If we raise additional funds through the incurrence of indebtedness, such indebtedness would have rights that are senior to our equity securities and could contain covenants that restrict our operations. In addition, we intend to target businesses larger than we could acquire with the net proceeds of this offering and the sale of the placement shares, and may as a result be required to seek additional financing to complete such proposed initial business combination. Subject to compliance with applicable securities laws, we would expect to complete such financing only simultaneously with the completion of our initial business combination. In the case of an initial business combination funded with assets other than the trust account assets, our proxy materials or tender offer documents disclosing the initial business combination would disclose the terms of the financing and, only if required by applicable law or share exchange requirements, we would seek shareholder approval of such financing. There are no prohibitions on our ability to raise funds privately, or through loans in connection with our initial business combination. At this time, we are not a party to any arrangement or understanding with any third party with respect to raising any additional funds through the sale of securities or otherwise.
Sources of Target Businesses
We have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any business combination target. From the period commencing with our formation through the date of this prospectus, there have been no communications or discussions between any of our officers, directors or our sponsor and any of their potential contacts or relationships regarding a potential initial business combination. Additionally, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate, to conduct any research or take any measures, directly or indirectly, to locate or contact a target business. Accordingly, there is no current basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete our initial business combination. Although our management will assess the risks inherent in a particular target business with which we may combine, we cannot assure you that this assessment will result in our identifying all risks that a target business may encounter. Furthermore, some of those risks may be outside of our control, meaning that we can do nothing to control or reduce the chances that those risks will adversely impact a target business.
We anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment bankers and investment professionals, as a result of being solicited by us by calls or mailings. These sources may also introduce us to target businesses in which they think we may be interested on an unsolicited basis, since many of these sources will have read this prospectus and know what types of businesses we are targeting. Our officers and directors, as well as our sponsor and their affiliates, may also bring to our attention target business candidates that they become aware of through their business contacts as a result of formal or informal inquiries or discussions they may have, as well as attending trade shows or conventions. In addition, we expect to receive a number of deal flow opportunities that would not otherwise necessarily be available to us as a result of the business relationships of our officers and directors and our sponsor and their affiliates. While we do not presently anticipate engaging the services of professional firms or other individuals that specialize in business acquisitions on any formal basis, we may engage these firms or other individuals in the future, in which event we may pay a finder’s fee, consulting fee, advisory fee or other compensation to be determined in an arm’s length negotiation based on the terms of the transaction. We will engage a finder only to the extent our management determines that the use of a finder may bring opportunities to us that may not otherwise be available to us or if finders approach us on an unsolicited basis with a potential transaction that our management determines is in our best interest to pursue. Payment of finder’s fees is customarily tied to completion of a transaction, in which case any such fee will be paid out of the funds held in the trust account. In no event, however, will our sponsor or any of our existing officers or directors be paid any finder’s fee, reimbursement, consulting fee, monies in respect of any payment of a loan or other compensation by the company prior to, or in connection with any services rendered for any services they render in order to effectuate, the completion of our initial business combination (regardless of the type of transaction that it is). None of our sponsor, executive officers or directors, or any of their respective affiliates, will be allowed to receive any compensation, finder’s fees or consulting fees from a prospective business combination target in connection with a contemplated initial business combination except as set forth herein. We have agreed to pay Alchemy Investment Management LLC, an affiliate of our sponsor, a total of $10,000 per month for office space, utilities and secretarial and administrative support and to reimburse our sponsor for any out-of-pocket expenses related to identifying, investigating and completing an initial business combination. Some of our officers and directors may enter into employment or consulting agreements with the post-transaction company following our initial business combination. The presence or absence of any such fees or arrangements will not be used as a criterion in our selection process of an initial business combination candidate.
We are not prohibited from pursuing an initial business combination with a target that is affiliated with our sponsor, officers or directors or making the initial business combination through a joint venture or other form of shared ownership with our sponsor, officers or directors. In the event we seek to complete our initial business combination with a target that is affiliated with our sponsor, officers or directors, we, or a committee of our independent and disinterested directors, would obtain an opinion from an independent investment banking firm or from an independent entity that commonly renders valuation opinions that the business combination is fair to our shareholders from a financial point of view. We are not required to obtain such an opinion in any other context.
As more fully discussed in the section of this prospectus entitled “Management — Conflicts of Interest,” if any of our officers or directors becomes aware of an initial business combination opportunity that falls within the line of business of any entity to which he or she has pre-existing fiduciary or contractual obligations, he or she may be required to present such business combination opportunity to such entity prior to presenting such business combination opportunity to us. Our officers and directors currently have certain relevant fiduciary duties or contractual obligations that may take priority over their duties to us.
Selection of a Target Business and Structuring of our Initial Business Combination
Nasdaq rules require that we must complete one or more business combinations having an aggregate fair market value of at least 80% of the value of the assets held in the trust account (excluding the deferred underwriting commissions and taxes payable on the interest earned on the trust account) at the time of our signing a definitive agreement in connection with our initial business combination. The fair market value of our initial business combination will be determined by our board of directors based upon one or more standards generally accepted by the financial community, such as discounted cash flow valuation, a valuation based on trading multiples of comparable public businesses or a valuation based on the financial metrics of M&A transactions of comparable businesses. If our board of directors is not able to independently determine the fair market value of our initial business combination, we will obtain an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions with respect to the satisfaction of such criteria. While we consider it unlikely that our board of directors will not be able to make an independent determination of the fair market value of our initial business combination, it may be unable to do so if it is less familiar or experienced with the business of a particular target or if there is a significant amount of uncertainty as to the value of a target’s assets or prospects. We do not intend to purchase multiple businesses in unrelated industries in conjunction with our initial business combination. Subject to this requirement, our management will virtually have unrestricted flexibility in identifying and selecting one or more prospective target businesses, although we will not be permitted to effectuate our initial business combination with another blank check company or a similar company with nominal operations.
In any case, we will only complete an initial business combination in which we own or acquire 50% or more of the outstanding voting securities of the target or otherwise acquire a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. If we own or acquire less than 100% of the equity interests or assets of a target business or businesses, the portion of such business or businesses that are owned or acquired by the post-transaction company is what will be taken into account for purposes of Nasdaq’s 80% fair market value test. There is no basis for investors in this offering to evaluate the possible merits or risks of any target business with which we may ultimately complete our initial business combination.
To the extent we effect our initial business combination with a company or business that may be financially unstable or in its early stages of development or growth we may be affected by numerous risks inherent in such company or business. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.
In evaluating a prospective business target, we expect to conduct a thorough due diligence review, which may encompass, among other things, meetings with incumbent management and employees, document reviews, interviews of customers and suppliers, inspection of facilities, as well as a review of financial and other information that will be made available to us.
The time required to select and evaluate a target business and to structure and complete our initial business combination, and the costs associated with this process, are not currently ascertainable with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which our initial business combination is not ultimately completed will result in our incurring losses and will reduce the funds we can use to complete another business combination.
Lack of Business Diversification
For an indefinite period of time after the completion of our initial business combination, the prospects for our success may depend entirely on the future performance of a single business. Unlike other entities that have the resources to complete business combinations with multiple entities in one or several industries, it is probable that we will not have the resources to diversify our operations and mitigate the risks of being in a single line of business. In addition, we intend to focus our search for an initial business combination in a single industry. By completing our initial business combination with only a single entity, our lack of diversification may:
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subject us to negative economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact on the particular industry in which we operate after our initial business combination, and

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cause us to depend on the marketing and sale of a single product or limited number of products or services.

Limited Ability to Evaluate the Target’s Management Team
Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of effecting our initial business combination with that business, our assessment of the target business’ management may not prove to be correct. In addition, the future management may not have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of members of our management team, if any, in the target business cannot presently be stated with any certainty. The determination as to whether any of the members of our management team will remain with the combined company will be made at the time of our initial business combination. While it is possible that one or more of our directors will remain associated in some capacity with us following our initial business combination, it is unlikely that any of them will devote their full efforts to our affairs subsequent to our initial business combination. Moreover, we cannot assure you that members of our management team will have significant experience or knowledge relating to the operations of the particular target business.
We cannot assure you that any of our key personnel will remain in senior management or advisory positions with the combined company. The determination as to whether any of our key personnel will remain with the combined company will be made at the time of our initial business combination.
Following an initial business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.
Shareholders May Not Have the Ability to Approve Our Initial Business Combination
We may conduct redemptions without a shareholder vote pursuant to the tender offer rules of the SEC. However, we will seek shareholder approval if it is required by applicable law or applicable stock exchange listing requirements, or we may decide to seek shareholder approval for business or other legal reasons. Presented in the table below is a graphic explanation of the types of initial business combinations we may consider and whether shareholder approval is currently required under Cayman Islands law for each such transaction.
Type of Transaction	Whether Shareholder Approval is Required
Purchase of assets	No
Purchase of share of target not involving a merger with the company	No
Merger of target into a subsidiary of the company	No
Merger of the company with a target	Yes
Under Nasdaq’s listing rules, shareholder approval would be required for our initial business combination if, for example:
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we issue Class A Ordinary Shares that will be equal to or in excess of 20% of the number of Class A Ordinary Shares then outstanding (other than in a public offering);

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any of our directors, officers or substantial shareholders (as defined by Nasdaq rules) has a 5% or greater interest (or such persons collectively have a 10% or greater interest), directly or indirectly, in the target business or assets to be acquired or otherwise and the present or potential issuance of ordinary shares could result in an increase in outstanding ordinary shares or voting power of 5% or more; or

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the issuance or potential issuance of ordinary shares will result in our undergoing a change of control.

Permitted Purchases of our Securities
If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, directors, officers, advisors or their affiliates may purchase public shares or public warrants in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination where otherwise permissible under applicable law, rules and regulations. Additionally, at any time at or prior to our initial business combination, subject to applicable securities laws (including with respect to material nonpublic information), our sponsor, directors, officers, advisors or their affiliates may enter into transactions with investors and others to provide them with incentives to acquire public shares or not redeem their public shares. However, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. If they engage in such transactions, they will not make any such purchases when they are in possession of any material nonpublic information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements. None of the funds held in the trust account will be used to purchase shares or public warrants in such transactions prior to completion of our initial business combination.
The purpose of any such transaction could be to (1) reduce the number of public warrants outstanding or vote such warrants on any matters submitted to the warrant holders for approval in connection with our initial business combination or (2) satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of our initial business combination, where it appears that such requirement would otherwise not be met. Any such purchases of our securities may result in the completion of our initial business combination that may not otherwise have been possible. In addition, if such purchases are made, the public “float” of our Class A Ordinary Shares or warrants may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange.
Our sponsor, officers, directors and/or their affiliates anticipate that they may identify the shareholders with whom our sponsor, officers, directors or their affiliates may pursue privately negotiated purchases by either the shareholders contacting us directly or by our receipt of redemption requests submitted by shareholders following our mailing of proxy materials in connection with our initial business combination. To the extent that our sponsor, officers, directors or their affiliates enter into a private purchase, they would identify and contact only potential selling shareholders who have expressed their election to redeem their shares for a pro rata share of the trust account or vote against our initial business combination, whether or not such shareholder has already submitted a proxy with respect to our initial business combination. Our sponsor, officers, directors or their affiliates will only purchase public shares if such purchases comply with Regulation M under the Exchange Act and the other federal securities laws.
Any purchases by our sponsor, officers, directors and/or their affiliates who are affiliated purchasers under Rule 10b-18 under the Exchange Act will only be made to the extent such purchases are able to be made in compliance with Rule 10b-18, which is a safe harbor from liability for manipulation under Section 9(a)(2) and Rule 10b-5 of the Exchange Act. Rule 10b-18 has certain technical requirements that must be complied with in order for the safe harbor to be available to the purchaser. Our sponsor, officers, directors and/or their affiliates will not make purchases of ordinary shares if the purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act. We expect that any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchases are subject to such reporting requirements.
Redemption Rights for Public Shareholders upon Completion of our Initial Business Combination
We will provide our public shareholders with the opportunity to redeem all or a portion of their Class A Ordinary Shares upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of the initial business combination including interest earned on the funds held in the trust account (less taxes payable), divided by the number of then outstanding public shares, subject to the limitations described herein. The amount in the trust account is initially anticipated to be approximately $10.20 per public share. The per-share amount we will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commissions we will pay to the underwriters. Our sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to any founder shares and any public shares held by them in connection with the completion of our initial business combination.
Manner of Conducting Redemptions
We will provide our public shareholders with the opportunity to redeem all or a portion of their public Class A Ordinary Shares upon the completion of our initial business combination either (i) in connection with a shareholder meeting called to approve the initial business combination or (ii) by means of a tender offer. The decision as to whether we will seek shareholder approval of a proposed initial business combination or conduct a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would require us to seek shareholder approval under the law or stock exchange listing requirement. Under Nasdaq rules, asset acquisitions and share purchases would not typically require shareholder approval while direct mergers with our company where we do not survive and any transactions where we issue more than 20% of our outstanding ordinary shares or seek to amend our amended and restated memorandum and articles of association would require shareholder approval. If we structure an initial business combination with a target company in a manner that requires shareholder approval, we will not have discretion as to whether to seek a shareholder vote to approve the proposed initial business combination. We may conduct redemptions without a shareholder vote pursuant to the tender offer rules of the SEC unless shareholder approval is required by law or stock exchange listing requirements or we choose to seek shareholder approval for business or other legal reasons. So long as we obtain and maintain a listing for our securities on Nasdaq, we will be required to comply with such rules.
If shareholder approval of the transaction is required by law or stock exchange listing requirement, or we decide to obtain shareholder approval for business or other legal reasons, we will, pursuant to our amended and restated memorandum and articles of association:
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conduct the redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A of the Exchange Act, which regulates the solicitation of proxies, and not pursuant to the tender offer rules, and

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file proxy materials with the SEC.

In the event that we seek shareholder approval of our initial business combination, we will distribute proxy materials and, in connection therewith, provide our public shareholders with the redemption rights described above upon completion of the initial business combination.
If we seek shareholder approval, we will complete our initial business combination only if approved as an ordinary resolution under Cayman Islands law, which requires the affirmative vote of a majority of the shares held by shareholders who attend and vote at a general meeting of the company to approve the business combination. A quorum for such meeting will consist of the holders present in person or by proxy of shares of outstanding capital share of the company representing a majority of the voting power of all outstanding shares of capital share of the company entitled to vote at such meeting. Our sponsor will count toward this quorum and pursuant to the letter agreement, our sponsor, officers and directors have agreed to vote any founder shares and placement shares held by them and any public shares acquired during or after this offering (including in open market and privately negotiated transactions) in favor of our initial business combination. For purposes of seeking approval of the majority of our outstanding Ordinary Shares voted, non-votes will have no effect on the approval of our initial business combination once a quorum is obtained. As a result, in addition to our sponsor’s founder shares and our sponsor’s placement shares, we would need 3,003,501 or 30.04%, of the 10,000,000 public shares sold in this offering to be voted in favor of an initial business combination in order to have our initial business combination approved (assuming all of the outstanding shares are voted and the over-allotment option is not exercised). These quorum and voting thresholds, and the voting agreements of our sponsor, may make it more likely that we will consummate our initial business combination. Each public shareholder may elect to redeem its public shares irrespective of whether they vote for or against the proposed transaction.
If a shareholder vote is not required and we do not decide to hold a shareholder vote for business or other legal reasons, we will, pursuant to our amended and restated memorandum and articles of association:
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conduct the redemptions pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers, and

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file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act, which regulates the solicitation of proxies.

Upon the public announcement of our initial business combination, we or our sponsor will terminate any plan established in accordance with Rule 10b5-1 to purchase our Class A Ordinary Shares in the open market if we elect to redeem our public shares through a tender offer, to comply with Rule 14e-5 under the Exchange Act.
In the event we conduct redemptions pursuant to the tender offer rules, our offer to redeem will remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act, and we will not be permitted to complete our initial business combination until the expiration of the tender offer period. If public shareholders tender more shares than we have offered to purchase, we will withdraw the tender offer and not complete the initial business combination. The proposed initial business combination may require: (i) cash consideration to be paid to the target or its owners, (ii) cash to be transferred to the target for working capital or other general corporate purposes or (iii) the retention of cash to satisfy other conditions in accordance with the terms of the proposed initial business combination. In the event the aggregate cash consideration we would be required to pay for all Class A Ordinary Shares that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed initial business combination exceed the aggregate amount of cash available to us, we will not complete the initial business combination or redeem any shares, and all Class A Ordinary Shares submitted for redemption will be returned to the holders thereof.
Limitation on Redemption upon Completion of our Initial Business Combination if we Seek Shareholder Approval
Notwithstanding the foregoing, if we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated memorandum and articles of association will provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to more than an aggregate of 15% of the public shares sold in this offering, which we refer to as the “Excess Shares,” without our prior consent. Such restriction shall also be applicable to our affiliates. We believe this restriction will discourage shareholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to exercise their redemption rights against a proposed initial business combination as a means to force us or our management to purchase their shares at a significant premium to the then-current market price or on other undesirable terms. By limiting our shareholders’ ability to redeem no more than 15% of the shares sold in this offering without our prior consent, we believe we will limit the ability of a small group of shareholders to unreasonably attempt to block our ability to complete our initial business combination, particularly in connection with an initial business combination with a target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. However, we would not be restricting our shareholders’ ability to vote all of their shares (including Excess Shares) for or against our initial business combination.
Tendering Share Certificates in Connection with Redemption Rights
We may require our public shareholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates to our transfer agent prior to the date set forth in the proxy material on the proposal to approve the initial business combination, or to deliver their shares to the transfer agent electronically using the DTC’s DWAC System, at the holder’s option. The proxy materials that we will furnish to holders of our public shares in connection with our initial business combination will indicate whether we are requiring public shareholders to satisfy such delivery requirements. Accordingly, a public shareholder would have up to the date set forth in the proxy material to tender its shares if it wishes to seek to exercise its redemption rights. Given the relatively short exercise period, it is advisable for shareholders to use electronic delivery of their public shares.
There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC System. The transfer agent will typically charge the tendering broker $80.00 and it would be up to the broker whether or not to pass this cost on to the redeeming holder. However, this fee would be incurred regardless of whether or not we require holders seeking to exercise redemption rights to tender their shares. The need to deliver shares is a requirement of exercising redemption rights regardless of the timing of when such delivery must be effectuated.
The foregoing is different from the procedures used by many special purpose acquisition companies. In order to perfect redemption rights in connection with their business combinations, many blank check companies would distribute proxy materials for the shareholders’ vote on an initial business combination, and a holder could simply vote against a proposed initial business combination and check a box on the proxy card indicating such holder was seeking to exercise his or her redemption rights. After the initial business combination was approved, the company would contact such shareholder to arrange for him or her to deliver his or her certificate to verify ownership. As a result, the shareholder then had an “option window” after the completion of the initial business combination during which he or she could monitor the price of the company’s share in the market. If the price rose above the redemption price, he or she could sell his or her shares in the open market before actually delivering his or her shares to the company for cancellation. As a result, the redemption rights, to which shareholders were aware they needed to commit before the shareholder meeting, would become “option” rights surviving past the completion of the initial business combination until the redeeming holder delivered its certificate. The requirement for physical or electronic delivery prior to the meeting ensures that a redeeming holder’s election to redeem is irrevocable once the initial business combination is approved.
Any request to redeem such shares, once made, may be withdrawn at any time with the approval of the board of directors. Furthermore, if a holder of a public share delivered its certificate in connection with an election of redemption rights and subsequently decides prior to the applicable date not to elect to exercise such rights, such holder may simply request that the transfer agent return the certificate (physically or electronically). It is anticipated that the funds to be distributed to holders of our public shares electing to redeem their shares will be distributed promptly after the completion of our initial business combination.
If our initial business combination is not approved or completed for any reason, then our public shareholders who elected to exercise their redemption rights would not be entitled to redeem their shares for the applicable pro rata share of the trust account. In such case, we will promptly return any certificates delivered by public holders who elected to redeem their shares.
If our initial proposed initial business combination is not completed, we may continue to try to complete an initial business combination with a different target until 15 months from the closing of this offering (or up to 18 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus).
Redemption of Public Shares and Liquidation if no Initial Business Combination
Our amended and restated memorandum and articles of association will provide that we will have only 15 months from the closing of this offering to complete our initial business combination (or up to 18 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus). If we are unable to complete our initial business combination within such 15-month period (or up to 21-month period), we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account (less taxes payable and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, dissolve and liquidate, subject in the case of clauses (ii) and (iii) above to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to our warrants, which will expire worthless if we fail to complete our initial business combination within the 15-month time period (or up to 21-month period).
Our sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have waived their rights to liquidating distributions from the trust account with respect to any founder shares or placement shares held by them if we fail to complete our initial business combination within 15 months from the closing of this offering (or up to 18 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus). However, if our sponsor, officers or directors acquire public shares in or after this offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination within 15 months from the closing of this offering (or up to 18 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus).
Our sponsor, officers and directors have agreed, pursuant to a written agreement with us, that they will not propose any amendment to our amended and restated memorandum and articles of association (i) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or certain amendments to our charter prior thereto or to redeem 100% of our public shares if we do not complete our initial business combination within 15 months from the closing of this offering (or up to 18 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus) or (ii) with respect to any other material provisions relating to shareholders’ rights or pre-initial business combination activity, unless we provide our public shareholders with the opportunity to redeem their Class A Ordinary Shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account (less taxes payable), divided by the number of then outstanding public shares.
We expect that all costs and expenses associated with implementing our plan of dissolution, as well as payments to any creditors, will be funded from amounts remaining out of the approximately $1,215,000 from the proceeds of this offering and the sale of the placement shares held outside the trust account, although we cannot assure you that there will be sufficient funds for such purpose. We will depend on sufficient interest being earned on the proceeds held in the trust account to pay any tax obligations we may owe. However, if those funds are not sufficient to cover the costs and expenses associated with implementing our plan of dissolution, to the extent that there is any interest accrued in the trust account not required to pay such taxes, we may request the trustee to release to us an additional amount of up to $100,000 of such accrued interest to pay those costs and expenses.
If we were to expend all of the net proceeds of this offering and the sale of the placement shares, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the per-share redemption amount received by shareholders upon our dissolution would be approximately $10.20. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors which would have higher priority than the claims of our public shareholders. We cannot assure you that the actual per-share redemption amount received by shareholders will not be substantially less than $10.20. Under Section 140 of the Companies Act, in a voluntary winding up of the Company, the property of the Company shall be applied in satisfaction of its liabilities before any distribution of the remaining assets to our shareholders. While we intend to pay such amounts, if any, we cannot assure you that we will have funds sufficient to pay or provide for all creditors’ claims.
Although we will seek to have all vendors, service providers, prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public shareholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account including but not limited to fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with respect to a claim against our assets, including the funds held in the trust account. If any third party refuses to execute an agreement waiving such claims to the monies held in the trust account, our management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to us than any alternative. Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. Marcum LLP, our independent registered public accounting firm, and the underwriters of the offering, will not execute agreements with us waiving such claims to the monies held in the trust account.
In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Our sponsor has agreed that it will be liable to us if and to the extent any claims by a third party for services rendered or products sold to us, or a prospective target business with which we have entered into a written letter of intent, confidentiality or similar agreement or business combination agreement, or any claim by a taxing authority, reduce the amount of funds in the trust account to below the lesser of (i) $10.20 per public share and (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account, if less than $10.20 per share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the trust account (whether or not such waiver is enforceable) nor will it apply to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. However, we have not asked our sponsor to reserve for such indemnification obligations, nor have we independently verified whether our sponsor has sufficient funds to satisfy its indemnity obligations and believe that our sponsor’s only assets are securities of our company. Therefore, we cannot assure you that our sponsor would be able to satisfy those obligations. None of our officers or directors will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.
In the event that the proceeds in the trust account are reduced below (i) $10.20 per public share or (ii) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account, due to reductions in value of the trust assets, in each case net of the amount of interest which may be withdrawn to pay taxes, and our sponsor asserts that it is unable to satisfy its indemnification obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our sponsor to enforce its indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against our sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so if, for example, the cost of such legal action is deemed by the independent directors to be too high relative to the amount recoverable or if the independent directors determine that a favorable outcome is not likely. We have not asked our sponsor to reserve for such indemnification obligations and we cannot assure you that our sponsor would be able to satisfy those obligations. Accordingly, we cannot assure you that due to claims of creditors the actual value of the per-share redemption price will not be less than $10.20 per public share.
We will seek to reduce the possibility that our sponsor will have to indemnify the trust account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the trust account. Our sponsor will also not be liable as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. We will have access to up to approximately $1,215,000 from the proceeds of this offering and the sale of the placement shares with which to pay any such potential claims (including costs and expenses incurred in connection with our liquidation, currently estimated to be no more than approximately $100,000). In the event that we liquidate and it is subsequently determined that the reserve for claims and liabilities is insufficient, shareholders who received funds from our trust account could be liable for claims made by creditors. In the event that our offering expenses exceed our estimate of $715,000, we may fund such excess with funds from the funds not to be held in the trust account. In such case, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of $715,000, the amount of funds we intend to be held outside the trust account would increase by a corresponding amount.
If we are unable to complete our initial business combination within 15 months from the closing of this offering (or up to 18 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus), we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account (less taxes payable and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, dissolve and liquidate, subject in the case of clauses (ii) and (iii) above to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. Accordingly, it is our intention to redeem our public shares as soon as reasonably possible following our 15th month from the closing of this offering (or up to 21st month if we extend the period of time to consummate a business combination,as described in more detail in this prospectus).
However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors (such as lawyers, investment bankers, etc.) or prospective target businesses. As described above, pursuant to the obligation contained in our underwriting agreement, we will seek to have all vendors, service providers, prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account. As a result of this obligation, the claims that could be made against us are significantly limited and the likelihood that any claim that would result in any liability extending to the trust account is remote. Further, our sponsor may be liable only to the extent necessary to ensure that the amounts in the trust account are not reduced below (i) $10.20 per public share or (ii) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account, due to reductions in value of the trust assets, in each case net of the amount of interest withdrawn to pay taxes and will not be liable as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third party, our sponsor will not be responsible to the extent of any liability for such third-party claims.
If we file a bankruptcy petition, winding up petition or an involuntary bankruptcy petition or winding up petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return $10.20 per share to our public shareholders. Additionally, if we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by shareholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover some or all amounts received by our shareholders. Furthermore, our board of directors may be viewed as having breached its fiduciary duty to our creditors and/or may have acted in bad faith, thereby exposing itself and our company to claims of punitive damages, by paying public shareholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.
Our public shareholders will be entitled to receive funds from the trust account only upon the earlier to occur of: (i) the completion of our initial business combination, (ii) the redemption of any public shares properly tendered in connection with a shareholder vote to amend the amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or certain amendments to our charter prior thereto or to redeem 100% of our public shares if we do not complete our initial business combination within 15 months from the closing of this offering (or up to 18 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus) or (B) with respect to any other material provisions relating to shareholders’ rights or pre-initial business combination activity, and (iii) the redemption of all of our public shares if we are unable to complete our business combination within 15 months from the closing of this offering (or up to 18 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus), subject to applicable law. In no other circumstances will a shareholder have any right or interest of any kind to or in the trust account. In the event we seek shareholder approval in connection with our initial business combination, a shareholder’s voting in connection with the initial business combination alone will not result in a shareholder’s redeeming its shares to us for an applicable pro rata share of the trust account. Such shareholder must have also exercised its redemption rights as described above. These provisions of our amended and restated memorandum and articles of association, like all provisions of our amended and restated memorandum and articles of association, may be amended with a shareholder vote.
Comparison of Redemption or Purchase Prices in Connection with Our Initial Business Combination and if We Fail to Complete Our Initial business combination
The following table compares the redemptions and other permitted purchases of public shares that may take place in connection with the completion of our initial business combination and if we are unable to complete our initial business combination within 15 months from the closing of this offering (or up to 18 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus).
	Redemptions in Connection with our Initial business combination	Other Permitted Purchases of Public Shares by us or our Affiliates	Redemptions if we fail to Complete an Initial business combination
Calculation of redemption price	Redemptions at the time of our initial business combination may be made pursuant to a tender offer or in connection with a shareholder vote. The redemption price will be the same whether we conduct redemptions pursuant to a tender offer or in connection with a shareholder vote. In either case, our public shareholders may redeem their public shares for cash equal to the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of the initial business combination (which is initially anticipated to be $10.20 per public share), including interest earned on the funds held in the trust account (less taxes payable),divided by the number of then outstanding public shares, subject to the limitation that no redemptions will take place if all of the redemptions would	If we seek shareholder approval of our initial business combination, our sponsor, directors, officers or their affiliates may purchase shares in privately negotiated transactions or in the open market prior to or following completion of our initial business combination. If they engage in such transactions, they will be restricted from making any such purchases when they are in possession of any material nonpublic information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Actor a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at	If we are unable to complete our initial business combination within 15 months from the closing of this offering (or up to 18 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus), we will redeem all public shares at a per-share price, payable in cash, equal to the aggregate amount, then on deposit in the trust account (which is initially anticipated to be $10.20 per public share) including interest earned on the funds held in the trust account (less taxes payable and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares.

	Redemptions in Connection with our Initial business combination	Other Permitted Purchases of Public Shares by us or our Affiliates	Redemptions if we fail to Complete an Initial business combination
	cause any limitations (including but not limited to cash requirements) agreed to in connection with the negotiation of terms of a proposed initial business combination.	the time of any such purchases that the purchases are subject to such rules, the purchasers will be required to comply with such rules.
Impact to remaining shareholders	The redemptions in connection with our initial business combination will reduce the book value per share for our remaining shareholders, who will bear the burden of the deferred underwriting commissions and taxes payable.	If the permitted purchases described above are made there would be no impact to our remaining shareholders because the purchase price would not be paid by us.	The redemption of our public shares if we fail to complete our initial business combination will reduce the book value per share for the shares held by our sponsor, who will be our only remaining shareholder after such redemptions.
Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419
The following table compares the terms of this offering to the terms of an offering by a blank check company subject to the provisions of Rule 419. This comparison assumes that the gross proceeds, underwriting commissions and underwriting expenses of our offering would be identical to those of an offering undertaken by a company subject to Rule 419, and that the underwriters will not exercise their over-allotment option. None of the provisions of Rule 419 apply to our offering.
	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds	$102,000,000 of the net proceeds of this offering and the sale of the placement shares will be deposited into a trust account in the United States with Continental Stock Transfer & Trust Company acting as trustee.	Approximately $84,150,000 of the offering proceeds would be deposited into either a trust account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.
Investment of net proceeds	$102,000,000 of the net offering proceeds and the sale of the placement shares held in trust will be invested only in U.S. government treasury bills with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations.	Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.
Receipt of interest on escrowed funds	Interest on proceeds from the trust account to be paid to	Interest on funds in trust account would be held for the sole benefit

	Terms of Our Offering	Terms Under a Rule 419 Offering
	shareholders is reduced by (i) any taxes paid or payable and (ii) in the event of our liquidation for failure to complete our initial business combination within the allotted time, up to $100,000 of net interest that may be released to us should we have no or insufficient working capital to fund the costs and expenses of our dissolution and liquidation.	of investors, unless and only after the funds held in escrow were released to us in connection with our completion of a business combination.
Limitation on fair value or net assets of target business	Nasdaq rules require that we must complete one or more business combinations having an aggregate fair market value of at least 80% of the value of the assets held in the trust account (excluding the deferred underwriting commissions and taxes payable on the income earned on the trust account) at the time of the agreement to enter into the initial business combination.	The fair value or net assets of a target business must represent at least 80% of the maximum offering proceeds.
Trading of securities issued	We expect the units will begin trading on or promptly after the date of this prospectus. The Class A Ordinary Shares and warrants comprising the units will begin separate trading on the 52nd day following the date of this prospectus, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. We will file the Current Report on Form 8-K promptly after the closing of this offering, which is anticipated to take place three business days from the date of this prospectus. If the over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, an additional Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the over-allotment option.	No trading of the units or the underlying Class A Ordinary Shares and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.
Exercise of the warrants	The warrants cannot be exercised until the later of (i) one (1) year after the date that the registration statement for this offering is declared effective by the SEC and	The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise

	Terms of Our Offering	Terms Under a Rule 419 Offering
	(ii) 30 days after the consummation by the company of a business combination.	would be deposited in the escrow or trust account.
Election to remain an investor	We will provide our public shareholders with the opportunity to redeem their public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of our initial business combination, including interest earned on the funds held in the trust account (less taxes payable), upon the completion of our initial business combination, subject to the limitations described herein. We may not be required by applicable law or stock exchange listing requirements to hold a shareholder vote. If we are not required by applicable law or stock exchange listing requirements and do not otherwise decide to hold a shareholder vote, we will, pursuant to our amended and restated memorandum and articles of association, conduct the redemptions pursuant to the tender offer rules of the SEC and file tender offer documents with the SEC which will contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under the SEC’s proxy rules. In the event we conduct redemptions pursuant to the tender offer rules, our offer to redeem will remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act, and we will not be permitted to complete our initial business combination until the expiration of the tender offer period. If, however, we hold a shareholder vote, we will, like many blank check companies, offer to redeem shares in conjunction with a proxy	A prospectus containing information pertaining to the business combination required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of a post-effective amendment to the company’s registration statement, to decide if it elects to remain a shareholder of the company or require the return of its investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or trust account are automatically returned to the shareholder. Unless a sufficient number of investors elect to remain investors, all funds on deposit in the trust account must be returned to all of the investors and none of the securities are issued.

	Terms of Our Offering	Terms Under a Rule 419 Offering
solicitation pursuant to the proxy rules.
If we seek shareholder approval, we will complete our initial business combination only if a majority of the outstanding Ordinary Shares voted are voted in favor of the initial business combination. Additionally, each public shareholder may elect to redeem their public shares irrespective of whether they vote for or against the proposed transaction. A quorum for such meeting will consist of the holders present in person or by proxy of shares of outstanding capital share of the company representing a majority of the voting power of all outstanding shares of capital share of the company entitled to vote at such meeting.
Business combination deadline	If we are unable to complete an initial business combination within 15 months from the closing of this offering (or up to 18 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus), we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account (less taxes payable and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as	If a business combination has not been completed within 18 months after the effective date of the company’s registration statement, funds held in the trust or trust account are returned to investors.

	Terms of Our Offering	Terms Under a Rule 419 Offering
promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in the case of clauses (ii) and (iii) above to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.
Limitation on redemption rights of shareholders holding more than 15% of the shares sold in this offering if we hold a shareholder vote	If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated memorandum and articles of association will provide that a public shareholder (including our affiliates), together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to Excess Shares (more than an aggregate of 15% of the public shares sold in this offering), without our prior consent. Our public shareholders’ inability to redeem Excess Shares will reduce their influence over our ability to complete our initial business combination and they could suffer a material loss on their investment in us if they sell any Excess Shares in open market transactions.	Many blank check companies provide no restrictions on the ability of shareholders to redeem shares based on the number of shares held by such shareholders in connection with an initial business combination.
Tendering share certificates in connection with redemption rights	We may require our public shareholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates to our transfer agent prior to the date set forth in the proxy material on the proposal to approve the initial business combination, or to deliver their shares to the transfer agent	In order to perfect redemption rights in connection with their business combinations, holders could vote against a proposed initial business combination and check a box on the proxy card indicating such holders were seeking to exercise their redemption rights. After the business combination was approved, the company would contact such shareholders to

	Terms of Our Offering	Terms Under a Rule 419 Offering
	electronically using DTC’s DWAC System, at the holder’s option. The proxy materials that we will furnish to holders of our public shares in connection with our initial business combination will indicate whether we are requiring public shareholders to satisfy such delivery requirements. Accordingly, a public shareholder would have up to the date set forth in on the proxy material to tender its shares if it wishes to seek to exercise its redemption rights.	arrange for them to deliver their certificate to verify ownership.
Release of funds	Except with respect to interest earned on the funds held in the trust account that may be released to us to pay our tax obligations and up to $100,000 of interest that may be used for our dissolution expenses, the proceeds held in the trust account will not be released until the earliest to occur of: (i) the completion of our initial business combination, (ii) the redemption of any public shares properly submitted in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or certain amendments to our charter prior thereto or to redeem 100% of our public shares if we do not complete our initial business combination within 15 months from the closing of this offering (or up to 18 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus) or (B) with respect to any other material provisions relating to shareholders’ rights or pre-initial business combination activity and (iii) the redemption of 100% of our public shares if we are unable to complete an initial business	The proceeds held in the trust account are not released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.

Terms of Our Offering	Terms Under a Rule 419 Offering
combination within the required time frame (subject to the requirements of applicable law). On the completion of our initial business combination, all amounts held in the trust account will be released to us, less amounts released to a separate account controlled by the trustee for disbursal to redeeming shareholders. We will use these funds to pay amounts due to any public shareholders who exercise their redemption rights as described above under “Redemption rights for public shareholders upon completion of our initial business combination,” to pay the underwriters their deferred underwriting commissions, to pay all or a portion of the consideration payable to the target or owners of the target of our initial business combination and to pay other expenses associated with our initial business combination.
Competition
In identifying, evaluating and selecting a target business, we may encounter intense competition from other entities having a business objective similar to ours, including other blank check companies, private equity groups and leveraged buyout funds, and operating businesses seeking strategic business combinations. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than us and our financial resources will be relatively limited when contrasted with those of many of these competitors. This inherent limitation gives others an advantage in pursuing the initial business combination of a target business. Furthermore, our obligation to pay cash in connection with our public shareholders who exercise their redemption rights may reduce the resources available to us for our initial business combination and our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses. Either of these factors may place us at a competitive disadvantage in successfully negotiating an initial business combination. While we believe there may be numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses may be limited by our available financial resources.
The following also may not be viewed favorably by certain target businesses:
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our obligation to seek shareholder approval of a business combination or obtain the necessary financial information to be sent to shareholders in connection with such business combination may delay or prevent the completion of a transaction;

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our obligation to convert public shares held by our public shareholders may reduce the resources available to us for a business combination;

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Nasdaq may require us to file a new listing application and meet its initial listing requirements to maintain the listing of our securities following a business combination;

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our outstanding warrants and the potential future dilution they represent;

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our obligation to pay the deferred underwriting discounts and commissions to Cantor upon consummation of our initial business combination;

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our obligation to either repay or issue shares upon conversion of up to $1,500,000 of working capital loans that may be made to us by our sponsor, officers, directors or their affiliates;

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our obligation to register the resale of the insider shares, as well as the placement shares and any securities issued to our sponsor, officers, directors or their affiliates upon conversion of working capital loans; and

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the impact on the target business’ assets as a result of unknown liabilities under the securities laws or otherwise depending on developments involving us prior to the consummation of a business combination.

Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination. Our management believes, however, that our status as a public entity and potential access to the United States public equity markets may give us a competitive advantage over privately-held entities having a similar business objective as ours in acquiring a target business with significant growth potential on favorable terms.
If we succeed in effecting a business combination, there will be, in all likelihood, intense competition from competitors of the target business. We cannot assure you that, subsequent to a business combination, we will have the resources or ability to compete effectively.
Facilities
We maintain our principal executive office at 850 Library Avenue, Suite 204-F, Newark, DE 19711. We consider our current office space adequate for our current operations.
Employees
We have three executive officers. These individuals are not obligated to devote any specific number of hours to our matters and intend to devote only as much time as they deem necessary to our affairs. The amount of time they will devote in any time period will vary based on whether a target business has been selected for the business combination and the stage of the business combination process the company is in. Accordingly, once management locates a suitable target business to acquire, they will spend more time investigating such target business and negotiating and processing the business combination (and consequently spend more time to our affairs) than they would prior to locating a suitable target business. We presently expect our executive officers to devote such amount of time as they reasonably believe is necessary to our business (which could range from only a few hours a week while we are trying to locate a potential target business to a majority of their time as we move into serious negotiations with a target business for a business combination). We do not intend to have any full time employees prior to the consummation of a business combination.
Periodic Reporting and Financial Information
We will register our units, Class A Ordinary Shares and warrants under the Exchange Act and have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Exchange Act, our annual reports will contain financial statements audited and reported on by our independent registered public accountants.
We will provide shareholders with audited financial statements of the prospective target business as part of the tender offer materials or proxy solicitation materials sent to shareholders to assist them in assessing the target business. In all likelihood, these financial statements will need to be prepared in accordance with, or reconciled to, GAAP, or IFRS, depending on the circumstances, and the historical financial statements may be required to be audited in accordance with the standards of the PCAOB. These financial statement requirements may limit the pool of potential targets we may conduct an initial business combination with because some targets may be unable to provide such statements in time for us to disclose such statements in accordance with federal proxy rules and complete our initial business combination within the prescribed time frame. We cannot assure you that any particular target business identified by us as a potential business combination candidate will have financial statements prepared in accordance with GAAP or that the potential target business will be able to prepare its financial statements in accordance with the requirements outlined above. To the extent that these requirements cannot be met, we may not be able to acquire the proposed target business. While this may limit the pool of potential business combination candidates, we do not believe that this limitation will be material.
We will be required to evaluate our internal control procedures for the fiscal year ending December 31, 2023 as required by the Sarbanes-Oxley Act. Only in the event we are deemed to be a large accelerated filer or an accelerated filer, and no longer qualify as an emerging growth company, will we be required to have our internal control procedures audited. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such business combination. We will file a Registration Statement on Form 8-A with the SEC to voluntarily register our securities under Section 12 of the Exchange Act. As a result, we are subject to the rules and regulations promulgated under the Exchange Act. We have no current intention of filing a Form 15 to suspend our reporting or other obligations under the Exchange Act prior or subsequent to the consummation of our initial business combination.
We are a Cayman Islands exempted company. Exempted companies are Cayman Islands companies conducting business mainly outside the Cayman Islands and, as such, are exempted from complying with certain provisions of the Companies Law. As an exempted company, we have applied for and received a tax exemption undertaking from the Cayman Islands government that, in accordance with Section 6 of the Tax Concessions Law (2018 Revision) of the Cayman Islands, for a period of 20 years from the date of the undertaking, no law which is enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations will apply to us or our operations and, in addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax will be payable (i) on or in respect of our shares, debentures or other obligations or (ii) by way of the withholding in whole or in part of a payment of dividend or other distribution of income or capital by us to our shareholders or a payment of principal or interest or other sums due under a debenture or other obligation of us.
We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.
In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.
We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Class A Ordinary Shares that are held by non-affiliates exceeds $700 million as of the prior June 30, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. References herein to “emerging growth company” will have the meaning associated with it in the JOBS Act.
Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including,

among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our Class A Ordinary Shares held by non-affiliates equals or exceeds $250 million as of the end of that year’s second fiscal quarter, or (2) our annual revenues equaled or exceeded $100 million during such completed fiscal year and the market value of our Class A Ordinary Shares held by non-affiliates exceeds $700 million as of the end of that year’s second fiscal quarter.
Legal Proceedings
There is no material litigation, arbitration or governmental proceeding currently pending against us or any of our officers or directors in their capacity as such, and we and our officers and directors have not been subject to any such proceeding in the 12 months preceding the date of this prospectus.

MANAGEMENT
Officers and Directors
Our officers and directors are as follows:
Name	Age	Position
Steven M. Wasserman	57	Non-Executive Chairman
Mattia Tomba	44	Co-Chief Executive Officer and Director
Vittorio Savoia	35	Co-Chief Executive Officer and Director
Debbie S. Zoldan	57	Independent Director
Pablo Terpolilli	54	Independent Director
Steven M. Wasserman is the co-founder and managing partner of Alchemy Investment Management, an affiliate of our sponsor, and has been our director since November 19, 2021 and our Non-Executive Chairman since November 2022. Mr. Wasserman has been a principal in MSP Sports Capital, LP., an investment fund specializing in professional sports businesses, since 2019. He served as Vice Chairman of The Roosevelt Investment Group, Inc. an investment advisory firm, from 2018 to 2021 and was previously Chief Executive Officer of Seaport Investment Management, LLC, an investment management firm, from 2015 to 2018 and helped Seaport develop new investment strategies during his tenure. Since 2017, Mr. Wasserman has been a senior advisor to a New York based hedge fund with respect to special situations/credit opportunity investments and has also been an advisor to BlockWorks Group, LLC, a blockchain/cryptocurrency communications company. From 2011 to 2014 he was Senior Managing Director of the Beige Group, LLC, a family office where he was responsible for identifying, analyzing and executing investment opportunities. Mr. Wasserman is also a director for byNordic, a SPAC currently listed on Nasdaq and previously was Chief Executive Officer of Alpha Security Group Corporation, a special purpose acquisition company, from 2005 to 2009. He has also served as an advisor to various other special purpose acquisition companies including, but not limited to, Energy Infrastructure Acquisition Corp. from March 2006 to March 2008, Seanergy Acquisition Corp. from November 2007 to September 2008, and Starbulk Acquisition Corp. from April 2008 to March 2009. From 2004 to 2008, Mr. Wasserman also served as the managing partner of AMT Ventures LLC, an entity primarily engaged in public and private equity and debt investments on a principal basis. During his tenure AMT portfolio investments included: Ktech Corporation, a provider of technical support services, scientific and engineering services and management expertise to a variety of government defense and industry clients; Nanodetex Corporation, a leader in lab-on-chip (LOC) platform technologies for gas phase chemical analysis and explosive detection; Agent Science Technologies Incorporated, a provider of neural information management software solutions to the defense industry; and Link One, LLC, a technology transfer advisory group to Los Alamos National Laboratory. Mr. Wasserman is also a licensed attorney.
We believe Mr. Wasserman’s executive leadership and management experience particularly with other SPACs makes him well-qualified to sit on our board of directors.
Mattia Tomba is the co-founder and managing partner of Alchemy Investment Management, an affiliate of our sponsor, and has been our director since October 27, 2021 and our co-CEO since November 2022. He has been a founding investor and the head of International Markets at Tradeteq since 2017. He has also been a Partner at M&M Investments Pte. Ltd., a holding company that invests in technology companies globally and provides debt and equity advice since 2016. He is a research affiliate at the Middle East Institute in Singapore (MEI), while from 2016 to 2018, Mr. Tomba was a senior fellow, and from 2015 to 2016, Mr. Tomba was a visiting senior fellow at MEI, where he focused on Asia — Middle East relations. He has also been sitting on the Advisory Council of the Center for Sovereign Wealth and Global Capital at The Fletcher School, Tufts University, since 2013. Mr. Tomba has experience in evaluating, negotiating, and structuring direct investments globally across all parts of the capital structure, in public and private markets. Mr. Tomba served as an Investment Manager at Qatar’s Sovereign Wealth Fund (Qatari Diar), where he managed an equity portfolio and worked on large private equity and real estate transactions worldwide from 2008 to 2016. Prior to that, in 2003, Mr. Tomba joined the Goldman Sachs group, where he was involved in the investment and portfolio management of the real estate funds managed by the bank until 2008. Mr. Tomba began his private equity and investment management career in 2002 with the Private Wealth Management team of Merrill Lynch. He studied business administration and international affairs at Bocconi University, Sciences  Po, and Fletcher School.
We believe Mr. Tomba’s extensive history of leading value-creating transactions and extensive expertise in the area of finance makes him well-qualified to sit on our board of directors.
Vittorio Savoia is the co-founder and managing partner of Alchemy Investment Management, an affiliate of our sponsor, and has been our director since November 19, 2021 and our co-CEO since November 2022. Since 2017, he has been the founder, managing director and CEO of FIDES Holdings, a multi-asset alternative investment firm that is active in real estate, venture capital, private equity, middle-market direct lending, sustainable civil and structural engineering, and facilities & maintenance solutions. Mr. Savoia has over 15 years of experience in investment management, alternative asset management, and advising families and financial institutions on complex transactions across Europe and North America. Mr. Savoia served as the managing partner of VIS Partners, a Luxembourg-based independent GP, from 2016 to 2020. At VIS Partners, he led investment practices mainly focused on uncorrelated long-term value strategies across different asset classes and geographies. Mr. Savoia is an executive member of the Italian Family Offices Association. Mr. Savoia is a member of the Harvard Alumni Entrepreneurs and Investment Industry Association and an alumnus and faculty member of the Harvard Real Estate Alumni Organization. Mr. Savoia received a master’s degree in Business Management, Finance and Control from Harvard University in 2010. He also received a bachelor’s degree with Honours in Business Management from Westminster Business School, UK in 2008, and Rennes School of Business, France in 2007.
We believe Mr. Savoia’s experience in investment management and experience as the founder and CEO of FIDES Holdings makes him well-qualified to sit on our board of directors.
Debbie S. Zoldan has been our independent director since November 19, 2021. Ms. Zoldan has been the Chief Compliance Officer of Seaport Securities Corporation since 2000. Prior to that she served as a Partner at Seaport Securities Corporation from 1987 to 2000. Ms. Zoldan holds Series 4, 7, 8, 14, 24, 55, and 63 FINRA Registrations. She is licensed as a registered representative with Seaport Securities Corporation, which is a registered securities broker/dealer and a member of the Financial Industry Regulatory Authority, or FINRA, New York Stock Exchange, or NYSE, and the Securities Investors Protection Corporation, or SIPC. Ms. Zoldan sits on the NYSE Acceptability Board and the NYSE Hearing Board. She is also a member of the FINRA roster, to serve as a Non-Public FINRA Arbitrator. Ms. Zoldan received a Bachelor of Business Administration degree from CUNY-Baruch College in New York in 1992.
We believe Ms. Zoldan’s over 30 years of management experience and expertise in financial regulation makes her well-qualified to sit on our board of directors.
Pablo Terpolilli has been our independent director since November 19, 2021. Mr. Terpolilli is currently the founder and CEO of vabble Ltd., a startup that is building a neo-bank platform to help emerging market companies connect with institutional investors since 2021. Additionally, Mr. Terpolilli has been the founder and an executive of PACT-AM, an advisory and independent sponsor that is active in Europe and the Americas since 2019. Mr. Terpolilli has held various banking roles and has served in senior management roles at various industrial companies. In 2020, he co-headed the rollout of alternative investments for Santander Bank International, a major private bank based in Geneva, Switzerland. Between June 2017 and December 2018, Mr. Terpolilli led the private financing for the Western Hemisphere-Europe, the Middle East and Africa and the Americas at Standard Chartered Bank Plc. Mr. Terpolilli has also served on the board of directors of Valuable Insights since 2015. Since 2015, Mr. Terpolilli has held various advisory and consulting positions as well. From 2013 to 2014, he was the head of the corporate finance group at The Klesch Group, a large family-office-owned industrial conglomerate that operates in oil refining, shipping, commodities trading, petrochemicals and metals. In 2009, he joined UBS where he worked with the Special Situations Financing group until 2012. From 2004 to 2009, Mr. Terpolilli served in various banking roles in leveraged finance and distressed trading at Goldman, Sachs & Co. in both London and New York. In 1998, Mr. Terpolilli joined the high yield division of Donaldson, Lufkin & Jenrette, an investment bank, in New York. Mr. Terpolilli received an MBA from Babson College in 1998, where he graduated magna cum laude, a JD from University of Buenos Aires in Argentina in 1995 and an undergraduate research degree in International Trade and Economics from Argentine University of Enterprise in 1991.

We believe Mr. Terpolilli’s business experience and experience in deal execution and multi-industry banking makes him well-qualified to sit on our board of directors.
Number and Terms of Office of Officers and Directors
We will have six directors upon the effectiveness of the offering.
There is no requirement under the Companies Act for us to hold annual general meetings or extraordinary general meetings to appoint directors. In accordance with the Nasdaq corporate governance requirements, we are not required to hold an annual general meeting until one year after our first fiscal year end following our listing on the Nasdaq. We may not hold an annual general meeting to elect new directors prior to the consummation of our initial business combination. Prior to the completion of an initial business combination, any vacancy on the board of directors may be filled by a nominee chosen by the vote of a majority of the remaining directors.
Our officers are appointed by the board of directors and serve at the discretion of the board of directors, rather than for specific terms of office.
Powers, Responsibilities and Functioning
Pursuant to our amended and restated memorandum and articles of association, the directors are granted broad authority to manage our business and may exercise all powers in such respect. The board of directors may, but is not required to, hold annual meetings. Any meetings other than annual meetings are extraordinary meetings. The directors may take actions by unanimous written consent or by a majority vote at a board meeting. As a company incorporated under the laws of the Cayman Islands, although proper corporate governance has to be maintained as a matter of Cayman Islands law, there is no Cayman statutory corporate governance code applicable to us.
Director Independence
Nasdaq listing standards require that a majority of our board of directors be independent. An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. We expect that our board of directors will determine that Debbie S. Zoldan and Pablo Terpolilli would each be considered an “independent director” as defined in the Nasdaq listing standards and applicable SEC rules. Our independent directors will have regularly scheduled meetings at which only independent directors are present.
Officer and Director Compensation
None of our officers has received any cash compensation for services rendered to us. Commencing on the date of this prospectus, we have agreed to pay Alchemy Investment Management LLC, an affiliate of our sponsor, a total of $10,000 per month for office space, utilities and secretarial and administrative support. Upon completion of our initial business combination or our liquidation, we will cease paying these monthly fees. No compensation of any kind, including any finder’s fee, reimbursement, consulting fee or monies in respect of any payment of a loans, will be paid by us to our sponsor, officers or directors or any affiliate of our sponsor, officers or directors, prior to, or in connection with any services rendered in order to effectuate, the consummation of our initial business combination (regardless of the type of transaction that it is). However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made to our sponsor, officers or directors or our or their affiliates. Any such payments prior to an initial business combination will be made using funds held outside the trust account. Other than quarterly audit committee review of such payments, we do not expect to have any additional controls in place governing our reimbursement payments to our directors and executive officers for their out-of-pocket expenses incurred in connection with identifying and consummating an initial business combination.

After the completion of our initial business combination, directors or members of our management team who remain with us may be paid consulting or management fees from the combined company. All of these fees will be fully disclosed to shareholders, to the extent then known, in the tender offer materials or proxy solicitation materials furnished to our shareholders in connection with a proposed initial business combination. We have not established any limit on the amount of such fees that may be paid by the combined company to our directors or members of management. It is unlikely the amount of such compensation will be known at the time of the proposed initial business combination, because the directors of the post-combination business will be responsible for determining officer and director compensation. Any compensation to be paid to our officers will be determined, or recommended to the board of directors for determination, either by a compensation committee constituted solely by independent directors or by a majority of the independent directors on our board of directors.
We do not intend to take any action to ensure that members of our management team maintain their positions with us after the consummation of our initial business combination, although it is possible that some or all of our officers and directors may negotiate employment or consulting arrangements to remain with us after our initial business combination. The existence or terms of any such employment or consulting arrangements to retain their positions with us may influence our management’s motivation in identifying or selecting a target business but we do not believe that the ability of our management to remain with us after the consummation of our initial business combination will be a determining factor in our decision to proceed with any potential business combination. We are not party to any agreements with our officers and directors that provide for benefits upon termination of employment.
Committees of the Board of Directors
Our board of directors has three standing committees: an audit committee, a compensation committee and a nominating committee. Subject to phase-in rules and a limited exception, Nasdaq rules and Rule 10A-3 under the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors, and Nasdaq rules require that the compensation committee of a listed company be comprised solely of independent directors.
Audit Committee
Upon the effectiveness of the registration statement of which this prospectus forms a part, we will establish an audit committee of the board of directors. Debbie S. Zoldan and Pablo Terpolilli will serve as members of our audit committee. We expect that our board of directors will determine that each of Debbie S. Zoldan and Pablo Terpolilli are independent under the Nasdaq listing standards and applicable SEC rules. Debbie S. Zoldan will serve as the Chairman of the audit committee. Under the Nasdaq listing standards and applicable SEC rules, we are required to have at least three members of the audit committee, all of whom must be independent. Each member of the audit committee is financially literate and we expect that our board of directors will determine that each member of the committee qualifies as an “audit committee financial expert” as defined in applicable SEC rules.
The audit committee is responsible for:
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meeting with our independent registered public accounting firm regarding, among other issues, audits, and adequacy of our accounting and control systems;

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monitoring the independence of the independent registered public accounting firm;

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verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

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inquiring and discussing with management our compliance with applicable laws and regulations;

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pre-approving all audit services and permitted non-audit services to be performed by our independent registered public accounting firm, including the fees and terms of the services to be performed;

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appointing or replacing the independent registered public accounting firm;

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determining the compensation and oversight of the work of the independent registered public accounting firm (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

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establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies;

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monitoring compliance on a quarterly basis with the terms of this offering and, if any noncompliance is identified, immediately taking all action necessary to rectify such noncompliance or otherwise causing compliance with the terms of this offering; and

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reviewing and approving all payments made to our existing shareholders, executive officers or directors and their respective affiliates. Any payments made to members of our audit committee will be reviewed and approved by our board of directors, with the interested director or directors abstaining from such review and approval.

Compensation Committee
Upon the effectiveness of the registration statement of which this prospectus forms a part, we will establish a compensation committee of our board of directors. The members of our compensation committee will be Debbie S. Zoldan and Pablo Terpolilli, and Debbie S. Zoldan will serve as chairman of the compensation committee.
Under the Nasdaq listing standards and applicable SEC rules, we are required to have at least two members of the compensation committee, all of whom must be independent directors. We expect that our board of directors will determine that each of Debbie S. Zoldan and Pablo Terpolilli are independent. We will adopt a compensation committee charter, which will detail the principal functions of the compensation committee, including:
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reviewing and approving on an annual basis the corporate goals and objectives relevant to our co-CEOs’, Chief Financial Officer’s and Chief Technical Officer’s, evaluating our co-CEOs’, Chief Financial Officer’s and Chief Technical Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our co-CEOs, Chief Financial Officer and Chief Technical Officer based on such evaluation;

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reviewing and approving the compensation of all of our other Section 16 executive officers;

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reviewing our executive compensation policies and plans;

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implementing and administering our incentive compensation equity-based remuneration plans;

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assisting management in complying with our proxy statement and annual report disclosure requirements;

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approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our executive officers and employees;

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producing a report on executive compensation to be included in our annual proxy statement; and

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reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

The charter will also provide that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by Nasdaq and the SEC.
Nominating Committee
Upon the effectiveness of the registration statement of which this prospectus forms a part, we will establish a nominating committee of our board of directors. The members of our nominating committee will be Debbie S. Zoldan and Pablo Terpolilli, and Debbie S. Zoldan will serve as chairman of the nominating committee. Under the Nasdaq listing standards, we are required to have a nominating committee composed entirely of independent directors. We expect that our board of directors will determine that each of Debbie S. Zoldan and Pablo Terpolilli are independent.
The nominating committee is responsible for overseeing the selection of persons to be nominated to serve on our board of directors. The nominating committee considers persons identified by its members, management, shareholders, investment bankers and others.
The guidelines for selecting nominees, which will be specified in a charter to be adopted by us, generally will provide that persons to be nominated:
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should have demonstrated notable or significant achievements in business, education or public service;

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should possess the requisite intelligence, education and experience to make a significant contribution to the board of directors and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and

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should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the shareholders.

The nominating committee will consider a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the board of directors. The nominating committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time and will also consider the overall experience and makeup of its members to obtain a broad and diverse mix of board members. The nominating committee does not distinguish among nominees recommended by shareholders and other persons.
Code of Ethics
We will adopt a Code of Ethics applicable to our directors, officers and employees upon effectiveness of the registration statement of this prospectus forms a part. A copy of the Code of Ethics will be provided without charge upon request from us. We intend to disclose any amendments to or waivers of certain provisions of our Code of Ethics in a Current Report on Form 8-K. See the section of this prospectus entitled “Where You Can Find Additional Information.”
Conflicts of Interest
Under Cayman Islands law, directors and officers owe the following fiduciary duties:
•
duty to act in good faith in what the director or officer believes to be in the best interests of the company as a whole;

•
duty to exercise powers for the purposes for which those powers were conferred and not for a collateral purpose;

•
directors should not improperly fetter the exercise of future discretion;

•
duty to exercise powers fairly as between different sections of shareholders;

•
duty not to put themselves in a position in which there is a conflict between their duty to the company and their personal interests; and

•
duty to exercise independent judgment.

In addition to the above, directors also owe a duty of care which is not fiduciary in nature. This duty has been defined as a requirement to act as a reasonably diligent person having both the general knowledge, skill and experience that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and the general knowledge skill and experience of that director.

As set out above, directors have a duty not to put themselves in a position of conflict and this includes a duty not to engage in self-dealing, or to otherwise benefit as a result of their position. However, in some instances what would otherwise be a breach of this duty can be forgiven and/or authorized in advance by the shareholders provided that there is full disclosure by the directors. This can be done by way of permission granted in the amended and restated memorandum and articles of association or alternatively by shareholder approval at general meetings.
Certain of our officers and directors presently have, and any of them in the future may have additional, fiduciary and contractual duties to other entities. As a result, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he or she has then-current fiduciary or contractual obligations, then, subject to their fiduciary duties under Cayman Islands law, he or she will need to honor such fiduciary or contractual obligations to present such business combination opportunity to such entity, before we can pursue such opportunity. If these other entities decide to pursue any such opportunity, we may be precluded from pursuing the same. However, we do not expect these duties to materially affect our ability to complete our initial business combination.
Our officers and directors have agreed to present to us all target business opportunities that have a fair market value of at least 80% of the assets held in the trust account (excluding deferred underwriting fees and taxes payable on the income earned on the funds in the trust account) prior to presenting them to any other entity, subject to any pre-existing fiduciary or contractual obligations they may have. Additionally, our amended and restated memorandum and articles of association will provide that we renounce our interest in any business combination opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of the company and it is an opportunity that we are able to complete on a reasonable basis.
Below is a table summarizing the entities to which our executive officers and directors currently have fiduciary duties or contractual obligations:
Individual(1)	Entity(2)	Entity’s Business	Affiliation
Steven M. Wasserman	MSP Sports Capital, L.P.	Sports Investments	Principal
	byNordic Acquisition Corporation	Special Purpose Acquisition Company	Director
Mattia Tomba	Tradeteq	Fintech	Founding Investor and Head of International Markets
	M&M Investments Pte. Ltd.	Holding Company	Partner
Vittorio Savoia	FIDES S.R.L.	Investment and Advisory Group	Founder and Managing Director
Debbie S. Zoldan	Seaport Securities Corp.	Finance	Chief Compliance Officer, Chief Operating Officer and Partner
Pablo Terpolilli	Valuable Insights	Consulting	Director
	PACT-AM	Advisor and Sponsor	Founder
	vabble Ltd.	IT Services	Founder, Director, and Chief Executive Officer

Notes: —
(1)
Each person has a fiduciary duty with respect to the listed entities next to their respective names.

(2)
Each of the entities listed in this table has priority and preference relative to our company with respect to the performance by each individual listed in this table of his obligations and the presentation by each such individual of business opportunities.

Accordingly, if any of the above executive officers or directors becomes aware of a business combination opportunity which is suitable for any of the above entities to which he or she has current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such business combination opportunity to such entity, and only present it to us if such entity rejects the opportunity.
We are not prohibited from pursuing an initial business combination with a company that is affiliated with our sponsor, officers or directors. In the event we seek to complete our initial business combination with such a company, we, or a committee of our independent and disinterested directors, would obtain an opinion from an independent investment banking firm, or from an independent entity that commonly renders valuation opinions that the business combination is fair to our shareholders from a financial point of view.
In the event that we submit our initial business combination to our public shareholders for a vote, pursuant to the letter agreement, our sponsor, officers and directors have agreed to vote any founder shares and placement shares held by them and any public shares purchased during or after the offering (including in open market and privately negotiated transactions) in favor of our initial business combination.
Limitation on Liability and Indemnification of Officers and Directors
Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, willful neglect, civil fraud or the consequences of committing a crime. Our amended and restated memorandum and articles of association will provide for indemnification of our officers and directors to the maximum extent permitted by law, including for any liability incurred in their capacities as such, except through their own actual fraud, willful default or willful neglect. We will enter into agreements with our directors and officers to provide contractual indemnification in addition to the indemnification provided for in our amended and restated memorandum and articles of association. We expect to purchase a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.
Our officers and directors have agreed to waive any right, title, interest or claim of any kind in or to any monies in the trust account, and have agreed to waive any right, title, interest or claim of any kind they may have in the future as a result of, or arising out of, any services provided to us and will not seek recourse against the trust account for any reason whatsoever (except to the extent they are entitled to funds from the trust account due to their ownership of public shares). Accordingly, any indemnification provided will only be able to be satisfied by us if (i) we have sufficient funds outside of the trust account or (ii) we consummate an initial business combination.
Our indemnification obligations may discourage shareholders from bringing a lawsuit against our officers or directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against our officers and directors, even though such an action, if successful, might otherwise benefit us and our shareholders. Furthermore, a shareholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against our officers and directors pursuant to these indemnification provisions.
We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

PRINCIPAL SHAREHOLDERS
The following table sets forth information regarding the beneficial ownership of our ordinary shares as of the date of this prospectus, and as adjusted to reflect the sale of our Class A Ordinary Shares included in the units offered by this prospectus, and assuming no purchase of units in this offering, by:
•
each person known by us to be the beneficial owner of more than 5% of our outstanding Ordinary Shares;

•
each of our executive officers and directors that beneficially owns our Ordinary Shares; and

•
all our executive officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all Ordinary Shares beneficially owned by them.
On December 6, 2021, our sponsor acquired an aggregate of 4,312,500 founder shares for a total consideration of $50,000, or approximately $0.0116 per share. On October 26, 2022, 287,500 founder shares were surrendered and thereupon cancelled by the Company resulting in a decrease in the total number of founder shares outstanding from 4,312,500 shares to 4,025,000 shares. The number of founder shares surrendered was determined based on the expectation that following the surrender the issued and outstanding founder shares would represent 35.0% of the issued and outstanding public shares upon completion of this offering. In addition, our sponsor and Cantor have agreed to purchase an aggregate of 593,000 placement shares for a purchase price of $10.00 per placement share in a private placement that will occur simultaneously with the closing of this offering (assuming the underwriters do not exercise their over-allotment option). The following table presents the number of shares and percentage of our ordinary shares beneficially owned as of the filing date, before and after this offering, by each person, or group of persons, known to us who beneficially owns more than 5% of our capital share, each named executive officer, each of our directors and all directors and executive officers as a group. The post-offering numbers and percentages presented assume that the underwriters do not exercise their over-allotment option, that our sponsor forfeits 525,000 founder shares, and that there are 14,093,000 Ordinary Shares issued and outstanding after this offering, consisting of (i) 10,000,000 Class A Ordinary Shares (which are public shares), (ii) 3,500,000 Class B Ordinary Shares and (iii) 593,000 placement shares.
	Before Offering		After Offering
Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned(2)	Approximate Percentage of Outstanding Ordinary Shares	Number of Shares Beneficially Owned(3)	Approximate Percentage of Outstanding Ordinary Shares
Alchemy DeepTech Capital LLC(4)	4,025,000	100.0%	4,043,000	28.69%
Mattia Tomba (co-CEO)(4)	4,025,000	100.0%	4,043,000	28.69%
Vittorio Savoia (co-CEO)(4)	4,025,000	100.0%	4,043,000	28.69%
Steven M. Wasserman(4)	4,025,000	100.0%	4,043,000	28.69%
Debbie S. Zoldan	—	—	—	—
Pablo Terpolilli	—	—	—	—
All executive officers and directors as a group (5 individuals)(3)	4,025,000	100.0%	4,043,000	28.69%

Notes: —
*
Less than one percent.

(1)
Unless otherwise indicated, the business address of each of our shareholders is 1 Via San Raffaele, 20121 Milano MI, Italy.

(2)
Interests shown consist solely of founder shares, classified as Class B Ordinary Shares (up to 525,000 of which are subject to forfeiture by our sponsor depending on the extent to which the underwriters’ over-allotment option is exercised). Founder shares are convertible into Class A Ordinary Shares on a one-for-one basis, subject to adjustment, as described in the section of this prospectus entitled “Description of Securities.”

(3)
Interests shown consist (i) of founder shares, classified as Class B Ordinary Shares (assumes the underwriters’ over-allotment option has not been exercised, and an aggregate of 525,000 founder shares have been forfeited by our sponsor) and (ii) of placement shares, classified as Class A Ordinary Shares.

(4)
The shares reported above are held in the name of our sponsor, Alchemy DeepTech Capital LLC, a Delaware limited liability company with its registered address at 251 Little Falls Drive, Wilmington, New Castle County, Delaware 19808. Our sponsor is controlled by VAM Partners LLC, which is controlled by Alchemy Investment Management LLC. Alchemy Investment Management LLC is controlled by Steven M. Wasserman, Mattia Tomba and Vittorio Savoia, who each have voting and investment discretion in respect of the shares held of record by our sponsor and may be deemed to have shared beneficial ownership of the shares held by our sponsor. Each of Steven M. Wasserman, Mattia Tomba and Vittorio Savoia disclaims beneficial ownership of the shares held by our sponsor, directly or indirectly.

After giving effect to the issuance of founder shares and the sale of the placement shares, our sponsor will own approximately 28.69% of the issued and outstanding ordinary shares following the offering. Because of this ownership block, our sponsor will have significant influence over the outcome of all matters requiring approval by our shareholders, including the election of directors, amendments to our memorandum and articles of association and approval of significant corporate transactions other than approval of our initial business combination. If we increase or decrease the size of the offering, we will effect a share dividend or a share contribution back to capital, or other appropriate mechanism, as applicable, with respect to our Class B Ordinary Shares immediately prior to the consummation of the offering in such amount so that the founder shares would represent 35.0% of our issued and outstanding public shares upon the consummation of this offering. The sponsor has agreed (A) to vote any shares owned by it in favor of any proposed initial business combination and (B) not to redeem any shares in connection with a shareholder vote to approve a proposed initial business combination.
Our sponsor, executive officers and directors are deemed to be our “promoters” as such term is defined under the federal securities laws.
Restrictions on Transfers of Founder Shares and Placement Shares
The founder shares and placement shares are each subject to transfer restrictions pursuant to lock-up provisions in a letter agreement with us to be entered into by our sponsor, officers and directors and the purchase agreement to be entered into with Cantor. Those lock-up provisions provide that such securities are not transferable or salable (i) in the case of the founder shares (or Class A Ordinary Shares issuable upon conversion thereof), until the earlier to occur of: (A) one year after the completion of our initial business combination and (B) the date on which we complete a liquidation, merger, share exchange or other similar transfer after our initial business combination that results in all of our public shareholders having the right to exchange their Ordinary Shares for cash, securities or other property. Notwithstanding the foregoing, the founder shares (or Class A Ordinary Shares issuable upon conversion thereof) will be released from the lock-up if, subsequent to our initial business combination, (x) the reported last sale price of our Class A Ordinary Shares equals or exceeds $12.00 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, or (y) the date on which we complete a transaction after our initial business combination which results in all of our shareholders having the right to exchange their Ordinary Shares for cash, securities or other property. In the case of the placement share until 30 days after the completion of our initial business combination, except in each case (a) to our officers or directors, any affiliates or family members of any of our officers or directors, any members or partners of our sponsor, or any affiliates of such members of funds and accounts advised by such members, any affiliates of our sponsor, or to any affiliates of Cantor (b) in the case of an individual, by gift to a member of one of the members of the individual’s immediate family or to a trust, the beneficiary of which is a member of one of the individual’s immediate family, an affiliate of such person or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) by private sales or transfers made in connection with the consummation of an initial business combination at prices no greater than the price at which the securities were originally purchased; (f) by pro rata distribution from the sponsor to its members, partners, or stockholders pursuant to the Sponsor’s operating agreement; (g) by virtue of our sponsor’s or Cantor’s organizational documents upon liquidation or dissolution of our sponsor or Cantor (as applicable); (h) to the Company for no value for cancellation in connection with the consummation of our initial business combination; (i) in the event of our liquidation prior to the completion of our initial business combination; or (j) in the event of our liquidation, merger, capital share exchange, reorganization or other similar transaction which results in all of our shareholders having the right to exchange their Class A Ordinary Shares for cash, securities or other property subsequent to our completion of our initial business combination; provided, however, that in the case of clauses (a) through (g) these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions and the other restrictions contained in the letter agreements and by the same agreements entered into by our sponsor with respect to such securities (including provisions relating to voting, the trust account and liquidating distributions described elsewhere in this prospectus).
Registration Rights
The holders of the founder shares, the placement shares and the shares that may be issued upon conversion of working capital loans, and Class A Ordinary Shares issuable upon conversion of the founder shares, are entitled to registration rights pursuant to a registration rights agreement signed on the effective date of this offering, requiring us to register such securities for resale (in the case of the founder shares, only after conversion to our Class A Ordinary Shares). The holders of the majority of these securities are entitled to make up to three demands, excluding short form demands, that we register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our completion of our initial business combination and rights to require us to register for resale such securities pursuant to Rule 415 under the Securities Act. The registration rights agreement does not contain liquidated damages or other cash settlement provisions resulting from delays in registering our securities. We will bear the expenses incurred in connection with the filing of any such registration statements. Notwithstanding the foregoing, Cantor may not exercise their demand and “piggy-back” registration rights after five (5) and seven (7) years after the effective date of the registration statement of which this prospectus forms a part and may not exercise their demand rights on more than one occasion.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
On December 6, 2021, our sponsor acquired an aggregate of 4,312,500 founder shares for a total consideration of $50,000, or approximately $0.0116 per share. On October 26, 2022, 287,500 founder shares were surrendered and thereupon cancelled by the Company resulting in a decrease in the total number of founder shares outstanding from 4,312,500 shares to 4,025,000 shares. The number of founder shares surrendered was determined based on the expectation that following the surrender the issued and outstanding founder shares would represent 35.0% of the issued and outstanding public shares upon completion of this offering. If we increase or decrease the size of the offering we will effect a share dividend or a share contribution back to capital or other appropriate mechanism, as applicable, with respect to our Class B Ordinary Shares immediately prior to the consummation of the offering in such amount so that the founder shares would represent 35.0% of our issued and outstanding public shares upon the consummation of this offering. Up to 525,000 founder shares held by our sponsor are subject to forfeiture by our sponsor depending on the extent to which the underwriters’ over-allotment option is exercised. The founder shares (including the Class A Ordinary Shares issuable upon exercise thereof) may not, subject to certain limited exceptions, be transferred, assigned or sold by the holder.
Our sponsor has agreed to purchase an aggregate of 543,000 placement shares at a price of $10.00 per share for an aggregate purchase price of $5,430,000. If the over-allotment option is exercised in full, the amount of placement shares purchased by the sponsor will be 595,500 for an aggregate purchase price of $5,955,000. Cantor has also agreed to purchase an aggregate of 50,000 placement shares at a price of $10.00 per share for an aggregate purchase price of (or 57,500 placement shares if the over-allotment option is exercised in full) at a price of $10.00 per placement share, for an aggregate purchase price of $500,000, or $575,000 if the over-allotment option is exercised in full. There will be no redemption rights or liquidating distributions from the trust account with respect to the founder shares and placement shares, which will expire worthless if we do not consummate a business combination within 15 months from the closing of this offering (or up to 18 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus).
Commencing on the date of this prospectus, we have agreed to pay Alchemy Investment Management LLC, an affiliate of our sponsor, a total of $10,000 per month for office space, utilities and secretarial and administrative support. Upon completion of our initial business combination or our liquidation, we will cease paying these monthly fees.
No compensation of any kind, including any finder’s fee, reimbursement, consulting fee or monies in respect of any payment of a loan, will be paid by us to our sponsor, officers or directors or any affiliate of our sponsor, officers or directors prior to, or in connection with any services rendered in order to effectuate, the consummation of an initial business combination (regardless of the type of transaction that it is).
However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made to our sponsor, officers, directors or our or their affiliates and will determine which expenses and the amount of expenses that will be reimbursed. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on our behalf.
Prior to the closing of this offering, Alchemy Investment Management LLC, an affiliate of our sponsor, agreed to loan us up to $300,000 to be used for a portion of the expenses of this offering. As of September 30, 2022, $262,049 was outstanding under such note. These loans are non-interest bearing, unsecured and are due at the earlier of December 31, 2022 or the closing of this offering. The loan will be repaid upon the closing of this offering out of the estimated $715,000 of offering proceeds that has been allocated to the payment of offering expenses (other than underwriting commissions). The value of our sponsor’s interest in this transaction corresponds to the principal amount outstanding under any such loan.
In addition, in order to finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds on a non-interest bearing basis as may be required. If we complete an initial business combination, we would repay such loaned amounts. In the event that the initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment. Up to $1,500,000 of such loans may be convertible into shares of the post-business combination entity, at a price of $10.00 per share at the option of the lender, upon consummation of our initial business combination. The shares would be identical to the placement shares. Other than as described above, the terms of such loans by our officers and directors, if any, have not been determined and no written agreements exist with respect to such loans.
We do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.
After our initial business combination, members of our management team who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to our shareholders, to the extent then known, in the tender offer or proxy solicitation materials, as applicable, furnished to our shareholders. It is unlikely the amount of such compensation will be known at the time of distribution of such tender offer materials or at the time of a shareholder meeting held to consider our initial business combination, as applicable, as it will be up to the directors of the post-combination business to determine executive and director compensation.
The holders of the founder shares, placement shares, and shares that may be issued upon conversion of working capital loans will have registration rights to require us to register a sale of any of our securities held by them pursuant to a registration rights agreement to be signed prior to or on the effective date of this offering. These holders will be entitled to make up to three demands, excluding short form registration demands, that we register such securities for sale under the Securities Act. In addition, these holders will have “piggy-back” registration rights to include their securities in other registration statements filed by us. Notwithstanding the foregoing, Cantor may not exercise their demand and “piggy-back” registration rights after five (5) and seven (7) years after the effective date of the registration statement of which this prospectus forms a part and may not exercise their demand rights on more than one occasion.
We will enter into agreements with our officers and directors to provide contractual indemnification in addition to the indemnification provided for in our memorandum and articles of association. Our bylaws also permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Cayman Islands law would permit such indemnification. We have purchased a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.
Related Party Policy
We have not yet adopted a formal policy for the review, approval or ratification of related party transactions. Accordingly, the transactions discussed above were not reviewed, approved or ratified in accordance with any such policy.
We will adopt a code of ethics requiring us to avoid, wherever possible, all conflicts of interests, except under guidelines or resolutions approved by our board of directors (or the appropriate committee of our board) or as disclosed in our public filings with the SEC. Under our code of ethics, conflict of interest situations will include any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) involving the company.
In addition, our audit committee, pursuant to a written charter to be adopted by us, will be responsible for reviewing and approving related party transactions to the extent that we enter into such transactions. An affirmative vote of a majority of the members of the audit committee present at a meeting at which a quorum is present will be required in order to approve a related party transaction. A majority of the members of the entire audit committee will constitute a quorum. Without a meeting, the unanimous written consent of all of the members of the audit committee will be required to approve a related party transaction. We also require each of our directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related party transactions.

These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.
To further minimize conflicts of interest, we have agreed not to consummate an initial business combination with an entity that is affiliated with any of our sponsor, officers or directors unless we, or a committee of independent directors, have obtained an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions that our initial business combination is fair to our shareholders from a financial point of view. Furthermore, no finder’s fees, reimbursements, consulting fee, monies in respect of any payment of a loan or other compensation will be paid by us to our sponsor, officers or directors or any affiliate of our sponsor, officers or directors prior to, for services rendered to us prior to, or in connection with any services rendered in order to effectuate, the consummation of our initial business combination (regardless of the type of transaction that it is). However, the following payments will be made to our sponsor, officers or directors, or our or their affiliates, none of which will be made from the proceeds of this offering held in the trust account prior to the completion of our initial business combination:
•
Repayment of up to an aggregate of $300,000 in loans made to us by our sponsor to cover offering-related and organizational expenses;

•
Payment to Alchemy Investment Management LLC, an affiliate of our sponsor, of $10,000 per month, for up to 15 months (or up to 18 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus), for office space, utilities and secretarial and administrative support;

•
Reimbursement for any out-of-pocket expenses related to identifying, investigating and completing an initial business combination;

•
Repayment of non-interest bearing extension loans in an amount up to an aggregate of $990,000 (or up to $1,138,500 if the underwriter’s over-allotment option is exercised in full) made by our sponsor or its affiliates or designees, if we extend the period of time to consummate an initial business combination by up to an additional three months. The loan will be convertible into shares of the post-business combination entity at a price of $10.00 per share or repaid in cash upon the closing of our initial business combination (or any combination thereof) at the option of our sponsor; and

•
Repayment of non-interest bearing loans which may be made by our sponsor or an affiliate of our sponsor or certain of our officers and directors to finance transaction costs in connection with an intended initial business combination, the terms of which (other than as described above) have not been determined nor have any written agreements been executed with respect thereto. Up to $1,500,000 of such working capital loans may be convertible into shares of the post-business combination entity at a price of $10.00 per warrant (which, for example, would result in the holders being issued 150,000 shares if $1,500,000 of notes were so converted), at the option of the lender. Such shares would be identical to the placement shares. The terms of such working capital loans by our sponsor or its affiliates, or our officers and directors, if any, have not been determined and no written agreements exist with respect to such loans.

Our audit committee will review on a quarterly basis all payments that were made to our sponsor, officers, directors or our or their affiliates.

DESCRIPTION OF SECURITIES
Pursuant to our amended and restated memorandum and articles of association, which will be adopted prior to the consummation of this offering, we will be authorized to issue 479,000,000 Class A Ordinary Shares, $0.0001 par value, 20,000,000 Class B Ordinary Shares, $0.0001 par value, and 1,000,000 shares of undesignated preference share, $0.0001 par value. The following description summarizes the material terms of our capital share. Because it is only a summary, it may not contain all the information that is important to you.
Units
Each unit has an offering price of $10.00 and consists of one Class A Ordinary Share and one-half of one redeemable warrant. Each whole warrant entitles the holder to purchase one Ordinary Share.
We expect the Class A Ordinary Shares and warrants comprising the units will begin separate trading on the 52nd day following the date of this prospectus unless Cantor informs us of its decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. Once the Class A Ordinary Shares and warrants commence separate trading, holders will have the option to continue to hold units or separate their units into the component securities. Holders will need to have their brokers contact our transfer agent in order to separate the units into Class A Ordinary Shares and warrants.
In no event will the Class A Ordinary Shares and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the gross proceeds at the closing of this offering. We will file a Current Report on Form 8-K which includes this audited balance sheet upon the completion of this offering, which is anticipated to take place three business days after the date of this prospectus. If the underwriters’ over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the underwriters’ over-allotment option.
Additionally, the units will automatically separate into their component parts and will not be traded after completion of our initial business combination.
Ordinary Shares
Upon the closing of this offering, 14,093,000 of our Ordinary Shares will be outstanding (assuming no exercise of the underwriters’ over-allotment option, the corresponding forfeiture of founder shares by our sponsor and no exercise of any warrants), consisting of:
•
10,000,000 Class A Ordinary Shares underlying the units being offered in this offering;

•
3,500,000 Class B Ordinary Shares as founder shares held by our sponsor;

•
543,000 Class A Ordinary Shares as placement shares held by our sponsor; and

•
50,000 Class A Ordinary Shares as placement shares held by Cantor.

The founder share held by our sponsor will represent 35.0% of the issued and outstanding public shares following the offering. If we increase or decrease the size of the offering we will effect a share dividend or a share contribution back to capital or other appropriate mechanism, as applicable, with respect to our Class B Ordinary Shares immediately prior to the consummation of the offering so that the founder shares would represent 35.0% of our issued and outstanding public shares upon the consummation of this offering.
Ordinary shareholders of record are entitled to one vote for each share held on all matters to be voted on by shareholders. Holders of the Class A Ordinary Shares and holders of the Class B Ordinary Shares will vote together as a single class on all matters submitted to a vote of our shareholders, except as required by law. Unless specified in our amended and restated memorandum and articles of association, or as required by applicable provisions of the Companies Act or applicable stock exchange listing rules, the affirmative vote of a majority of our Ordinary Shares that are voted is required to approve any such matter voted on by our shareholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors. Our shareholders are entitled to receive ratable dividends when, as and if declared by the board of directors out of funds legally available therefor.
Because our amended and restated memorandum and articles of association authorizes the issuance of up to 479,000,000 Class A Ordinary Shares, if we were to enter into an initial business combination, we may (depending on the terms of such an initial business combination) be required to increase the number of Class A Ordinary Shares which we are authorized to issue at the same time as our shareholders vote on the initial business combination to the extent we seek shareholder approval in connection with our initial business combination.
In accordance with Nasdaq corporate governance requirements, we are not required to hold an annual meeting until no later than one year after our first fiscal year end following our listing on Nasdaq.
We will provide our shareholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of our initial business combination including interest earned on the funds held in the trust account (less taxes payable), divided by the number of then outstanding public shares, subject to the limitations described herein. The amount in the trust account is initially anticipated to be approximately $10.20 per public share. The per-share amount we will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commissions we will pay to the underwriters. Our sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to any founder shares, placement shares and any public shares held by them in connection with the completion of our initial business combination. Unlike many blank check companies that hold shareholder votes and conduct proxy solicitations in conjunction with their initial business combinations and provide for related redemptions of public shares for cash upon completion of such initial business combinations even when a vote is not required by applicable law or stock exchange listing requirements, if a shareholder vote is not required by law and we do not decide to hold a shareholder vote for business or other legal reasons, we will, pursuant to our memorandum and articles of association, conduct the redemptions pursuant to the tender offer rules of the SEC, and file tender offer documents with the SEC prior to completing our initial business combination. Our memorandum and articles of association will require these tender offer documents to contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under the SEC’s proxy rules. If, however, a shareholder approval of the transaction is required by applicable law or stock exchange listing requirements, or we decide to obtain shareholder approval for business or other legal reasons, we will, like many blank check companies, offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If we seek shareholder approval, we will complete our initial business combination only if a majority of the outstanding Ordinary Shares voted are voted in favor of the initial business combination. A quorum for such meeting will consist of the holders present in person or by proxy of shares of outstanding capital share of the company representing a majority of the voting power of all outstanding shares of capital share of the company entitled to vote at such meeting. The underwriters will have the same redemption rights as a public shareholder with respect to any public shares it acquires. The representative has informed us that it has no current commitments, plans or intentions to acquire any public shares for its own account; however, if they do acquire public shares, it will do so in the ordinary course of business or in the types of transaction described in the first paragraph under “Proposed Business — Effecting our Initial business combination — Permitted purchases of our securities.” The underwriters will not make any such purchases when in possession of any material nonpublic information not disclosed to the seller, during a restricted period under Regulation M under the Exchange Act, in transactions that would violate Section 9(a)(2) or Rule 10(b)-5 under the Exchange Act, or if prohibited by applicable state securities laws or broker-dealer regulations. To the extent our sponsor or purchasers of placement shares transfer any of these securities to certain permitted transferees, such permitted transferees will agree, as a condition to such transfer, to waive these same redemption rights. Also, our sponsor and Cantor have committed to purchase an aggregate of 593,000 placement shares (or up to 653,000 placement shares if the over-allotment option is exercised in full) at the price of $10.00 per share in a private placement that will occur simultaneously with the completion of this offering. If we submit our initial business combination to our public shareholders for a vote, our sponsor, our officers and our directors have agreed to vote their respective founder shares, placement shares and any public shares held by them in favor of our initial business combination.
The participation of our sponsor, officers, directors or their affiliates in privately-negotiated transactions (as described in this prospectus), if any, could result in the approval of our initial business combination even if a majority of our public shareholders vote, or indicate their intention to vote, against such business combination. For purposes of seeking approval of the majority of our outstanding Ordinary Shares voted, non-votes will have no effect on the approval of our initial business combination once a quorum is obtained. These quorum and voting thresholds, and the voting agreements of our sponsor, may make it more likely that we will consummate our initial business combination.
If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our memorandum and articles of association will provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the public shares sold in this offering, which we refer to as the Excess Shares, without our prior consent. However, we would not be restricting our shareholders’ ability to vote all of their shares (including Excess Shares) for or against our initial business combination. Our shareholders’ inability to redeem the Excess Shares will reduce their influence over our ability to complete our initial business combination, and such shareholders could suffer a material loss in their investment if they sell such Excess Shares on the open market. Additionally, such shareholders will not receive redemption distributions with respect to the Excess Shares if we complete the initial business combination. And, as a result, such shareholders will continue to hold that number of shares exceeding 15% and, in order to dispose such shares would be required to sell their share in open market transactions, potentially at a loss.
If we seek shareholder approval in connection with our initial business combination, pursuant to the letter agreement our sponsor, officers and directors have agreed to vote any founder shares and placement shares held by them and any public shares they may acquire during or after this offering (including in open market and privately negotiated transactions) in favor of our initial business combination. As a result, in addition to our sponsor’s founder shares and our sponsor’s placement shares, we would need 3,003,501 or 30.04% of the 10,000,000 public shares sold in this offering to be voted in favor of an initial business combination in order to have our initial business combination approved (assuming all outstanding ordinary shares are voted and the over-allotment option is not exercised). Additionally, each public shareholder may elect to redeem its public shares irrespective of whether they vote for or against the proposed transaction (subject to the limitation described in the preceding paragraph).
Pursuant to our memorandum and articles of association, if we are unable to complete our initial business combination within 15 months from the closing of this offering (or up to 18 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus), we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter subject to lawfully available funds therefor, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account (less taxes payable and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in the case of clauses (ii) and (iii) above to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. Our sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to waive their rights to liquidating distributions from the trust account with respect to any founder shares and placement shares held by them if we fail to complete our initial business combination within 15 months from the closing of this offering (or up to 18 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus). However, if our sponsor acquires public shares in or after this offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination within the prescribed time period.
In the event of a liquidation, winding up or dissolution of the company after an initial business combination, our shareholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of share, if any, having preference over the ordinary shares. Our shareholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the ordinary shares, except that we will provide our shareholders with the opportunity to redeem their public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, upon the completion of our initial business combination, subject to the limitations described herein.
Founder Shares
The founder shares are identical to the Class A Ordinary Shares included in the units being sold in this offering, and holders of founder shares have the same shareholder rights as public shareholders, except that (i) the founder shares are subject to certain transfer restrictions, as described in more detail below, (ii) our sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed (A) to waive their redemption rights with respect to any founder shares, placement shares and any public shares held by them in connection with the completion of our initial business combination, (B) to waive their redemption rights with respect to their founder shares, placement shares and any public shares in connection with a shareholder vote to approve an amendment to our memorandum and articles of association (x) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or certain amendments to our charter prior thereto or to redeem 100% of our public shares if we do not complete our initial business combination within 15 months from the closing of this offering (or up to 18 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus) or (y) with respect to any other material provisions relating to shareholders’ rights or pre-initial business combination activity and (C) to waive their rights to liquidating distributions from the trust account with respect to any founder shares and placement shares held by them if we fail to complete our initial business combination within 15 months from the closing of this offering (or up to 18 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus), although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within such time period, (iii) the founder shares are our Class B Ordinary Shares that will automatically convert into our Class A Ordinary Shares at the time of the consummation of our initial business combination, on a one-for-one basis, subject to adjustment as described herein, and (iv) are entitled to registration rights. If we submit our initial business combination to our public shareholders for a vote, our sponsor, officers and directors have agreed pursuant to the letter agreement to vote any founder shares and placement shares held by them and any public shares purchased during or after this offering (including in open market and privately negotiated transactions) in favor of our initial business combination. The placement shares will not be transferable, assignable or saleable until 30 days after the consummation of our initial business combination except to permitted transferees.
The Class B Ordinary Shares will automatically convert into Class A Ordinary Shares at the time of the consummation of our initial business combination on a one-for-one basis (subject to adjustment for share splits, share dividends, reorganizations, recapitalizations and the like), and subject to further adjustment as provided herein. In the case that additional Class A Ordinary Shares, or equity-linked securities, are issued or deemed issued in excess of the amounts offered in this prospectus and related to the closing of the initial business combination, the ratio at which Class B Ordinary Shares shall convert into Class A Ordinary Shares will be adjusted (unless the holders of a majority of the outstanding Class B Ordinary Shares agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of Class A Ordinary Shares issuable upon conversion of all Class B Ordinary Shares will equal, in the aggregate, on an as-converted basis, 35.0% of the sum of the total number of all public shares outstanding upon completion of this offering plus all Class A Ordinary Shares and equity-linked securities issued or deemed issued in connection with the initial business combination (excluding any shares or equity-linked securities issued, or to be issued, to any seller in the initial business combination and shares of the post-business combination entity issued to our sponsor or its affiliates upon conversion of extension loans or working capital loans made to us). We cannot determine at this time whether a majority of the holders of our Class B Ordinary Shares at the time of any future issuance would agree to waive such adjustment to the conversion ratio. They may waive such adjustment due to (but not limited to) the following: (i) closing conditions which are part of the agreement for our initial business combination; (ii) negotiation with Class A shareholders on structuring an initial business combination; or (iii) negotiation with parties providing financing which would trigger the anti-dilution provisions of the Class B Ordinary Shares. If such adjustment is not waived, the issuance would not reduce the percentage ownership of holders of our Class B Ordinary Shares, but would reduce the percentage ownership of holders of our Class A Ordinary Shares. If such adjustment is waived, the issuance would reduce the percentage ownership of holders of both classes of our ordinary shares. The term “equity-linked securities” refers to any debt or equity securities that are convertible, exercisable or exchangeable for Class A Ordinary Shares issues in a financing transaction in connection with our initial business combination, including but not limited to a private placement of equity or debt. Securities could be “deemed issued” for purposes of the conversion rate adjustment if such shares are issuable upon the conversion or exercise of convertible securities, warrants or similar securities.
With certain limited exceptions, the founder shares are not transferable, assignable or saleable (except to our officers and directors and other persons or entities affiliated with our sponsor, each of whom will be subject to the same transfer restrictions) until the earlier to occur of: (A) one year after the completion of our initial business combination and (B) the date on which we complete a liquidation, merger, share exchange or other similar transfer after our initial business combination that results in all of our public shareholders having the right to exchange their Ordinary Shares for cash, securities or other property. Notwithstanding the foregoing, the founder shares (or Ordinary Shares issuable upon conversion thereof) will be released from the lock-up if, subsequent to our initial business combination, (x) the reported last sale price of our Class A Ordinary Shares equals or exceeds $12.00 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, or (y) the date on which we complete a transaction after our initial business combination which results in all of our shareholders having the right to exchange their Ordinary Shares for cash, securities or other property.
Preference Shares
The memorandum and articles of association authorize 1,000,000 preference shares and provide that preference shares may be issued from time to time in one or more series. The board of directors will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. The board of directors will be able to, without shareholder approval, issue preference shares with voting and other rights that could adversely affect the voting power and other rights of the ordinary shareholders and could have anti-takeover effects. The ability of the board of directors to issue preference shares without shareholder approval could have the effect of delaying, deferring or preventing a change of control of the company or the removal of existing management. We have no preference shares issued and outstanding as at the date of this registration statement. Although we do not currently intend to issue any preference shares, we cannot assure investors that we will not do so in the future. No preference shares are being issued in the offering.
Register of Members
Under Cayman Islands law, we must keep a register of members and there will be entered therein:
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the names and addresses of the members, a statement of the shares held by each member, and of the amount paid or agreed to be considered as paid, on the shares of each member and the voting rights of shares;

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the date on which the name of any person was entered on the register as a member; and

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the date on which any person ceased to be a member.

Under Cayman Islands law, the register of members of our company is prima facie evidence of the matters set out therein (i.e., the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a member registered in the register of members will be deemed as a matter of Cayman Islands law to have legal title to the shares as set against its name in the register of members. Upon the closing of this public offering, the register of members will be immediately updated to reflect the issue of shares by us. Once our register of members has been updated, the shareholders recorded in the register of members will be deemed to have legal title to the shares set against their name. However, there are certain limited circumstances where an application may be made to a Cayman Islands court for a determination on whether the register of members reflects the correct legal position. Further, the Cayman Islands court has the power to order that the register of members maintained by a company should be rectified where it considers that the register of members does not reflect the correct legal position. If an application for an order for rectification of the register of members were made in respect of our Ordinary Shares, then the validity of such shares may be subject to re-examination by a Cayman Islands court.
Redeemable Warrants
Public Shareholders’ Warrants
Each whole warrant entitles the registered holder to purchase one Class A Ordinary Share at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing on the later of 12 months from the closing of this offering and 30 days after the completion of our initial business combination.
The warrants will expire five years after the completion of our initial business combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.
We will not be obligated to deliver any Class A Ordinary Shares pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the Class A Ordinary Shares underlying the warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration or a valid exemption from registration is available. No warrant will be exercisable and we will not be obligated to issue Class A Ordinary Shares upon exercise of a warrant unless Class A Ordinary Shares issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will we be required to net cash settle any warrant. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a unit containing such warrant will have paid the full purchase price for the unit solely for the Class A Ordinary Shares underlying such unit.
We are not registering the Class A Ordinary Shares issuable upon exercise of the warrants at this time. However, we have agreed that we will use our best efforts to file with the SEC a registration statement covering the Class A Ordinary Shares issuable upon exercise of the warrants, to cause such registration statement to become effective and to maintain a current prospectus relating to those Class A Ordinary Shares until the warrants expire or are redeemed, as specified in the warrant agreement. If a registration statement covering the Class A Ordinary Shares issuable upon exercise of the warrants is not effective by the 60th business day after the closing of our initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when we will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the foregoing, if a registration statement covering the Class A Ordinary Shares issuable upon exercise of the warrants is not effective within a specified period following the consummation of our initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis.
Once the warrants become exercisable, we may call the warrants for redemption:
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in whole and not in part;

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at a price of $0.01 per warrant;

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upon not less than 30 days’ prior written notice of redemption given after the warrants become exercisable (the “30-day redemption period”) to each warrant holder; and

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if, and only if, the reported last sale price of the Class A Ordinary Shares equals or exceeds $18.00 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period commencing 150 days following the closing of the business combination and ending three business days before we send the notice of redemption to the warrant holders.

We will not redeem the warrants as described above unless a registration statement under the Securities Act covering the issuance of the Class A Ordinary Shares issuable upon exercise of the warrants is then effective and a current prospectus relating to those Class A Ordinary Shares is available throughout the measurement period. If and when the warrants become redeemable by us, we may not exercise our redemption right if the issuance of Ordinary Shares upon exercise of the warrants is not exempt from registration or qualification under applicable state blue sky laws or we are unable to effect such registration or qualification. We will use our best efforts to register or qualify such Ordinary Shares under the blue sky laws of the state of residence in those states in which the warrants were offered by us in this offering.
We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder will be entitled to exercise its warrant prior to the scheduled redemption date. However, the price of the Class A Ordinary Shares may fall below the $18.00 redemption trigger price (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) as well as the $11.50 warrant exercise price after the redemption notice is issued.
If we call the warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise its warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of warrants that are outstanding and the dilutive effect on our shareholders of issuing the maximum number of Class A Ordinary Shares issuable upon the exercise of our warrants. If our management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering their warrants for that number of Class A Ordinary Shares equal to the quotient obtained by dividing (x) the product of the number of Class A Ordinary Shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” for this purpose shall mean the average reported last sale price of the Class A Ordinary Shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of Class A Ordinary Shares to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the warrants after our initial business combination.
No fractional Class A Ordinary Shares will be issued upon exercise. If, upon exercise, a holder would be entitled to receive a fractional interest in a share, we will round down to the nearest whole number of the number of Class A Ordinary Shares to be issued to the holder. If, at the time of redemption, the warrants are exercisable for a security other than the Class A Ordinary Shares pursuant to the warrant agreement (for instance, if we are not the surviving company in our initial business combination), the warrants may be exercised for such security. At such time as the warrants become exercisable for a security other than the Class A Ordinary Shares, the Company (or surviving company) will use its commercially reasonable efforts to register under the Securities Act the security issuable upon the exercise of the warrants.
A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (or such other amount as a holder may specify) of the Class A Ordinary Shares outstanding immediately after giving effect to such exercise.
If the number of outstanding Class A Ordinary Shares is increased by a share dividend payable in Class A Ordinary Shares, or by a split-up of Class A Ordinary Shares or other similar event, then, on the effective date of such share dividend, split-up or similar event, the number of Class A Ordinary Shares issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding Class A Ordinary Shares.
In addition, if we, at any time while the warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of Class A Ordinary Shares on account of such Class A Ordinary Shares (or other shares of our capital share into which the warrants are convertible), other than (a) as described above, (b) certain ordinary cash dividends, (c) to satisfy the redemption rights of the holders of Class A Ordinary Shares in connection with a proposed initial business combination, (d) to satisfy the redemption rights of the holders of Class A Ordinary Shares in connection with a shareholder vote to amend our memorandum and articles of association (i) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or certain amendments to our charter prior thereto or to redeem 100% of our Class A Ordinary Shares if we do not complete our initial business combination within 15 months from the closing of this offering (or up to 18 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus) or (ii) with respect to any other material provisions relating to shareholders’ rights or pre-initial business combination activity, or (e) in connection with the redemption of our public shares upon our failure to complete our initial business combination, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each Class A Ordinary Shares in respect of such event.
If the number of our outstanding Class A Ordinary Shares is decreased by a consolidation, combination, reverse share split or reclassification of Class A Ordinary Shares or other similar event, then, on the effective date of such consolidation, combination, reverse share split, reclassification or similar event, the number of Class A Ordinary Shares issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding Class A Ordinary Shares.
Whenever the number of Class A Ordinary Shares purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of Class A Ordinary Shares purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of Class A Ordinary Shares so purchasable immediately thereafter.
The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any mistake, including to conform the provisions of the warrant agreement to the description of the terms of the warrants and the warrant agreement set forth in this prospectus, or defective provision, but requires the approval by the holders of at least a majority of the then outstanding public warrants to make any change that adversely affects the interests of the registered holders of public warrants.
In addition, if for capital raising purposes related to the closing of an initial business combination: (i) we issue equity or equity-linked securities at an issue price or with an exercise or conversion price, of less than $10.00 per Ordinary Share (as adjusted for share splits, share dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like); or (ii) the target entity of our initial business combination issues equity or equity-linked securities which, following the closing of the business combination, entitles the holder to receive equity or equity-linked securities of the combined company at an issue price or with an exercise or conversion price of less than the minimum issue price; or (iii) we, the sponsor or the target entity of our initial business combination, directly or indirectly, enters into an arrangement to transfer to any third-party investor securities, cash or other property to effectively reduce the issue price, or exercise price or conversion price, as applicable, to a price less than the minimum issue price, then the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the greater of (x) the volume weighted average reported last sale price of the shares of the combined company on the principal market on which the shares are then traded during the measurement period of 20 out of 30 consecutive trading days commencing 150 days following the closing of the business combination and (y) $3.00; provided, however, that in no case may the adjusted warrant exercise price be greater than $11.50. In addition, in the event the exercise price of the warrants is adjusted as provided above, the $18.00 per share redemption trigger price described above will be adjusted (to the nearest cent) to be equal to the adjusted warrant exercise price plus $6.50.
The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of Class A Ordinary Shares and any voting rights until they exercise their warrants and receive Class A Ordinary Shares. After the issuance of Class A Ordinary Shares upon exercise of the warrants, each holder will be entitled to one (1) vote for each share held of record on all matters to be voted on by shareholders.
Exclusive Forum
Our warrant agreement will provide that, subject to applicable law, (i) any action, proceeding or claim against us arising out of or relating in any way to the warrant agreement, including under the Securities Act, will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and (ii) that we irrevocably submit to such jurisdiction, which jurisdiction shall be the exclusive forum for any such action, proceeding or claim.
We will waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. There is uncertainty as to whether a court would enforce such exclusive forum provision. Investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. See “Risk Factors — Our warrant agreement will designate the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of our warrants, which could limit the ability of warrant holders to obtain a favorable judicial forum for disputes with our company.”
This provision applies to claims under the Securities Act but does not apply to claims under the Exchange Act or any claim for which the federal district courts of the United States of America are the sole and exclusive forum.
Placement Shares
Except as described below, the placement shares are identical to the Class A Ordinary Shares sold in this offering.
Holders of our placement shares are entitled to certain registration rights.
In order to finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. Up to $1,500,000 of such working capital loans may be convertible into shares of the post-business combination entity at a price of $10.00 per share (which, for example, would result in the holders being issued 150,000 shares if $1,500,000 of notes were so converted), at the option of the lender. Such shares would be identical to the placement shares. The terms of such working capital loans by our sponsor or its affiliates, or our officers and directors, if any, have not been determined and no written agreements exist with respect to such loans.
Our sponsor has agreed not to transfer, assign or sell any of the placement shares until the date that is 30 days after the date we complete our initial business combination, except that, among other limited exceptions as described under the section of this prospectus entitled “Principal Shareholders — Restrictions on Transfers of Founder Shares and Placement Shares” made to our officers and directors and other persons or entities affiliated with our sponsor.
Our sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to (i) waive their redemption rights with respect to any placement shares held by them in connection with the completion of our initial business combination, (ii) waive their redemption rights with respect to any placement shares held by them in connection with a shareholder vote to approve an amendment to our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or certain amendments to our charter prior thereto or to redeem 100% of our public shares if we do not complete our initial business combination within 15 months from the closing of this offering (or up to 18 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus) or (B) with respect to any other material provisions relating to shareholders’ rights or pre-initial business combination activity and (iii) waive their rights to liquidating distributions from the trust account with respect to any placement shares held by them if we fail to complete our initial business combination within 15 months from the closing of this offering (or up to 18 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus).
Pursuant to the letter agreement, our sponsor, officers and directors have agreed to vote any placement shares held by them in favor of our initial business combination. If we submit our initial business combination to our public shareholders for a vote, we will complete our initial business combination only if approved as an ordinary resolution under Cayman Islands law, which requires the affirmative vote of a majority of the shares held by shareholders who attend and vote at a general meeting of the company to approve the business combination. As a result, in the event that all outstanding shares are present at a shareholders’ meeting held to vote on our initial business combination, in addition to our sponsor’s founder shares and our sponsor’s placement shares, we would need only 3,003,501 or 30.04%, of the 10,000,000 public shares sold in this offering to be voted in favor of an initial business combination in order to have our initial business combination approved (assuming the over-allotment option is not exercised).
Dividends
We have not paid any cash dividends on our ordinary shares to date and do not intend to pay cash dividends prior to the completion of an initial business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial conditions subsequent to completion of an initial business combination. The payment of any cash dividends subsequent to an initial business combination will be within the discretion of our board of directors at such time. If we increase or decrease the size of the offering we will effect a share dividend or a share contribution back to capital or other appropriate mechanism, as applicable, with respect to our Class B Ordinary Shares immediately prior to the consummation of the offering in such amount so that the founder shares would represent 35.0% of our issued and outstanding public shares upon the consummation of this offering. Further, if we incur any indebtedness, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.
Our Transfer Agent and Warrant Agent
The transfer agent for our ordinary shares and warrant agent for our warrants is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and warrant agent, its agents and each of its shareholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.
Our Memorandum and Articles of Association
Our memorandum and articles of association adopted on October 27, 2021, as amended and restated on December 3, 2021 and as will be further amended and restated prior to the consummation of the Offering, will include provisions to the following effect:

Objectives
Our objectives are:
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to participate in, finance or hold any other interest in, or to conduct the management of, other legal entities, partnerships or enterprises, in each case with a commercial purpose;

•
to furnish guarantees, provide security, warrant performance or in any other way assume liability, whether jointly and severally or otherwise, for or in respect of obligations of group companies or other parties;

•
to borrow, to lend and to raise funds, including the issue of bonds, promissory notes or other securities;

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to render advice and services to group companies and to third parties;

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to acquire, to manage, to exploit and to alienate property, including registered property, and items of property in general;

•
to trade in currencies, securities and items of property in general;

•
to develop, manage, exploit and trade in patents, trademarks, licenses, knowhow, copyrights, data base rights and other intellectual property rights;

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to perform any and all activities of an industrial, financial or commercial nature; and

•
to do anything which, in the widest sense of the words, is connected with or may be conducive to the attainment of these objects.

Our objects are unrestricted under Cayman Islands law and we have full power and authority to carry out any object not prohibited by the Companies Act or any other law of the Cayman Islands provided that we shall not be permitted to trade in the Cayman Islands with any person, firm or corporation except in furtherance of our business carried on outside the Cayman Islands.
Limited liability
We were incorporated and registered in the Cayman Islands on October 27, 2021 as an exempted company with limited liability.
Shareholder meetings
General meetings may be (but shall not be required to be) held. Additional extraordinary general meetings may also be held whenever considered appropriate by the Board or the co-CEOs. Shareholders shall not have the ability to call general meetings, including additional extraordinary general meetings.
Each Share confers the right on the holder to cast one vote at the general meeting. Shareholders may vote in person or by proxy. The quorum will be shareholders holding a majority of issued and outstanding Shares having the right to vote on the subject of the meeting present in person or by proxy. At any meeting, each Shareholder who is present in person or by proxy will have one vote on a show of hands and on a poll will have one vote for every share held.
Business Combination
We were incorporated for the purpose of completing the business combination with a target business that operates in the aerospace and deep technology with a focus on aerospace data analytics sector (though our efforts will not be limited to that particular industry). If we intend to complete a business combination, it will convene a general meeting and propose the business combination be considered by shareholders at a general meeting. The resolution to effect a business combination shall require the prior approval as an ordinary resolution under Cayman Islands law, which requires the affirmative vote of a majority of the shares held by shareholders who attend and vote at a general meeting of the company to approve the business combination. If we fail to complete a business combination prior to the business combination deadline, we will cease operating for the purposes of winding up, redeem the Units and Ordinary Shares and commence liquidation in accordance. See “Business — Redemption Rights for Public Shareholders upon Completion of our Initial business combination — Redemption of Public Shares and Liquidation if no Initial business combination.”
The business combination shareholders’ meeting shall be convened in accordance with the amended and restated memorandum and articles of association. For the purpose of the business combination shareholders’ meeting, we shall prepare and publish a shareholder circular or combined shareholder circular and prospectus (as applicable) in which we shall include an envisaged timetable and material information concerning a proposed business combination (including material information on the target business to facilitate a proper investment decision by the shareholders as regards the business combination), i.e., to the extent applicable, the following information:
In respect of the business combination:
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the main terms of the proposed business combination, including conditions precedent;

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the consideration due and details, if any, with respect to financing thereof;

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the legal structure of the business combination, including details on potential full consolidation with the company;

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the dilutive impact, if any, that the chosen legal structure of the business combination, whether by merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination, may have on the Ordinary Shares;

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the reasons that led the Board to select the proposed business combination;

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the deviations (if any) from the business combination criteria described in this registration statement; and

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the expected timetable for completion of the business combination.

In respect of the target business:
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the name of the envisaged target;

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information on the target business: description of operations, key markets, recent developments, material risks, issues and liabilities that have been identified in the context of due diligence on the target business, if any;

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certain corporate and commercial information including:

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share capital;

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the identity of the then-current shareholders of the target business and a list of its subsidiaries;

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information on the administrative, management and supervisory bodies and senior management of the target business;

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any material potential conflicts of interest;

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board practices;

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the regulatory environment of the target business, including information regarding any governmental, economic, fiscal, monetary or political policies or factors that materially affect the target business’ operations;

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important events in the development of the target’s business;

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to the extent possible, information on any known trends, uncertainties, demands, commitments or events that are reasonably likely to have a material effect on the prospects of the target business for at least the “then-current” financial year;

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information on the principal (historical) investments of the target business;

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information on related party transactions;

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information on any material legal and arbitration proceedings to which the target business is a party;

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significant changes in the target business financial or trading position that occurred in the current financial year; and

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information on the material contracts of the target business.

In respect of financial information on the target business:
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certain audited historical financial information;

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information on the capital resources of the target business;

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information on the funding structure of the target business and any restrictions on the use of capital resources;

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a statement informing the shareholders whether the working capital of the target business is sufficient for the target business’ requirements for at least 12 months following the date of the business combination shareholders’ meeting;

•
financial condition and operating results;

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a capitalization table and an indebtedness table with the same line items as included in the tables in “Capitalization”; and

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profit forecasts or estimates to the extent drawn up by or on behalf of the target business and published (if any).

Other information:
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the role of the Sponsor and the Sponsor Entity within the target business (if any) following completion of the business combination;

•
the details of the redemption arrangements and the relevant instructions for shareholders seeking to make use of that arrangement;

•
our dividend policy following the business combination; and

•
the composition of the Board and the remuneration of the members of the Board as envisaged following completion of the business combination.

For more details on the rules governing shareholders’ meetings in the company, see “Management” or the amended and restated memorandum and articles of association.
Under the terms of the Offering, we must complete the business combination prior to the business combination deadline. If a proposed business combination is not approved at the business combination shareholders’ meeting, we may, (i) convene a subsequent general meeting and submit the same proposed business combination for approval, and (ii) until the expiration of the business combination deadline, continue to seek other potential target businesses, provided that, in the case of (i) or (ii) above, the business combination must always be completed prior to the business combination deadline.
The determination of our post- business combination strategy and whether any of the members of the management team will remain with the post-business combination entity and on what terms will be made at or prior to the time of the business combination.
Voting Rights
Decisions of the general meeting are taken by a simple majority of votes cast, except where Companies Act or the amended and restated memorandum and articles of association provide for a matter to be approved by special resolution in which instance the resolution will be required to be passed by a majority of two-thirds of those in attendance and entitled to vote on the applicable matter. Any resolution in writing in place of a meeting is required to be signed by all shareholders of the applicable class.
Each ordinary shareholder will be entitled to one vote for each Ordinary Share held of record on all matters to be voted on by ordinary shareholders.

The warrant holders do not have the rights or privileges of ordinary shareholders and any voting rights until they exercise their warrants and receive Ordinary Shares. After the issuance of Ordinary Shares upon exercise of the warrants, each warrant holder will be entitled to one vote for each Ordinary Share held of record on all matters to be voted on by ordinary shareholders. No fractional warrants will be issued upon redemption of the Units and only whole warrants will trade.
Amendment of Memorandum and Articles of Association
An amendment of the memorandum and articles of association would require a special resolution passed by majority of two-thirds entitled to vote and in attendance at a general meeting of our shareholders or a written resolution of all shareholders entitled to vote on such matter.
Liquidation and Dissolution
Under the memorandum and articles of association, the company may be liquidated by a special resolution of shareholders having the right to vote at the applicable time in accordance with the Companies Act.
Upon a liquidation of the company, to the extent that any surplus assets remain after payment of all debts, those assets shall be distributed to the shareholders in the following order: (i) first, to the fullest extent possible, the repayment of the nominal value of each Ordinary Share to the ordinary shareholders pro rata to their respective ordinary shareholdings; (ii) second, to the fullest extent possible, an amount per Ordinary Share to ordinary shareholders equal to the share premium amount that was included in the subscription price (excluding nominal value) per Ordinary Share set on the initial issuance of Ordinary Shares; (iii) third, to the fullest extent possible, the repayment of the nominal value of each founder share to the holders of founder shares pro rata to their respective shareholdings; (iv) fourth, to the fullest extent possible, an amount per Sponsor Share equal to the share premium amount that was included in the subscription price (excluding nominal value) per founder share set on the initial issuance of the founder shares; and (v) finally, the distribution of any liquidation surplus remaining to the holders of Shares pro rata to the number of Shares held by each Shareholder.
The sponsor, officers and directors have entered into an agreement with us, pursuant to which they have agreed to waive their rights to liquidating distributions from the trust account with respect to any founder shares they hold if we fail to complete a business combination by the business combination deadline (although they will be entitled to liquidating distributions from the trust account with respect to any Ordinary Shares they hold if we fail to complete a business combination within the prescribed time frame).
Appointment, Retirement and Removal of Directors
There is no cumulative voting with respect to the appointment of directors, with the result that the holders of more than 50% of the shares voted for the appointment of directors can appoint all of the directors. Our shareholders are entitled to receive rateable dividends when, as and if declared by the board of directors out of funds legally available therefor. In connection with our initial business combination, we may enter into a shareholders agreement or other arrangements with the shareholders of the target with respect to voting and other corporate governance matters following completion of the initial business combination.
In accordance with Nasdaq corporate governance requirements, we are not required to hold an annual meeting until one year after our first fiscal year end following our listing on Nasdaq. There is no requirement under the Companies Act for us to hold annual general meetings or extraordinary general meetings to appoint directors. We may not hold an annual general meeting to elect new directors prior to the consummation of our initial business combination. Prior to the completion of an initial business combination, any vacancy on the board of directors may be filled by a nominee chosen by the vote of a majority of the remaining directors.
Remuneration of Directors
Remuneration of Executive Directors
The Executive Directors are not entitled to cash remuneration or compensation prior to completion of a business combination.

The remuneration of the Executive Directors following a business combination, if any, shall be disclosed in the shareholder circular or combined shareholder circular and prospectus (as applicable) published in connection with the business combination shareholders’ meeting.
Non-executive directors
The remuneration of the Non-Executive Directors following a business combination, if any, shall be disclosed in the shareholder circular or combined shareholder circular and prospectus (as applicable) published in connection with the business combination shareholders’ meeting.
Indemnification of Directors and Officers
The amended and restated memorandum and articles of association will contain indemnification provisions for the Directors of the Company; see “Management — Limitation on Liability and Indemnification of Officers and Directors.”
Proceedings of the Board
Our co-CEOs and other directors are charged primarily with our day-to-day business and operations and the implementation of our strategy. The directors are charged primarily with the supervision of the performance of the duties of the board of directors. Each director has joint and several liability for the actions of each other director. In performing their duties, the directors shall be guided by what is in the best interests of the company. The amended and restated memorandum and articles of association will provide that meetings of the board of directors shall be at the discretion of the board of directors. Resolutions of the board of directors are adopted with a simple majority, except for resolutions in writing which require unanimity.
Securities Eligible for Future Sale
Immediately after the consummation of this offering (assuming no exercise of the underwriters’ over-allotment option) we will have 14,093,000 (or 16,178,000, if the underwriters’ over-allotment option is exercised in full) Ordinary Shares outstanding. Of these shares, the 10,000,000 shares (or 11,500,000 if the underwriters’ over-allotment option is exercised in full) sold in this offering will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 3,500,000 (or 4,025,000 if the underwriters’ over-allotment option is exercised in full) founder shares and all 543,000 (or 595,500 if the underwriter’s over-allotment option is exercised in full) placement shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering, and the Class B Ordinary Shares and placement shares are subject to transfer restrictions as set forth elsewhere in this prospectus. These restricted securities will be entitled to registration rights as more fully described below under “— Registration Rights.”
Rule 144
Pursuant to Rule 144, a person who has beneficially owned our restricted ordinary shares and warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.
Persons who have beneficially owned our restricted ordinary shares and warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:
•
1% of the total number of Class A Ordinary Shares then outstanding, which will equal 100,000 shares immediately after this offering (or 115,000 shares if the underwriters exercise their over-allotment option in full); or

•
the average weekly reported trading volume of the ordinary shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.
Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies
Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:
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the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•
the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•
the issuer of the securities has filed all Exchange Act reports and materials required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and

•
at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, our sponsor will be able to sell its founder shares and placement shares, as applicable, pursuant to Rule 144 without registration one year after we have completed our initial business combination.
Registration Rights
The holders of the founder shares, placement shares and Class A Ordinary Shares that may be issued upon conversion of working capital loans, and Class A Ordinary Shares issuable upon conversion of the founder shares, are entitled to registration rights pursuant to a registration rights agreement to be signed on the effective date of this offering, requiring us to register such securities for resale (in the case of the founder shares, only after conversion to our Class A Ordinary Shares). The holders of the majority of these securities are entitled to make up to three demands, excluding short form demands, that we register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our completion of our initial business combination and rights to require us to register for resale such securities pursuant to Rule 415 under the Securities Act. The registration rights agreement does not contain liquidated damages or other cash settlement provisions resulting from delays in registering our securities. We will bear the expenses incurred in connection with the filing of any such registration statements. We will bear the expenses incurred in connection with the filing of any such registration statements. Notwithstanding the foregoing, Cantor may not exercise their demand and “piggy-back” registration rights after five (5) and seven (7) years after the effective date of the registration statement of which this prospectus forms a part and may not exercise their demand rights on more than one occasion.
Listing of Securities
We have applied to list our units, Class A Ordinary Shares and warrants on Nasdaq under the symbols “ALCYU,” “ALCY” and “ALCYW,” respectively. Our units will be listed on Nasdaq on or promptly after the effective date of the registration statement. Following the date our Class A Ordinary Shares and warrants are eligible to trade separately, we anticipate that our Class A Ordinary Shares and warrants will be listed separately and as a unit on Nasdaq.

ENFORCEABILITY OF CIVIL LIABILITIES
Enforcement of Civil Liabilities in the Cayman Islands
The Cayman Islands has a different body of securities laws as compared to the United States and provides less protection to investors. Additionally, Cayman Islands companies may not have standing to sue before the Federal courts of the United States.
We have been advised by Harney Westwood & Riegels, our Cayman Islands legal counsel, that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the federal securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.
Shareholders’ Suits
Our Cayman Islands counsel is not aware of any reported class action having been brought in a Cayman Islands court. Derivative actions have been brought in the Cayman Islands courts, and the Cayman Islands courts have confirmed the availability for such actions. In most cases, we will be the proper plaintiff in any claim based on a breach of duty owed to us, and a claim against (for example) our officers or directors usually may not be brought by a shareholder. However, based both on Cayman Islands authorities and on English authorities, which would in all likelihood be of persuasive authority and be applied by a court in the Cayman Islands, exceptions to the foregoing principle apply in circumstances in which:
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a company is acting, or proposing to act, illegally or beyond the scope of its authority;

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the act complained of, although not beyond the scope of the authority, could be effected if duly authorized by more than the number of votes which have actually been obtained; or

•
those who control the company are perpetrating a “fraud on the minority.”

A shareholder may have a direct right of action against us where the individual rights of that shareholder have been infringed or are about to be infringed.
Special Considerations for Exempted Companies
We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:
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an exempted company does not have to file an annual return of its shareholders with the Register of Companies;

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an exempted company’s register of members is not open to inspection;

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an exempted company does not have to hold an annual shareholder meeting;

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an exempted company may issue shares with no par value;

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an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

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an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

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an exempted company may register as a limited duration company; and

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an exempted company may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

CERTAIN CAYMAN ISLANDS CONSIDERATIONS
Certain material differences between Cayman Islands corporate law and U.S. corporate law
Cayman Islands companies are governed by the Companies Act. The Companies Act is modeled on English Law but does not follow recent English Law statutory enactments, and differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the material differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.
Mergers and Similar Arrangements.   In certain circumstances, the Companies Act allows for mergers or consolidations between two Cayman Islands companies, or between a Cayman Islands exempted company and a company incorporated in another jurisdiction (provided that is facilitated by the laws of that other jurisdiction).
Where the merger or consolidation is between two Cayman Islands companies, the directors of each company must approve a written plan of merger or consolidation containing certain prescribed information. That plan or merger or consolidation must then be authorized by either (a) a special resolution (usually a majority of 66 2∕3% in value of the voting shares voted at a shareholder meeting) of the shareholders of each company; or (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. No shareholder resolution is required for a merger between a parent company (i.e., a company that owns at least 90% of the issued shares of each class in a subsidiary company) and its subsidiary company. The consent of each holder of a fixed or floating security interest of a constituent company must be obtained, unless the court waives such requirement. If the Cayman Islands Registrar of Companies is satisfied that the requirements of the Companies Act (which includes certain other formalities) have been complied with, the Registrar of Companies will register the plan of merger or consolidation.
Where the merger or consolidation involves a foreign company, the procedure is similar, save that with respect to the foreign company, the directors of the Cayman Islands exempted company are required to make a declaration to the effect that, having made due enquiry, they are of the opinion that the requirements set out below have been met: (i) that the merger or consolidation is permitted or not prohibited by the constitutional documents of the foreign company and by the laws of the jurisdiction in which the foreign company is incorporated, and that those laws and any requirements of those constitutional documents have been or will be complied with; (ii) that no petition or other similar proceeding has been filed and remains outstanding or order made or resolution adopted to wind up or liquidate the foreign company in any jurisdictions; (iii) that no receiver, trustee, administrator or other similar person has been appointed in any jurisdiction and is acting in respect of the foreign company, its affairs or its property or any part thereof; and (iv) that no scheme, order, compromise or other similar arrangement has been entered into or made in any jurisdiction whereby the rights of creditors of the foreign company are and continue to be suspended or restricted.
Where the surviving company is the Cayman Islands exempted company, the directors of the Cayman Islands exempted company are further required to make a declaration to the effect that, having made due enquiry, they are of the opinion that the requirements set out below have been met: (i) that the foreign company is able to pay its debts as they fall due and that the merger or consolidated is bona fide and not intended to defraud unsecured creditors of the foreign company; (ii) that in respect of the transfer of any security interest granted by the foreign company to the surviving or consolidated company (a) consent or approval to the transfer has been obtained, released or waived; (b) the transfer is permitted by and has been approved in accordance with the constitutional documents of the foreign company; and (c) the laws of the jurisdiction of the foreign company with respect to the transfer have been or will be complied with; (iii) that the foreign company will, upon the merger or consolidation becoming effective, cease to be incorporated, registered or exist under the laws of the relevant foreign jurisdiction; and (iv) that there is no other reason why it would be against the public interest to permit the merger or consolidation.
Where the above procedures are adopted, the Companies Act provides for a right of dissenting shareholders to be paid a payment of the fair value of his shares upon their dissenting to the merger or consolidation if they follow a prescribed procedure. In essence, that procedure is as follows: (a) the shareholder must give his written objection to the merger or consolidation to the constituent company before the vote on the merger or consolidation, including a statement that the shareholder proposes to demand payment for his shares if the merger or consolidation is authorized by the vote; (b) within 20 days following the date on which the merger or consolidation is approved by the shareholders, the constituent company must give written notice to each shareholder who made a written objection; (c) a shareholder must within 20 days following receipt of such notice from the constituent company, give the constituent company a written notice of his intention to dissent including, among other details, a demand for payment of the fair value of his shares; (d) within seven days following the date of the expiration of the period set out in paragraph (b) above or seven days following the date on which the plan of merger or consolidation is filed, whichever is later, the constituent company, the surviving company or the consolidated company must make a written offer to each dissenting shareholder to purchase his shares at a price that the company determines is the fair value and if the company and the shareholder agree the price within 30 days following the date on which the offer was made, the company must pay the shareholder such amount; and (e) if the company and the shareholder fail to agree a price within such 30 day period, within 20 days following the date on which such 30 day period expires, the company (and any dissenting shareholder) must file a petition with the Grand Court of the Cayman Islands to determine the fair value and such petition must be accompanied by a list of the names and addresses of the dissenting shareholders with whom agreements as to the fair value of their shares have not been reached by the company. At the hearing of that petition, the court has the power to determine the fair value of the shares together with a fair rate of interest, if any, to be paid by the company upon the amount determined to be the fair value. Any dissenting shareholder whose name appears on the list filed by the company may participate fully in all proceedings until the determination of fair value is reached.
These rights of a dissenting shareholder are not available in certain circumstances, for example, to dissenters holding shares of any class in respect of which an open market exists on a recognized stock exchange or recognized interdealer quotation system at the relevant date or where the consideration for such shares to be contributed are shares of any company listed on a national securities exchange or shares of the surviving or consolidated company.
Moreover, Cayman Islands law has separate statutory provisions that facilitate the reconstruction or amalgamation of companies in certain circumstances, schemes of arrangement will generally be more suited for complex mergers or other transactions involving widely held companies, commonly referred to in the Cayman Islands as a “scheme of arrangement” which may be tantamount to a merger. In the event that a merger was sought pursuant to a scheme of arrangement (the procedures for which are more rigorous and take longer to complete than the procedures typically required to consummate a merger in the United States), the arrangement in question must be approved by a majority in value of each class of shareholders and creditors with whom the arrangement is to be made and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meeting summoned for that purpose. The convening of the meetings and subsequently the terms of the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder would have the right to express to the court the view that the transaction should not be approved, the court can be expected to approve the arrangement if it satisfies itself that:
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we are not proposing to act illegally or beyond the scope of our corporate authority and the statutory provisions as to majority vote have been complied with;

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the shareholders have been fairly represented at the meeting in question;

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the arrangement is such as a businessman would reasonably approve; and

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the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act or that would amount to a “fraud on the minority.”

If a scheme of arrangement or takeover offer (as described below) is approved, any dissenting shareholder would have no rights comparable to appraisal rights (providing rights to receive payment in cash for the judicially determined value of the shares), which would otherwise ordinarily be available to dissenting shareholders of United States corporations.
Squeeze-out Provisions
When a takeover offer is made and accepted by holders of 90% of the shares to whom the offer relates within four months, the offeror may, within a two-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands, but this is unlikely to succeed unless there is evidence of fraud, bad faith, collusion or inequitable treatment of the shareholders.
Further, transactions similar to a merger, reconstruction and/or an amalgamation may in some circumstances be achieved through means other than these statutory provisions, such as a share capital exchange, asset acquisition or control, or through contractual arrangements of an operating business.
Anti-Money Laundering
If any person resident in the Cayman Islands knows or suspects, or has reasonable grounds for knowing or suspecting, that another person is engaged in criminal conduct or money laundering is involved with terrorism or terrorist financing and property and the information for that knowledge or suspicion came to their attention in the course of business in the regulated sector or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Crime Act (As Revised) of the Cayman Islands if the disclosure relates to criminal conduct or money laundering or (ii) a police officer of the rank of constable or higher, or the Financial Reporting Authority, pursuant to the Terrorism Act (As Revised) of the Cayman Islands, if the disclosure relates to involvement with terrorism or terrorist financing and property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.
Data Protection
We have certain duties under the Data Protection Act (as Revised) of the Cayman Islands (the “Data Protection Act”) based on internationally accepted principles of data privacy.
Privacy Notice
This privacy notice puts our shareholders on notice that through your investment in the company you will provide us with certain personal information which constitutes personal data within the meaning of the Data Protection Act (“personal data”). In the following discussion, the “company” refers to us and our affiliates and/or delegates, except where the context requires otherwise.
Investor Data
We will collect, use, disclose, retain and secure personal data to the extent reasonably required only and within the parameters that could be reasonably expected during the normal course of business. We will only process, disclose, transfer or retain personal data to the extent legitimately required to conduct our activities of on an ongoing basis or to comply with legal and regulatory obligations to which we are subject. We will only transfer personal data in accordance with the requirements of the Data Protection Act, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction or damage to the personal data.
In our use of this personal data, we will be characterized as a “data controller” for the purposes of the Data Protection Act, while our affiliates and service providers who may receive this personal data from us in the conduct of our activities may either act as our “data processors” for the purposes of the Data Protection Act or may process personal information for their own lawful purposes in connection with services provided to us.
We may also obtain personal data from other public sources. Personal data includes, without limitation, the following information relating to a shareholder and/or any individuals connected with a shareholder as an investor: name, residential address, email address, contact details, corporate contact information, signature, nationality, place of birth, date of birth, tax identification, credit history, correspondence records, passport number, bank account details, source of funds details and details relating to the shareholder’s investment activity.

Who This Affects
If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation your investment in the company, this will be relevant for those individuals and you should transmit the content of this Privacy Notice to such individuals or otherwise advise them of its content.
How We May Use a Shareholder’s Personal Data
We, as the data controller, may collect, store and use personal data for lawful purposes, including, in particular:
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where this is necessary for the performance of our rights and obligations under any purchase agreements;

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where this is necessary for compliance with a legal and regulatory obligation to which we are subject (such as compliance with anti-money laundering and FATCA/CRS requirements); and/or

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where this is necessary for the purposes of our legitimate interests and such interests are not overridden by your interests, fundamental rights or freedoms.

Should we wish to use personal data for other specific purposes (including, if applicable, any purpose that requires your consent), we will contact you.
Why We May Transfer Your Personal Data
In certain circumstances we may be legally obliged to share personal data and other information with respect to your shareholding with the relevant regulatory authorities such as the Cayman Islands Monetary Authority or the Tax Information Authority. They, in turn, may exchange this information with foreign authorities, including tax authorities.
We anticipate disclosing personal data to persons who provide services to us and their respective affiliates (which may include certain entities located outside the United States, the Cayman Islands or the European Economic Area), who will process your personal data on our behalf.
The Data Protection Measures We Take
Any transfer of personal data by us or our duly authorized affiliates and/or delegates outside of the Cayman Islands shall be in accordance with the requirements of the Data Protection Act.
We and our duly authorized affiliates and/or delegates shall apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of personal data, and against accidental loss or destruction of, or damage to, personal data.
We shall notify you of any personal data breach that is reasonably likely to result in a risk to your interests, fundamental rights or freedoms or those data subjects to whom the relevant personal data relates.

TAXATION
The following summary of certain Cayman Islands and U.S. federal income tax consequences of an investment in our units, each consisting of one Class A Ordinary Share and one-half of one redeemable warrant, sometimes referred to collectively in the summary as our “securities,” is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in our securities, such as the tax consequences under state, local and other tax laws.
Prospective investors are urged to consult their advisors on the possible tax consequences of investing in our securities under the laws of their country of citizenship, residence or domicile.
Material Cayman Islands Tax Considerations
The Cayman Islands laws currently levy no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty or withholding tax applicable to us or to any holder of Ordinary Shares, founder shares or warrants. There are no other taxes likely to be material to us levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in or after execution brought within the jurisdiction of the Cayman Islands. No stamp duty is payable in the Cayman Islands on transfers of shares of Cayman Islands companies except those which hold interests in land in the Cayman Islands. The Cayman Islands is not party to any double tax treaties which are applicable to any payments made by or to us. There are no exchange control regulations or currency restrictions in the Cayman Islands.
As a Cayman Islands exempted company with limited liability, we are entitled, upon application, to receive an undertaking as to tax concessions pursuant to Section 6 of the Tax Concessions Act (Revised) of the Cayman Islands. This undertaking would provide that, for a period of 20 years from the date of issue of the undertaking, no law thereafter enacted in the Cayman Islands imposing any taxes to be levied on profits, income, gains or appreciation will apply to us or our operations.
Payments of dividends, redemption proceeds and capital in respect of the Ordinary Shares, founder shares and warrants will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of Ordinary Shares, founder shares or warrants, nor will gains derived from the disposal of Ordinary Shares, founder shares or warrants be subject to Cayman Islands income or corporation tax.
United States Federal Income Taxation
General
The following discussion summarizes certain U.S. federal income tax considerations generally applicable to the acquisition, ownership and disposition of our units (each consisting of one Class A Ordinary Share and one-half of one redeemable warrant) that are purchased in this offering by U.S. Holders (as defined below) and Non-U.S. Holders (as defined below). Because the components of a unit are generally separable at the option of the holder, the holder of a unit generally should be treated, for U.S. federal income tax purposes, as the owner of the underlying Class A Ordinary Share and warrant components of the unit. As a result, the discussion below with respect to holders of Class A Ordinary Shares and warrants should also apply to holders of units (as the deemed owners of the underlying Class A Ordinary Shares and warrants that constitute the units).
This discussion is limited to certain U.S. federal income tax considerations to beneficial owners of our securities who are initial purchasers of a unit pursuant to this offering and hold the unit and each component of the unit as a capital asset with the meaning of Section 1221(a) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) (generally, property held for investment). This discussion assumes that the Class A Ordinary Shares and warrants will trade separately and that any distributions made (or deemed made) by us on our Class A Ordinary Shares and any consideration received (or deemed received) by a holder in consideration for the sale or other disposition of our securities will be in U.S. dollars. This discussion is a summary only and does not consider all aspects of U.S. federal income taxation that may be relevant to the acquisition, ownership and disposition of a unit by a prospective investor in light of its particular circumstances or that is subject to special rules under the U.S. federal income tax laws, including but not limited to:
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our sponsor, officers or directors;

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banks, financial institutions or financial services entities;

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brokers or dealers in securities;

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mutual funds;

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retirement plans, individual retirement accounts or other tax-deferred accounts;

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taxpayers that are subject to the mark-to-market accounting rules;

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tax-exempt entities;

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S-corporations; partnerships or other flow-through entities and investors therein;

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governments or agencies or instrumentalities thereof;

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insurance companies;

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regulated investment companies;

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real estate investment trusts;

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controlled foreign corporations;

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passive foreign investment companies;

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qualified foreign pension funds;

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expatriates or former long-term residents of the United States;

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persons that actually or constructively own five percent or more of any class of our shares;

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persons that acquired our securities pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation or in connection with services;

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persons required for U.S. federal income tax purposes to conform the timing of income accruals to their financial statements under Section 451 of the Code;

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persons that hold our securities as part of a straddle, constructive sale, hedging, conversion or other integrated or similar transaction; or

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U.S. Holders (as defined below) whose functional currency is not the U.S. dollar.

Moreover, the discussion below is based upon the current provisions of the Code, the applicable U.S. Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as of the date hereof. Those authorities may be repealed, revoked, modified or subject to differing interpretations, possibly on a retroactive basis, so as to result in U.S. federal income tax consequences different from those discussed below. Furthermore, this discussion does not address any aspect of U.S. federal non-income tax laws, such as gift, estate or Medicare contribution tax laws, or the alternative minimum tax, or state, local or non-U.S. tax laws.
We have not sought, and will not seek, a ruling from the IRS as to any U.S. federal income tax consequence described herein. The IRS may disagree with the discussion herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion.
As used herein, the term “U.S. Holder” means a beneficial owner of units, Class A Ordinary Shares or warrants that is for U.S. federal income tax purposes:
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an individual who is a citizen or resident of the United States;

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a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) that is created or organized under the laws of the United States, any state thereof or the District of Columbia;

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an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

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a trust if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust; or (B) it has in effect under applicable U.S. Treasury regulations a valid election to be treated as a U.S. person.

As used herein, the term “Non-U.S. Holder” means a beneficial owner of our units, Class A Ordinary Shares or warrants (other than an entity or arrangement treated as a partnership for U.S. federal income tax purposes) who or that is for U.S. federal income tax purposes:
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a non-resident alien individual (other than certain former citizens and residents of the United States subject to U.S. tax as expatriates);

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a non-U.S. corporation; or

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an estate or trust that is not a U.S. Holder;

but generally does not include an individual who is present in the United States for 183 days or more in the taxable year of disposition. If you are such an individual, you are urged to consult your tax advisor regarding the U.S. federal income tax consequences of the sale or other disposition of our securities.
The U.S. federal income tax treatment of a partner in an entity or arrangement treated as a partnership for U.S. federal income tax purposes that holds units will depend on the status of the partner and the activities of the partnership. Prospective purchasers that are entities or arrangements treated as partnerships for U.S. federal income tax purposes are urged to consult their tax advisers concerning the U.S. federal income tax consequences to them and their partners of the acquisition, ownership and disposition of units by the partnership.
THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY, IS ONLY A SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS ASSOCIATED WITH THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES, AND IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING. EACH PROSPECTIVE INVESTOR IN OUR SECURITIES IS URGED TO CONSULT ITS TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES, INCLUDING THE APPLICABILITY AND EFFECT OF U.S. FEDERAL, STATE, LOCAL, AND NON-U.S. TAX LAWS, AND OTHER TAX LAWS AND POSSIBLE CHANGES IN TAX LAW.
Allocation of Purchase Price and Characterization of a Unit
No statutory, administrative or judicial authority directly addresses the treatment of a unit or instruments similar to a unit for U.S. federal income tax purposes, and therefore, that treatment is not entirely clear. The acquisition of a unit should be treated for U.S. federal income tax purposes as the acquisition of one Class A Ordinary Share and one-half of one redeemable warrant, a whole one of which is exercisable to acquire one Class A Ordinary Share. We intend to treat the acquisition of a unit in this manner and, by purchasing a unit, you must adopt such treatment for applicable tax purposes. For U.S. federal income tax purposes, each holder of a unit will agree to allocate the purchase price paid by such holder for such unit between the one Class A Ordinary Share and the one-half of one redeemable warrant based on the relative fair market value of each at the time of issuance. Under U.S. federal income tax law, each investor must make his or her own determination of such values based on all the relevant facts and circumstances. Therefore, we strongly urge each investor to consult his or her tax advisor regarding the determination of such values for these purposes. The price allocated to each Class A Ordinary Share and one-half of one redeemable warrant should constitute the shareholder’s initial tax basis in such share or warrant. Any disposition of a unit should be treated for U.S. federal income tax purposes as a disposition of the Class A Ordinary Share and one-half of one redeemable warrant comprising the unit, and the amount realized on the disposition should be allocated between the Class A Ordinary Share and one-half of one redeemable warrant based on their respective relative fair market values at the time of disposition (as determined by each such unit holder based on all the relevant facts and circumstances). Neither the separation of the Class A Ordinary Share and the one-half of one redeemable warrant constituting a unit nor the combination of thirds of warrants into a single warrant should be a taxable event for U.S. federal income tax purposes.
The foregoing treatment of the units, the Class A Ordinary Shares and warrants and a holder’s purchase price allocation are not binding on the IRS or the courts. Because there are no authorities that directly address instruments that are similar to the units, no assurance can be given that the IRS or the courts will agree with the characterization described above or the discussion below. Accordingly, each prospective investor is urged to consult its tax advisor regarding the tax consequences of an investment in a unit (including alternative characterizations of a unit). The balance of this discussion assumes that the characterization of the units described above is respected for U.S. federal income tax purposes.
U.S. Holders
Taxation of Distributions
Subject to the PFIC rules discussed below, a U.S. Holder generally will be required to include in gross income as dividends the amount of any distribution paid in cash or other property (other than certain distributions of our shares) on our Class A Ordinary Shares to the extent such distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Distributions in excess of current and accumulated earnings and profits will be treated as a non-taxable return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s tax basis in the Class A Ordinary Shares and thereafter as capital gain.
Dividends will be taxable to a corporate U.S. Holder at regular rates and will not be eligible for the dividends-received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations. With respect to non-corporate U.S. Holders, under tax laws currently in effect and subject to certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), dividends generally will be taxed at the lower applicable long-term capital gains rate if our Class A Ordinary Shares are readily tradable on an established securities market in the United States (which they will be if our Class A Ordinary Shares are traded on Nasdaq), the Company is not treated as a PFIC at the time the dividend was paid or in the preceding year, and certain other requirements are met (including with respect to holding period). There is no assurance that we will not be treated as a PFIC, as described under “— Passive Foreign Investment Company Rules” below. It is also unclear whether certain redemption rights described in this prospectus may suspend the running of the applicable holding period for this purpose during the period prior to our initial business combination. U.S. Holders are urged to consult their tax advisors regarding the availability of such lower rate for any dividends paid with respect to our Class A Ordinary Shares.
Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Ordinary Shares and Warrants
Subject to the PFIC rules discussed below, a U.S. Holder generally will recognize capital gain or loss on the sale, taxable exchange or other taxable disposition of our Class A Ordinary Shares or warrants (which, in general, would include a redemption of Class A Ordinary Shares or warrants as described below, and would include our dissolution and liquidation if we do not complete our initial business combination within the required time period). Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for such Class A Ordinary Shares or warrants exceeds one year. It is unclear, however, whether certain redemption rights described in this prospectus may suspend the running of the applicable holding period for this purpose.
The amount of gain or loss recognized on a sale or other taxable disposition generally will be equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition (or, if the Class A Ordinary Shares or warrants are held as part of units at the time of the disposition, the portion of the amount realized on such disposition that is allocated to the Class A Ordinary Shares or warrants based upon the then-relative fair market values of the Class A Ordinary Shares and the warrants included in the units); and (ii) the U.S. Holder’s adjusted tax basis in its Class A Ordinary Shares or warrants so disposed of. A U.S. Holder’s adjusted tax basis in its Class A Ordinary Shares and warrants generally will equal the U.S. Holder’s acquisition cost (that is, the portion of the purchase price of a unit allocated to a Class A Ordinary Share or one-half of one redeemable warrant, as described above under “— Allocation of Purchase Price and Characterization of a Unit”) reduced by any prior distributions treated as a return of capital.
Subject to the PFIC rules discussed below, long-term capital gain realized by a non-corporate U.S. Holder is generally eligible to be taxed at reduced rates. Capital gain or loss will constitute long-term capital gain or loss if the U.S. Holder’s holding period for the Class A Ordinary Shares or warrants exceeds one year. It is unclear whether the redemption rights with respect to the Class A Ordinary Shares described in this prospectus may prevent a U.S. Holder from satisfying the applicable holding period requirements for this purpose. If the running of the holding period for the Class A Ordinary Shares is suspended, then a non-corporate U.S. Holder may not be able to satisfy the one-year holding period requirement for long-term capital gain treatment, in which case any gain on a sale, exchange or other taxable disposition of Class A Ordinary Shares would be subject to short-term capital gain treatment and would be taxed at ordinary income tax rates. See “— Exercise, Lapse or Redemption of a Warrant” below for a discussion regarding a U.S. Holder’s tax basis in the Class A Ordinary Share acquired pursuant to the exercise of a warrant. The deduction of capital losses is subject to certain limitations.
Redemption of Class A Ordinary Shares
Subject to the PFIC rules discussed below, in the event that a U.S. Holder’s Class A Ordinary Shares are redeemed pursuant to the redemption provisions described in this prospectus under “Description of Securities — Ordinary Shares” or if we purchase a U.S. Holder’s Class A Ordinary Shares in an open market transaction (in either case referred to herein as a “redemption”), the treatment of the redemption for U.S. federal income tax purposes will depend on whether it qualifies as a sale or exchange of the Class A Ordinary Shares under Section 302 of the Code. If the redemption qualifies as a sale or exchange of the Class A Ordinary Shares, the U.S. Holder will be treated as described under “— Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Ordinary Shares and Warrants” above. If the redemption does not qualify as a sale or exchange of the Class A Ordinary Shares, the U.S. Holder will be treated as receiving a corporate distribution with the tax consequences described above under “— Taxation of Distributions.” Whether a redemption qualifies for sale treatment will depend largely on the total number of our shares treated as held by the U.S. Holder (including any shares constructively owned by the U.S. Holder as described in the following paragraph) relative to all of our shares outstanding both before and after such redemption. The redemption of Class A Ordinary Shares generally will be treated as a sale or exchange of the Class A Ordinary Shares (rather than as a corporate distribution) if, within the meaning of Section 302 of the Code, such redemption (i) is “substantially disproportionate” with respect to the U.S. Holder, (ii) results in a “complete termination” of the U.S. Holder’s interest in us; or (iii) is “not essentially equivalent to a dividend” with respect to the U.S. Holder. These tests are explained more fully below.
In determining whether any of the foregoing tests are satisfied, a U.S. Holder must take into account not only our Class A Ordinary Shares actually owned by the U.S. Holder, but also our shares that are constructively owned by such U.S. Holder. A U.S. Holder may constructively own, in addition to shares owned directly, shares owned by certain related individuals and entities in which the U.S. Holder has an interest or that have an interest in such U.S. Holder, as well as any shares the U.S. Holder has a right to acquire by exercise of an option, which would generally include Class A Ordinary Shares which could be acquired pursuant to the exercise of the warrants. In order to meet the substantially disproportionate test, the percentage of our outstanding voting shares actually and constructively owned by the U.S. Holder immediately following the redemption of Class A Ordinary Shares must, among other requirements, be less than 80 percent of the percentage of our outstanding voting shares actually and constructively owned by the U.S. Holder immediately before the redemption. Prior to our initial business combination, the Class A Ordinary Shares may not be treated as voting shares for this purpose and, consequently, this substantially disproportionate test may not be applicable. There will be a complete termination of a U.S. Holder’s interest if either (i) all of our shares actually and constructively owned by the U.S. Holder are redeemed; or (ii) all of our shares actually owned by the U.S. Holder are redeemed and the U.S. Holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of shares owned by certain family members and the U.S. Holder does not constructively own any other shares of ours. The redemption of the Class A Ordinary Shares will not be essentially equivalent to a dividend with respect to a U.S. Holder if it results in a “meaningful reduction”

of the U.S. Holder’s proportionate interest in us. Whether the redemption will result in a meaningful reduction in a U.S. Holder’s proportionate interest in us will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority shareholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” A U.S. Holder is urged to consult with its tax advisors as to the tax consequences of a redemption.
If none of the foregoing tests are satisfied, then the redemption will be treated as a corporate distribution and the tax effects will be as described under “— Taxation of Distributions” above. After the application of those rules, any remaining tax basis of the U.S. Holder in the redeemed Class A Ordinary Shares will be added to the U.S. Holder’s adjusted tax basis in its remaining shares, or, if it has none, to the U.S. Holder’s adjusted tax basis in its warrants or possibly in other shares constructively owned by it. A U.S. Holder that does not own any remaining Class A Ordinary Shares is urged to consult its own tax advisors as to the allocation of any remaining basis.
Exercise, Lapse or Redemption of a Warrant
Subject to the PFIC rules discussed below and except as discussed below with respect to the cashless exercise of a warrant, a U.S. Holder generally will not recognize gain or loss upon the acquisition of a Class A Ordinary Share pursuant to the exercise of a warrant for cash. A U.S. Holder’s initial tax basis in a Class A Ordinary Share received upon such exercise of the warrant generally will equal the sum of the U.S. Holder’s initial tax basis in the warrant (that is, the portion of the U.S. Holder’s purchase price for the units that is allocated to the warrant, as described above under “— Allocation of Purchase Price and Characterization of a Unit”) and the exercise price. It is unclear whether a U.S. Holder’s holding period for the Class A Ordinary Share will commence on the date of exercise of the warrant or the day following the date of exercise of the warrant; in either case, the holding period will not include the period during which the U.S. Holder held the warrant. If a warrant is allowed to lapse unexercised, a U.S. Holder generally will recognize a capital loss equal to such holder’s tax basis in the warrant.
The tax consequences of a cashless exercise of a warrant are not clear under current law. Subject to the PFIC rules discussed below, a cashless exercise may not be taxable, either because the exercise is not a realization event or because the exercise is treated as a “recapitalization” for U.S. federal income tax purposes. In either situation, a U.S. Holder’s tax basis in the Class A Ordinary Shares received generally would equal the U.S. Holder’s tax basis in the warrants. If the cashless exercise is not a realization event, it is unclear whether a U.S. Holder’s holding period for the Class A Ordinary Shares received will commence on the date of exercise of the warrant or the day following the date of exercise of the warrant. If the cashless exercise were treated as a recapitalization, the holding period of the Class A Ordinary Shares would include the holding period of the warrants.
It is also possible that a cashless exercise may be treated in whole or in part as a taxable exchange in which a gain or loss would be recognized. In such event, a U.S. Holder may be deemed to have surrendered a number of warrants having an aggregate fair market value equal to the exercise price for the total number of warrants to be exercised. Subject to the PFIC rules discussed below, the U.S. Holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the warrants deemed surrendered and the U.S. Holder’s tax basis in such warrants. Such gain or loss would be long-term or short-term, depending on the U.S. Holder’s holding period in the warrants deemed surrendered. In this case, a U.S. Holder’s tax basis in the Class A Ordinary Shares received would equal the sum of the U.S. Holder’s initial investment in the warrants exercised (i.e., the portion of the U.S. Holder’s purchase price for the units that is allocated to the warrant, as described above under “— Allocation of Purchase Price and Characterization of a Unit”) and the exercise price of such warrants. It is unclear whether a U.S. Holder’s holding period for the Class A Ordinary Shares received would commence on the date of exercise of the warrant or the day following the date of exercise of the warrant.
Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, a U.S. Holder is urged to consult its tax advisor regarding the tax consequences of a cashless exercise.

While not free from doubt, a redemption of warrants for Class A Ordinary Shares described in the section of this prospectus entitled “Description of Securities — Redeemable Warrants — Public Shareholders’ Warrants” should be treated as a “recapitalization” for U.S. federal income tax purposes. Accordingly, subject to the PFIC rules described below, a U.S. Holder should not recognize any gain or loss on the redemption of warrants for Class A Ordinary Shares. In such event, a U.S. Holder’s aggregate tax basis in the Class A Ordinary Shares received in the redemption generally should equal the U.S. Holder’s aggregate tax basis in the warrants redeemed and the holding period for the Class A Ordinary Shares received should include the U.S. Holder’s holding period for the surrendered warrants. However, there is some uncertainty regarding this tax treatment and it is possible such a redemption could be treated in part as a taxable exchange in which gain or loss would be recognized in a manner similar to that discussed above for a cashless exercise of warrants. Accordingly, a U.S. Holder is urged to consult its tax advisor regarding the tax consequences of a redemption of warrants for Class A Ordinary Shares.
Subject to the PFIC rules described below, if we redeem warrants for cash pursuant to the redemption provisions described in the section of this prospectus entitled “Description of Securities — Redeemable Warrants — Public Shareholders’ Warrants” or if we purchase warrants in an open market transaction, such redemption or purchase generally will be treated as a taxable disposition to the U.S. Holder, taxed as described above under “— Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Ordinary Shares and Warrants.” We intend to treat the exercise of a warrant occurring after our giving notice of an intention to redeem the warrant for $0.01 as described in the section of this prospectus entitled “Description of Securities — Redeemable Warrants — Public Shareholders’ Warrants” as if we redeemed such warrant for shares as described in the immediately preceding paragraph. However, if the redemption were instead to be characterized for U.S. federal income tax purposes as an exercise of the warrant (which we do not expect), then the tax treatment would instead be treated as described above in the first paragraph under “U.S. Holders — Exercise, Lapse or Redemption of a Warrant.”
Possible Constructive Distributions
The terms of each warrant provide for an adjustment to the number of Class A Ordinary Shares for which the warrant may be exercised or to the exercise price of the warrant in certain events, as discussed in the section of this prospectus captioned “Description of Securities — Redeemable Warrants — Public Shareholders’ Warrants.” An adjustment which has the effect of preventing dilution generally is not taxable. The U.S. Holders of the warrants would, however, be treated as receiving a constructive distribution from us if, for example, the adjustment increases such U.S. Holders’ proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of Class A Ordinary Shares that would be obtained upon exercise or through a decrease to the exercise price, including, for example, the decrease to the exercise price of the warrants where additional Class A Ordinary Shares or equity-linked securities are issued in connection with the closing of our initial business combination at an issue price or effective issue price of less than $9.20 per ordinary share, as described under “Description of Securities — Redeemable Warrants”) as a result of a distribution of cash or other property to the holders of our Class A Ordinary Shares which is taxable to the U.S. Holders of such Class A Ordinary Shares as described under “— Taxation of Distributions” above. Such constructive distribution would be subject to tax as described under that section in the same manner as if the U.S. Holders of the warrants received a cash distribution from us equal to the fair market value of such increased interest.
Passive Foreign Investment Company Rules
A foreign (i.e., non-U.S.) corporation will be classified as a PFIC for U.S. federal income tax purposes in any taxable year in which, after taking into account the income and assets of the corporation and certain subsidiaries pursuant to applicable “look-through rules,” either (i) at least 75% of its gross income in a taxable year, including its pro rata share of the gross income of any corporation in which it is considered to own at least 25% of the shares by value, is passive income or (ii) at least 50% of its assets in a taxable year (ordinarily determined based on fair market value and averaged quarterly over the year), including its pro rata share of the assets of any corporation in which it is considered to own at least 25% of the shares by value, are held for the production of, or produce, passive income. Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets. In determining the value and composition of our assets, the cash we raise in this offering generally will be considered to be held for the production of passive income and thus will be considered a passive asset.
Because we are a blank check company, with no current active business, we believe that it is likely that we will meet the PFIC asset or income test for our current taxable year. However, pursuant to a start-up exception, a corporation will not be a PFIC for the first taxable year the corporation has gross income (the “start-up year”), if (1) no predecessor of the corporation was a PFIC; (2) the corporation satisfies the IRS that it will not be a PFIC for either of the two taxable years following the start-up year; and (3) the corporation is not in fact a PFIC for either of those years. The applicability of the start-up exception to us is uncertain and will not be known until after the close of our current taxable year (or possibly not until after the close of the first two taxable years following our start-up year, as described under the start up exception of Section 1298(b)(2) of the Code). After the acquisition of a company or assets in a business combination, we may still meet one of the PFIC tests depending on the timing of the acquisition and the amount of our passive income and assets, as well as the passive income and assets of the acquired business. If the company that we acquire in a business combination is a PFIC, for instance, then we will likely not qualify for the start-up exception and will be a PFIC for our current taxable year. Moreover, our actual PFIC status for our current taxable year or any subsequent taxable year will not be determinable until after the end of such taxable year. Accordingly, there can be no assurance with respect to our status as a PFIC for our current taxable year or any future taxable year.
Although our PFIC status is determined annually, an initial determination that our company is a PFIC will generally apply for subsequent years to a U.S. Holder who held Class A Ordinary Shares or warrants while we were a PFIC, whether or not we meet the test for PFIC status in those subsequent years. If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder of our Class A Ordinary Shares or warrants and, in the case of our Class A Ordinary Shares, the U.S. Holder did not make either timely a qualified electing fund (“QEF”) election for our first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) Class A Ordinary Shares, a QEF election along with a purging election, or a mark-to-market election, each as described below, such U.S. Holder generally will be subject to special rules with respect to (i) any gain recognized by the U.S. Holder on the sale or other disposition of its Class A Ordinary Shares or warrants; and (ii) any “excess distribution” made to the U.S. Holder (generally, any distributions to such U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of the Class A Ordinary Shares during the three preceding taxable years of such U.S. Holder or, if shorter, such U.S. Holder’s holding period for the Class A Ordinary Shares).
Under these rules:
•
the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the Class A Ordinary Shares or warrants;

•
the amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution, or to the period in the U.S. Holder’s holding period before the first day of our first taxable year in which we are a PFIC, will be taxed as ordinary income;

•
the amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in its holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder; and

•
an additional tax equal to the interest charge generally applicable to underpayments of tax will be imposed on the U.S. Holder with respect to the tax attributable to each such other taxable year of the U.S. Holder.

In general, if we are determined to be a PFIC, a U.S. Holder may avoid the PFIC tax consequences described above in respect of our Class A Ordinary Shares (but not our warrants) by making a timely and valid QEF election (if eligible to do so) to include in income its pro rata share of our net capital gains (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, in each case whether or not distributed, in the taxable year of the U.S. Holder in which or with which our taxable year ends. A U.S. Holder generally may make a separate election to defer the payment of taxes on undistributed income inclusions under the QEF rules, but if deferred, any such taxes will be subject to an interest charge.

It is not entirely clear how various aspects of the PFIC rules apply to our warrants. However, a U.S. Holder may not make a QEF election with respect to its warrants to acquire our Class A Ordinary Shares. As a result, if a U.S. Holder sells or otherwise disposes of such warrants (other than upon exercise of such warrants) and we were a PFIC at any time during the U.S. Holder’s holding period of such warrants, any gain recognized generally will be treated as an excess distribution, taxed as described above. If a U.S. Holder that exercises such warrants properly makes a QEF election with respect to the newly acquired Class A Ordinary Shares (or has previously made a QEF election with respect to our Class A Ordinary Shares), the QEF election will apply to the newly acquired Class A Ordinary Shares. Notwithstanding such QEF election, the adverse tax consequences relating to PFIC shares, adjusted to take into account the current income inclusions resulting from the QEF election, will continue to apply with respect to such newly acquired Class A Ordinary Shares (which, while not entirely clear, generally will be deemed to have a holding period for purposes of the PFIC rules that includes the period the U.S. Holder held the warrants), unless the U.S. Holder makes a purging election under the PFIC rules. Under one type of purging election, the U.S. Holder will be deemed to have sold such shares at their fair market value and any gain recognized on such deemed sale will be treated as an excess distribution, as described above. As a result of this election, the U.S. Holder will have additional tax basis (to the extent of any gain recognized on the deemed sale) and, solely for purposes of the PFIC rules, a new holding period in the Class A Ordinary Shares acquired upon the exercise of the warrants. U.S. Holders are urged to consult their tax advisors as to the application of the rules governing purging elections to their particular circumstances (including a potential separate “deemed dividend” purging election that may be available if we are a controlled foreign corporation).
The QEF election is made on a shareholder-by-shareholder basis and, once made, can be revoked only with the consent of the IRS. A U.S. Holder generally makes a QEF election by attaching a completed IRS Form 8621 (Information Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund), including the information provided in a PFIC Annual Information Statement, to a timely filed U.S. federal income tax return for the tax year to which the election relates. Retroactive QEF elections generally may be made only by filing a protective statement with such return and if certain other conditions are met or with the consent of the IRS. U.S. Holders are urged to consult their tax advisors regarding the availability and tax consequences of a retroactive QEF election under their particular circumstances.
In order to comply with the requirements of a QEF election, a U.S. Holder must receive a PFIC Annual Information Statement from us. If we determine we are a PFIC for any taxable year, upon written request, we will endeavor to provide to a U.S. Holder such information as the IRS may require, including a PFIC Annual Information Statement, in order to enable the U.S. Holder to make and maintain a QEF election, but there is no assurance that we will timely provide such required information. There is also no assurance that we will have timely knowledge of our status as a PFIC in the future or of the required information to be provided.
If a U.S. Holder has made a QEF election with respect to our Class A Ordinary Shares, and the excess distribution rules discussed above do not apply to such shares (because of a timely QEF election for our first taxable year as a PFIC in which the U.S. Holder holds (or is deemed to hold) such shares or because of a purge of PFIC taint pursuant to a purging election, as described above), any gain recognized on the sale of our Class A Ordinary Shares generally will be taxable as capital gain and no additional tax or interest charge will be imposed under the PFIC rules. As discussed above, if we are a PFIC for any taxable year, a U.S. Holder of our Class A Ordinary Shares that has made a QEF election will be currently taxed on its pro rata share of our earnings and profits, whether or not distributed for such taxable year. A subsequent distribution of such earnings and profits that were previously included in the U.S. Holder’s income generally should not be taxable when distributed to such U.S. Holder. The tax basis of a U.S. Holder’s shares in a QEF will be increased by amounts that are included in income, and decreased by amounts distributed but not taxed as dividends, under the above rules. In addition, if we are not a PFIC for any taxable year, such U.S. Holder will not be subject to the QEF inclusion regime with respect to our Class A Ordinary Shares for such taxable year. On the other hand, if the QEF election is not effective for each of our taxable years in which we are a PFIC and the U.S. Holder holds (or is deemed to hold) our Class A Ordinary Shares, the PFIC rules discussed above will continue to apply to such shares unless the holder makes a purging election, as described above, and pays the tax and interest charge with respect to the gain inherent in such shares attributable to the pre-QEF election period.

Alternatively, if we are a PFIC and our Class A Ordinary Shares constitute “marketable stock,” a U.S. Holder may avoid the adverse PFIC tax consequences discussed above if such U.S. Holder, at the close of the first taxable year in which it holds (or is deemed to hold) our Class A Ordinary Shares, makes a valid mark-to-market election with respect to such shares for such taxable year. Such U.S. Holder generally will include for each of its taxable years as ordinary income the excess, if any, of the fair market value of its Class A Ordinary Shares at the end of such year over its adjusted basis in its Class A Ordinary Shares. These amounts of ordinary income would not be eligible for the reduced tax rates applicable to qualified dividend income or long-term capital gains. The U.S. Holder also will recognize an ordinary loss in respect of the excess, if any, of its adjusted basis of its Class A Ordinary Shares over the fair market value of its Class A Ordinary Shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. Holder’s basis in its Class A Ordinary Shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of its Class A Ordinary Shares will be treated as ordinary income. Currently, a mark-to-market election may not be made with respect to warrants.
The mark-to-market election is available only for “marketable stock,” generally, stock that is regularly traded on a national securities exchange that is registered with the Securities and Exchange Commission, including Nasdaq (on which we intend to list the Class A Ordinary Shares), or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. If made, a mark-to-market election would be effective for the taxable year for which the election was made and for all subsequent taxable years unless the Class A Ordinary Shares ceased to qualify as “marketable stock” for purposes of the PFIC rules or the IRS consented to the revocation of the election. U.S. Holders are urged to consult their tax advisors regarding the availability and tax consequences of a mark-to-market election with respect to our Class A Ordinary Shares under their particular circumstances.
If we are a PFIC and, at any time, have a foreign subsidiary that is classified as a PFIC, U.S. Holders generally would be deemed to own a portion of the shares of such lower-tier PFIC, and generally could incur liability for the deferred tax and interest charge described above if we receive a distribution from, or dispose of all or part of our interest in, the lower-tier PFIC or the U.S. Holders otherwise were deemed to have disposed of an interest in the lower-tier PFIC. We will endeavor to cause any lower-tier PFIC to provide to a U.S. Holder the information that may be required to make or maintain a QEF election with respect to the lower-tier PFIC. There can be no assurance that we will have timely knowledge of the status of any such lower-tier PFIC. In addition, we may not hold a controlling interest in any such lower-tier PFIC and thus there can be no assurance we will be able to cause the lower-tier PFIC to provide such required information. A mark-to-market election generally would not be available with respect to any such lower-tier PFIC. U.S. Holders are urged to consult their tax advisors regarding the tax issues raised by lower-tier PFICs.
A U.S. Holder that owns (or is deemed to own) shares in a PFIC during any taxable year of the U.S. Holder, may have to file an IRS Form 8621 (whether or not a QEF or mark-to-market election is made) and such other information as may be required by the U.S. Treasury Department. Failure to do so, if required, will extend the statute of limitations until such required information is furnished to the IRS.
The rules dealing with PFICs and with the QEF and mark-to-market elections are very complex and are affected by various factors in addition to those described above. Accordingly, U.S. Holders of our Class A Ordinary Shares and warrants are urged to consult their own tax advisors concerning the application of the PFIC rules to our Class A Ordinary Shares and warrants under their particular circumstances.
Tax Reporting
Certain U.S. Holders may be required to file an IRS Form 926 (Return by a U.S. Transferor of Property to a Foreign Corporation) to report a transfer of property (including cash) to us. Substantial penalties may be imposed on a U.S. Holder that fails to comply with this reporting requirement and the period of limitations on assessment and collection of U.S. federal income taxes will be extended in the event of a failure to comply. Furthermore, certain U.S. Holders who are individuals and certain entities will be required to report information with respect to such U.S. Holder’s investment in “specified foreign financial assets” with an aggregate value in excess of US$50,000 on the last day of the taxable year or US$75,000 at any time during the taxable year, on IRS Form 8938 (Statement of Specified Foreign Financial Assets), subject to certain exceptions. An interest in the Company constitutes a specified foreign financial asset for these purposes. Persons who are required to report specified foreign financial assets and fail to do so may be subject to substantial penalties and the period of limitations on assessment and collection of U.S. federal income taxes will be extended in the event of a failure to comply. Potential investors are urged to consult their tax advisors regarding the foreign financial asset and other reporting obligations and their application to an investment in our Class A Ordinary Shares and warrants.
Non-U.S. Holders
Taxation of Distributions
In general, any distributions (including constructive distributions) paid or deemed paid to a Non-U.S. Holder in respect of our Class A Ordinary Shares, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and generally will not be subject to U.S. federal income tax, unless the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base that such holder maintains in the United States). In addition, a Non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain attributable to a sale or other taxable disposition of our Class A Ordinary Shares or warrants unless such gain is effectively connected with its conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base that such holder maintains in the United States).
Dividends (including constructive dividends) and gains that are effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base in the United States) generally will be subject to U.S. federal income tax at the same regular U.S. federal income tax rates applicable to a comparable U.S. Holder and, in the case of a Non-U.S. Holder that is a corporation for U.S. federal income tax purposes, also may be subject to an additional branch profits tax at a 30% rate or a lower applicable tax treaty rate.
The redemption of a Non-U.S. Holder’s Class A Ordinary Shares generally will be treated either as a sale of the Class A Ordinary Shares or as a corporate distribution, as described above under “— U.S. Holders — Redemption of Class A Ordinary Shares.” The consequences to the Non-U.S. Holder of such a sale or deemed distribution would be as described above in the preceding two paragraphs.
The U.S. federal income tax treatment of a Non-U.S. Holder’s exercise of a warrant, or the lapse of a warrant held by a Non-U.S. Holder or the redemption of a warrant held by a Non-U.S. Holder, generally will correspond to the U.S. federal income tax treatment of the exercise, lapse or redemption of a warrant by a U.S. Holder, as described under “— U.S. Holders — Exercise, Lapse or Redemption of a Warrant,” above, although to the extent a cashless exercise or redemption results in a taxable exchange, the consequences would be similar to those described in the preceding paragraphs above for a Non-U.S. Holder’s gain on the sale or other disposition of our Class A Ordinary Shares and warrants.
Information Reporting and Backup Withholding
Dividend payments with respect to our Class A Ordinary Shares and proceeds from the sale, exchange or redemption of our Class A Ordinary Shares or warrants may be subject to information reporting to the IRS and possible U.S. backup withholding. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes other required certifications, or who is otherwise exempt from backup withholding and establishes such exempt status. A Non-U.S. Holder generally will eliminate the requirement for information reporting and backup withholding by providing certification of its foreign status, under penalties of perjury, on a duly executed applicable IRS Form W-8 or by otherwise establishing an exemption.
Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a holder’s U.S. federal income tax liability, and a holder generally may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for refund with the IRS and furnishing any required information. Holders are urged to consult their tax advisors regarding the application of backup withholding and the availability of and procedure for obtaining an exemption from backup withholding in their particular circumstances.

FATCA Withholding Taxes
Sections 1471 through 1474 of the Code and the Treasury Regulations and administrative guidance promulgated thereunder (commonly referred to as the “Foreign Account Tax Compliance Act” or “FATCA”) generally impose withholding of 30% in certain circumstances on payments of dividends (including constructive dividends) and, subject to the proposed Treasury Regulations discussed below, on proceeds from sales or other disposition of our securities paid to “foreign financial institutions” (which is broadly defined for this purpose and includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied or an exemption applies (typically certified as to by the delivery of a properly completed IRS Form W-8BEN-E). If FATCA withholding is imposed, a beneficial owner that is not a foreign financial institution will be entitled to a refund of any amounts withheld by filing a U.S. federal income tax return (which may entail significant administrative burden). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Similarly, dividends and, subject to the proposed Treasury Regulations discussed below, proceeds from sales or other disposition in respect of our units held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exceptions generally will be subject to withholding at a rate of 30%, unless such entity either (i) certifies to us or the applicable withholding agent that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which will in turn be provided to the U.S. Department of the Treasury. The U.S. Department of the Treasury has proposed regulations which eliminate the federal withholding tax of 30% applicable to the gross proceeds of a sale or other disposition of our securities. Withholding agents may rely on the proposed Treasury Regulations until final regulations are issued. Prospective investors are urged to consult their tax advisors regarding the possible effects of FATCA on their investment in our securities.
The U.S. federal income tax discussion set forth above is included for general information only and may not be applicable depending upon a holder’s particular situation. Holders are urged to consult their own tax advisors with respect to the tax consequences to them of the acquisition, ownership and disposition of our Class A Ordinary Shares and warrants, including the tax consequences under state, local, estate, foreign and other tax laws and tax treaties and the possible effects of changes in U.S. or other tax laws.

UNDERWRITING
Subject to the terms and conditions of the underwriting agreement dated the date of this prospectus, each underwriter named below has severally agreed to purchase, and we have agreed to sell to that underwriter, the number of units set forth opposite the underwriter’s name.
Underwriter	Number of Units
Cantor Fitzgerald & Co.
Total	10,000,000
The underwriting agreement provides that the obligations of the underwriters to purchase the units included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all of the units (other than those covered by the over-allotment option described below) if they purchase any of the units.
The offering of the units by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.
Pricing of the Offering
We have been advised by the underwriters that they propose to offer the units to the public at the initial offering price set forth on the cover page of this prospectus. The underwriters may allow dealers concessions not in excess of $       per unit and the dealers may re-allow a concession not in excess of $       per unit to other dealers. After the initial offering of the units, the representative may change the offering price and other selling terms. The offering of the units by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part. Sales of any units outside the United States may be made by affiliates of the underwriters.
Over-allotment Option
If the underwriters sell more units than the total number set forth in the table above, we have granted to the underwriters an option, exercisable for 45 days from the date of this prospectus, to purchase up to 1,500,000 additional units at the public offering price less the underwriting discount. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, in connection with this offering. To the extent the option is exercised, each underwriter must purchase a number of additional units approximately proportionate to that underwriter’s initial purchase commitment. Any units issued or sold under the option will be issued and sold on the same terms and conditions as the other units that are the subject of this offering.
Lock-up
We, our sponsor and our officers and directors have agreed that, for a period of 180 days from the date of this prospectus, we and they will not, subject to certain exceptions, (1) offer, sell, pledge, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition), directly or indirectly, including the filing (or participation in the filing) with the SEC of a registration statement under the Securities Act to register, any units, rights, ordinary shares or any other securities convertible into, or exercisable, or exchangeable for, ordinary shares of which such officer, director or holder is now, or may in the future become, the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act), or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic benefits or risks of ownership of such units, rights, ordinary shares or any other securities convertible into, or exercisable, or exchangeable for, ordinary shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of any of the foregoing securities, in cash or otherwise, or (3) publicly disclose the intention to enter into any transaction described in clause (1) or (2) above, except with the prior written consent of the underwriters; provided that the underwriters have agreed to notify us at least three business days before the effective date of any release or waiver granted to one of our officers or directors, and we have agreed to announce the impending release or waiver by issuing a press release through a major news service at least two business days before the effective date of the release or waiver. The underwriters in their sole discretion may release any of the securities subject to these lock-up agreements at any time without notice, other than in the case of the officers and directors, which shall be with notice. Our sponsor, officers and directors are also subject to separate transfer restrictions on their founder shares and placement shares pursuant to the letter agreement described herein.
Our sponsor has agreed not to transfer, assign or sell any of its founder shares until the earlier to occur of (i) one year after the date of the consummation of our initial business combination or (ii) the date on which we consummate a liquidation, merger, stock exchange or other similar transaction which results in all of our shareholders having the right to exchange their Class A Ordinary Shares for cash, securities or other property (except as described herein under the section of this prospectus entitled “Principal Shareholders — Restrictions on Transfers of Founder Shares and Placement Shares”). Any permitted transferees will be subject to the same restrictions and other agreements of our sponsor with respect to any founder shares. Notwithstanding the foregoing, if the closing price of our Class A Ordinary Shares equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing 150 days after our initial business combination, the founder shares will no longer be subject to such transfer restrictions. We refer to such transfer restrictions throughout this prospectus as the lock-up.
The placement shares will not be transferable, assignable or salable until 30 days after the completion of our initial business combination (except with respect to permitted transferees as described herein under the section of this prospectus entitled “Principal Shareholders —  Restrictions on Transfers of Founder Shares and Placement Shares”).
Listing
We have applied to list our units on Nasdaq under the symbol “ALCYU.” We expect that our Class A Ordinary Shares and warrants will be listed under the symbols “ALCY” and “ALCYW,” respectively, once the Class A Ordinary Shares and warrants begin separate trading.
Discounts
The following table shows the underwriting discounts that we are to pay to the underwriters in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the underwriters’ over-allotment option.
	Per Unit		Total
	Without Over-allotment	With Over-allotment	Without Over-allotment	With Over-allotment
Public Offering Price	$10.00	$10.00	$100,000,000	$115,000,000
Underwriting Discounts and Commissions paid by us(1)	0.65	0.65	6,500,000	7,475,000
Proceeds, before expenses, to us	9.35	9.35	93,500,000	107,525,000

Note: —
(1)
Includes $0.45 per unit, or $4,500,000 (or up to $5,175,000 if the over-allotment option is exercised in full) in the aggregate payable to the underwriters for deferred underwriting discounts to be placed in a trust account located in the United States as described herein. The deferred discounts will be released to Cantor Fitzgerald & Co. for its own account only on completion of an initial business combination, in an amount equal to $0.45 multiplied by the number of public shares sold as part of the units in this offering, as described in this prospectus.

We have agreed to reimburse the underwriters for certain of its out-of-pocket costs for this offering up to an aggregate reimbursement allowance of (i) $15,000, including, but not limited to, legal fees related to the review by FINRA and (ii) the expenses of investigations and background checks of our principals, not to exceed $5,500 per person.

The underwriting agreement provides that following the completion of this offering, the obligations of the underwriters with respect to this offering will be deemed to be satisfied and the underwriters are not bound by any commitment or obligation to offer or sell to the public any of our securities or of any target business in an initial business combination or otherwise solicit holders of our securities or any target business in an initial business combination to approve the business combination.
Cantor has also agreed to purchase an aggregate of 50,000 placement shares (or 57,500 placement shares if the over- allotment option is exercised in full) at a price of $10.00 per placement share, for an aggregate purchase price of $500,000, or $575,000 if the over-allotment option is exercised in full. The terms of the placement share are identical to those of the public shares, except as described in this prospectus. The placement shares have been deemed compensation by FINRA and are therefore subject to the lock-up restrictions imposed by FINRA Rule 5110(e) pursuant to which these securities will not be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of the securities by any person for a period of 180 days immediately following the commencement of sales of this offering except as permitted under FINRA Rule 5110(e)(2) including to any member participating in the offering and the officers or partners, registered persons or affiliates thereof. We have granted Cantor certain registration rights relating to these securities. Notwithstanding the foregoing, Cantor may not exercise their demand and “piggy-back” registration rights after five (5) and seven (7) years after the effective date of the registration statement of which this prospectus forms a part and may not exercise their demand rights on more than one occasion.
Deferred Underwriting Discounts
If we do not complete our initial business combination and subsequently liquidate, the trustee and Cantor have agreed that (i) they will forfeit any rights or claims to their deferred underwriting discounts, including any accrued interest thereon, then in the trust account upon liquidation, and (ii) that the deferred underwriting discounts will be distributed on a pro rata basis, including interest earned on the funds held in the trust account (less taxes payable and up to $100,000 of interest to pay dissolution expenses), to the public shareholders.
Expression of Interest
Cantor Fitzgerald & Co. has informed us that it, its affiliates, or certain accounts over which it or its affiliates have discretionary authority have expressed an interest in purchasing up to 7.5% of the units to be sold in this offering. However, because indications of interest are not binding agreements or commitments to purchase and are simply expressions of intent, these entities may determine to purchase fewer or no units at all in the offering or may purchase more units than they indicate an interest in purchasing (although all such entities combined have indicated that they will not purchase more than an aggregate of 9.99% of the units offered in this offering). In addition, Cantor may allocate fewer or no units offered in this offering to any of these entities. The underwriters will receive the same underwriting discount on any units purchased by these entities as they will on any other units sold to the public in this offering. If any such entity purchases any units in this offering or otherwise in the open market, it has no obligation to (i) vote the underlying shares in favor of any business combination, (ii) refrain from exercising any redemption rights with respect to any shares underlying the units offered in this offering or (iii) hold any such units or underlying shares beyond the consummation of an initial business combination, if any. Any trading decisions made by any of the foregoing entities will be made by them based on market conditions at the time of the proposed sale or redemption. Cantor’s affiliates will not receive any economic or other interest in our sponsor.
Stabilization and Other Transactions
The underwriters pursuant to Regulation M under the Securities Exchange Act of 1934, as amended, may engage in short sale transactions, stabilizing transactions, syndicate covering transactions or the imposition of penalty bids in connection with this offering. These activities may have the effect of stabilizing or maintaining the market price of the units at a level above that which might otherwise prevail in the open market. Establishing short sales positions may involve either “covered” short sales or “naked” short sales.
“Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional units in this offering. The underwriters may close out any covered short position by either exercising the overallotment option or purchasing our units in the open market or from market participants. In determining the source of units to close out the covered short position, the underwriters will consider, among other things, the price of units available for purchase in the market as compared to the price at which they may purchase units through the overallotment option.
“Naked” short sales are sales in excess of the option to purchase additional units. The underwriters must close out any naked short position by purchasing units in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the units in the open market after pricing that could adversely affect investors who purchase in this offering.
A stabilizing bid is a bid for the purchase of units on behalf of the underwriters for the purpose of fixing or maintaining the price of the units. A syndicate covering transaction is the bid for or the purchase of units on behalf of the underwriters to reduce a short position incurred by the underwriters in connection with the offering. Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our units or preventing or retarding a decline in the market price of our units. As a result, the price of our units may be higher than the price that might otherwise exist in the open market. A penalty bid is an arrangement permitting the underwriters to reclaim the selling concession otherwise accruing to a syndicate member in connection with the offering if the units originally sold by such syndicate member are purchased in a syndicate covering transaction and therefore have not been effectively placed by such syndicate member.
Neither we, nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our units. The underwriters are not obligated to engage in these activities and, if commenced, may end any of these activities at any time. These transactions may be effected on the Nasdaq, in the over-the-counter market or otherwise.
Market Making
The underwriters have advised us that, following the completion of this offering, they currently intend to make a market in the units as permitted by applicable laws and regulations. However, the underwriters are not obligated to do so, and the underwriters may discontinue any market-making activities at any time without notice in their sole discretion. Accordingly, no assurance can be given as to the liquidity of the trading market for the units, that you will be able to sell any of the units held by you at a particular time or that the prices that you receive when you sell will be favorable.
Indemnification
We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.
Other Terms
We estimate that our portion of the total expenses of this offering payable by us will be $715,000, excluding underwriting discounts. We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.
We are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering, and have no present intent to do so. However, any of the underwriters may introduce us to potential target businesses or assist us in raising additional capital in the future. If any of the underwriters provide services to us after this offering, we may pay such underwriter fair and reasonable fees that would be determined at that time in an arm’s length negotiation; provided that no agreement will be entered into with any of the underwriters and no fees for such services will be paid to any of the underwriters prior to the date that is 60 days from the date of this prospectus, unless such payment would not be deemed underwriters’ compensation in connection with this offering and we may pay the underwriters of this offering or any entity with which they are affiliated a finder’s fee or other compensation for services rendered to us in connection with the completion of a business combination.
The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates, including in connection with acting in an advisory capacity or as a potential financing source in conjunction with our potential acquisition of a company. In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of the issuer (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with the issuer. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.
Electronic Distribution
A prospectus in electronic format may be made available by e-mail or on the web sites or through online services maintained by one or more of the underwriters or their affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of Class A Ordinary Shares for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than the prospectus in electronic format, the information on the underwriters’ web sites and any information contained in any other web site maintained by any of the underwriters is not part of this prospectus, has not been approved and/or endorsed by us or the underwriters and should not be relied upon by investors.
Capital Markets Advisor
We have engaged CCM to provide consulting and advisory services to us in connection with this offering, for which it will receive an advisory fee equal to 0.6% of the aggregate net proceeds of this offering (including the proceeds of the exercise of the overallotment option, if any), excluding underwriting compensation. We will also engage CCM as an advisor in connection with our initial business combination for which it will earn an advisory fee of 1.35% of the proceeds of this offering (including the proceeds of the exercise of the overallotment option, if any) payable at closing of our initial business combination. CCM’s fee will be reimbursed from a portion of the cash fees paid to the underwriter.
CCM is engaged to represent our interests only and is not participating in this offering as defined in FINRA Rule 5110(j)(16). CCM is acting as an independent financial adviser as defined in FINRA Rule 5110(j)(9). As such, CCM is not acting as an underwriter in connection with this offering. CCM will not identify or solicit potential investors in this offering or otherwise be involved in the distribution of this offering.
Selling Restrictions
Canada
This prospectus constitutes an “exempt offering document” as defined in and for the purposes of applicable Canadian securities laws. No prospectus has been filed with any securities commission or similar regulatory authority in Canada in connection with the offer and sale of the securities. No securities commission or similar regulatory authority in Canada has reviewed or in any way passed upon this prospectus or on the merits of the securities and any representation to the contrary is an offence.

Canadian investors are advised that this prospectus has been prepared in reliance on section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”). Pursuant to section 3A.3 of NI 33-105, this prospectus is exempt from the requirement that the issuer and the underwriter(s) provide investors with certain conflicts of interest disclosure pertaining to “connected issuer” and/or “related issuer” relationships that may exist between the issuer and the underwriter(s) as would otherwise be required pursuant to subsection 2.1(1) of NI 33-105.
Resale Restrictions
The offer and sale of the securities in Canada is being made on a private placement basis only and is exempt from the requirement that the issuer prepares and files a prospectus under applicable Canadian securities laws. Any resale of the securities acquired by a Canadian investor in this offering must be made in accordance with applicable Canadian securities laws, which may vary depending on the relevant jurisdiction, and which may require resales to be made in accordance with Canadian prospectus requirements, pursuant to a statutory exemption from the prospectus requirements, in a transaction exempt from the prospectus requirements or otherwise under a discretionary exemption from the prospectus requirements granted by the applicable local Canadian securities regulatory authority. These resale restrictions may under certain circumstances apply to resales of the securities outside of Canada.
Representations of Purchasers
Each Canadian investor who purchases the securities will be deemed to have represented to the issuer and the underwriter(s) that the investor (i) is purchasing the securities as principal, or is deemed to be purchasing as principal in accordance with applicable Canadian securities laws, for investment only and not with a view to resale or redistribution; (ii) is an “accredited investor” as such term is defined in section 1.1 of National Instrument 45-106 Prospectus Exemptions (“NI 45-106”) or, in Ontario, as such term is defined in section 73.3(1) of the Securities Act (Ontario); and (iii) is a “permitted client” as such term is defined in section 1.1 of National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations.
Taxation and Eligibility for Investment
Any discussion of taxation and related matters contained in this prospectus does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a Canadian investor when deciding to purchase the securities and, in particular, does not address any Canadian tax considerations. No representation or warranty is hereby made as to the tax consequences to a resident, or deemed resident, of Canada of an investment in the securities or with respect to the eligibility of the securities for investment by such investor under relevant Canadian federal and provincial legislation and regulations.
Rights of Action for Damages or Rescission
Securities legislation in certain of the Canadian jurisdictions provides certain purchasers of securities pursuant to an offering memorandum (such as this prospectus), including where the distribution involves an “eligible foreign security” as such term is defined in Ontario Securities Commission Rule 45-501 Ontario Prospectus and Registration Exemptions and in Multilateral Instrument 45-107 Listing Representation and Statutory Rights of Action Disclosure Exemptions, as applicable, with a remedy for damages or rescission, or both, in addition to any other rights they may have at law, where the offering memorandum, or other offering document that constitutes an offering memorandum, and any amendment thereto, contains a “misrepresentation” as defined under applicable Canadian securities laws. These remedies, or notice with respect to these remedies, must be exercised or delivered, as the case may be, by the purchaser within the time limits prescribed under, and are subject to limitations and defences under, applicable Canadian securities legislation. In addition, these remedies are in addition to and without derogation from any other right or remedy available at law to the investor.
Language of Documents
Upon receipt of this document, each Canadian investor hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the securities described herein (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only. Par la réception de ce document, chaque investisseur Canadien confirme par les présentes qu’il a expressément exigé que tous les documents faisant foi ou se rapportant de quelque manière que ce soit à la vente des valeurs mobilières décrites aux présentes (incluant, pour plus de certitude, toute confirmation d’achat ou tout avis) soient rédigés en anglais seulement.
Australia
This document does not constitute a prospectus, product disclosure statement or other disclosure document under the Australia’s Corporations Act 2001 (Cth) (the “Corporations Act”) of Australia. This document has not been lodged with the Australian Securities & Investments Commission and is only directed to the categories of exempt persons set out below. Accordingly, if you receive this document in Australia:
You confirm and warrant that you are either:
•
a “sophisticated investor” under section 708(8)(a) or (b) of the Corporations Act;

•
a “sophisticated investor” under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to the company which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made; or

•
a “professional investor” within the meaning of section 708(11)(a) or (b) of the Corporations Act.

To the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor or professional investor under the Corporations Act any offer made to you under this document is void and incapable of acceptance.
You warrant and agree that you will not offer any of the shares issued to you pursuant to this document for resale in Australia within 12 months of those securities being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.
European Economic Area
In relation to each member state of the European Economic Area (each a “Member State”), no securities have been offered or will be offered pursuant to the offer described herein in that Member State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Member State or, where appropriate, approved in another Member State and notified to the competent authority in that Member State, all in accordance with the Prospectus Regulation, except that the securities may be offered to the public in that Member State at any time:
•
to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;

•
to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or

•
in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of securities shall require the issuer or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.
Each person in a Member State who acquires any securities in the offer or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with the issuer and the underwriters that it is a qualified investor within the meaning of the Prospectus Regulation.
In the case of any securities being offered to a financial intermediary as that term is used in Article 5(1) of the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed to and with the issuer and the underwriters that the securities acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in a Member State to qualified investors, in circumstances in which the prior consent of the underwriters has been obtained to each such proposed offer or resale. Neither the issuer nor the underwriters have authorized, nor do they authorize, the making of any offer of securities through any financial intermediary, other than offers made by the underwriters which constitute the final placement of securities contemplated in this document.
The issuer and the underwriters and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.
For the purposes of this provision, the expression an “offer to the public” in relation to any securities in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase, or subscribe for, any securities and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.
In Member States, this document is being distributed only to, and is directed only at, persons who are “qualified investors” within the meaning of Article 2(e) of the Prospectus Regulation (“Qualified Investors”). This document must not be acted on or relied on in any Member State by persons who are not Qualified Investors. Any investment or investment activity to which this document relates is available in any Member State only to Qualified Investors and will be engaged in only with such persons.
Hong Kong
No securities have been, may be or will be offered or sold in Hong Kong, by means of any document, other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent; or to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “SFO”) and any rules made thereunder; or in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding UP and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong (the “C(WUMP)O”), or which do not constitute an offer to the public within the meaning of the C(WUMP)O. No document, invitation or advertisement relating to the securities has been issued or may be issued or will be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.
This document has not been and will not be registered with the Registrar of Companies in Hong Kong. Accordingly, this document may not be issued, circulated or distributed in Hong Kong, and the securities may not be offered for subscription to members of the public in Hong Kong. Each person acquiring the securities will be required, and is deemed by the acquisition of the securities, to confirm that he is aware of the restriction on offers of the securities described in this document and the relevant offering documents and that he is not acquiring, and has not been offered any securities in circumstances that contravene any such restrictions.
Japan
The offering has not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948 of Japan, as amended) (the “FIEA”), and the Initial Purchaser will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means, unless otherwise provided herein, any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and ministerial guidelines of Japan.
Singapore
This document has not been and will not be lodged or registered with the Monetary Authority of Singapore. Accordingly, this document and any other document or material in connection with the offer or sale, or the invitation for subscription or purchase of the securities may not be issued, circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person as defined under Section 275(2) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions, specified in Section 275 of the SFA and where (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018, or (iii) otherwise pursuant to, and in accordance with the conditions of any other applicable provision of the SFA. In the event that you are not an investor falling within any of the categories set out above, please return this document immediately. You may not forward or circulate this document to any other person in Singapore.
No offer is made to you with a view to the securities being subsequently offered for sale to any other party. There are on-sale restrictions that may be applicable to investors who acquire securities. As such, investors are advised to acquaint themselves with the provisions of the SFA relating to resale restrictions and comply accordingly.
Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
•
a corporation (which is not an accredited investor as defined under Section 4A of the SFA) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

•
a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable within six months after that corporation or that trust has acquired the securities under Section 275 of the SFA except:

•
to an institutional investor under Section 274 of the SFA or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

•
where no consideration is given for the transfer;

•
where the transfer is by operation of law;

•
as specified in Section 276(7) of the SFA; or

•
as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018 of Singapore.

Switzerland
The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.
Neither this document nor any other offering or marketing material relating to the offering, the issuer or the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, or FINMA, and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of securities.

Israel
This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Securities Law, and has not been filed with or approved by the Israel Securities Authority. In the State of Israel, this document is being distributed only to, and is directed only at, and any offer of the shares is directed only at, investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals”, each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors will be required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.
United Kingdom
In relation to the United Kingdom, no securities have been offered or will be offered pursuant to the offer described herein to the public in the United Kingdom prior to the publication of a prospectus in relation to the securities which has been approved by the UK Financial Conduct Authority, except that the securities may be offered to the public in the United Kingdom at any time:
(i)
to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

(ii)
to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or

(iii)
in any other circumstances falling within Section 86 of the Financial Services and Markets Act 2000 (as amended) (the “FSMA”),

provided that no such offer of the securities shall require the issuer or any underwriter to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.
Each person in the United Kingdom who acquires any securities in the offer or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with the issuer and the underwriters that it is a qualified investor within the meaning of the UK Prospectus Regulation.
In the case of any securities being offered to a financial intermediary as that term is used in Article 5(1) of the UK Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed to and with the issuer and the underwriters that the securities acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in the United Kingdom to qualified investors, in circumstances in which the prior consent of the underwriters has been obtained to each such proposed offer or resale. Neither the issuer nor the underwriters have authorized, nor do they authorize, the making of any offer of securities through any financial intermediary, other than offers made by the underwriters which constitute the final placement of securities contemplated in this document.
The issuer and the underwriters and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.
For the purposes of this provision, the expression an “offer to the public” in relation to the securities in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of United Kingdom law by virtue of the European Union (Withdrawal) Act 2018.

In the United Kingdom, this document is being distributed only to, and is directed only at, persons who are “qualified investors” within the meaning of Article 2(e) of the UK Prospectus Regulation who are also: (i) persons who fall within the definition of “investment professionals” in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”); (ii) persons falling within Article 49(2) of the Order; or (iii) persons to whom it may otherwise lawfully be communicated (all such persons together being referred to as “relevant persons”). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. Any investment or investment activity to which this document relates is available in the United Kingdom only to relevant persons and will be engaged in only with such persons.
Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) may only be communicated or caused to be communicated in connection with the issue or sale of the securities in circumstances in which Section 21(1) of the FSMA does not apply. All applicable provisions of the FSMA and the Order must be complied with in respect of anything done by any person in relation to the securities in, from or otherwise involving the United Kingdom.
Cayman Islands
No offer or invitation, whether directly or indirectly, to subscribe for securities may be made to the public in the Cayman Islands.

LEGAL MATTERS
Kirkland & Ellis LLP, is acting as counsel in connection with the registration of our securities under the Securities Act, and as such, will pass upon the validity of the securities offered in this prospectus with respect to units and warrants. Harney Westwood & Riegels LLP will pass upon the validity of the securities offered in this prospectus with respect to the Ordinary Shares and matters of Cayman Islands law. Ellenoff Grossman & Schole LLP, New York, New York, is advising the underwriters in connection with the offering of the securities.

EXPERTS
The financial statements of Alchemy Investments Acquisition Corp 1, as of December 31, 2021, and for the period from October 27, 2021 (inception) through December 31, 2021 appearing in this prospectus have been audited by Marcum LLP, independent registered public accounting firm, as stated in their report herein (which contains an explanatory paragraph relating to substantial doubt about the ability of Alchemy Investments Acquisition Corp 1 to continue as a going concern as described in Note 1 to the financial statements), appearing elsewhere in this prospectus, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities we are offering by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information about us and our securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are materially complete but may not include a description of all aspects of such contracts, agreements or other documents, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.
Upon the effectiveness of this registration statement of which this prospectus is a part, we will be subject to the information requirements of the Exchange Act and will file annual, quarterly and current event reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov.

INDEX TO FINANCIAL STATEMENTS
ALCHEMY INVESTMENTS ACQUISITION CORP 1
Page
Report of Independent Registered Public Accounting Firm	F-2
Financial Statements:
Balance Sheets as of September 30, 2022 (unaudited) and December 31, 2021	F-3
Statements of Operations for the nine months ended September 30, 2022 (unaudited) and for the period from October 27, 2021 (inception) through December 31, 2021	F-4
Statements of Changes in Shareholder’s Equity for the nine months ended September 30, 2022 (unaudited) and for the period from October 27, 2021 (inception) through December 31, 2021	F-6
Statements of Cash Flows for the nine months ended September 30, 2022 (unaudited) and for the period from October 27, 2021 (inception) through December 31, 2021	F-7
Notes to Financial Statements	F-8

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Shareholder and Board of Directors of
Alchemy Investments Acquisition Corp 1 (f/k/a VAM Acquisition Corp.)
Opinion on the Financial Statements
We have audited the accompanying balance sheet of Alchemy Investments Acquisition Corp 1 (the “Company”) as of December 31, 2021, the related statements of operations, shareholder’s equity and cash flows for the period from October 27, 2021 (inception) through December 31, 2021, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021, and the results of its operations and its cash flows for the period from October 27, 2021 (inception) through December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.
Explanatory Paragraph — Going Concern
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1 to the financial statements, the Company’s ability to execute its business plan is dependent upon its completion of the proposed initial public offering described in Note 3 to the financial statements. The Company has a working capital deficiency and lacks the financial resources it needs to sustain operations for a reasonable period of time, which is considered to be one year from the issuance date of the financial statements. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1 and 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.
/s/ Marcum llp
We have served as the Company’s auditor since 2021.
Boston, MA
December 2, 2022

ALCHEMY INVESTMENTS ACQUISITION CORP 1
BALANCE SHEETS
	September 30, 2022 (Unaudited)	As of December 31, 2021
ASSETS:
Deferred offering costs associated with proposed public offering	$769,818	$407,516
Total Assets	769,818	407,516
LIABILITIES AND SHAREHOLDER’S EQUITY:
Current liabilities:
Accrued offering and formation costs	466,519	203,956
Notes payable to related party	262,049	162,310
Total Current Liabilities	728,568	366,266
Commitments and Contingencies (Note 5)
Shareholder’s Equity:
Preference shares, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—
Class A Ordinary Shares, $0.0001 par value; 479,000,000 shares authorized; none issued and outstanding	—	—
Class B Ordinary Shares, $0.0001 par value; 20,000,000 shares authorized; 4,025,000 shares issued and outstanding as of September 30, 2022 and December 31, 2021, respectively(1)(2)	402	402
Additional paid-in capital	49,598	49,598
Accumulated deficit	(8,750)	(8,750)
Total Shareholder’s Equity	41,250	41,250
Total Liabilities and Shareholder’s Equity	$769,818	$407,516

(1)
Includes an aggregate of up to 525,000 Class B Ordinary Shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters as of September 30, 2022 and December 31, 2021, respectively (see Note 4).

(2)
On December 6, 2021, the Company issued 4,312,500 Founder Shares to the Sponsor for $50,000. In connection with the issuance of new 4,312,500 Founder Shares to Sponsor for $50,000 on December 6, 2021, the Company repurchased and cancelled the 4,312,500 Founder Shares issued to the related party for a purchase price of $25,000. On October 26, 2022, 287,500 Founder Shares were surrendered and thereupon cancelled by the Company resulting in a decrease in the total number of Founder Shares outstanding from 4,312,500 shares to 4,025,000 shares. All share amounts and related information have been retroactively restated to reflect the surrender and cancellation (see Note 4).

The accompanying notes are an integral part of these financial statements.

ALCHEMY INVESTMENTS ACQUISITION CORP 1
STATEMENTS OF OPERATIONS
	For the Nine Months Ended September 30, 2022 (Unaudited)		For the period from October 27, 2021 (inception) through December 31, 2021
Formation and operating costs	$	(—)	$(8,750)
Net loss		(—)	(8,750)
Weighted average shares outstanding, basic and diluted(1)(2)		3,500,000	3,500,000
Basic and diluted net loss per share	$	(—)	$(0.00)

Notes: —
(1)
Includes an aggregate of up to 525,000 Class B Ordinary Shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters as of September 30, 2022 and December 31, 2021, respectively (see Note 4).

(2)
On December 6, 2021, the Company issued 4,312,500 Founder Shares to the Sponsor for $50,000. In connection with the issuance of new 4,312,500 Founder Shares to the Sponsor for $50,000 on December 6, 2021, the Company repurchased and cancelled the 4,312,500 Founder Shares issued to the related party for a purchase price of $25,000. On October 26, 2022, 287,500 Founder Shares were surrendered and thereupon cancelled by the Company resulting in a decrease in the total number of Founder Shares outstanding from 4,312,500 shares to 4,025,000 shares. All share amounts and related information have been retroactively restated to reflect the surrender and cancellation (see Note 4).

The accompanying notes are an integral part of these financial statements.

ALCHEMY INVESTMENTS ACQUISITION CORP 1
STATEMENTS OF CHANGES IN SHAREHOLDER’S EQUITY
For the nine months ended September 30, 2022
(Unaudited)
	Ordinary Shares				Additional Paid-In Capital	Accumulated Deficit	Total Shareholder’s Equity
	Class A		Class B
	Shares	Amount	Shares	Amount
Balance as of January 1, 2022	—	$—	4,025,000	$402	$49,598	$(8,750)	$41,250
Net loss	—	—	—	—	—	—	—
Balance as of March 31, 2022 (unaudited)	—	—	4,025,000	402	49,598	(8,750)	41,250
Net loss	—	—	—	—	—	—	—
Balance as of June 30, 2022 (unaudited)	—	—	4,025,000	402	49,598	(8,750)	41,250
Net loss	—	—	—	—	—	—	—
Balance as of September 30, 2022 (unaudited)	—	$—	4,025,000	$402	$49,598	$(8,750)	$41,250
The accompanying notes are an integral part of these financial statements.

ALCHEMY INVESTMENTS ACQUISITION CORP 1
STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY
For the period from October 27, 2021 (inception) through December 31, 2021
	Ordinary Shares				Additional Paid-In Capital	Accumulated Deficit	Total Shareholder’s Equity
	Class A		Class B
	Shares	Amount	Shares	Amount
Balance as of October 27, 2021 (inception)	—	—	—	—	—	—	—
Issuance of ordinary shares to Sponsor(1)	—	—	4,025,000	402	$49,598	—	50,000
Net loss	—	—	—	—	—	(8,750)	(8,750)
Balance as of December 31, 2021	—	$—	4,025,000	$402	$49,598	$(8,750)	$41,250

Notes: —
(1)
Includes an aggregate of up to 525,000 Class B Ordinary Shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters as of December 31, 2021 (see Note 4). On December 6, 2021, the Company issued 4,312,500 Founder Shares to the Sponsor for $50,000. In connection with the issuance of new 4,312,500 Founder Shares to the Sponsor for $50,000 on December 6, 2021, the Company repurchased and cancelled the 4,312,500 Founder Shares issued to the related party for a purchase price of $25,000. On October 26, 2022, 287,500 Founder Shares were surrendered and thereupon cancelled by the Company resulting in a decrease in the total number of Founder Shares outstanding from 4,312,500 shares to 4,025,000 shares. All share amounts and related information have been retroactively restated to reflect the surrender and cancellation (see Note 4).

The accompanying notes are an integral part of these financial statements.

ALCHEMY INVESTMENTS ACQUISITION CORP 1
STATEMENTS OF CASH FLOWS
	For the Nine Months Ended September 30, 2022 (Unaudited)		For the period October 27, 2021 (inception) through December 31,2021
Cash Flows from Operating Activities:
Net Loss:	$	(—)	$(8,750)
Adjustments to reconcile net loss to net cash provided by operating activities:
Payment of formation costs through issuance of ordinary shares to Sponsor		—	$8,750
Net cash provided by operating activities		—	—
Net increase in cash		—	—
Cash – beginning of the period		—	—
Cash – end of the period		$—	$—
Supplemental disclosure of noncash financing activities:
Deferred offering costs included in accrued offering and formation costs		$262,563	$203,956
Deferred offering costs paid through notes payable to related party		$99,739	$162,310
Deferred offering cost paid by Sponsor in exchange for founder shares		$—	$41,250
The accompanying notes are an integral part of these financial statements.

ALCHEMY INVESTMENTS ACQUISITION CORP 1
NOTES TO FINANCIAL STATEMENTS
Note 1 — Description of Organization, Business Operations, and Going Concern
Alchemy Investments Acquisition Corp 1 (the “Company”) is a blank check company incorporated in Cayman Islands on October 27, 2021. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”). The Company is an emerging growth company and, as such, the Company is subject to all of the risks associated with emerging growth companies.
As of September 30, 2022, the Company had not commenced any operations. All activity for the period from October 27, 2021 (inception) through September 30, 2022 relates to the Company’s formation and the proposed initial public offering described below. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income on cash and cash equivalents from the proceeds derived from the Proposed Public Offering (as defined below). The Company has selected December 31 as its fiscal year end.
The Company’s sponsor is Alchemy DeepTech Capital LLC, a limited liability company incorporated under the laws of the State of Delaware (the “Sponsor”). The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a proposed public offering (the “Proposed Public Offering”) of 10,000,000 units of the Company (each, a “Unit” and collectively, the “Units”) at $10.00 per Unit (or 11,500,000 Units if the underwriter’s over-allotment option is exercised in full), which is discussed in Note 3, and the sale of 593,000 private placement shares of the Company (or 653,000 private placement shares if the underwriter’s over-allotment option is exercised in full) (each, a “Private Placement Share” and collectively, the “Private Placement Shares”), at a price of $10.00 per Private Placement Share in a private placement to the Sponsor that will close simultaneously with the Proposed Public Offering.
The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Proposed Public Offering and the sale of Private Placement Shares, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully.
The Company must complete one or more initial Business Combinations having an aggregate fair market value of at least 80% of the net assets held in the Trust Account (as defined below) (excluding the amount of deferred underwriting discounts held in Trust and taxes payable on the income earned on the Trust Account) at the time of the agreement to enter into the initial Business Combination. However, the Company only intends to complete a Business Combination if the post-transaction company owns or acquires 50% or more of the issued and outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act 1940, as amended (the “Investment Company Act”). Upon the closing of the Proposed Public Offering, management has agreed that an amount equal to at least $10.20 per Unit sold in the Proposed Public Offering, including the proceeds from the sale of the Private Placement Shares, will be held in a trust account (“Trust Account”) located in the United States with Continental Stock Transfer & Trust Company acting as trustee, and invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the Trust Account as described below.
The Company will provide the holders (the “Public Shareholders”) of the Company’s issued and outstanding Class A Ordinary Shares, par value $0.0001 per share, sold in the Proposed Public Offering (the “Public Shares”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a shareholders meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The Public Shareholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then held in the Trust Account, plus any interest income earned thereon (less taxes payable) (initially anticipated to be $10.20 per Public Share). The per-share amount to be distributed to Public Shareholders who redeem their Public Shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriters (as discussed in Note 6). These Public Shares will be recorded at a redemption value and classified as temporary equity upon the completion of the Proposed Public Offering in accordance with the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” If the Company seeks shareholder approval, the Company will proceed with a Business Combination if a majority of the shares voted are voted in favor of the Business Combination. If a shareholder vote is not required by law and the Company does not decide to hold a shareholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Memorandum and Articles of Association (the “Memorandum and Articles of Association”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, shareholder approval of the transaction is required by law, or the Company decides to obtain shareholder approval for business or legal reasons, the Company will offer to redeem the Public Shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. Additionally, each Public Shareholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction or whether they were a public shareholder on the record date for the general meeting held to approve the proposed transaction. If the Company seeks shareholder approval in connection with a Business Combination, the Sponsor has agreed to vote its Founder Shares (as defined below in Note 4) and any Public Shares purchased during or after the Proposed Public Offering in favor of a Business Combination. In addition, the Sponsor has agreed to waive its redemption rights with respect to its Founder Shares and Public Shares in connection with the completion of a Business Combination.
The Memorandum and Articles of Association will provide that a Public Shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the Public Shares, without the prior consent of the Company. The Sponsor has agreed not to propose an amendment to the Memorandum and Articles of Association (A) to modify the substance or timing of the Company’s obligation to allow redemption in connection with a Business Combination or to redeem 100% of the Public Shares if the Company does not complete a Business Combination within the Combination Period or during any Extension Period (as defined below) or (B) with respect to any other material provision relating to shareholders’ rights or pre-initial Business Combination activity, unless the Company provides the Public Shareholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.
If the Company is unable to complete a Business Combination within 15 months from the closing of the Proposed Public Offering (the “Combination Period”) and the Company’s shareholders have not amended the Memorandum and Articles of Association to extend such Combination Period (the “Extension Period”), the Company will (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but no more than ten business days thereafter subject to lawfully available funds therefor, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account (less taxes payable and up to $100,000 of interest to pay dissolution expenses) divided by the number of the then outstanding Public Shares, which redemption will completely extinguish Public Shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law; and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining shareholders and the board of directors, liquidate and dissolve, subject in each case to the Company’s obligations under Cayman law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the rights or warrants, which will expire worthless if the Company fails to complete an initial Business Combination within the Combination Period or during any Extension Period.

The Sponsor, officers and directors have agreed to waive their rights to liquidating distributions from the Trust Account with respect to their Founder Shares and Private Placement Shares if the Company fails to complete an initial Business Combination within the Combination Period or during any Extension Period. However, if the Sponsor acquires Public Shares in or after the Proposed Public Offering, it will be entitled to liquidating distributions from the Trust Account with respect to such Public Shares if the Company fails to complete a Business Combination within the Combination Period or during any Extension Period. The underwriters have agreed to waive their rights to the deferred underwriting commission (see Note 6) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period or during any Extension Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than $10.20. In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a third party (except for the Company’s independent registered public accounting firm) for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement (a “Target”), or any claim by a taxing authority, reduce the amount of funds in the Trust Account to below (i) $10.20 per Public Share or (ii) the lesser amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of the trust assets, in each case net of interest which may be withdrawn to pay taxes, provided that such liability will not apply to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account nor will it apply to any claims under the Company’s indemnity of the underwriters of the Proposed Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). In the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (other than the Company’s independent registered public accounting firm), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.
Going Concern Consideration
As of September 30, 2022 and December 31, 2021, the Company had no cash and a working capital deficit of $728,568 and $366,266, respectively. Further, the Company has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. In connection with the Company’s assessment of going concern considerations in accordance with ASU 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern”, as of September 30, 2022, the Company does not have sufficient liquidity to meet its current obligations. However, management has determined that the Company has access to funds from the Sponsor entity (See Note 4) that are sufficient to fund the working capital needs of the Company until the earlier of the consummation of the Proposed Public offering or a minimum of one year from the date of issuance of these financial statements. The Company cannot assure that its plans to raise capital or to consummate an initial Business Combination will be successful.
Risks and Uncertainties
On January 30, 2020, the World Health Organization (“WHO”) announced a global health emergency because of a new strain of coronavirus (the “COVID-19 outbreak”). In March 2020, the WHO classified the COVID-19 outbreak as a pandemic, based on the rapid increase in exposure globally. The full impact of the COVID-19 outbreak continues to evolve. Management continues to evaluate the impact of the COVID-19 outbreak on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
In February 2022, the Russian Federation and Belarus commenced a military action against the country of Ukraine. As a result of this action, various nations, including the United States, have instituted economic sanctions against the Russian Federation and Belarus. Further, the impact of this action and related sanctions on the world economy are not determinable as of the date of these financial statements. The specific impact on the Company’s financial condition, results of operations, and cash flows is also not determinable as of the date of these financial statements.
Note 2 — Summary of Significant Accounting Policies
Basis of Presentation
The accompanying financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the accounting and disclosure rules and regulations of the SEC.
In the opinion of the Company’s management, the unaudited condensed financial statements as of September 30, 2022 include all adjustments, which are only of a normal and recurring nature, necessary for a fair statement of the financial position of the Company as of September 30, 2022 and its results of operations and cash flows for the nine months ended September 30, 2022. The results of operations for the nine months ended September 30, 2022 are not necessarily indicative of the results to be expected for the full fiscal year ending December 31, 2022 or any future interim period.
The Company does not have sufficient liquidity to meet its anticipated obligations over the next year from the date of issuance of these financial statements.
Emerging Growth Company
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Cash and Cash Equivalents
The Company considers all highly liquid investments with an original maturity of six months or less when purchased to be cash and cash equivalents. Cash and cash equivalents are recorded at cost, which approximates fair value. The company did not have cash and cash equivalents as of September 30, 2022 and December 31, 2021.

Financial Instruments
The fair value of the Company’s assets and liabilities, which qualify as financial instruments under FASB ASC 820, “Fair Value Measurement,” approximates the carrying amounts represented in the balance sheet.
Fair Value Measurements
Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:
•
Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

•
Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•
Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable. In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

Use of Estimates
The preparation of financial statements in conformity with U.S. GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of expenses and disclosure of contingent assets and liabilities during the reporting period. Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, actual results could differ from those estimates.
Deferred Offering Costs Associated with the Proposed Public Offering
Deferred offering costs consist of legal, accounting, underwriting fees and other costs incurred through the balance sheet date that are directly related to the Proposed Public Offering and that will be charged to the carrying value of Class A Ordinary shares upon the completion of the Proposed Public Offering. Should the Proposed Public Offering prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be charged to operations.
The over-allotment option is deemed to be a freestanding financial instrument indexed on the contingently redeemable shares and will be accounted for as a liability pursuant to ASC 480.
Redeemable Share Classification
The Company’s Class A Ordinary Shares that will be sold as part of the Units in the Proposed Public Offering contain a redemption feature which allows for the redemption of such public shares in connection with the Company’s liquidation, or if there is a shareholder vote or tender offer in connection with the Company’s initial business combination. In accordance with ASC 480-10-S99, the Company classifies ordinary shares subject to redemption outside of permanent equity as the redemption provisions are not solely within the control of the Company. The Class A Ordinary Shares sold as part of the Units in the

Proposed Public Offering will be issued with other freestanding instruments (i.e., Public Warrants) and as such, the initial carrying value of Class A Ordinary Shares classified as temporary equity will be the allocated proceeds determined in accordance with ASC 470-20. The Class A Ordinary Shares are subject to ASC 480-10-S99 and are currently not redeemable as the redemption is contingent upon the occurrence of events mentioned above. According to ASC 480-10-S99-15, no subsequent adjustment is needed if it is not probable that the instrument will become redeemable.
Derivative Financial Instruments
The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC Topic 815, “Derivatives and Hedging”. Derivative instruments are initially recorded at fair value on the grant date and re-valued at each reporting date, with changes in the fair value reported in the statements of operations. Derivative assets and liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement or conversion of the instrument could be required within 12 months of the balance sheet date.
Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentration of credit risk consist of a cash account in a financial institution which, at times may exceed the Federal depository insurance coverage of $250,000. At September 30, 2022 and December 31, 2021, the Company had not experienced losses on this account.
Net Loss Per Share Of Ordinary Share
The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share.” Net loss per share is computed by dividing net loss by the weighted average number of ordinary share outstanding during the period, reduced by shares of Class B Ordinary Shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters. As of September 30, 2022 and December 31, 2021, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into ordinary share and then share in the earnings of the Company. As a result, diluted loss per share is the same as basic loss per share for the periods presented.
Income Taxes
The Company accounts for income taxes under ASC Topic 740, “Income Taxes,” which prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company’s management determined that the Cayman Islands is the Company’s major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. As of September 30, 2022 and December 31, 2021, there were no unrecognized tax benefits and no amounts accrued for interest and penalties. The Company is currently not aware of any issues under review that could result in significant payments, accruals, or material deviation from its position.
The Company is considered to be an exempted Cayman Islands company with no connection to any other taxable jurisdiction and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands, Italy or the United States. As such, the Company’s tax provision was zero for the period presented. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.
Recent Accounting Pronouncements
In August 2020, the FASB issued Accounting Standards Update (“ASU”) No. 2020-06, Debt — Debt with Conversion and Other Options (Subtopic 470-20) and Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity (“ASU 2020-06”), which simplifies accounting for convertible instruments by removing major separation models required under current GAAP. As a result of ASU No. 2020-06, more convertible debt instruments will be accounted for as a single liability measured at its amortized cost and more convertible preferred stock will be accounted for as a single equity instrument measured at its historical cost, as long as no features require bifurcation and recognition as derivatives. The amendments are effective for smaller reporting companies for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. Early adoption is permitted, but no earlier than fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. The Company is determining the impact of the adoption of ASU No. 2020-06 on its balance sheet, statement of operations and cash flows.
The Company’s management does not believe that any other recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the accompanying financial statements.
Note 3 — Proposed Public Offering
Pursuant to the Proposed Public Offering, the Company intends to offer for sale 10,000,000 Units at a price of $10.00 per Unit. Each Unit consists of one share of Class A Ordinary Shares and one-half of one redeemable warrant (each, a “Public Warrant”). Each Public Warrant entitles the holder to purchase one share of Class A Ordinary Shares at a price of $11.50 per share, subject to adjustment (see Note 7).
The Company will grant the underwriters a 45-day option from the date of the final prospectus relating to the Proposed Public Offering to purchase up to 1,500,000 additional Units to cover over-allotments, if any, at the Proposed Public Offering price, less underwriting discounts and commissions.
Note 4 — Related Party Transactions
Founder Shares
On December 6, 2021, the Sponsor acquired 4,312,500 founder shares (the “Founder Shares”) for an aggregate purchase price of $50,000 (or approximately $0.0116 per share) which was settled by paying for certain expenses on behalf of the Company. This $50,000 was paid by Deeptech Early Investors LLC on behalf of the Sponsor. Prior to the initial investment in the company of $50,000 by the Sponsor, the Company had no assets, tangible or intangible. As used herein, unless the context otherwise requires, “Founder Shares” shall be deemed to include the Class A Ordinary Shares issuable upon conversion thereof. The per share purchase price of the Founder Shares was determined by dividing the amount of cash contributed to the company by the aggregate number of Founder Shares issued. Upon issuance, there were 562,500 Founder Shares subjected to forfeiture if the over-allotment option was not exercised in full or in part by our underwriter. In connection with the December 6, 2021 issuance, the Company repurchased and cancelled the 4,312,500 Founder Shares previously issued to a related party for a purchase price of $25,000.
On October 26, 2022, 287,500 Founder Shares were surrendered by our Sponsor for no consideration. These shares were then cancelled by the Company resulting in a decrease in the total number of Founder Shares outstanding from 4,312,500 shares to 4,025,000 shares. Upon cancellation, 525,000 Founder Shares are now subjected to forfeiture if the over-allotment option was not exercised in full or in part by our underwriter. All share amounts and related information have been retroactively restated to reflect the surrender and cancellation.
The Founder Shares will automatically convert into shares of the Company’s Class A Ordinary Shares on the first business day following the completion of the initial Business Combination at a ratio such that the number of shares of the Class A Ordinary Shares issuable upon conversion of all Founder Shares will equal, in the aggregate, on an as-converted basis, 35.0% of the sum of (i) the total number of shares of the Public Shares issued and outstanding upon completion of this offering, plus (ii) the sum of (a) the total number of shares of the Company’s ordinary share issued or deemed issued or issuable upon conversion or exercise of any equity-linked securities or deemed issued by the company in connection with or in relation to the completion of the initial business combination, excluding (1) any shares of the Company’s Class A Ordinary Shares or equity-linked securities exercisable or exchangeable for or convertible into shares of the Company’s Class A Ordinary Shares issued, or to be issued, to any seller in the initial business combination and (2) any shares issued to the Sponsor, officers or directors upon conversion of working capital loans, minus (b) the number of public shares redeemed by public shareholders in connection with the initial Business Combination.
Private Placement Shares
Our Sponsor has agreed to purchase an aggregate of 543,000 Private Placement Shares (or 595,500 Private Placement Shares if the underwriter’s over-allotment option is exercised in full), at a price of $10.00 per Private Placement Share, or approximately $5,430,000 in the aggregate (or $5,955,000 if the underwriter’s over- allotment option is exercised in full). Our underwriter also agreed to purchase an aggregate of 50,000 Private Placement Shares (or 57,500 Private Placement Shares if the underwriter’s over-allotment option is exercised in full), at a price of $10.00 per Private Placement Share. In aggregate, a total of 593,000 Private Placement Shares (or 653,000 Private Placement Shares if the underwriter’s over-allotment option is exercised in full) will be consummated in a private placement that will occur simultaneously with the closing of the Proposed Public Offering. A portion of the proceeds from the sale of the Private Placement Units will be added to the proceeds from the Proposed Public Offering to be held in the Trust Account.
The Private Placement Shares are identical to the Class A Ordinary Shares included in the units sold in the Proposed Public Offering, except that the Private Placement Shares: (i) will not be transferable, assignable or salable until 30 days after the completion of our initial business combination and (ii) are entitled to registration rights.
Our sponsor, officers and directors have agreed to (i) waive their redemption rights with respect to any placement shares held by them in connection with the completion of our initial business combination, (ii) waive their redemption rights with respect to any placement shares held by them in connection with a shareholder vote to approve an amendment to our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or certain amendments to our charter prior thereto or to redeem 100% of our public shares if we do not complete our initial business combination within 15 months from the closing of this offering (or up to 18 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus) or (B) with respect to any other material provisions relating to shareholders’ rights or pre-initial business combination activity, (iii) waive their rights to liquidating distributions from the trust account with respect to any placement shares held by them if we fail to complete our initial business combination within 15 months from the closing of this offering (or up to 18 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus) and (iv) vote any placement shares held by them in favor of our initial business combination
Related Party Promissory Note
On November 26, 2021, Alchemy Investment Management LLC, an affiliate of the Sponsor, agreed to loan the Company up to $300,000 to be used for the payment of costs related to the Proposed Public Offering pursuant to a promissory note (the “Note”). The Note is non-interest bearing, unsecured and due upon the earlier of December 31, 2022, or the date the Company consummates the Proposed Public Offering. The Company intends to repay the Note from the proceeds of the Proposed Public Offering not being placed in the Trust Account. As of September 30, 2022 and December 31, 2021, the Company had $262,049 and $162,310, respectively, outstanding under the Note.
Administrative Services Agreement
The Company intends to enter into an agreement, commencing on the effective date of the Proposed Public Offering through the earlier of the consummation of a Business Combination or the Company’s liquidation, to pay Alchemy Investment Management LLC, an affiliate of the Sponsor, a monthly fee of $10,000 for office space, utilities, secretarial and administrative services.
Working Capital Loans
In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination or, at the lender’s discretion, up to $1,500,000 of such Working Capital Loans may be convertible into shares of the post Business Combination entity at a price of $10.00 per share. Such shares would be identical to the Private Placement Shares. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. To date, the Company had no borrowings under the Working Capital Loans.
Note 5 — Commitments & Contingencies
Registration Rights
The holders of Founder Shares, Private Placement Shares and shares that may be issued upon conversion of Working Capital Loans, if any, will be entitled to registration rights pursuant to a registration rights agreement to be signed prior to the consummation of the Proposed Public Offering. These holders will be entitled to certain demand and “piggyback” registration rights. However, the registration rights agreement will provide that the Company will not be required to effect or permit any registration or cause any registration statement to become effective until termination of the applicable lock-up period. The Company will bear the expenses incurred in connection with the filing of any such registration statements.
Underwriting and Advisory Agreement
The underwriters will be entitled to an underwriting discount of $0.20 per Unit, or $2,000,000 in the aggregate (or $2,300,000 in the aggregate if the underwriter’s over-allotment option is exercised in full), payable upon the closing of the Proposed Public Offering. An additional fee of $0.45 per Unit, or $4,500,000 in the aggregate (or approximately $5,175,000 in the aggregate if the underwriter’s over-allotment option is exercised in full) will be payable to the underwriters for deferred underwriting commissions. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.
The Company has also engaged Cohen & Company Capital Markets (“CCM”), an affiliate of a passive member of the Company’s sponsor, to provide consulting and advisory services to the Company in connection with the Proposed Public Offering, for which it will receive: (i) an advisory fee of $600,000 (or $690,000 if the underwriter’s over-allotment option is exercised in full) payable upon the closing of the Proposed Public Offering, and (ii) a deferred advisory fee of $1,350,000 (or $1,552,500 if the underwriter’s over-allotment option is exercised in full) payable solely in the event that the Company completes the initial Business Combination. The underwriters have agreed to reimburse a portion of their fees to cover for the fees payable to CCM.
Note 6 — Shareholder’s Equity
Preference Shares — The Company is authorized to issue 1,000,000 preference shares, par value $0.0001 per share, with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of September 30, 2022 and December 31, 2021, there were no shares of preference shares issued or outstanding.
Class A Ordinary Shares — The Company is authorized to issue 479,000,000 Class A Ordinary Shares with a par value of $0.0001 per share. As of September 30, 2022 and December 31, 2021, there were no shares of Class A Ordinary Shares issued or outstanding.
Class B Ordinary Shares — The Company is authorized to issue 20,000,000 Class B Ordinary Shares with a par value of $0.0001 per share. As of September 30, 2022 and December 31, 2021, 4,025,000 shares of Class B Ordinary Shares were issued and outstanding.

Holders of the Class A Ordinary Shares and holders of the Class B Ordinary Shares will vote together as a single class on all matters submitted to a vote of the Company’s Shareholders, except as required by law or stock exchange rule.
Note 7 — Warrants
Warrants — Public Warrants may only be exercised for a whole number of shares. No fractional Public Warrants will be issued upon separation of the Units and only whole Public Warrants will trade. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination and (b) 12 months from the closing of the Proposed Public Offering; provided in each case that the Company has an effective registration statement under the Securities Act covering the Class A Ordinary Shares issuable upon exercise of the warrants and a current prospectus relating to them is available and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder (or holders are permitted to exercise their warrants on a cashless basis under certain circumstances as a result of the Company’s failure to have an effective registration statement by the 60th business day after the closing of the initial Business Combination. The Company has agreed that as soon as practicable after the closing of its initial Business Combination, the Company will use its best efforts to file with the SEC and have an effective registration statement covering the Class A Ordinary Shares issuable upon exercise of the warrants and will use its best efforts to cause the same to become effective and to maintain a current prospectus relating to those Class A Ordinary Shares until the warrants expire or are redeemed. If the shares issuable upon exercise of the warrants are not registered under the Securities Act by the 60th business day following the closing of its initial Business Combination, the Company will be required to permit holders to exercise their warrants on a cashless basis. However, no warrant will be exercisable for cash or on a cashless basis, and the Company will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption from registration is available.
The warrants have an exercise price of $11.50 per share, subject to adjustments, and will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation. In addition, if for capital raising purposes related to the closing of an initial Business Combination: (i) the Company issues equity or equity-linked securities at an issue price or with an exercise or conversion price, of less than $10.00 per Class A Ordinary Share (as adjusted for share splits, share dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like) (such price the “Minimum Issue Price”); or (ii) the target entity (the “Target”) issues equity or equity-linked securities which, following the closing of the initial Business Combination, entitles the holder to receive equity or equity-linked securities of the post-initial Business Combination company (the “Combined Company”) at an issue price or with an exercise or conversion price of less than the Minimum Issue Price; or (iii) the Company, the Sponsor or the Target, directly or indirectly, enters into an arrangement to transfer to any third-party investor securities, cash or other property to effectively reduce the issue price, or exercise price or conversion price, as applicable, to a price less than the Minimum Issue Price; then the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the greater of (x) the volume weighted average reported last sale price of the shares of the Combined Company on the principal market on which the shares are then traded during the measurement period of 20 out of 30 consecutive trading days commencing 150 days following the closing of the Business Combination (the “Measurement Period”) and (y) $3.00 (such price, the “Adjusted Warrant Exercise Price”); provided, however, that in no case may the adjusted warrant exercise price be greater than $11.50. In addition, in the event the exercise price of the warrants is adjusted as provided above, the $18.00 per share redemption trigger price will be adjusted (to the nearest cent) to the Adjusted Warrant Exercise Price plus $6.50 (such adjusted redemption trigger price, the “New Redemption Trigger Price”). Notwithstanding anything to the contrary herein, the adjustment above shall not take into account any issuance of shares of the Combined Company to the Sponsor or its affiliates pursuant to the conversion of Founder Shares issued to the Sponsor prior to our initial public offering. Any determination as to whether the conditions above have been met shall be determined in good faith by the board of directors of the Combined Company based on the information known to the board of directors of the Combined Company at the time of the consummation of the initial Business Combination; the board of directors shall be entitled to rely on the information provided to it without further inquiry. Following the determination by the board of directors, the Combined Company shall provide prompt public notice of the Adjusted Warrant Exercise Price and the New Redemption Trigger Price when and as determined.
Redemption of warrants when the price per share of Class A Ordinary Shares equals or exceeds $18.00: Once the warrants become exercisable, the Company may redeem the outstanding warrants:
•
in whole and not in part;

•
at a price of $0.01 per warrant;

•
upon a minimum of 30 days’ prior written notice of redemption; and

•
if, and only if the last reported sale price of Class A Ordinary Shares on each day of the Measurement Period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders equals or exceeds $18.00 per share (as adjusted).

The Company will not redeem the warrants as described above unless an effective registration statement under the Securities Act covering the Class A Ordinary Shares issuable upon exercise of the warrants is effective and a current prospectus relating to those shares of Class A Ordinary Shares is available throughout the Measurement Period. Any such exercise would not be on a cashless basis and would require the exercising warrant holder to pay the exercise price for each warrant being exercised.
In no event will the Company be required to net cash settle any warrant. If the Company is unable to complete a Business Combination within the Combination Period or during any Extension Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.
Note 8 — Subsequent Events
The Company evaluated subsequent events and transactions that occurred after the balance sheet date through the date that the financial statements were available to be issued. Based on this review, except Founder Shares surrender transaction as disclosed in Note 4, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

10,000,000 Units
Alchemy Investments Acquisition Corp. 1
PRELIMINARY PROSPECTUS
           , 2022
Sole Book-Running Manager
CANTOR
Until            , 2022 (25 days after the date of this prospectus), all dealers that buy, sell or trade our Class A Ordinary Shares, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to its unsold allotments or subscriptions.
You should rely only on the information contained in this prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.
No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 13.   Other Expenses of Issuance and Distribution.
The estimated approximate expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions) will be as follows:
SEC/FINRA Expenses	$30,423
Accounting fees and expenses	$70,000
Audit fees and expenses	100,000
Printing and engraving expenses	$40,000
Legal fees and expenses	$350,000
Nasdaq listing and filing fees	$75,000
Miscellaneous	$49,577
Total	$715,000
Item 14.   Indemnification of Directors and officers.
Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, willful neglect, civil fraud or the consequences of committing a crime. Our amended and restated memorandum and articles of association will provide for indemnification of our officers and directors to the maximum extent permitted by law, including for any liability incurred in their capacities as such, except through their own actual fraud, willful default or willful neglect. We will enter into agreements with our directors and officers to provide contractual indemnification in addition to the indemnification provided for in our amended and restated memorandum and articles of association. We expect to purchase a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.
Our officers and directors have agreed to waive any right, title, interest or claim of any kind in or to any monies in the trust account, and have agreed to waive any right, title, interest or claim of any kind they may have in the future as a result of, or arising out of, any services provided to us and will not seek recourse against the trust account for any reason whatsoever (except to the extent they are entitled to funds from the trust account due to their ownership of public shares). Accordingly, any indemnification provided will only be able to be satisfied by us if (i) we have sufficient funds outside of the trust account or (ii) we consummate an initial business combination.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Item 15.   Recent Sales of Unregistered Securities.
On December 6, 2021, our sponsor acquired an aggregate of 4,312,500 founder shares for a total consideration of $50,000, or approximately $0.0116 per share. On October 26, 2022, 287,500 founder shares were surrendered and thereupon cancelled by the Company resulting in a decrease in the total number of founder shares outstanding from 4,312,500 shares to 4,025,000 shares. The number of founder shares surrendered was determined based on the expectation that following the surrender the issued and outstanding founder shares would represent 35.0% of the issued and outstanding public shares upon completion of this offering. Such securities were issued in connection with our organization pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.

On or before the date of the prospectus accompanying this registration statement, our sponsor and Cantor have agreed to purchase an aggregate of 593,000 placement shares (or 653,000 placement shares if the over-allotment option is exercised in full), at a price of $10.00 per share, for an aggregate purchase price of $5,930,000 (or $6,530,000 if the over-allotment option is exercised in full). This purchase will take place on a private placement basis simultaneously with the completion of our initial public offering. These placement shares will be issued pursuant to the exemption from registration contained in Section 4(2) of the Securities Act. No underwriting discounts or commissions will be paid with respect to such sales. A subscription agreement will be entered into with our sponsor in connection with the purchase of the placement shares and a copy of such agreement will be attached as an exhibit to this registration statement.
Item 16.   Exhibits and Financial Statement Schedules.
(a)
Exhibits.   The list of exhibits following the signature page of this registration statement is incorporated herein by reference.

(b)
Financial Statements.   See page F-1 for an index to the financial statements and schedules included in the registration statement.

Item 17.   Undertakings.
(a)
The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(b)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c)
The undersigned registrant hereby undertakes that:

(1)
For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)
For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
For the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(4)
For the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of an undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)
Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by an undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)
Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

EXHIBIT INDEX
Exhibit No.	Description
1.1	Form of Underwriting Agreement.*
3.1	Memorandum and Articles of Association.
3.2	Amended and Restated Memorandum and Articles of Association.
3.3	Form of Second Amended and Restated Memorandum and Articles of Association.
4.1	Specimen Unit Certificate.
4.2	Specimen Class A Ordinary Share Certificate.
4.3	Specimen Warrant Certificate.
4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.
5.1	Opinion of Harney Westwood & Riegels LLP.*
5.2	Opinion of Kirkland & Ellis LLP.*
10.1	Promissory Note, dated as of November 26, 2021, issued to Alchemy Investment Management LLC.
10.2	Subscription Agreement between the Registrant and Alchemy DeepTech Capital LLC, dated December 3, 2021.
10.3	Form of Letter Agreement between the Registrant, the Sponsor and each director and officer of the Registrant.
10.4	Form of Investment Management Trust Agreement.
10.5	Form of Registration Rights Agreement.
10.6	Form of Sponsor Private Placement Shares Purchase Agreement.
10.7	Form of Cantor Private Placement Shares Purchase Agreement.
10.8	Form of Indemnity Agreement.
10.9	Form of Administrative Services Agreement.
14	Form of Code of Ethics.
23.1	Consent of Marcum LLP.
23.2	Consent of Harney Westwood & Riegels LLP (included on Exhibit 5.1).*
23.3	Consent of Kirkland & Ellis LLP (included on Exhibit 5.2).*
24	Power of Attorney (included on signature page to the initial filing of this Registration Statement).
107	Filing Fee Table.

*
To be filed by amendment.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 2nd day of December, 2022.
Alchemy Investments Acquisition Corp 1
By:
/s/ Mattia Tomba

Name:
Mattia Tomba

Title:
Co-Chief Executive Officer

By:
/s/ Vittorio Savoia

Name:
Vittorio Savoia

Title:
Co-Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mattia Tomba and Vittorio Savoia his or her true and lawful attorney-in-fact, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments including pre-effective and post-effective amendments to this registration statement, any subsequent registration statement for the same offering which may be filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and pre-effective or post-effective amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.
Name	Position	Date
/s/ Steven M. Wasserman Steven M. Wasserman	Non-Executive Chairman	December 2, 2022
/s/ Mattia Tomba Mattia Tomba	Co-Chief Executive Officer (co-principal executive officer and principal financial officer)	December 2, 2022
/s/ Vittorio Savoia Vittorio Savoia	Co-Chief Executive Officer (co-principal executive officer)	December 2, 2022
/s/ Debbie S. Zoldan Debbie S. Zoldan	Director	December 2, 2022
/s/ Pablo Terpolilli Pablo Terpolilli	Director	December 2, 2022

AUTHORIZED REPRESENTATIVE
Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this registration statement, solely in its capacity as the duly authorized representative of Alchemy Investments Acquisition Corp 1, in the City of New York, United States, on the 2nd day of December, 2022.
By:
/s/ Steven M. Wasserman

Name:
Steven M. Wasserman

Title:
Authorized Representative